UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ENDURANCE SPECIALTY HOLDINGS LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 29, 2016

Dear Endurance Specialty Holdings Ltd. Shareholder:

We cordially invite you to the special general meeting of the shareholders of Endurance Specialty Holdings Ltd. (“Endurance”), to be held at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda, on January 27, 2017 at 9:00 a.m., Atlantic time or any adjournment thereof.

On October 5, 2016, Endurance entered into an Agreement and Plan of Merger with SOMPO Holdings, Inc. (“SOMPO”) and Volcano International Limited, an indirect, wholly-owned subsidiary of SOMPO (“Merger Sub”) (we refer to the Agreement and Plan of Merger as the “merger agreement”). Pursuant to the merger agreement and a statutory merger agreement that is an exhibit to the merger agreement, Merger Sub will be merged with and into Endurance, with Endurance surviving the merger as an indirect, wholly-owned subsidiary of SOMPO (which we refer to as the “merger”).

Pursuant to the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger (which we refer to as the “effective time”), each holder of ordinary shares of Endurance, $1.00 par value per ordinary share (which we refer to as the “ordinary shares”), issued and outstanding immediately prior to such time (other than ordinary shares owned by Endurance as treasury shares, which will be cancelled as set forth in the merger agreement) will be entitled to receive, with respect to each such ordinary share, $93.00 in cash, without interest and less any required withholding taxes (which we refer to as the “merger consideration”). Our issued and outstanding 6.35% non-cumulative preferred shares, Series C (which we refer to as the “preferred shares”), will continue as preferred shares of Endurance as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged.

We are soliciting proxies for use at the special general meeting or any adjournment thereof to consider and vote upon proposals to approve: (1) the merger agreement, the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended, and the merger (which we refer to as the “merger proposal”), (2) on an advisory (non-binding) basis, the compensation that may be paid or become payable to Endurance’s named executive officers in connection with the merger, as described in the proxy statement (which we refer to as the “compensation advisory proposal”) and (3) an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve the merger proposal at the special general meeting (which we refer to as the “adjournment proposal”). Ordinary shares will be entitled to vote on all three proposals, whereas preferred shares will be entitled to vote on the merger proposal and the adjournment proposal only. We urge all shareholders to read this proxy statement and the documents included with this proxy statement carefully and in their entirety.

The Endurance board of directors has (1) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is in the best interests of Endurance and (2) resolved that the merger proposal be submitted to Endurance’s shareholders for their consideration at the special general meeting. The transaction committee of the Endurance board of directors (which we refer to as the “Endurance Transaction Committee”) has approved the merger agreement and the statutory merger agreement. Accordingly, the Endurance board of directors recommends that Endurance shareholders vote “FOR” the merger proposal and “FOR” the other proposals described in this proxy statement in respect of which they are entitled to vote.

The affirmative vote of a majority of the votes cast at the special general meeting or any adjournment thereof at which a quorum under Endurance’s bye-laws is present will be required to approve the merger proposal. Approval of the merger proposal by holders of ordinary shares and preferred shares, voting as one class, is necessary to complete the merger.

Your vote is very important. Whether or not you plan to attend the special general meeting, please take the time to complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or through the Internet. We ask that you do so as promptly as possible to ensure that your shares may be represented and voted at the special general meeting or any adjournment thereof. You may revoke a submitted proxy up to one hour prior to the commencement of the special general meeting. Any proxy may be revoked by providing written notice to the Secretary of Endurance, delivering a duly executed proxy bearing a later date or voting in person at the special general meeting or any adjournment thereof.

If your ordinary shares or preferred shares are held in street name by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee, as applicable, will not be permitted to vote your shares without instructions from you. You should instruct your bank, brokerage firm or other nominee as to how to vote your shares by following the procedures provided by your bank, brokerage firm or other nominee. You also will not be able to vote your shares in person at the special general meeting or any adjournment thereof unless you obtain a legal proxy form from your broker, bank or other nominee.

The accompanying proxy statement provides you with detailed information about the special general meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. A copy of the statutory merger agreement is attached as Annex A-1 to this proxy statement. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully.

If you have any questions or need assistance voting your shares, please call Innisfree M&A Incorporated, Endurance’s proxy solicitor, toll-free at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833).

Thank you in advance for your cooperation and continued support.

Sincerely,

John R. Charman

Chairman and Chief Executive Officer

Endurance Specialty Holdings Ltd.

The proxy statement is dated December 29, 2016, and is first being mailed to Endurance’s shareholders on or about January 4, 2017.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ENDURANCE SPECIALTY HOLDINGS LTD.

Waterloo House, 100 Pitts Bay Road

Pembroke HM 08, Bermuda

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

To be Held on January 27, 2017

December 29, 2016

To Endurance Specialty Holdings Ltd. Shareholders:

On October 5, 2016, Endurance Specialty Holdings Ltd. (which we refer to as “Endurance”) entered into an Agreement and Plan of Merger with SOMPO Holdings, Inc. (“SOMPO”) and Volcano International Limited, an indirect, wholly-owned subsidiary of SOMPO (“Merger Sub”) (we refer to the Agreement and Plan of Merger as the “merger agreement”). Pursuant to the merger agreement and a statutory merger agreement that is an exhibit to the merger agreement, Merger Sub will be merged with and into Endurance, with Endurance surviving as an indirect, wholly-owned subsidiary of SOMPO (which we refer to as the “merger”).

Notice is hereby given that a special general meeting of shareholders (which we refer to as the “special general meeting”) of Endurance will be held at Endurance’s offices at Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda, on January 27, 2017 at 9:00 a.m., Atlantic time, for the following purposes:

•	Proposal 1: to approve the merger agreement, the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended (which we refer to as the “Companies Act”), and the merger;

•	Proposal 2: on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Endurance’s named executive officers in connection with the merger, as described in this proxy statement; and

•	Proposal 3: to approve an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve Proposal 1 at the special general meeting.

Consummation of the merger is conditioned on, among other things, the approval of Proposal 1 (which we refer to as the “merger proposal”), but is not conditioned on the approval of Proposal 2 (which we refer to as the “compensation advisory proposal”) or Proposal 3 (which we refer to as the “adjournment proposal”).

Only Endurance shareholders of record, as shown in Endurance’s register of members at the close of business on December 28, 2016, will be entitled to notice of, and to vote at, the special general meeting and any postponement or adjournment thereof. Ordinary shares, par value $1.00 per ordinary share (which we refer to as “ordinary shares”), will be entitled to vote on all of the above proposals and 6.35% non-cumulative preferred shares, Series C, $1.00 par value per share, with a liquidation preference of $25,000 per share (which we refer to as the “preferred shares”), will be entitled to vote on only Proposal 1 and Proposal 3.

Your vote is very important. Whether or not you plan to attend the special general meeting, please take the time to complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or through the Internet. We ask that you do so as promptly as possible to ensure that your shares may be represented and voted at the special general meeting.

You may revoke a submitted proxy up to one hour prior to the commencement of the special general meeting. Any proxy may be revoked by providing written notice to the Secretary of Endurance, delivering a duly executed proxy bearing a later date or voting in person at the special general meeting.

THE ENDURANCE BOARD OF DIRECTORS HAS (1) DETERMINED THAT THE MERGER, ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT, IS IN THE BEST INTERESTS OF ENDURANCE AND (2) RESOLVED THAT THE MERGER PROPOSAL BE SUBMITTED TO ENDURANCE’S SHAREHOLDERS FOR THEIR CONSIDERATION AT THE SPECIAL GENERAL MEETING. THE TRANSACTION COMMITTEE OF THE ENDURANCE BOARD OF DIRECTORS (WHICH WE REFER TO AS THE “ENDURANCE TRANSACTION COMMITTEE”) HAS APPROVED THE MERGER AGREEMENT AND THE STATUTORY MERGER AGREEMENT. ACCORDINGLY, THE ENDURANCE BOARD OF DIRECTORS RECOMMENDS THAT ENDURANCE SHAREHOLDERS VOTE “FOR” THE MERGER PROPOSAL AND “FOR” THE OTHER PROPOSALS DESCRIBED IN THIS PROXY STATEMENT IN RESPECT OF WHICH THEY ARE ENTITLED TO VOTE.

For purposes of Section 106(2)(b)(i) of the Companies Act, the Endurance board of directors considers the fair value for (i) each ordinary share to be $93.00, without interest and less any applicable withholding taxes, and (ii) each preferred share (and the related depositary shares) to be the continuation of each such preferred share as a preferred share of Endurance as the surviving company following the merger with all of its relative rights, terms and conditions remaining unchanged. Endurance shareholders who are not satisfied that they have been offered fair value for their shares and whose shares are not voted in favor of the merger proposal may exercise their appraisal rights under the Companies Act to have the fair value of their shares appraised by the Supreme Court of Bermuda (which we refer to as the “Bermuda Court”). Endurance shareholders intending to exercise appraisal rights MUST file their application for appraisal of the fair value of their shares with the Bermuda Court within ONE MONTH of the giving of the notice convening the special general meeting.

By order of the Board of Directors,

John V. Del Col

Executive Vice President, General Counsel & Corporate Secretary

Pembroke, Bermuda

December 29, 2016

i

ii

SUMMARY

This summary highlights material information in this proxy statement. To fully understand Endurance’s proposals and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, including the annexes and documents incorporated by reference herein, and the other documents to which Endurance has referred you. For information on how to obtain the documents that are on file with the United States Securities and Exchange Commission (which we refer to as the “SEC”), please see the section of this proxy statement titled “Where You Can Find More Information.”

Parties to the Merger (Page 20)

Endurance Specialty Holdings Ltd. is a holding company headquartered in Bermuda, with global specialty insurance and reinsurance operations worldwide, including in the United States, United Kingdom and Bermuda. Through its operating subsidiaries, Endurance writes agriculture, casualty and other specialty, professional lines, property, marine/energy and aviation lines of insurance and catastrophe, property, casualty, professional lines and specialty lines of reinsurance.

For additional information on Endurance and its business, including how to obtain the documents that Endurance has filed with the SEC, see the section of this proxy statement titled “Where You Can Find More Information.”

SOMPO Holdings, Inc. is a publicly-traded financial services holding company organized under the laws of Japan that, through various operating subsidiaries, is engaged in the provision of insurance services, operating through Domestic Property and Casualty Insurance, Domestic Life Insurance and Overseas Insurance, as well as other services including pensions, asset management and healthcare businesses. SOMPO’s shares are listed and posted for trading on the Tokyo Stock Exchange.

SOMPO, through various operating subsidiaries, is one of the top three insurers in Japan and has a global network of businesses operating in 32 countries in Europe, North America, Central and South America, Asia and Oceania, and the Middle East and Africa.

Volcano International Limited, a Bermuda exempted company, is an indirect, wholly-owned subsidiary of SOMPO that was formed by SOMPO solely for purposes of entering into the merger agreement and the statutory merger agreement; and completing the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will be merged with and into Endurance and will cease to exist.

The Merger (Page 21)

Pursuant to the merger agreement and the statutory merger agreement required in accordance with Section 105 of the Companies Act (which we refer to as the “statutory merger agreement”), Merger Sub will merge with and into Endurance, with Endurance continuing as the surviving company. Endurance, as the surviving company, will continue in existence as a Bermuda exempted company and as an indirect, wholly-owned subsidiary of SOMPO. As a result of the merger under Bermuda law, Endurance’s and Merger Sub’s respective undertakings, property and liabilities will become vested in Endurance as the surviving company in the merger. The closing of the merger is expected to occur no later than the fifth business day following the satisfaction or waiver of all closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions), unless otherwise agreed in writing by the parties. The effective time of the merger (which we refer to as the “effective time”) will occur upon the issuance of a certificate of merger by the Bermuda Registrar of Companies or such other time as the certificate of merger may provide.

Merger Consideration (Page 21)

At the effective time, each ordinary share issued and outstanding immediately prior to the effective time (other than ordinary shares held by Endurance as treasury shares) will be cancelled and converted into the right to receive $93.00 in cash, without interest and less any required withholding taxes (which we refer to as the “merger consideration”).

Preferred Shares (Page 21)

At the effective time, each preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Endurance as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged.

The Statutory Merger Agreement (Page 21)

The statutory merger agreement, together with the merger agreement, governs the legal effects of the merger under Bermuda law. A copy of the statutory merger agreement is attached as Annex A-1 to this proxy statement.

The Special General Meeting (Page 85)

Time, Place and Purpose of the Special General Meeting (Page 85)

The special general meeting will be held on January 27, 2017, starting at 9:00 a.m., Atlantic time, at Endurance’s offices at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda. At the special general meeting, Endurance shareholders will be asked to consider and vote on each of the following proposals:

•	Proposal 1 (the “merger proposal”): to approve the merger agreement, the statutory merger agreement and the merger;

•	Proposal 2 (the “compensation advisory proposal”): on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Endurance’s named executive officers in connection with the merger, as described in this proxy statement; and

•	Proposal 3 (the “adjournment proposal”): to approve an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve the merger proposal at the special general meeting.

Ordinary shares outstanding as of the record date will be entitled to vote on each of the above proposals. Preferred shares outstanding as of the record date will have the right to vote only on Proposal 1 and Proposal 3.

Consummation of the merger is conditioned on, among other things, the approval of Proposal 1 above, but is not conditioned on the approval of Proposals 2 and 3.

Record Date (Page 85)

Only shareholders of record, as shown on Endurance’s register of members, at the close of business on December 28, 2016, the record date for the special general meeting, will be entitled to notice of, and to vote at, the special general meeting or any adjournment or postponement thereof. As of December 28, 2016, the record date for the special general meeting, there were 67,627,901 ordinary shares and 9,200 preferred shares issued and outstanding.

Quorum (Page 85)

Each ordinary share and preferred share carries the right to vote on the merger proposal and the adjournment proposal. Accordingly, the quorum required at the special general meeting to consider the merger proposal and the adjournment proposal is the presence in person or by proxy of at least four shareholders representing more than 50% of the aggregate voting power of all ordinary shares and preferred shares as of the record date. The quorum required at the special general meeting to consider the compensation advisory proposal is the presence in person or by proxy of at least four shareholders representing more than 50% of the aggregate voting power of all ordinary shares as of the record date.

Required Vote (Page 86)

The approval of the merger proposal requires the affirmative vote of a majority of the votes cast by holders of ordinary shares and preferred shares, voting as one class, at the special general meeting or any adjournment thereof in accordance with Endurance’s bye-laws.

The approval of the compensation advisory proposal requires the affirmative vote of a majority of the votes cast by holders of ordinary shares at the special general meeting in accordance with Endurance’s bye-laws. Preferred shares do not have the right to vote on the compensation advisory proposal.

The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of ordinary shares and preferred shares, voting as one class, at the special general meeting in accordance with Endurance’s bye-laws.

Voting Securities (Page 86)

Except as provided below (i) holders of ordinary shares have one vote for each ordinary share held by them and are entitled to vote on all the proposals voted on at the special general meeting or any adjournment thereof and (ii) holders of preferred shares have one vote for each Endurance preferred share held by them and are entitled to vote on the merger proposal and on the adjournment proposal. See the section of this proxy statement titled “The Special General Meeting—Voting Securities” beginning on page 86 for a description of the voting rights of the preferred shares. Holders of depositary shares must act through the depositary to exercise any voting rights in respect of the preferred shares (or fractions thereof) represented thereby and the depositary will vote preferred shares held by it in accordance with the terms of its depositary agreement. In accordance with Endurance’s bye-laws, if any shareholder is deemed to be a 9.5% Shareholder (as defined in the Endurance bye-laws) then the votes conferred by the Controlled Shares (as defined in the Endurance bye-laws) are reduced by whatever amount is necessary so that after such reduction such shareholder will not be a 9.5% Shareholder.

If your ordinary shares or preferred shares are held in “street name” by your bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote your shares using the instructions provided by your bank, broker or other nominee.

If you fail to submit a proxy or to vote in person at the special general meeting and you are a record holder, your shares will not be counted for purposes of quorum or as votes cast at the special general meeting. If your ordinary shares or preferred shares are held in “street name” and you do not provide your bank, broker or other nominee with voting instructions, your shares will be treated as “broker non-votes” as described below. If you choose to vote in person at the special general meeting and your ordinary shares or preferred shares are held in “street name,” you must first obtain a legal proxy form from your broker, bank or other nominee and bring such executed form with you to the meeting.

Abstentions and “Broker Non-Votes” (Page 87)

Abstentions and “broker non-votes” will be counted toward the presence of a quorum at the special general meeting, but will not be considered votes cast on any proposal brought before the special general meeting. Because the vote required to approve the proposals to be voted upon at the special general meeting is the affirmative vote of the specified required percentage of the votes cast assuming a quorum is present, an abstention or a “broker non-vote” with respect to any proposal to be voted on at the special general meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

Revocation of Proxies (Page 87)

In accordance with Endurance’s bye-laws, you may revoke a submitted proxy up to one hour prior to the commencement of the special general meeting. Any proxy may be revoked by providing written notice to the Secretary of Endurance, delivering a duly executed proxy bearing a later date or voting in person at the special general meeting.

If your ordinary shares or preferred shares are held in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke your previously provided voting instructions.

Background of the Merger (Page 21)

A description of the actions that led to the execution of the merger agreement is included under the section of this proxy statement titled “The Merger—Background of the Merger.”

Recommendation of the Endurance Board of Directors (Page 26)

The Endurance board of directors has (1) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is in the best interests of Endurance and (2) resolved that the merger proposal be submitted to Endurance’s shareholders for their consideration at the special general meeting. The transaction committee of the Endurance board of directors, comprised of three of Endurance’s independent directors (which we refer to as the “Endurance Transaction Committee”) has approved the merger agreement and the statutory merger agreement. Accordingly, the Endurance board of directors recommends that Endurance shareholders vote “FOR” the merger proposal and “FOR” the other proposals described in this proxy statement in respect of which they are entitled to vote. See the section of this proxy statement titled “The Merger—Endurance’s Reasons for the Merger and Recommendation of Endurance’s Board of Directors” beginning on page 26 for the factors considered by the board of directors in reaching its determination that the merger, on the terms and subject to the conditions set forth in the merger agreement, is in the best interests of Endurance.

Opinion of Endurance’s Financial Advisor (Page 30)

The Endurance board of directors retained Morgan Stanley & Co. LLC (which we refer to as “Morgan Stanley”) to provide it with financial advisory services in connection with the merger. The Endurance board of directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, and its knowledge of Endurance’s business and affairs. On October 3, 2016, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing on October 5, 2016, to the Endurance board of directors to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of ordinary shares (other than ordinary shares that are owned by Endurance as treasury shares or by any direct or indirect wholly-owned subsidiary of Endurance, which is described in greater detail in the section of this proxy statement titled “The Merger—Effects of the Merger” beginning on page 21) pursuant to the merger agreement, was fair from a financial point of view to such holders of ordinary shares.

The full text of the written opinion of Morgan Stanley, dated October 5, 2016, is attached as Annex B to this proxy statement, and is incorporated by reference herein in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to, and should, read Morgan Stanley’s opinion and the section summarizing Morgan Stanley’s opinion carefully and in their entirety. Morgan Stanley’s opinion was directed to the Endurance board of directors, in its capacity as such, and addresses only the fairness from a financial point of view of the merger consideration to be received by the holders of ordinary shares (other than ordinary shares that are owned by Endurance as treasury shares or by any direct or indirect wholly-owned subsidiary of Endurance) in connection with the merger, as of the date of the opinion, and does not address any other aspects or implications of the merger, including the treatment of the preferred shares, which will remain outstanding following the consummation of the merger pursuant to the merger agreement. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation to any shareholder of Endurance as to how to vote at any shareholders’ meeting to be held in connection with the merger or whether to take any other action with respect to the merger.

Financing (Page 39)

The merger is not conditioned upon receipt of financing by SOMPO. SOMPO has informed us that it expects to use cash on hand, available lines of credit and other sources of immediately available funds to fund the aggregate merger consideration.

Interests of Certain Persons in the Merger (Page 39)

Endurance’s executive officers and directors may have interests in the merger that may be different from or in addition to those of Endurance shareholders generally. The Endurance board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be approved by the shareholders of Endurance. As described in more detail below, these interests potentially include:

•	Acceleration of Vesting of Equity Awards. Endurance’s executive officers and directors have previously been granted equity awards under Endurance’s equity incentive plan or their employment agreements. These equity awards will generally vest and become payable in connection with the merger.

•	CEO Employment Agreement. In connection with entering into the merger agreement, SOMPO required, among other things, that Endurance’s Chairman and Chief Executive Officer, John R. Charman, execute and deliver an amended and restated employment agreement, subject to and effective immediately following the closing of the merger. Mr. Charman’s sole compensation under his employment agreement following the merger is a base salary of $100 per annum. If Endurance separates Mr. Charman’s service without cause or Mr. Charman separates his service with good reason, Mr. Charman’s severance will consist of compensation for accrued and unpaid vacation days, reimbursement of prior business expenses and other employee benefits to which employees of Endurance are generally entitled.

•

Executive Employment Agreements. In connection with entering into the merger agreement, SOMPO required, among other things, that each executive officer of Endurance (other than Messrs. Charman (described above) and Faure) execute and deliver an amended and restated employment agreement, subject to and effective immediately following the closing of the merger. The employment agreements do not revise the executive officers’ base salary, incentive compensation opportunity or benefits following the merger. The employment agreements provide for severance payments if Endurance separates the executive’s service without cause or the executive separates his service with good reason.

The severance payments are the following: (i) payment equal to the annual base salary, annual target incentive compensation and long-term target incentive compensation for the remainder of the initial five-year term; (ii) vesting of all unvested long-term incentive compensation; (iii) three months of housing expense reimbursement; (iv) reimbursement of relocation expenses; and (v) tax preparation expenses for the last year of employment.

•	Indemnification and Insurance. The merger agreement provides for certain indemnification arrangements for Endurance’s current officers and directors and the continuation of certain insurance arrangements for Endurance’s current officers and directors for six years after the completion of the transactions. In addition, concurrently with the execution of the amended and restated employment agreements, SOMPO required, among other things, that each executive officer of Endurance (other than Mr. Faure) execute and deliver an amended and restated indemnification agreement, subject to and effective as of the closing of the merger. The amended and restated indemnification agreements with the executive officers are substantially identical to the executive officers’ prior indemnification agreements.

See the section of this proxy statement titled “The Merger—Interests of Endurance’s Directors and Executive Officers in the Merger” beginning on page 39 for a more detailed discussion on the interests of Endurance’s directors and executive officers in the merger.

The Merger Agreement (Page 50)

Treatment of Ordinary Shares (Page 50)

At the effective time, each ordinary share issued and outstanding immediately prior to the effective time (other than ordinary shares held by Endurance as treasury shares) will be cancelled and converted into the right to receive the merger consideration of $93.00 per ordinary share in cash, without interest and less any required withholding taxes.

Treatment of Preferred Shares (Page 59)

At the effective time, each preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Endurance as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged.

Treatment of Share Options and Other Share-Based Awards and Programs (Page 59)

At the effective time:

•	each option granted by Endurance outstanding and unexercised immediately prior to the effective time (whether or not vested or exercisable) will vest in full and be converted at the effective time into the right to receive an amount in cash equal to the excess, if any, of (i) the merger consideration over (ii) the exercise price payable in respect of such ordinary share issuable under such option;

•	each Endurance restricted share will vest in full, in the case of time-based restricted shares, or vest based on actual level of performance (as determined on the basis of relative total shareholder return for ordinary shares at the effective time, utilizing the merger consideration) in the case of performance-based restricted shares, and will be converted, to the extent vested, into the right to receive the merger consideration; and

•	each outstanding right, contingent or accrued, to acquire or receive ordinary shares or benefits measured by the value of ordinary shares (which we refer to as an “RSU”) will vest in full and be converted into the right to receive an amount in cash equal to the product of (i) the total number of ordinary shares subject to such RSU immediately prior to the effective time times (ii) the merger consideration.

Payments will be made as part of ordinary course payroll, without interest and less any required withholding taxes.

Treatment of Employee Share Purchase Plan (Page 59)

With respect to Endurance’s Employee Share Purchase Plan (which we refer to as “ESPP”), (i) participation in the ESPP will be limited to those individuals who were participants in the ESPP on October 5, 2016, (ii) no new purchase period under the ESPP will be permitted, (iii) participants in the ESPP will not be able to increase their payroll deductions or purchase elections, (iv) any holding period relating to ordinary shares received in respect of the ESPP will be waived as of immediately prior to the effective time and (v) the ESPP will be suspended on January 1, 2017 and will terminate effective as of the effective time.

Regulatory Clearances Required for the Merger (Page 46)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Endurance and SOMPO cannot consummate the merger until Endurance and SOMPO have notified the Department of Justice’s Antitrust Division and the Federal Trade Commission of the merger and furnished them with certain information and materials relating to the merger and the applicable waiting period has terminated or expired. Under the EU Merger Regulation, the merger cannot be consummated until after the European Commission has issued its clearance decision or the relevant waiting periods have expired without the issuance of a decision. The receipt of a clearance decision from the Japanese Fair Trade Commission or the expiration of the review period, in each case, under Chapter 4 of the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade, as amended, and the relevant provisions of the Cabinet Ordinance and Regulations for the Law is a required condition to consummation of the merger.

Further conditions include the receipt of required regulatory approvals from the Delaware Department of Insurance, the Texas Department of Insurance, the California Department of Insurance, the Bermuda Monetary Authority, the UK Prudential Regulation Authority, the UK Financial Conduct Authority, Lloyd’s of London, the Monetary Authority of Singapore and the Japan Financial Services Agency.

No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements (Page 55)

Endurance has agreed in the merger agreement that it will not, and will cause its subsidiaries and representatives not to, among other things, solicit, initiate or knowingly facilitate or encourage (including by furnishing non-public information) any inquiry or request for information regarding, or the making of any proposal or offer that constitutes or would reasonably be expected to result in, a “takeover proposal” (as described and summarized on page 55 of this proxy statement). If, prior to the time Endurance shareholders approve the merger proposal, Endurance receives a bona fide written takeover proposal that was first delivered to Endurance after October 5, 2016 and did not result from any breach of Endurance’s non-solicitation obligations, and the Endurance board of directors determines (i) in good faith, after consultation with its financial advisor and outside legal counsel, that such takeover proposal constitutes, or is reasonably likely to result in, a “superior proposal” and (ii) after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Endurance directors under Bermuda law, then Endurance may, subject to certain conditions, engage in discussions or negotiations with such person with respect to such takeover proposal and furnish or disclose information relating to Endurance to any person who has made such a takeover proposal.

Endurance’s board of directors has agreed to recommend approval of the merger proposal at the special general meeting and that it will not change such recommendation. However, Endurance’s board of directors may make an “adverse recommendation change” (as described and summarized on page 57 of this proxy statement) in compliance with the terms of the merger agreement if the board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the fiduciary duties of directors under Bermuda law in response to either (i) a “superior proposal” (as described and summarized on page 57 of this proxy statement) received by Endurance or (ii) an “intervening event” (as described and summarized on page 58 of this proxy statement).

Subject to the procedures set forth in the merger agreement, if Endurance’s board of directors determines to make an adverse recommendation change in response to a superior proposal, Endurance may terminate the merger agreement to enter into an alternative acquisition agreement in respect of such superior proposal and pay SOMPO a $204.9 million termination fee plus SOMPO’s documented out-of-pocket expenses related to the merger subject to a cap of $15.8 million.

See the section of this proxy statement titled “The Merger Agreement—No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements” beginning on page 55.

Conditions to the Merger (Page 51)

The obligations of Endurance, SOMPO and Merger Sub to consummate the merger under the merger agreement are subject to the satisfaction (or waiver by the applicable parties, if permissible under applicable law) of the following conditions:

•	the merger proposal having been approved by Endurance’s shareholders;

•	the required regulatory approvals having been obtained and being in full force and effect and, with respect to SOMPO’s and Merger Sub’s obligations, such required regulatory approvals having been obtained without the imposition of a “burdensome condition”;

•	there being no law, injunction, judgment or ruling, enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction enjoining, restraining or otherwise prohibiting or making illegal the consummation of the merger;

•	with respect to SOMPO’s and Merger Sub’s obligations, there having been no effect, change, circumstance, development, event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a “material adverse effect” (as described and summarized on page 53 of this proxy statement) on Endurance since October 5, 2016 and Endurance having furnished a certificate signed on its behalf signed by an executive officer of Endurance, to that effect;

•	with respect to Endurance’s obligations, on the one hand, and SOMPO’s and Merger Sub’s obligations, on the other hand, subject to the applicable materiality standards provided in the merger agreement, the representations and warranties of the other party in the merger agreement being true and correct as of October 5, 2016 and as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date) and such other party having furnished a certificate signed on behalf of such other party by an officer (or, in the case of Endurance, an executive officer) of such other party, to that effect; and

•	the parties having performed or complied in all material respects with all obligations and covenants required to be performed by them under the merger agreement at or prior to the effective time and such other party having furnished a certificate signed on behalf of such other party by an officer (or, in the case of Endurance, an executive officer) of such other party, to that effect.

See the section of this proxy statement titled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 51 for more information on the conditions to the parties’ respective obligations to consummate the merger.

Termination of the Merger Agreement (Page 62)

The merger agreement may be terminated at any time before the effective time by mutual written consent of Endurance and SOMPO and, subject to certain limitations described in the merger agreement, by either SOMPO or Endurance if any of the following occurs:

•	the merger has not been consummated by July 5, 2017 (we refer to such date, which may be automatically extended to October 5, 2017 under certain circumstances, as the “walk-away date”), except that this right of termination is not available to any party whose failure to comply in any material respect with any covenant or obligation under the merger agreement has primarily contributed to the failure of the merger to occur on or before the walk-away date;

•	there is in effect any law, injunction, judgment or ruling, enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction enjoining, restraining or otherwise prohibiting or making illegal the consummation of the merger and any such restraint is final and nonappealable, except that this right of termination is only available if the applicable party has performed, in all material respects, its obligations under the merger agreement;

•	if Endurance’s shareholders do not approve the merger proposal at the special general meeting (including any adjournment or postponement thereof); or

•	there has been a breach by the other party of its representations, warranties, covenants or agreements contained in the merger agreement, which breach would result in the failure of certain closing conditions relating to compliance with such representations, warranties, covenants and agreements to be satisfied on or prior to the walk-away date, and such breach is not capable of being cured or has not been cured within 30 business days after written notice of such breach has been received by the party alleged to be in breach.

The merger agreement may be terminated by SOMPO at any time prior to the approval by Endurance’s shareholders of the merger proposal if any of the following occurs:

•	the Endurance board of directors makes an adverse recommendation change;

•	Endurance breaches its covenants and agreements relating to the non-solicitation of takeover proposals; or

•	the Endurance board of directors publicly announces an intention to take any of the actions described in the two preceding bullets.

The merger agreement may be terminated by Endurance if at any time prior to when Endurance’s shareholders approve the merger proposal, Endurance’s board of directors has authorized Endurance to enter into an alternative acquisition agreement with respect to a superior proposal and, concurrently with such termination, Endurance enters into such alternative acquisition agreement and pays SOMPO a $204.9 million termination fee plus SOMPO’s documented out-of-pocket expenses related to the merger subject to a cap of $15.8 million.

Nothing will relieve any party to the merger agreement from liability for fraud or any willful and material breach of the merger agreement.

See the section of this proxy statement titled “The Merger Agreement—Termination of the Merger Agreement” for more information on the respective termination rights of the parties under the merger agreement.

Expenses and Termination Fee (Page 64)

Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring or required to incur such fees and expenses.

Upon termination of the merger agreement, Endurance may be required, under certain circumstances, to pay a termination fee of $204.9 million to SOMPO, and also reimburse SOMPO for documented out-of-pocket expenses related to the merger subject to a cap of $15.8 million. In addition, upon termination of the merger agreement resulting from a material breach by the other party of its representations, warranties, covenants or agreements contained in the merger agreement, if Endurance’s shareholders do not approve the merger proposal at the special general meeting, or in connection with Endurance entering into an alternative acquisition agreement, Endurance or SOMPO may be required to reimburse the other for documented out-of-pocket expenses related to the merger subject to a cap of $15.8 million.

Market Price of Endurance Ordinary Shares (Page 77)

The closing price of the ordinary shares on the New York Stock Exchange (which we refer to as the “NYSE”) on October 3, 2016, the last full trading day prior to the release of reports circulated in the Japanese press that SOMPO was preparing to finalize plans to acquire Endurance, was $64.96 per ordinary share. On December 28, 2016 the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price of ordinary shares on the NYSE was $92.38 per ordinary share. You are encouraged to obtain current market quotations for ordinary shares in connection with voting your ordinary shares.

Dissenting Shares (Page 58)

Under Bermuda law, Endurance shareholders have rights of appraisal, pursuant to which those shareholders of Endurance who do not vote in favor of the merger proposal and who are not satisfied that they have been offered fair value for their shares will be permitted to apply to the Bermuda Court for an appraisal of the fair value of their shares within one month from the giving of the notice convening the special general meeting. See the sections of this proxy statement titled “The Merger—Dissenters’ Rights of Appraisal for Endurance Shareholders” beginning on page 48 and “The Merger Agreement—Dissenting Shares” beginning on page 58 for a more detailed description of the appraisal rights available to Endurance shareholders.

Delisting and Deregistration of Endurance Shares (Page 48)

If the merger is completed, the ordinary shares will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”).

At the effective time, each preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Endurance as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged. The depositary shares (representing interests in such preferred shares) will remain listed on the NYSE and registered by Endurance under the Exchange Act immediately after the merger. SOMPO may decide, following the merger, to delist the depositary shares from the NYSE, to deregister such depositary shares under the Exchange Act or to take other action with respect to the depositary shares and preferred shares.

Voting Agreement (Page 75)

In connection with entering into the merger agreement, SOMPO required, among other things, that John R. Charman, Dragon Global Holdings Ltd., The Fortis Trust and The Prometheus Trust enter into a voting agreement with SOMPO. Pursuant to the voting agreement, each supporting shareholder has agreed to vote all of its Endurance ordinary shares:

•	in favor of the merger proposal;

•	at SOMPO’s request, subject to certain limitations, in favor of any proposal that the Endurance board of directors has (i) determined is designed to facilitate the consummation of the merger, (ii) disclosed the determination provided for in the preceding clause (i) in Endurance’s proxy materials or other written materials disseminated to Endurance shareholders and (iii) recommended to be adopted by Endurance shareholders;

•	against any takeover proposal with respect to Endurance; and

•	against any amendments to Endurance’s organizational documents (other than as provided for in the merger agreement) or other proposal or transaction involving Endurance or any of its subsidiaries, in each case, that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect in any manner the merger or the other transactions contemplated by the merger agreement or change, in any manner, the voting rights of any class of share capital of Endurance.

As of the close of business on December 28, 2016, the record date for the special general meeting, such shareholders owned or controlled in the aggregate 3,352,873 ordinary shares, which represented approximately 4.96% of the issued and outstanding ordinary shares at that time.

See the section of this proxy statement titled “The Voting Agreement” beginning on page 75 for a more detailed description of the voting agreement. A copy of the voting agreement is also attached as Annex C to this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger (Page 91)

The exchange of ordinary shares for the merger consideration pursuant to the merger agreement generally will be a taxable transaction to U.S. holders of ordinary shares for U.S. federal income tax purposes. On an exchange of your ordinary shares for the merger consideration in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by you in the merger and your adjusted tax basis in your ordinary shares.

The continuation of preferred shares as preferred shares of the surviving company in the merger will not be a taxable event for U.S. federal income tax purposes for holders of preferred shares. If you are a holder of preferred shares, you will not recognize any income, gain or loss for U.S. federal income tax purposes upon the continuation of your preferred shares as preferred shares of Endurance as the surviving company in the merger, and will retain an adjusted tax basis and holding period in your surviving company preferred shares equal to the adjusted tax basis and holding period you had in your preferred shares prior to the merger.

TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, ENDURANCE STRONGLY URGES YOU TO CONSULT WITH YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL GENERAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special general meeting. These questions and answers may not address all questions that may be important to you as a shareholder of Endurance. For more information, please see the section of this proxy statement titled “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q: Why am I receiving this proxy statement?

A: Endurance, SOMPO, and Merger Sub, an indirect, wholly-owned subsidiary of SOMPO, have entered into the merger agreement, pursuant to which Merger Sub will be merged with and into Endurance, with Endurance surviving the merger as an indirect, wholly-owned subsidiary of SOMPO.

In order to consummate the merger, Endurance shareholders must approve the merger proposal. Endurance will hold the special general meeting to obtain approval of the merger proposal and to consider certain other related matters which are not prerequisites to the consummation of the merger. This proxy statement, which you should read carefully, contains important information about the merger and related transactions and other matters being considered at the special general meeting.

Q: When and where is the special general meeting?

A: The special general meeting will take place at 9:00 a.m., Atlantic time, on January 27, 2017, at Endurance’s offices at Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda.

Q: What is happening at the special general meeting?

A: At the special general meeting, Endurance shareholders will be asked to consider and vote on each of the following proposals:

•	Proposal 1: to approve the merger agreement, the statutory merger agreement and the merger;

•	Proposal 2: on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Endurance’s named executive officers in connection with the merger, as described in this proxy statement; and

•	Proposal 3: to approve an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve the merger proposal at the special general meeting.

Ordinary shares outstanding as of the record date will be entitled to vote on each of the above proposals. Preferred shares outstanding as of the record date will have the right to vote only on Proposal 1 and the Proposal 3.

Q: Does the Endurance board of directors recommend approval of the proposals?

A: The Endurance board of directors recommends that Endurance shareholders vote “FOR” approval of the merger agreement, the statutory merger agreement and the merger and any other proposals to be presented by the Endurance board of directors at the special general meeting.

See the section of this proxy statement titled “The Merger—Endurance’s Reasons for the Merger and Recommendation of Endurance’s Board of Directors” beginning on page 26 for a more complete description of the recommendations of the Endurance board of directors. In considering the recommendations of the Endurance board of directors, you should be aware that Endurance’s executive officers and directors may have interests in the merger that are different from, or in addition to, those of Endurance’s shareholders generally. See the section of this proxy statement titled “The Merger—Interests of Endurance’s Directors and Executive Officers in the Merger” beginning on page 39.

Q: What will happen in the merger?

A: If the merger proposal is approved and all other conditions to the merger have been satisfied or waived, Merger Sub will be merged with and into Endurance, with Endurance surviving the merger as an indirect, wholly-owned subsidiary of SOMPO.

Q: What will holders of ordinary shares receive in the merger?

A: Pursuant to the terms of the merger agreement and the statutory merger agreement, each ordinary share issued and outstanding immediately prior to the effective time (other than ordinary shares held by Endurance as treasury shares) will be cancelled and converted into the right to receive the merger consideration of $93.00 per ordinary share in cash, without interest and less any required withholding taxes.

Q: How does the merger consideration compare to the closing price of ordinary shares prior to the time news of the transaction became public?

A: The merger consideration represents a premium of 43.2% to the closing price of ordinary shares on October 3, 2016, the last full trading day prior to the release of reports circulated in the Japanese press that SOMPO was preparing to finalize plans to acquire Endurance.

Q: What will happen to issued and outstanding preferred shares in the merger?

A: Pursuant to the terms of the merger agreement, each preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Endurance as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged.

Q: Are shareholders able to exercise appraisal or dissenters’ rights?

A: Under Bermuda law, Endurance ordinary and preferred shareholders have rights of appraisal, pursuant to which those shareholders of Endurance who do not vote in favor of the merger proposal and who are not satisfied that they have been offered fair value for their shares will be permitted to apply to the Bermuda Court for an appraisal of the fair value of their shares within one month from the giving of the notice convening the special general meeting. See the section of this proxy statement titled “The Merger—Dissenters’ Rights of Appraisal for Endurance Shareholders” for more information on appraisal rights.

Q: When do the parties expect to complete the merger?

A: The parties expect to complete the merger in the first quarter of 2017, although there can be no assurance that the parties will be able to do so. The closing of the merger is subject to customary closing conditions, including approval by Endurance shareholders and receipt of certain insurance and other regulatory approvals.

See the section of this proxy statement titled “The Merger Agreement—Conditions to Completion of the Merger” for more information.

Q: What happens if the merger is not completed?

A: If the merger proposal is not approved by the requisite vote of Endurance shareholders, or the merger is not completed for any other reason, the merger will not occur and Endurance shareholders will not receive the merger consideration, which is described in greater detail in the section of this proxy statement titled “Summary—The Merger Agreement.” Endurance shareholders will continue to own the ordinary shares and preferred shares owned by them until sold or otherwise disposed by them. Endurance will remain an independent public company and the ordinary shares will continue to be registered under the Exchange Act and traded on the NYSE. In addition, if the merger agreement is terminated, Endurance may be required, under certain circumstances, to pay a termination fee of $204.9 million to SOMPO, and also to reimburse SOMPO for documented out-of-pocket expenses related to the merger subject to a cap of $15.8 million.

Q: What are the U.S. federal income tax consequences of the merger to holders of ordinary shares?

A: The exchange of ordinary shares for the merger consideration pursuant to the merger agreement generally will be a taxable transaction to U.S. holders of ordinary shares for U.S. federal income tax purposes. On an exchange of your ordinary shares for the merger consideration in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by you in the merger and your adjusted tax basis in your ordinary shares.

YOU SHOULD READ THE SECTION OF THIS PROXY STATEMENT TITLED “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” FOR A MORE DETAILED DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, ENDURANCE STRONGLY URGES YOU TO CONSULT WITH YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

Q: What are the U.S. federal income tax consequences of the merger to holders of preferred shares?

A: The continuation of preferred shares as preferred shares of Endurance as the surviving company in the merger will not be a taxable event for U.S. federal income tax purposes for holders of preferred shares. If you are a holder of preferred shares, you will not recognize any income, gain or loss for U.S. federal income tax purposes upon the continuation of your preferred shares as preferred shares of Endurance as the surviving company in the merger, and you will retain an adjusted tax basis and holding period in your surviving company preferred shares equal to the adjusted tax basis and holding period you had in your preferred shares prior to the merger.

YOU SHOULD READ THE SECTION OF THIS PROXY STATEMENT TITLED “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” FOR A MORE DETAILED DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, ENDURANCE STRONGLY URGES YOU TO CONSULT WITH YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

Q: Why are holders of ordinary shares being asked to cast an advisory (non-binding) vote to approve “golden parachute compensation” payable to Endurance’s named executive officers under existing agreements with Endurance in connection with the merger?

A: The SEC, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopted rules that require Endurance to seek an advisory (non-binding) vote with respect to certain payments that will or may be made to Endurance’s named executive officers in connection with the merger. The compensation advisory proposal satisfies this requirement. See the section of this proxy statement titled “The Merger—Interests of Endurance’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” for more details on such payments.

Q: Do any of Endurance’s directors or officers have interests in the merger that may differ from or be in addition to the interests of Endurance shareholders?

A: Endurance’s executive officers and directors may have interests in the merger that may be different from or in addition to those of Endurance shareholders generally. The Endurance board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be approved by the shareholders of Endurance. As described in more detail below, these interests potentially include:

•	Acceleration of Vesting of Equity Awards. Endurance’s executive officers and directors have previously been granted equity awards under Endurance’s equity incentive plan or their employment agreements. These equity awards will generally vest and become payable in connection with the merger.

•	CEO Employment Agreement. In connection with entering into the merger agreement, SOMPO required, among other things, that Endurance’s Chairman and Chief Executive Officer, John R. Charman, execute and deliver an amended and restated employment agreement, subject to and effective immediately following the closing of the merger. Mr. Charman’s sole compensation under his employment agreement following the merger is a base salary of $100 per annum. If Endurance separates Mr. Charman’s service without cause or Mr. Charman separates his service with good reason, Mr. Charman’s severance will consist of compensation for accrued and unpaid vacation days, reimbursement of prior business expenses and other employee benefits to which employees of Endurance are generally entitled.

•	Executive Employment Agreements. In connection with entering into the merger agreement, SOMPO required, among other things, that each executive officer of Endurance (other than Messrs. Charman (described above) and Faure) execute and deliver an amended and restated employment agreement, subject to and effective immediately following the closing of the merger. The employment agreements do not revise the executive officers’ base salary, incentive compensation opportunity or benefits following the merger. The employment agreements provide for severance payments if Endurance separates the executive’s service without cause or the executive separates his service with good reason. The severance payments are the following: (i) payment equal to the annual base salary, annual target incentive compensation and long-term target incentive compensation for the remainder of the initial five-year term; (ii) vesting of all unvested long-term incentive compensation; (iii) three months of housing expense reimbursement; (iv) reimbursement of relocation expenses; and (v) tax preparation expenses for the last year of employment.

•	Indemnification and Insurance. The merger agreement provides for certain indemnification arrangements for Endurance’s current officers and directors and the continuation of certain insurance arrangements for Endurance’s current officers and directors for six years after the completion of the transactions. In addition, concurrently with the execution of the amended and restated employment agreements, SOMPO required, among other things, that each executive officer of Endurance (other than Mr. Faure) execute and deliver an amended and restated indemnification agreement, subject to and effective as of the closing of the merger. The amended and restated indemnification agreements with the executive officers are substantially identical to the executive officers’ prior indemnification agreements.

See the section of this proxy statement titled “The Merger— Interests of Endurance’s Directors and Executive Officers in the Merger” for a more detailed discussion.

Q: What is the required quorum for the special general meeting?

A: Each ordinary share and preferred share carries the right to vote on the merger proposal and the adjournment proposal. Accordingly, the quorum required at the special general meeting to consider the merger proposal and the adjournment proposal is the presence in person or by proxy of at least four shareholders representing more than 50% of the aggregate voting power of all ordinary shares and preferred shares, voting as one class, as of the record date. The quorum required at the special general meeting to consider the compensation advisory proposal is the presence in person or by proxy of at least four shareholders representing more than 50% of the aggregate voting power of all ordinary shares as of the record date.

Q: What shareholder vote is required to approve the items to be voted on at the special general meeting, including the merger?

A: The approval of the merger proposal requires the affirmative vote of a majority of the votes cast by holders of ordinary shares and preferred shares, voting as one class, at the special general meeting in accordance with Endurance’s bye-laws.

The approval of the compensation advisory proposal requires the affirmative vote of a majority of the votes cast by holders of ordinary shares at the special general meeting in accordance with Endurance’s bye-laws. Holders of preferred shares do not have the right to vote on the compensation advisory proposal.

The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of ordinary shares and preferred shares, voting as one class, at the special general meeting in accordance with Endurance’s bye-laws.

See the section of this proxy statement titled “Questions and Answers About the Merger and the Special General Meeting—Who is entitled to vote at the special general meeting?” for a more detailed description.

Q: What effect do abstentions and “broker non-votes” have on the proposals?

A: Abstentions and “broker non-votes” will be counted toward the presence of a quorum at the special general meeting, but will not be considered votes cast on any proposal brought before the special general meeting. Because the vote required to approve the proposals to be voted upon at the special general meeting is the affirmative vote of the specified required percentage of the votes cast assuming a quorum is present, an abstention or a “broker non-vote” with respect to any proposal to be voted on at the special general meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

Q: Does SOMPO have the financial resources to complete the merger?

A: Yes. It is anticipated that the total funds needed to complete the merger will be approximately $6.3 billion, and SOMPO has informed us that it has the financial resources to complete the merger and it expects to use cash on hand, available lines of credit and other sources of immediately available funds to fund the aggregate merger consideration.

Q: Who is entitled to vote at the special general meeting?

A: Only Endurance shareholders of record, as shown on Endurance’s register of members at the close of business on December 28, 2016, the record date for the special general meeting, will be entitled to notice of, and to vote at, the special general meeting or any adjournment or postponement thereof. Ordinary shares will be entitled to vote on the merger proposal, the compensation advisory proposal and the adjournment proposal, whereas preferred shares will be entitled to vote on the merger proposal and the adjournment proposal only.

Q: What do I need to do now?

A: We urge you to carefully read this proxy statement, including its annexes and the documents incorporated by reference in this proxy statement. You are also encouraged to review the documents referenced under the section of this proxy statement titled “Where You Can Find More Information” and consult with your accounting, legal and tax advisors. Once you have considered all relevant information, we encourage you to fill in and return the enclosed proxy card (if you are a shareholder of record) or voting instruction form you receive from your bank, broker or other nominee (if you are a shareholder who holds your shares through a bank, broker or other nominee) or to follow the instructions provided to you for voting over the Internet or by telephone. Holders of depositary shares must act through the depositary to exercise any voting rights in respect of the preferred shares (or fractions thereof) represented thereby and the depositary will vote preferred shares held by it in accordance with the terms of its depositary agreement.

Q: How do I vote my shares?

A: Shareholder of Record. If your ordinary shares or preferred shares (which we refer to collectively as the “Endurance shares”) are registered directly in your name, then you are considered a shareholder of record of Endurance with respect to those shares and this proxy statement and the enclosed proxy card were sent to you directly by Endurance. As an Endurance shareholder of record, you may vote by completing, dating, signing and mailing the enclosed proxy card in the return envelope provided as soon as possible or by following the instructions on the proxy card to submit your proxy by telephone or over the Internet at the website indicated. Submission of the proxy by telephone or over the Internet is available through 11:59 p.m. Eastern Time on the business day immediately before the special general meeting. Endurance shareholders of record may also vote by attending the special general meeting in person by bringing valid picture identification. However, whether or not you plan to attend the special general meeting in person, we encourage you to vote your Endurance shares in advance to ensure that your vote is represented at the special general meeting. Abstentions and “broker non-votes” will be counted toward the presence of a quorum at the special general meeting, but will not be considered votes cast on any proposal brought before the special general meeting, as described above under the question titled “—What effect do abstentions and ‘broker non-votes’ have on the proposals?”

Beneficial Owner of Shares Held in Street Name. If your Endurance shares are held in the name of a bank, broker or other similar organization or nominee, then you are considered a beneficial owner of such shares held for you in what is known as “street name.” Most shareholders of Endurance hold their shares in “street name.” If this is the case, this proxy statement has been forwarded to you by your bank, broker or other organization or nominee together with a voting instruction form. You may vote by completing and returning your voting instruction form to your broker. Please review the voting instruction form to see if you are able to submit your voting instructions by telephone or over the Internet. The organization or nominee holding your account is considered the shareholder of record for purposes of voting at the special general meeting. As a beneficial owner, you have the right to instruct the organization that holds your shares of record how to vote the Endurance shares that you beneficially own.

Q: If my Endurance shares are held in “street name,” how do I vote in person at the special general meeting?

A: If you are a beneficial owner of Endurance shares held in “street name” rather than a shareholder of record, you may only vote your Endurance shares in person at the special general meeting by bringing valid picture identification and a legal proxy form from your broker, bank or other nominee.

Q: What do I do if I want to change my vote?

A: In accordance with Endurance’s bye-laws, you may revoke a submitted proxy up to one hour prior to the commencement of the special general meeting. Any proxy may be revoked by providing written notice to the Secretary of Endurance, delivering a duly executed proxy bearing a later date or voting in person at the special general meeting. You may also complete and submit a new proxy by telephone or over the Internet.

If your ordinary shares or preferred shares are held in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke or change your previously provided voting instructions.

Q: If I hold my shares in certificated form, should I send in my share certificates now?

A: No. You should NOT return your share certificates with the enclosed proxy card, and you should not forward your share certificates to the paying agent without a letter of transmittal. Promptly after the effective time, each shareholder of record of a certificate representing ordinary shares that has been converted into the right to receive the merger consideration will be sent a letter of transmittal describing the procedure for surrendering its shares in exchange for the merger consideration. If you hold your shares in certificated form, you will receive your cash payment after the paying agent receives your share certificates and any other documents requested in the instructions.

Q: If I hold my shares in book-entry form, how will I receive payment when the merger occurs?

A: If you hold shares in non-certificated book-entry form that have been converted into the right to receive the merger consideration, you will receive your cash payment in respect of those shares as promptly as practicable following the effective time and the paying agent’s receipt of the documents that it requests from you, if any.

Q: Who will solicit and pay the cost of soliciting proxies?

A: Endurance has engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for the special general meeting. Endurance estimates that it will pay Innisfree M&A Incorporated a fee of approximately $20,000 and reimbursement of certain expenses.

Q: Who should Endurance shareholders contact with any additional questions?

A: If you have any additional questions about the merger or you would like additional copies of this proxy statement or assistance voting your shares, you should contact Innisfree M&A Incorporated at:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th floor

New York, New York 10022

Shareholders may call toll free: (888) 750-5834

Banks and Brokers may call collect: (212) 750-5833

Q: Where can I find more information about Endurance?

A: You can find more information about Endurance in the documents described under the section of this proxy statement titled “Where You Can Find More Information.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This material may include, and Endurance may make related oral, forward-looking statements which reflect Endurance’s current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to Endurance in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. These statements may also include assumptions about Endurance’s proposed acquisition by SOMPO (including its benefits, results, effects and timing). Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material for purposes of the U.S. federal securities laws or otherwise. Endurance intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

The proposed transaction is subject to risks and uncertainties, including:

•	that Endurance and SOMPO may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived;

•	uncertainty as to the timing of completion of the merger;

•	the inability to complete the merger due to the failure to obtain Endurance shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	risks related to disruption of management’s attention from Endurance’s ongoing business operations due to the merger;

•	the effect of the announcement of the merger on Endurance’s relationship with its clients, operating results and business generally;

•	the outcome of any legal proceedings to the extent initiated against Endurance, SOMPO or others following the announcement of the merger; and

•	Endurance’s and SOMPO’s management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Endurance’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of Endurance on file with the SEC. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Endurance will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Endurance or its business or operations. Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional factors that may affect future results and conditions are described in Endurance’s filings with the SEC, which are available at the SEC’s website at www.sec.gov or at Endurance’s website at www.endurance.bm.

PARTIES TO THE MERGER

Endurance

Endurance Specialty Holdings Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM08, Bermuda

+1 (441) 278-0400

Endurance Specialty Holdings Ltd. is a holding company headquartered in Bermuda, with global specialty insurance and reinsurance operations worldwide, including in the United States, United Kingdom and Bermuda. Through its operating subsidiaries, Endurance writes agriculture, casualty and other specialty, professional lines, property, marine/energy and aviation lines of insurance and catastrophe, property, casualty, professional lines and specialty lines of reinsurance.

For additional information on Endurance and its business, including how to obtain the documents that Endurance has filed with the SEC, see the section of this proxy statement titled “Where You Can Find More Information.”

SOMPO

SOMPO Holdings, Inc.

26-1 Nishi-Shinjuku 1-chome

Shinjuku-ku

Tokyo 160-8338

Japan +81-03-3349-3000

SOMPO Holdings, Inc. is a publicly-traded financial services holding company organized under the laws of Japan that, through various operating subsidiaries, is engaged in the provision of insurance services, operating through Domestic Property and Casualty Insurance, Domestic Life Insurance and Overseas Insurance, as well as other services including pensions, asset management and healthcare businesses. SOMPO’s shares are listed and posted for trading on the Tokyo Stock Exchange.

SOMPO, through various operating subsidiaries, is one of the top three insurers in Japan and has a global network of businesses operating in 32 countries in Europe, North America, Central and South America, Asia and Oceania, and the Middle East and Africa.

Merger Sub

Volcano International Limited

c/o Sompo Japan Nipponkoa Insurance Company of Europe Limited

1st Floor, 6 Devonshire Square

London EC2M 4YE

United Kingdom

+44 20 7382 7962

Volcano International Limited, a Bermuda exempted company, is an indirect, wholly-owned subsidiary of SOMPO that was formed by SOMPO solely for purposes of entering into the merger agreement and the statutory merger agreement; and completing the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Upon completion of the merger, Merger Sub will be merged with and into Endurance and will cease to exist, and Endurance will continue as the surviving company.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is incorporated by reference in its entirety and included in this proxy statement as Annex A. You should read the merger agreement in its entirety because it, and not this proxy statement, is the legal document that governs the merger.

Effects of the Merger

Pursuant to the merger agreement and the statutory merger agreement, Merger Sub will merge with and into Endurance, with Endurance continuing as the surviving company. Endurance, as the surviving company, will continue in existence as a Bermuda exempted company and an indirect, wholly-owned subsidiary of SOMPO. As a result of the merger under Bermuda law, Endurance’s and Merger Sub’s respective undertakings, property and liabilities will become vested in Endurance as the surviving company in the merger.

At the effective time, each ordinary share issued and outstanding immediately prior to the effective time (other than ordinary shares held by Endurance as treasury shares) will be cancelled and converted into the right to receive the merger consideration.

At the effective time, each preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Endurance as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged.

Background of the Merger

The Endurance board of directors and senior management periodically review Endurance’s operations, financial condition and performance, and long-term strategic plan and objectives, as well as industry conditions, regulatory developments and their impact on Endurance’s long-term strategic plan and objectives. Within the past two years, the Endurance board of directors has reviewed and considered the current and future industry trends and risks to Endurance’s ability to execute its strategic plan as a stand-alone entity, including the impact of continuing consolidation in the reinsurance industry and increasing competitive pricing in many of the insurance and reinsurance markets in which Endurance operates. The Endurance board of directors also reviewed the full range of strategic alternatives available to it, including possible acquisitions, divestitures and business combination transactions.

On March 30, 2016, John R. Charman, Endurance’s Chairman and Chief Executive Officer, met with Nigel Frudd, Executive Officer of SOMPO, purely as a courtesy visit bearing in mind the long term business relationship between both groups. At the meeting Messrs. Charman and Frudd discussed the current state of the insurance and reinsurance markets and the challenges and opportunities available to each of Endurance and SOMPO.

On May 10, 2016, Messrs. Charman and Frudd met in London, England for the purpose of continuing their prior discussion, discussing the current reinsurance arrangements between SOMPO and Endurance and the possibility of expanding the two companies’ business relationship. Mr.Charman noted that Endurance was not for sale and was pursuing an independent strategy.

On May 25, 2016, Messrs. Charman and Frudd met for dinner in London, England to further discuss the potential development of the existing business relationship between SOMPO and Endurance.

On the afternoon of July 4, 2016 (Japan time), Mr. Charman engaged in a series of introductory meetings in Tokyo, Japan with senior executives of SOMPO, including Mr. Frudd, Mr. Shigeru Ehara, Senior Managing Executive Officer, Mr. Yuji Kawauchi, General Manager of Global Business Planning, Mr. Masato Fujikura,

Managing Executive Officer/Chief Risk Officer, and Mr. Takashi Kurumisawa, Head of the Global Strategy Group. At such meetings, Mr. Charman discussed Endurance’s current operations and the business relationship between Endurance and SOMPO.

On July 5, 2016 (Japan time), Mr. Charman had lunch with Mr. Kengo Sakurada, Chief Executive Officer of SOMPO, Mr. Frudd and Mr. Ehara. At the lunch, Messrs. Charman and Sakurada discussed in general terms each company’s business, operations, markets and strategy. Messrs. Sakurada and Charman expressed a desire to continue discussions regarding potentially expanding the business conducted between Endurance and SOMPO.

On July 15, 2016, Messrs. Charman and Frudd met for lunch in London, England to discuss the introductory meetings and to continue their discussion regarding the development of the business conducted between SOMPO and Endurance.

On July 19, 2016, Mr. Charman informed William H. Bolinder, Endurance’s Lead Director, and Endurance’s senior executive team of the continuing discussions with SOMPO regarding the further development of the business conducted between SOMPO and Endurance.

On August 15, 16 and 18, 2016, Endurance and SOMPO, in anticipation of the meetings to be held in Boston on August 24, 2016, exchanged drafts of a confidentiality agreement with respect to Endurance sharing non-public information, and Endurance and SOMPO executed such confidentiality agreement on August 18, 2016.

On August 23, 2016, Mr. Charman had dinner with Mr. Sakurada and Mr. Frudd in Boston, Massachusetts. At the dinner, Messrs. Charman and Sakurada continued their discussion of each company’s business, operations, markets and strategy.

On August 24, 2016, Mr. Charman and the other senior executives of Endurance—Mr. John Del Col, General Counsel, Mr. Chris Gallagher, Chief Risk Officer, Mr. Brian Goshen, Chief Administrative Officer, Mr. John Kuhn, Chief Executive Officer, Insurance, Mr. Michael McGuire, Chief Financial Officer and Mr. Stephen Young, Chief Executive Officer, Reinsurance—had an introductory meeting with Messrs. Frudd and Kurumisawa in Boston, Massachusetts. At the meeting, Mr. Charman and Endurance’s senior executives reviewed the business plan and operations of Endurance.

Messrs. Charman and Frudd had a telephone conversation to further review Endurance’s business plans and operations on September 1, 2016. On September 6, Endurance and SOMPO executed a confidentiality agreement with respect to SOMPO sharing non-public information.

On September 6, 2016, a regular quarterly meeting of Endurance’s board of directors was held. At the beginning of the meeting, Mr. Charman informed the other Endurance directors that initial meetings with SOMPO had included discussions of SOMPO’s interest in Mr. Charman and other senior executives of Endurance continuing to play a role in the management of Endurance following any potential transaction. Representatives of Morgan Stanley, Endurance’s financial advisor, subsequently joined the meeting, and as part of a regular review of market conditions, reviewed key trends in the property and casualty insurance and reinsurance market, Endurance’s historic ordinary share trading prices, Endurance’s valuation versus its peers and a summary of mergers and acquisitions trends, activity and metrics. Representatives of Morgan Stanley provided Endurance’s board of directors with an illustrative analysis of Endurance’s value to a potential acquirer from a public perspective. Mr. Charman apprised the Endurance board of directors of the continuing discussions with representatives of SOMPO. Mr. Charman noted that SOMPO had not made a proposal for the acquisition of Endurance or indicated that a proposal for the acquisition of Endurance would be forthcoming, but that it was possible that SOMPO would make such a proposal. The Endurance board of directors concluded that while it was confident in Endurance’s stand-alone long-term strategic plan and that Endurance was not for sale, a potential transaction would be considered if it offered a highly compelling premium price for Endurance’s ordinary shares. The Endurance board of directors authorized Mr. Charman to continue discussions with representatives of SOMPO, including permitting SOMPO to conduct due diligence on Endurance, and to report back to the board of directors on the results of such discussions.

On September 9, 2016, Mr. Kurumisawa delivered to Mr. Charman a detailed written request for due diligence information regarding Endurance.

On September 13, 2016, at the direction of Endurance, Morgan Stanley granted representatives of SOMPO and its advisors access to an electronic data room that had been established for the purpose of sharing information with SOMPO to facilitate SOMPO’s due diligence review of Endurance. During the period from September 13, 2016 through October 3, 2016, SOMPO, with the assistance of its outside advisors, performed a due diligence review of Endurance.

During the period from September 15, 2016 to September 19, 2016, at the direction of Endurance and SOMPO, respectively, representatives of Morgan Stanley and representatives of Citigroup Global Markets Inc. (which we refer to as “Citi”), SOMPO’s financial advisor, had an in-person meeting and multiple follow-up telephone conference calls for the purpose of discussing potential transaction value considerations, including the relative scarcity of attractive acquisition targets, the current valuation of property and casualty insurers and reinsurers generally and Endurance specifically and the elimination of Endurance’s public company expenses and other transaction efficiencies, as well as reviewing the status of the due diligence process and the capital structure implications of a potential transaction.

At a meeting held on September 19, 2016 in London, England, Mr. Frudd indicated to Mr. Charman that SOMPO was interested in pursuing a strategic transaction with Endurance and initially valued the company in the range between $84 to $88 per ordinary share. Mr. Charman communicated to Mr. Frudd the confidence of the Endurance board of directors in Endurance’s long-term strategic plan and the concomitant conclusion of the Endurance board of directors that Endurance was not for sale at this time. Mr. Charman informed Mr. Frudd that the Endurance board of directors would likely be willing to consider a transaction involving a highly compelling premium price for Endurance’s ordinary shares. Messrs. Frudd and Charman agreed to continue due diligence and discussions regarding a potential transaction between SOMPO and Endurance.

On September 20, 2016, Endurance’s senior executives and representatives of Endurance, including Morgan Stanley, held due diligence sessions in Boston, Massachusetts with executives and representatives of SOMPO. During such meetings, Endurance’s senior management and representatives made presentations to SOMPO’s executives and representatives regarding Endurance’s business and operations and SOMPO’s executives and representatives asked questions of Endurance’s management and representatives.

On September 22, 2016, the senior executives of Endurance, including Mr. Charman, participated in due diligence sessions in Boston, Massachusetts with senior executives of SOMPO. During such meetings, Endurance’s senior management made presentations to SOMPO’s senior executives regarding Endurance’s business and operations and SOMPO’s senior executives asked questions of Endurance’s senior management.

On September 24, 2016, Mr. Charman telephoned Mr. Frudd to discuss the results of the meetings held between Endurance, SOMPO and their respective representatives in Boston, Massachusetts the prior week, SOMPO’s ongoing due diligence investigation of Endurance and SOMPO’s interest in a potential transaction with Endurance.

On September 26, 2016, Mr. Charman received a letter from Mr. Sakurada setting forth a non-binding indication of interest by SOMPO to acquire, through a merger transaction, all of the outstanding ordinary shares of Endurance for $90.00 per ordinary share in cash, with limited conditionality. The $90.00 per ordinary share in cash proposal represented a 36.3% premium relative to the closing price of Endurance’s ordinary shares on September 23, 2016, the last trading day before the date of the letter. The letter recited the strategic rationale upon which SOMPO’s indication of interest was based and additional conditions of SOMPO’s proposal, including: (i) the completion of due diligence by SOMPO; (ii) the negotiation of mutually acceptable definitive agreements related to the proposed transaction; (iii) the unanimous and unqualified recommendation of the proposed transaction by the board of directors of Endurance; (iv) employment agreements with Endurance’s senior executives on terms satisfactory to SOMPO; and (v) final approval by the board of directors of SOMPO.

Also on September 26, 2016, a representative of Shearman & Sterling LLP (which we refer to as “Shearman & Sterling”), SOMPO’s outside legal counsel, distributed initial drafts of the merger agreement and voting agreement to Skadden, Arps, Slate, Meagher & Flom LLP (which we refer to as “Skadden Arps”), Endurance’s outside legal counsel.

On September 27, 2016, a special meeting of Endurance’s board of directors was held to discuss SOMPO’s non-binding indication of interest. At that meeting, representatives of Skadden Arps and ASW Law Limited, Endurance’s Bermuda outside legal counsel, reviewed with Endurance’s board of directors the directors’ fiduciary duties under Bermuda law in the context of a potential sale of Endurance. Endurance’s management then discussed with Endurance’s board of directors the terms and conditions set forth in SOMPO’s non-binding indication of interest and the status of SOMPO’s due diligence review of Endurance. Representatives of Morgan Stanley next reviewed with Endurance’s board of directors the price per ordinary share offered by SOMPO compared to precedent transactions, based upon customary industry valuation metrics. The Endurance board of directors discussed with the representatives of Morgan Stanley the potential for negotiating an increase in the proposed price above $90.00 per ordinary share and proposed price ranges that might be acceptable to the Endurance board of directors, and authorized representatives of Morgan Stanley and Endurance’s senior management to continue discussions with representatives of SOMPO in order to explore a potential transaction at a higher price.

On September 27, 2016, after the special meeting of Endurance’s board of directors, representatives of Morgan Stanley telephoned representatives of Citi to apprise them of the view of the Endurance board of directors with respect to SOMPO’s non-binding indication of interest, noting in particular that $90.00 per ordinary share was not a sufficient price for the proposed transaction. Morgan Stanley reiterated Endurance’s view of the value of transaction efficiencies to SOMPO and the Endurance board’s confidence in Endurance’s long-term strategic plan. At the direction of Endurance, Morgan Stanley indicated that a proposal at a higher price and with improved terms and conditions would likely be needed to gain the support of the board.

On September 28, 2016, Mr. Charman telephoned Mr. Frudd to apprise him of the view of the Endurance board of directors with respect to SOMPO’s non-binding indication of interest, noting in particular the belief of the Endurance board of directors that $90.00 per ordinary share was not a sufficient price for the proposed transaction. Mr. Frudd indicated that SOMPO was willing to increase its proposal to acquire Endurance from $90.00 per ordinary share to $91.50 per ordinary share subject to the terms and conditions set forth in SOMPO’s non-binding indication of interest. During this discussion, Mr. Charman made a counterproposal of $93.00 per ordinary share. Mr. Frudd indicated that SOMPO would consider Mr. Charman’s counterproposal and respond. Later on September 28, 2016, Mr. Frudd telephoned Mr. Charman and indicated that SOMPO was willing to increase its proposal to acquire Endurance from $91.50 per ordinary share to $93.00 per ordinary share, subject to the terms and conditions set forth in SOMPO’s non-binding indication of interest.

During the evening of September 28, 2016, the Endurance board of directors had a conference call to receive an update from Endurance management regarding the status of discussions with SOMPO. Mr. Charman apprised the Endurance board of directors of SOMPO’s increase in its proposed per ordinary share price from $90.00 per ordinary share to $93.00 per ordinary share, subject to the terms and conditions set forth in SOMPO’s non-binding indication of interest. The Endurance board of directors discussed the increase in the proposed price and directed Endurance’s senior management to continue discussions with representatives of SOMPO.

Also during the evening of September 28, 2016, a representative of Skadden Arps sent revised drafts of the merger agreement and voting agreement and an initial draft of the form of executive employment agreement to Shearman & Sterling.

On September 30, 2016, a representative of Skadden Arps sent an initial draft of Mr. Charman’s employment agreement to Shearman & Sterling.

During the period from September 30, 2016 to October 4, 2016, representatives of Skadden Arps, under the direction of Endurance’s board of directors and senior management, negotiated the terms and conditions of the merger agreement, voting agreement and executive employment agreements with SOMPO’s legal and financial advisors.

On September 30, 2016 (Japan time), the SOMPO board of directors held a regularly scheduled meeting, at which the board approved the transactions contemplated by the merger agreement and related agreements and authorized Mr. Sakurada to continue negotiations to finalize the transaction agreements and, subject to certain conditions, to execute the merger agreement and voting agreement.

On October 1, 2016, Mr. Frudd and William H. Bolinder, Endurance’s Lead Director, had a telephone conversation regarding SOMPO’s request for employment agreements with Mr. Charman and the other Endurance senior executives, including a review of the terms and conditions included in the draft executive employment agreements.

The Endurance board of directors held a special meeting on October 3, 2016, attended by members of Endurance’s management, representatives of Morgan Stanley and representatives of Skadden Arps. Representatives of Skadden Arps discussed with the Endurance board of directors the legal principles and standards applicable to its consideration of the proposed transaction. Representatives of Skadden Arps also reviewed the terms and conditions set forth in the proposed merger agreement, including, among other things, the parties’ respective termination rights (including Endurance’s right to terminate the agreement if Endurance’s board of directors in the exercise of its fiduciary duties, changes its recommendation with respect to the proposed transaction), the termination fee and other amounts payable in connection with certain termination events under the proposed merger agreement, the obligations of the parties to obtain applicable regulatory approvals, the definition of a “material adverse effect”, the applicable closing conditions and the treatment of Endurance’s outstanding indebtedness and preferred shares. Representatives of Skadden Arps also reviewed with the Endurance board of directors the terms and conditions of the voting agreement to be entered into by Mr. Charman and certain related family trusts and the executive employment agreements to be entered into by Mr. Charman and Endurance’s other senior executives. Representatives of Skadden Arps discussed with the Endurance board of directors the unresolved issues in the merger agreement, voting agreement and executive employment agreements. Representatives of Morgan Stanley then reviewed with the Endurance board of directors Morgan Stanley’s financial analysis of the merger consideration, as more fully described below under the heading “The Merger —Opinion of Endurance’s Financial Advisor,” and rendered to the Endurance board of directors its oral opinion that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as described in the opinion, the merger consideration to be received by the holders of ordinary shares (other than ordinary shares that are owned by Endurance as treasury shares or by any direct or indirect wholly-owned subsidiary of Endurance) pursuant to the merger agreement was fair, from a financial point of view, to such holders of ordinary shares of Endurance (such opinion was subsequently confirmed in writing by Morgan Stanley on October 5, 2016 prior to the execution of the merger agreement). After discussion, and in light of the Endurance board of directors’ review and consideration of the factors described under “The Merger—Endurance’s Reasons for the Merger and Recommendation of Endurance’s Board of Directors,” the Endurance board of directors (other than Mr. Charman, who abstained from the vote) determined that the merger and the other transactions contemplated by the merger agreement were advisable and in the best interest of Endurance, and, subject to finalization of transaction documentation consistent with the terms presented to the Endurance board of directors, the Endurance board of directors approved the merger agreement and determined to recommend that Endurance’s ordinary and preferred shareholders approve the merger agreement. In order to facilitate the finalization of transaction documentation and the final terms of the merger and related transactions, the Endurance board of directors determined that it would be beneficial to establish the Endurance Transaction Committee. The Endurance Transaction Committee is composed of Mr. William H. Bolinder, Mr. Scott D. Moore and Mr. Robert A. Spass, each of whom is an independent member of the Endurance board of directors. In addition, Mr. Bolinder is the Lead Director of the Endurance board of directors.

Immediately following the conclusion of the meeting of the Endurance board of directors, the compensation committee of the Endurance board of directors held a meeting attended by members of Endurance’s management and representatives of Skadden Arps. Representatives of Skadden Arps reviewed with the compensation committee of the Endurance board of directors the proposed treatment of Endurance’s outstanding options, time-based restricted shares, performance-based restricted shares and restricted share units in connection with the merger and the terms and conditions of the executive employment agreements. The Endurance compensation committee approved the proposed treatment of Endurance’s outstanding options, time-based restricted shares, performance-based restricted shares and restricted share units in connection with the merger and the terms and conditions of the executive employment agreements.

Later that same day, Michael J. McGuire informed Mr. Kurumisawa by e-mail that Endurance’s board of directors (with Mr. Charman abstaining) had approved the proposed transaction with SOMPO, subject to the final approval of terms and conditions by the Endurance Transaction Committee.

During the afternoon of October 4, 2016, a report circulated in the Japanese press that SOMPO was preparing to finalize plans to acquire Endurance. Shortly thereafter, Endurance issued a press release confirming that it was in discussions with SOMPO regarding a potential strategic transaction.

On the evening of October 4, 2016, the Endurance Transaction Committee held a meeting attended by members of Endurance’s management, representatives of Morgan Stanley, representatives of Skadden Arps and representatives of ASW Law Limited. Representatives of Skadden Arps discussed with the Endurance Transaction Committee the terms and conditions of the merger agreement, voting agreement and executive employment agreements negotiated since the meeting of the Endurance board of directors on October 3, 2016. Representatives of Morgan Stanley reviewed trading activity of Endurance and its peers since the meeting of the Endurance board of directors on October 3, 2016. The Endurance Transaction Committee approved the merger agreement and the related transaction documents and the transactions contemplated by such documents and authorized certain officers of Endurance to execute on behalf of Endurance the merger agreement and the related transaction documents.

Following the completion of definitive transaction documentation, at approximately 12:30 a.m., Eastern Time, on October 5, 2016, Endurance, SOMPO and other applicable parties entered into the merger agreement, the voting agreement and the executive employment agreements. Endurance and SOMPO issued a joint press release at approximately 2:30 a.m. Eastern Time on October 5, 2016 announcing the transaction.

Endurance’s Reasons for the Merger and Recommendation of Endurance’s Board of Directors

The Endurance board of directors has determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is in the best interests of Endurance. The Endurance Transaction Committee has approved the merger agreement and the statutory merger agreement. Accordingly, the Endurance board of directors recommends that Endurance shareholders vote “FOR” the merger proposal.

For purposes of Section 106(2)(b)(i) of the Companies Act, the Endurance board of directors considers the fair value for (i) each ordinary share to be $93.00, without interest and less any applicable withholding taxes, and (ii) each preferred share, and the related depositary shares, each of which represents a 1/1,000th interest in a preferred share, to be the continuation of each such preferred share as a preferred share of Endurance as the surviving company following the merger with all of its relative rights, terms and conditions remaining unchanged.

Positive Factors Relating to the Merger

As described in the section of this proxy statement titled “The Merger—Background of the Merger,” the Endurance board of directors, prior to and in reaching its determination at its meeting on October 3, 2016 that the merger, on the terms and subject to the conditions set forth in the merger agreement, is in the best interests of Endurance (subject to the approval of final merger agreement and the statutory merger agreement by the

Endurance Transaction Committee), consulted with Endurance’s management, financial advisor and outside legal counsel and considered a variety of potentially positive factors relating to the merger, including, but not limited to, the following:

Treatment of Ordinary Shares

•	The value to be received by the holders of ordinary shares in the merger, including the fact that the all cash consideration to be received represents a significant premium relative to the trading price of the ordinary shares. The merger consideration of $93.00 per ordinary share represented a 42.1% premium relative to the closing price of the ordinary shares on September 30, 2016 (the last full trading date prior to the Endurance board of director’s October 3, 2016 determination), a 41.6% premium relative to the trailing 30-day average trading price of Endurance’s shares as of September 30, 2016, and a 33.8% premium relative to its all-time high closing trading price of $69.49 per ordinary share. The Endurance Transaction Committee noted on October 4, 2016 that the merger consideration represented a 43.2% premium relative to the closing price of the ordinary shares on October 3, 2016 (the last full trading date prior to the release of reports circulated in the Japanese press that SOMPO was preparing to finalize plans to acquire Endurance) and a 41.7% premium to relative to the trailing 30-day average trading price of Endurance’s shares as of October 3, 2016.

•	The fact that the merger consideration of $93.00 per ordinary share is 1.36x Endurance’s reported book value per share and 1.53x Endurance’s tangible book value per share, in each case as of June 30, 2016.

•	The belief of the Endurance board of directors that the merger consideration to be received by holders of ordinary shares compared adequately to a range of values of Endurance as an independent company based on traditional valuation analyses such as a discounted dividend model, comparable companies’ trading analyses, analyses of historical cash transaction control premiums paid and comparable precedent transactions analyses.

•	The fact that the $93.00 per ordinary share SOMPO will pay is the result of negotiations and price increases by SOMPO from its original proposed valuation of $90.00 per ordinary share.

•	The belief of the Endurance board of directors that, as a result of the negotiations between the parties, the merger consideration of $93.00 per ordinary share was the highest price per share for the ordinary shares that SOMPO was willing to pay at the time of those negotiations.

•	The possibility that, if Endurance did not enter into the merger agreement, it could take a considerable amount of time and involve a substantial amount of risk before the trading price of the ordinary shares would reach and sustain the $93.00 per ordinary share value of the merger consideration, as adjusted for present value.

•	The possibility that, if Endurance did not enter into the merger agreement, there would likely to be few, if any, other parties that would be willing to offer more than SOMPO’s offer of $93.00 per ordinary share.

•	The fact that the merger consideration is to be paid entirely in cash, which will allow holders of ordinary shares to realize, upon closing, a certainty of value in light of the risks and uncertainties inherent in Endurance’s prospects and the market, economic and other risks that arise from owning an equity interest in a public company.

•	The opinion of Morgan Stanley to the Endurance board of directors on October 3, 2016, which was subsequently confirmed in writing on October 5, 2016, to the effect that, as of the date of the opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the $93.00 in cash per share merger consideration to be received by the holders of ordinary shares (other than ordinary shares that are owned by the Company as treasury shares or by any direct or indirect wholly-owned subsidiary of the Company) pursuant to the merger agreement was fair from a financial point of view to such holders of ordinary shares.

Treatment of Preferred Shares

•	The fact that holders of preferred shares will continue to own preferred shares of Endurance as the surviving company following the merger and that the relative rights, terms and conditions of each such preferred share will remain unchanged.

Terms of the Merger Agreement

•	The fact that the terms and conditions of the merger agreement, including, but not limited to, the representations, warranties and covenants of the parties and the conditions to closing, are reasonable.

•	The belief of the Endurance board of directors that, based on consultation with Endurance’s outside legal counsel, the conditions to the consummation of the merger as set forth in the merger agreement are reasonable and customary, and the likelihood in the view of the Endurance board of directors that the merger would be completed because of limited nature of such conditions.

•	The fact that the merger agreement allows Endurance to continue to declare and pay regular quarterly cash dividends of up to $0.38 per ordinary share and $396.875 per preferred share (equal to $0.396875 per depositary share).

•	The availability of appraisal rights to Endurance shareholders who do not vote in favor of the merger proposal, which rights provide eligible shareholders with the opportunity to have the Bermuda Court determine the fair value of their shares.

•	The fact that the Endurance board of directors is permitted to withdraw its recommendation of the merger proposal in response to a material event or circumstance that was not (or the consequences of which were not) known to the board of directors of Endurance on October 5, 2016, subject to compliance with certain procedural requirements, which may include, under certain circumstances, the payment of a termination fee and reimburse certain expenses incurred by SOMPO (see the section of this proxy statement titled “The Merger Agreement—No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements”).

•	Other specific terms of the merger agreement permitting Endurance to consider a “superior proposal” received after October 5, 2016 and at any time prior to approval of the merger proposal by Endurance’s shareholders, including:

•	Endurance’s ability, under certain circumstances, to consider and respond to a written unsolicited bona fide proposal received after the solicitation period for a business combination or the acquisition of 15% or more of the shares or assets of Endurance or engage in discussions or negotiations with the third party making such a proposal, in each case if the Endurance board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that such “takeover proposal” either constitutes or is reasonably likely to result in a “superior proposal” (as such terms are described and summarized in the section of this proxy statement titled “The Merger Agreement—No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements”);

•	The fact that the terms of the merger agreement provide that, under certain circumstances where a superior proposal has been received, Endurance is permitted to entertain takeover proposals, and the Endurance board of directors is permitted to withdraw its recommendation with respect to the merger agreement, or terminate the merger agreement, subject, in each case, to compliance with certain procedural requirements, which may include under certain circumstances the payment of a termination fee and reimburse certain expenses incurred by SOMPO (see the section of this proxy statement titled “The Merger Agreement—No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements”); and

•	The belief of the Company’s board of directors, based on consultation with Endurance’s financial advisor and outside legal counsel, that the range of potential termination fees being discussed by Endurance and SOMPO was reasonable and that any such termination fee would not preclude other parties from making an acquisition proposal for Endurance (the Endurance Transaction Committee also observed the fact that the final agreed $204.9 million termination fee was equal to approximately 3.25% of the equity value of Endurance).

•	The absence of any financing condition or contingency to the merger.

•	The fact that SOMPO is a strong, well-capitalized company with ample resources to consummate the transaction.

•	The high likelihood that SOMPO will proceed to consummate the merger without significant delay, given its regulatory sophistication, financial resources and high credit rating.

•	SOMPO’s commitment in the merger agreement to use its reasonable best efforts to consummate the merger (subject to the terms and conditions of the merger agreement).

•	The ability of the parties to consummate the merger.

Risk and Other Considerations of the Merger

In the course of its deliberations, the Endurance board of directors, in consultation with Endurance management and legal and financial advisors, also considered a variety of risks and other potentially negative factors relating to the merger, including the following:

•	The possibility that the merger might not be consummated, or that the consummation might be delayed.

•	The risk of diverting management focus and resources from other strategic opportunities and operational matters while implementing the merger.

•	That restrictions on the conduct of Endurance’s business prior to consummation of the merger could delay or prevent Endurance from undertaking business opportunities that arise pending consummation of the merger, which opportunities might be lost to Endurance even if the merger could not be consummated.

•	The potential negative effect of the pendency of the merger on Endurance’s business and relationships with customers, vendors, business partners and employees, including the risk that key employees might not choose to remain employed with Endurance prior to the consummation of the merger, regardless of whether or not the merger is consummated.

•	The risk that Endurance shareholders may fail to approve the merger proposal.

•	The risk that governmental entities may oppose or refuse to approve the merger or impose conditions on Endurance and SOMPO (or any of their respective affiliates) prior to approving the merger, which conditions may constitute a burdensome condition that would permit SOMPO to refuse to consummate the merger.

•	The absence of a broad pre-signing market check by Endurance as to the availability of alternative proposals, even though the Endurance board of directors determined that forgoing a broad pre-signing market check was in the best interests of Endurance because (i) SOMPO was offering a significant premium to holders of ordinary shares; (ii) it seemed unlikely that there would be other parties that would be willing to offer more than SOMPO; and (iii) discussions with alternative potential acquirers might not remain confidential and a leak might disrupt the Company’s discussions with SOMPO, jeopardize any potential transaction with SOMPO, or adversely impact Endurance’s ongoing operations.

•	The fact that the all-cash merger consideration, while providing certainty of value upon consummation, would not allow holders of ordinary shares to participate in any future earnings growth of Endurance or benefit from any future increase in its value.

•	The fact that some of Endurance’s directors and executive officers have other interests in the merger that are in addition to their interests as shareholders of the Company, including as a result of employment and compensation arrangements with Endurance (including amended and restated employment agreements entered into concurrently with the execution of the merger agreement) and the manner in which they would be affected by the merger (see the section of this proxy statement titled “The Merger—Interests of Endurance’s Directors and Executive Officers in the Merger”).

•	The specific terms of the merger agreement that either individually or in combination, could discourage potential acquirors from making a competing bid to acquire Endurance, including:

•	The terms of the merger agreement placing certain limitations on the ability of Endurance to initiate, solicit or take any action to knowingly facilitate or knowingly encourage any inquiries or requests for information by a third party with respect to a takeover proposal and to furnish non-public information to, or engage in discussions or negotiations with, a third party interested in pursuing an alternative business combination transaction; and

•	The fact that Endurance must pay SOMPO a termination fee and reimburse certain expenses incurred by SOMPO in connection with the merger if the merger agreement is terminated under certain circumstances, or which may become payable following a termination of the merger agreement in circumstances where no alternative transaction or superior proposal is ultimately consummated (which fees and expenses the Endurance board of directors determined were reasonable and customary).

The foregoing discussion of the factors considered by the Endurance board of directors is not intended to be exhaustive, but rather a summary of the material factors considered by the Endurance board of directors. In reaching its decision to approve the merger agreement, including the merger and other transactions contemplated by the merger agreement, the Endurance board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Endurance board of directors considered the various factors as a whole, including discussions with, and questioning of, Endurance’s management, financial advisor and outside legal counsel, and overall considered the factors to be favorable to, and to support, its determination.

The foregoing discussion of the information and factors considered by the Endurance board of directors is forward-looking in nature. This information should be read in light of the factors described under the section of this proxy statement titled “Cautionary Statement Concerning Forward-Looking Information.”

Opinion of Endurance’s Financial Advisor

The Endurance board of directors retained Morgan Stanley to provide it with financial advisory services in connection with the merger. The Endurance board of directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, and its knowledge of Endurance’s business and affairs. On October 3, 2016, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing on October 5, 2016, to the Endurance board of directors to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of ordinary shares (other than ordinary shares that are owned by Endurance as treasury shares or by any direct or indirect wholly-owned subsidiary of Endurance, which is described in greater detail in the section of this proxy statement titled “The Merger—Effects of the Merger” beginning on page 21) pursuant to the merger agreement was fair from a financial point of view to such holders of ordinary shares.

The full text of the written opinion of Morgan Stanley, dated October 5, 2016, is attached as Annex B to this proxy statement, and is incorporated by reference herein in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to, and should, read Morgan Stanley’s opinion and this section summarizing Morgan Stanley’s opinion carefully and in their entirety. Morgan Stanley’s opinion was directed to the Endurance board of directors, in its capacity as such, and addresses only the fairness from a financial point of view of the merger consideration to be received by the holders of ordinary shares (other than ordinary shares that are owned by Endurance as treasury shares or by any direct or indirect wholly-owned subsidiary of Endurance) in connection with the merger, as of the date of the opinion, and does not address any other aspects or implications of the merger, including the treatment of the preferred shares, which will remain outstanding following the consummation of the merger pursuant to the merger agreement. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation to any shareholder of Endurance as to how to vote at any shareholders’ meeting to be held in connection with the merger or whether to take any other action with respect to the merger.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Endurance;

•	reviewed certain internal financial statements and other financial and operating data concerning Endurance;

•	reviewed certain financial projections prepared by the management of Endurance;

•	discussed the past and current operations and financial condition and the prospects of Endurance with senior executives of Endurance;

•	reviewed the reported prices and trading activity for the ordinary shares;

•	compared the financial performance of Endurance and the prices and trading activity of the ordinary shares with that of certain other publicly-traded companies comparable with Endurance and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of Endurance and SOMPO and their financial and legal advisors;

•	reviewed the merger agreement and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by Endurance, and which formed a substantial basis for its opinion. With respect to Endurance’s financial projections prepared by the management of Endurance, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Endurance of the future financial performance of Endurance. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, and that the definitive merger agreement did not differ in any material respect from the draft thereof furnished to Morgan Stanley, except to the extent that any deviations would not have a material impact on its opinion. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. Morgan Stanley is not a legal, tax, regulatory or actuarial advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Endurance and its legal, tax, regulatory or actuarial advisors with respect to legal, tax, regulatory or actuarial matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Endurance’s officers, directors or employees, or any class of such persons, relative to the merger consideration to be received by the holders of ordinary shares in the merger.

Morgan Stanley’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley did not express any opinion with respect to the treatment of the preferred shares, which will remain outstanding pursuant to the terms of the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Endurance, nor was it furnished with any such valuations or appraisals. Morgan Stanley is not an expert in the evaluation of reserves for property and casualty insurance losses and loss adjustment expenses and did not make an independent evaluation of the adequacy of the reserves of Endurance. In that regard, Morgan Stanley made no analysis of, and expressed no opinion as to, the adequacy of the losses and loss adjustment expense reserves of Endurance. Morgan Stanley’s written opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, October 5, 2016. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving Endurance.

Summary of Financial Analyses

The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with the preparation of its opinion to the Endurance board of directors. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 30, 2016 (the last trading day immediately preceding the October 3, 2016 presentation by Morgan Stanley to the Endurance board of directors), and is not necessarily indicative of current market conditions. Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.

In performing the financial analysis summarized below and arriving at its opinion, Morgan Stanley used and relied upon certain financial projections provided by Endurance’s management and approved by the Endurance board of directors and referred to in this proxy statement as the “Management Projections,” and certain financial projections based on Wall Street research reports and referred to in this proxy statement as the “Street Case.” For the purposes of analysis, each of the per share values outlined below is rounded to the nearest $0.25.

Historical Trading Range and Research Targets Analysis

Morgan Stanley reviewed the historical trading range of the ordinary shares for the 52-week period ending September 30, 2016 and noted that, during such period, the maximum closing price per ordinary share was $68.75 and the minimum trading price per ordinary share was $59.25. Morgan Stanley also reviewed share price targets for the ordinary shares prepared and published by equity research analysts, which reflect each analyst’s estimate of the future public market trading price of the ordinary shares and were not discounted to present value.

Morgan Stanley discounted such share price targets to present value (as of September 30, 2016) by applying an illustrative one-year discount period at a discount rate of 6.1%. Morgan Stanley noted a range of share price targets for the ordinary shares as of September 30, 2016 discounted as described above of approximately $63.25 to $75.50 per ordinary share. The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the ordinary shares and these estimates are subject to uncertainties, including the future financial performance of Endurance and future financial market conditions.

Comparable Company Analysis

Morgan Stanley performed a comparable company analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded.

Morgan Stanley reviewed and compared, using publicly available information, certain current and historical financial information for Endurance with corresponding current and historical financial information, ratios and public market multiples for selected companies, based on Morgan Stanley’s professional judgment and experience, that share similar business characteristics and have certain comparable operating characteristics including, among other things, similar lines of business, market capitalizations and/or other similar operating characteristics (we refer to these companies as the “comparable companies”). These companies were the following:

•	Arch Capital Group Ltd.

•	XL Group Ltd

•	Alleghany Corporation

•	Everest Re Group, Ltd.

•	AXIS Capital Holdings Limited

•	RenaissanceRe Holdings Ltd.

•	Validus Holdings Ltd.

•	Allied World Assurance Company Holdings, AG

•	Aspen Insurance Holdings Limited

•	Argo Group International Holdings, Ltd.

For each of the comparable companies, Morgan Stanley calculated the ratio of such company’s price per share of common equity divided by the book value of such company’s common equity (“P/BV”), and the ratio of such company’s price per share of common equity divided by the tangible book value of such company’s common equity (“P/TBV”), in each case using market data as of September 30, 2016 and balance sheet data as of June 30, 2016. For each comparable company, Morgan Stanley also calculated such company’s price/2017 earnings per share ratio by calculating such company’s price per share of common equity as of September 30, 2016 divided by its estimated 2017 earnings per share (“2017 P/E”). The following table presents the results of this analysis:

Comparable Company	P/BV Ratio	P/TBV Ratio	2017 P/E Ratio
Arch Capital Group Ltd.	1.57	1.59	18.3
XL Group Ltd	0.81	1.00	9.4
Alleghany Corporation	1.02	1.11	17.9
Everest Re Group, Ltd.	1.00	1.00	10.6
AXIS Capital Holdings Limited	0.94	0.96	12.8
RenaissanceRe Holdings Ltd.	1.16	1.24	12.6
Validus Holdings Ltd.	1.12	1.23	11.9
Allied World Assurance Company Holdings, AG	1.02	1.19	15.5
Aspen Insurance Holdings Limited	0.94	0.97	10.2
Argo Group International Holdings, Ltd.	0.99	1.14	14.0

Based on the results of this analysis and its professional judgment, Morgan Stanley applied (i) a P/TBV range of 1.00x to 1.20x to Endurance’s diluted tangible book value per ordinary share of $60.64 as of June 30, 2016, which resulted in an implied per share equity value range of Endurance of $60.75 to $72.75 and (ii) a P/BV range of 0.95x to 1.15x to Endurance’s diluted book value per ordinary share of $68.20 as of June 30, 2016, which resulted in an implied per share equity value range of Endurance of $64.75 to $78.50 (in each case as compared to the closing price per ordinary share of $65.45 on September 30, 2016 and SOMPO’s final proposed price per ordinary share of $93.00).

For purposes of calculating the 2017 P/E of each comparable company, Morgan Stanley utilized publicly available estimates of 2017 earnings per share, prepared by equity research analysts, available as of September 30, 2016. Based on the results of this analysis and its professional judgment, Morgan Stanley applied a 2017 P/E range of 10.0x to 13.0x, which resulted in an implied per share equity value range of Endurance of $64.50 to $83.75, based on estimated net income per ordinary share of $6.45 in the Street Case (as compared to Endurance’s closing ordinary share price of $65.45 on September 30, 2016 and SOMPO’s final proposed price per ordinary share of $93.00).

No company included in the comparable company analysis is identical to Endurance. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Endurance. These include, among other things, the impact of competition on the business of Endurance and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Endurance and the industry, and in the financial markets in general. Mathematical analysis (such as determining the median) is not, in itself, a meaningful method of using comparable company data.

Dividend Discount Analysis

Morgan Stanley performed a dividend discount analysis to calculate a range of implied present values of the distributable cash flows that Endurance is forecasted to generate. The range was determined by adding:

•	the present value of an estimated future dividend stream for Endurance over a period of thirty-nine months from September 30, 2016 to December 31, 2019 based on the Management Projections, which were prepared by the management of Endurance and approved by the Endurance board of directors; and

•	the present value of an estimated “terminal value” of the ordinary shares at the end of the year 2019

In performing its analysis, Morgan Stanley assumed a cost of equity of 5.6% to 6.6%, which it used as the discount rate. The low end of such range reflected management projections with no prior year reserve development in 2017 through 2019, terminal P/BV multiple of 0.95x and a discount rate of 6.6%. The high end of such range reflected management projections with prior year reserve developments, terminal P/BV multiple of 1.15x and a discount rate of 5.6%. This resulted in an implied per share equity value range of the ordinary shares of $68.00 to $86.25 (as compared to Endurance’s closing ordinary share price of $65.45 on September 30, 2016 and SOMPO’s final proposed price per ordinary share of $93.00).

Premiums Paid Analysis

Using publicly available information, Morgan Stanley reviewed transactions and announced bids for control of worldwide public targets with an aggregate transaction value of at least $1.0 billion announced since January 1, 2007 to and including June 30, 2016. Morgan Stanley calculated the premiums paid in these transactions over the applicable stock price of the acquired company (i.e., the amount by which the price that the purchaser paid for the shares of the target exceeded the market price of such shares) four weeks prior to the earliest of the deal announcement, announcement of a competing bid and market rumors. The average of the premium paid in these transactions during this period was 38%.

Based on the results of this analysis, the premiums paid in precedent transactions as outlined below, and its professional judgment, Morgan Stanley applied a premium range of 20% to 40% to the closing price per ordinary share of $65.45 on September 30, 2016, which resulted in an implied per share equity value range of Endurance of $78.50 to $91.75 (as compared to Endurance’s closing ordinary share price of $65.45 on September 30, 2016 and SOMPO’s final proposed price per ordinary share of $93.00). Morgan Stanley noted that the proposed price per ordinary share of $93.00 represented a 42% premium to Endurance’s closing price on September 30, 2016.

Precedent Transactions

Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms and premiums of selected transactions. Morgan Stanley compared publicly available statistics for 10 property and casualty insurance (“P&C”) transactions that were announced since January 1, 2014 consisting of (i) 5 Bermuda/Reinsurance transactions, (ii) 3 Lloyd’s transactions and (iii) 2 other P&C transactions. The following is a list of the insurance transactions reviewed:

Bermuda/Reinsurance Transactions
(Target/Acquiror)	P/TBV	P/BV	NTM P/E	Unaffected Premium
PartnerRe Ltd./EXOR S.p.A.	1.30x	1.18x	15.4x	23%
Sirius America Insurance Co./ China Minsheng Investment Corp. Ltd.	1.28x	N/A	N/A	N/A
Ironshore Inc./Fosun International Limited	1.31x	1.25x	N/A	N/A
Montpelier Re Holdings Ltd./Endurance Specialty Holdings Ltd.	1.21x	1.21x	13.9x	19%
Platinum Underwriters Holdings Ltd./RenaissanceRe Holdings Ltd.	1.13x	1.13x	18.3x	24%

Lloyds Transactions
(Target/Acquiror)	P/TBV	P/BV	NTM P/E	Unaffected Premium
Amlin plc/Mitsui Sumitomo Insurance Company, Limited	2.44x	2.06x	16.6x	36%
Brit Plc/Fairfax Financial Holdings Limited	1.57x	1.47x	10.3x	11%
Catlin Group plc/XL Group plc	1.54x	1.25x	12.0x	23%

Other P&C Insurance Transactions
(Target/Acquiror)	P/TBV	P/BV	NTM P/E	Unaffected Premium
The Chubb Corporation/ACE Limited	1.80x	1.75x	16.1x	30%
HCC Insurance Holdings, Inc./ Tokio Marine Holdings, Inc.	2.50x	1.90x	19.5x	38%

Utilizing publicly available information, including publicly available estimates of earnings prepared by equity research analysts, Morgan Stanley noted the P/TBV, P/BV and P/E ratios, as well as unaffected premiums, for each of the transactions listed above. Based on the results of this analysis and its professional judgment, Morgan Stanley applied a P/TBV range of 1.30x to 1.60x to Endurance’s diluted tangible book value per ordinary share of $60.64 as of June 30, 2016, which resulted in an implied per ordinary share equity value range of $78.75 to $97.00 (as compared to the Company’s closing ordinary share price of $65.45 on September 30, 2016 and SOMPO’s final proposed price per ordinary share of $93.00). Based on the results of this analysis and its professional judgment, Morgan Stanley applied a P/BV range of 1.20x to 1.40x to Endurance’s diluted book value per ordinary share of $68.20 as of June 30, 2016, which resulted in an implied per ordinary share equity value range of $81.75 to $95.50 (as compared to Endurance’s closing ordinary share price of $65.45 on September 30, 2016 and SOMPO’s final proposed price per ordinary share of $93.00). In addition, based on the results of this analysis and its professional judgment, Morgan Stanley applied a next twelve month P/E range of 12.0x to 16.0x, which resulted in an implied per ordinary share equity value range of $77.00 to $102.50, based on estimated net income per ordinary share for the next twelve months of $6.41 in the Street Case.

No company or transaction utilized in the precedent transactions analysis is identical to Endurance or the merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Endurance’s control. These include, among other things, the impact of competition on Endurance’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Endurance and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. The fact that points in the range of implied present value per share of Endurance derived from the valuation of precedent transactions were less than or greater than the consideration is not necessarily dispositive in connection with Morgan Stanley’s analysis of the consideration for the merger, but is one of many factors Morgan Stanley considered.

General

In connection with the review of the merger by the Endurance board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Endurance. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Endurance’s control. These include, among other things, the impact of competition on Endurance’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Endurance and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, to the holders of ordinary shares of the merger consideration to be received by the holders of ordinary shares pursuant to the merger agreement, and in connection with the delivery of its oral opinion, and its subsequent written opinion, to the Endurance board of directors. These analyses do not purport to be appraisals or to reflect the prices at which the ordinary shares might actually trade.

The merger consideration was determined through arm’s-length negotiations between Endurance and SOMPO and was approved by the Endurance board of directors. Morgan Stanley provided advice to Endurance during these negotiations but did not, however, recommend any specific merger consideration to Endurance, or that any specific merger consideration constituted the only appropriate consideration for the merger.

Morgan Stanley’s opinion and its presentation to the Endurance board of directors was one of many factors taken into consideration by the Endurance board of directors in deciding to approve the merger agreement and the transactions contemplated thereby. Consequently, the analyses as described above should not be viewed as determinative of the recommendation of the Endurance board of directors with respect to the consideration to be received by shareholders pursuant to the merger agreement or of whether the Endurance board of directors would have been willing to agree to a different form or amount of consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation to any shareholder of Endurance as to how to vote at Endurance special meeting to be held in connection with the merger or whether to take any other action with respect to the merger. Morgan Stanley’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.

The Endurance board of directors retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading and prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley and its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions and finance positions and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Endurance, SOMPO and their respective affiliates, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided the Endurance board of directors with financial advisory services and a fairness opinion, described in this section and attached as Annex B to this proxy statement, in connection with the merger, and Endurance has agreed to pay Morgan Stanley a fee of $20 million for its services, which is contingent upon the closing of the merger. Endurance has also agreed to reimburse Morgan Stanley for its expenses, including fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, Endurance has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws, relating to or arising out of Morgan Stanley’s engagement.

In the two years prior to the date of its opinion, Morgan Stanley or its affiliates have provided financial advisory and financing services for Endurance and have received fees in connection with such services. Mitsubishi UFJ Morgan Stanley Securities (which we refer to as “MUMSS”), a Japanese joint venture with Mitsubishi UFJ, which is not controlled by Morgan Stanley, has provided in the two years prior to the date hereof financial advisory and financing services for SOMPO or its affiliates for which Morgan Stanley believes MUMSS received fees in connection with such services. Morgan Stanley and/or MUMSS may also seek to provide such services to SOMPO and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Certain Endurance Prospective Financial Information

Endurance management does not as a matter of course make public projections as to future performance or earnings and is especially wary of making projections for extended periods due to the significant unpredictability inherent in its businesses. However, Endurance provided, among other information, certain financial projections prepared by Endurance’s management to Morgan Stanley, financial advisor to the Endurance board of directors, in connection with its evaluation of the merger (which we refer to as the “financial projections”). The financial projections were not developed for the purposes of providing earnings guidance.

The financial projections each represent only one scenario in a wide range of potential outcomes. While presented with numeric specificity, the financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Endurance’s business, all of which are inherently uncertain and difficult to predict and many of which are beyond Endurance’s control. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. These financial projections may also be affected by Endurance’s ability to achieve strategic goals, objectives and targets over the applicable periods. As such, these financial projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the sections of this proxy statement titled “Cautionary Statements Concerning Forward-Looking

Information” and in Endurance’s Form 10-K for the fiscal year ended December 31, 2015, Form 10-Q for the three months ended June 30, 2016 and the other reports filed by Endurance with the SEC. Endurance shareholders should read such sections of this proxy statement and such reports filed with the SEC for additional information regarding the risks inherent in forward-looking information such as the financial projections. The financial projections cover multiple years and such information by its nature becomes less reliable with each successive year.

The financial projections were not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, but, in view of Endurance’s management, were prepared on a reasonable basis. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial projections. Neither Endurance’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared.

Certain of the financial projections set forth herein may be considered non-generally accepted accounting principles (which we refer to as “non-GAAP”) financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with generally accepted accounting principles (which we refer to as “GAAP”), and non-GAAP financial measures as used in the financial projections may not be comparable to similarly titled amounts used by other companies or persons.

The information about the financial projections set forth below do not give effect to the merger and none of the financial projections take into account the effect of any failure of the merger to be consummated.

You are strongly cautioned not to place undue reliance on the financial projections set forth below. The inclusion of the financial projections in this proxy statement should not be regarded as an indication that any of Endurance, SOMPO or their affiliates, advisors or representatives considered or consider the financial projections to be predictive of actual future events, and the financial projections should not be relied upon as such. None of Endurance, SOMPO or their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not materially differ from the financial projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after the date such financial projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the financial projections are shown to be in error. None of Endurance, SOMPO or their respective affiliates, advisors or representatives makes any representation to any other person regarding the financial projections. The financial projections are not being included in this proxy statement to influence a shareholder’s decision regarding how to vote on any given proposal, but because the financial projections were provided to Morgan Stanley. These financial projections are for illustrative purposes and should not be considered an indication of what Endurance may do in the future.

The following is a summary of the financial projections (in thousands, except per share data and percentage data):

	2016	2017	2018	2019
Gross premiums written	$4,310.0	$4,928.6	$5,503.3	$6,086.8
Net premiums written	$2,533.6	$2,953.3	$3,333.9	$3,684.4

Net earned premiums	$2,431.7	$2,745.5	$3,139.8	$3,519.7
Net income available to common	$345.7	$401.1	$441.2	$533.2
Common equity	$4,719	$5,011	$5,338	$5,751

Loss and loss adjustment expense ratio	55.5%	57.3%	60.6%	61.4%
Acquisition ratio	19.3%	19.8%	19.5%	19.4%
General and administrative expense ratio	12.7%	10.7%	9.2%	7.9%
Combined ratio	87.4%	87.8%	89.4%	88.7%

Diluted earnings per share (net income)	$5.11	$5.91	$6.48	$7.83
Common dividends per share	$1.52	$1.60	$1.68	$1.76

Financing

The merger is not conditioned upon receipt of financing by SOMPO. SOMPO has informed us that it has the financial resources to complete the merger it expects to use cash on hand, available lines of credit and other sources of immediately available funds to fund the aggregate merger consideration.

Effective Time of Merger

The closing of the merger is expected to take place no later than the fifth business day following the satisfaction or waiver of all the closing conditions set forth in the merger agreement (described in the section of this proxy statement titled “The Merger Agreement—Closing; Effective Time”) (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) unless otherwise agreed in writing by the parties.

The merger will become effective upon the date specified in the certificate of merger issued by the Bermuda Registrar of Companies. Under the terms of the merger agreement, Endurance and SOMPO have agreed that they will request the Bermuda Registrar of Companies to provide in the certificate of merger that the effective time will be the closing date of the merger.

Interests of Endurance’s Directors and Executive Officers in the Merger

Endurance’s executive officers and directors may have interests in the merger that may be different from or in addition to those of Endurance shareholders generally. The Endurance board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be approved by the shareholders of Endurance.

Treatment of Outstanding Options

Mr. Charman holds unvested options to purchase ordinary shares. At the effective time, each option outstanding and unexercised immediately prior to the merger (whether or not vested or exercisable) will vest in full and be converted into the right to receive an amount in cash equal to the excess, if any, of (i) the merger consideration over (ii) the exercise price payable in respect of such ordinary share issuable under such option.

Treatment of Outstanding Restricted Stock Awards

All of Endurance’s executive officers and non-employee members of the board of directors of Endurance hold restricted share awards. At the effective time, each Endurance restricted share will vest in full, in the case of time-based restricted shares, or vest based on actual level of performance (as determined on the basis of relative total shareholder return for ordinary shares at the effective time, utilizing the merger consideration) in the case of performance-based restricted shares, and will be converted, to the extent vested, into the right to receive the merger consideration.

Value to Executive Officers and Directors in Respect of Endurance Equity Awards

The tables below set forth the number of options and restricted share awards held by each executive officer and non-employee director of Endurance as of October 31, 2016, and the value that each executive officer and director can expect to receive for such equity as of the effective time, assuming continued employment or service through the effective time and based on the per share merger consideration equal to $93.00:

Name	Time-Based Restricted Shares		Performance-Based Restricted Shares(1)		Vested Options		Unvested Options
	Number (#)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)
Executive Officers
John R. Charman	141,778	13,185,354	—	—	—	—	160,000	7,168,000
Michael J. McGuire	24,450	2,273,850	28,202	2,622,786	—	—	—	—
John A. Kuhn	35,890	3,337,770	41,952	3,901,536	—	—	—	—
John V. Del Col	19,551	1,818,243	22,540	2,096,220	—	—	—	—
Christopher Gallagher	12,386	1,151,898	10,166	945,438	—	—	—	—
Brian W. Goshen	13,430	1,248,990	20,472	1,903,896	—	—	—	—
Stephen H.R. Young	13,621	1,266,753	—	—	—	—	—	—
Jerome Faure(2)	—	—	—	—	—	—	—	—
Directors
John T. Baily	1,715	159,495	—	—	—	—	—	—
Norman Barham	1,715	159,495	—	—	—	—	—	—
Galen R. Barnes	1,715	159,495	—	—	—	—	—	—
William H. Bolinder	1,715	159,495	—	—	—	—	—	—
Philip M. Butterfield	1,715	159,495	—	—	—	—	—	—
Steven W. Carlsen	1,715	159,495	—	—	—	—	—	—
Morgan W. Davis	1,715	159,495	—	—	—	—	—	—
Susan S. Fleming	1,715	159,495	—	—	—	—	—	—
Nicholas C. Marsh	1,715	159,495	—	—	—	—	—	—
Scott D. Moore	1,715	159,495	—	—	—	—	—	—
William J. Raver	1,715	159,495	—	—	—	—	—	—
Robert A. Spass	1,715	159,495	—	—	—	—	—	—
Ian M. Winchester	1,715	159,495	—	—	—	—	—	—

(1)	The number of performance-based restricted shares is based on an assumption that the performance level is at maximum at the effective time.
(2)	Mr. Faure retired from Endurance on March 31, 2016 and no longer holds outstanding Endurance equity awards.

Employment Agreements

Each executive officer of Endurance (other than Mr. Faure who retired from Endurance on March 31, 2016) currently has an employment agreement with Endurance or a subsidiary thereof. In connection with entering into the merger agreement, SOMPO required, among other things, that each executive officer of Endurance (other than Mr. Faure) execute and deliver an amended and restated employment agreement, subject to and effective as of the closing of the merger.

Employment Agreements with John R. Charman

On May 28, 2013, Endurance entered into an Employment Agreement with Mr. Charman (which we refer to as the “Current Charman Employment Agreement”). The Current Charman Employment Agreement will remain in full force and effect through the closing of the merger. If the merger agreement is terminated, the Current Charman Employment Agreement will remain in full force and effect.

Under the Current Charman Employment Agreement, Endurance may separate Mr. Charman’s service from Endurance without cause or Mr. Charman may separate his service from Endurance with good reason (each, a “Qualifying Termination”). Upon a Qualifying Termination, Mr. Charman’s severance will consist of the vesting of any unvested options and restricted shares and compensation for accrued and unpaid vacation days, reimbursement of prior business expenses and other employee benefits to which employees of Endurance are generally entitled.

On October 5, 2016, Endurance and Merger Sub entered into an Amended and Restated Employment Agreement with Mr. Charman, subject to and effective as of the closing of the merger (which we refer to as the “New Charman Employment Agreement”). As is the case under the Current Charman Employment Agreement, Mr. Charman is only receiving $100 per annum base salary and is not eligible for annual or long-term incentive compensation. Upon a Qualifying Termination under the New Charman Employment Agreement, Mr. Charman’s severance will consist of compensation for accrued and unpaid vacation days, reimbursement of prior business expenses and other employee benefits to which employees of Endurance are generally entitled. If the merger agreement is terminated, the New Charman Employment Agreement will terminate and have no force and effect.

Employment Agreements with Executive Officers

Each Endurance senior executive has previously entered into an employment agreement with Endurance or a subsidiary thereof (each, a “Current Executive Employment Agreement”). The Current Executive Employment Agreements will remain in full force and effect through the closing of the merger. If the merger agreement is terminated, the Current Executive Employment Agreement will remain in full force and effect.

Under each Current Executive Employment Agreement, upon a Qualifying Termination in connection with a change in control, subject to the execution of a release of claims and compliance with certain restrictive covenants, the executive will be entitled to the following:

•	payment equal to the annual base salary for one year;

•	payment for annual incentive compensation for any completed calendar year;

•	prorated annual incentive compensation at target for any partially completed calendar year;

•	vesting of 50% unvested long-term incentive compensation (to the extent not vesting as result of a change in control);

•	the average annual incentive compensation paid to the executive over the past three years;

•	nine months of life, medical and dental insurance coverage;

•	three months of housing expense reimbursement;

•	reimbursement of relocation expenses; and

•	tax preparation expenses for the last year of employment.

If the payments and benefits provided to the executive constitute “parachute payments” subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986 (the “Code”) (which we refer to as the “Excise Tax”), then the payments and benefits will be reduced such that no portion of such amounts will be subject to the Excise Tax.

On October 5, 2016, Endurance and Merger Sub entered into an Amended and Restated Employment Agreement with each of the executive officers, other than with Messrs. Charman (described above) and Faure (each, a “New Executive Employment Agreement”). Each New Executive Employment Agreement is subject to and effective as of the closing of the merger. If the merger agreement is terminated, the New Executive Employment Agreement will terminate and have no force and effect. The base compensation and incentive compensation opportunity under each New Executive Employment Agreement is the same as under each Current Executive Employment Agreement. During the initial five-year term of each New Executive Employment Agreement, upon a Qualifying Termination, subject to the execution of a release of claims and compliance with certain restrictive covenants, the executive will be entitled to the following:

•	payment equal to the annual base salary, annual target incentive compensation and long-term target incentive compensation for the remainder of the initial term;

•	vesting of all unvested long-term incentive compensation;

•	three months of housing expense reimbursement;

•	reimbursement of relocation expenses; and

•	tax preparation expenses for the last year of employment.

If the payments and benefits provided to the executive constitute “parachute payments” subject to the Excise Tax, then the payments and benefits will be reduced such that no portion of such amounts will be subject to the Excise Tax.

See the section of this proxy statement titled “—Merger-Related Compensation for Endurance Executive Officers” beginning on page 42 for an estimate of the amounts that would be payable to each executive officer in the event he incurs a Qualifying Termination under an employment agreement.

Indemnification and Insurance

The merger agreement provides for certain indemnification arrangements for Endurance’s current officers and directors and the continuation of certain insurance arrangements for Endurance’s current officers and directors for six years after the completion of the transactions.

Concurrently with the execution of the New Charman Employment Agreement and each New Executive Employment Agreement, SOMPO required, among other things, that each executive officer of Endurance (other than Mr. Faure) execute and deliver an amended and restated indemnification agreement, subject to and effective as of the closing of the merger (each of which we refer to as an “Executive Indemnification Agreement”). The current Endurance indemnification agreements entered into with each such executive officer will remain in full force and effect through the closing of the merger. If the merger agreement is terminated, the Executive Indemnification Agreement will terminate and have no force and effect. Each Executive Indemnification Agreement is substantially the same as the indemnification agreement it replaces.

Merger-Related Compensation for Endurance Executive Officers

The first table below sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of Endurance that is based on or otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to our named executive officers. The table below assumes that the merger is completed on October 31, 2016 (the latest practicable date, determined pursuant to Item 402(t) of Regulation S-K) and each executive officer is terminated without cause or resigns with good reason on the same day pursuant to the terms of the Current Charman Employment Agreement or a Current Executive Employment Agreement, as applicable. The amounts in respect of the “golden parachute”

compensation set forth in the table below are subject to a non-binding advisory vote of Endurance’s shareholders, as described in the section of this proxy statement titled “The Special General Meeting—Purposes of the Special General Meeting” beginning on page 85.

The second table below, titled “Golden Parachute Compensation—Endurance Other Executive Officers,” shows the compensation that could become payable to Endurance’s other executive officers based on the merger and is not subject to an advisory vote. Although the rules of the SEC do not require the second table, it has been included so that quantification of the potential change in control payments and benefits that could be received by all of Endurance’s executive officers is presented in a uniform manner. Similar to the table required by Item 402(t) of Regulation S-K, the second table assumes that the merger is completed on October 31, 2016 and each executive officer is terminated without cause or resigns with good reason on the same day pursuant to the terms of his Executive Employment Agreement.

Golden Parachute Compensation – Endurance Named Executive Officers

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Other ($)	Total ($)(5)
John R. Charman	100	20,353,354	—	—	1,141,954	—	21,495,408
Michael J. McGuire	1,948,854	4,896,636	—	84,511	—	—	6,930,001
John A. Kuhn	2,907,688	7,239,306	—	99,087	—	—	10,246,081
John V. Del Col	1,572,500	3,914,463	—	69,087	—	—	5,556,050
Jerome Faure	—		—	—	—	—	0

(1)	The amounts in this column represent cash severance payments under the Current Charman Employment Agreement and Current Executive Employment Agreements that are attributable to “double-trigger” arrangements. The amounts shown in this column will not be payable unless in connection with the merger because the New Charman Employment Agreement and New Executive Employment Agreements will be in effect. The amounts in this column consist of:

Name(a)	Severance($)(b)	Unvested Long-Term Incentive($)(c)
John R. Charman	100	—
Michael J. McGuire	1,948,854	—
John A. Kuhn	2,907,688	—
John V. Del Col	1,572,500	—
Jerome Faure	—	—

(a)	These amounts are based on the compensation and benefit levels in effect on October 31, 2016. If compensation is increased after October 31, 2016, actual payments to a named executive officer may be greater than those provided for above.
(b)	For Messrs. McGuire, Kuhn and Del Col, the amount represents a payment equal to each executive’s base salary for one year, prorated annual incentive compensation at target through October 31, 2016 and the average of each executive’s annual incentive compensation for the past three years; Under the New Executive Employment Agreements, the cash amounts payable upon a Qualifying Termination following the merger would be $10,637,500, $16,000,000 and $8,750,000 for Messrs. McGuire, Kuhn and Del Col, representing each executive’s annual base salary, annual target incentive compensation and long-term target incentive compensation for the initial five-year term. The amounts payable to Messrs. McGuire, Kuhn and Del Col under the New Executive Employment Agreements decline proportionately over the course of the initial five year term.
(c)	For Messrs. McGuire, Kuhn and Del Col, the vesting of long-term incentive compensation is recorded at nil due to the “single trigger” vesting of all outstanding equity-based awards as a result of the merger consideration being delivered solely in cash.
(2)

The amounts in this column represent the value of accelerated vesting of equity-based awards held by the executive officers, which awards will be paid in cash as described in further detail under the section of this proxy statement titled “Value to Executive Officers and Directors in Respect of Endurance Equity Awards” above. These amounts are “single-trigger” arrangements due to the fact that the underlying equity-based awards are fully vested as a result of the merger consideration being delivered solely in cash.
(3)	The amounts in this column represent benefits under the employment agreements as described in further detail under the section of this proxy statement titled “Employment Agreements” above. These amounts are considered “single-trigger” arrangements because the executive is entitled to these benefits upon any separation from service from Endurance. The amounts in this column consist of:

Name	Life, Medical and Dental Insurance($)(a)	Housing Expense Reimbursement($)(b)	Relocation Expense Reimbursement($)(c)	Tax Preparation Expenses($)(d)
John R. Charman	—	—	—	—
Michael J. McGuire	32,470	33,000	15,441	3,600
John A. Kuhn	30,546	49,500	15,441	3,600
John V. Del Col	31,446	18,600	15,441	3,600
Jerome Faure	—	—	—	—

(a)	For Messrs. McGuire, Kuhn and Del Col, the amount represents estimated life, medical and dental insurance payments for nine months.
(b)	For Messrs. McGuire, Kuhn and Del Col, the amount represents estimated housing expense payment equal to three months.
(c)	For Messrs. McGuire, Kuhn and Del Col, the amount represents estimated relocation expense payment based upon average cost to Endurance of relocations of similarly situated employees.
(d)	For Messrs. McGuire, Kuhn and Del Col, the amount represents estimated tax preparation payment based upon an assumed $3,600 reimbursable payment.
(4)	The Company reimburses Mr. Charman, a non-U.S. citizen resident in Bermuda, for certain incremental tax expenses incurred as a result of required travel to the U.S. for Endurance business, as approved by the Endurance Compensation Committee. The reimbursement of Mr. Charman is limited to the incremental tax expense incurred by Mr. Charman as a result of such company travel in the U.S. and is dependent upon Mr. Charman’s business income for each year, which varies based upon tax realization events related to previously granted equity incentive compensation. Mr. Charman’s reimbursement is not grossed up by Endurance. To the extent Endurance’s housing expense reimbursement and tax preparation fee are deemed to be taxable income to Messrs. McGuire and Del Col, Endurance grosses the executive up for any home country taxes payable on the additional income.
(5)	The total amounts do not reflect any reductions to “parachute payments” as defined by Code Section 280G in order to avoid the Excise Tax. A definitive analysis will depend on the effective time, the date of termination (if any) of the executive officer and certain other assumptions used in the calculation.

Golden Parachute Compensation—Endurance Other Executive Officers

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)	Other ($)	Total ($)(4)
Christopher Gallagher	1,416,667	2,097,336	—	56,689	—	—	3,572,691
Brian W. Goshen	1,675,417	3,152,886	—	23,331	—	—	4,851,683
Stephen H.R. Young	1,489,583	1,266,753	—	21,150	—	—	2,777,486

(1)	The amounts in this column represent cash severance payments under the Current Executive Employment Agreements that are attributable to “double-trigger” arrangements. The amounts shown in this column will not be payable in connection with the merger because the New Executive Employment Agreements will be in effect. The amounts in this column consist of:

Name(a)	Severance($)(b)	Unvested Long-Term Incentive($)(c)
Christopher Gallagher	1,416,667	—
Brian W. Goshen	1,675,417	—
Stephen H.R. Young	1,489,583	—

(a)	These amounts are based on the compensation and benefit levels in effect on October 31, 2016. If compensation is increased after October 31, 2016, actual payments to the executive officer may be greater than those provided for above.
(b)	The amount represents a payment equal to each executive’s base salary for one year, prorated annual incentive compensation at target through October 31, 2016 and the average of each executive’s annual incentive compensation for the past three years. Under the New Executive Employment Agreements, the cash amounts payable upon a Qualifying Termination following the merger would be $8,750,000, $8,750,000 and $9,712,000 for Messrs. Gallagher, Goshen and Young, representing each executive’s annual base salary, annual target incentive compensation and long-term target incentive compensation for the initial five-year term. The amounts payable to Messrs. Gallagher, Goshen and Young under the New Executive Employment Agreements decline proportionately over the course of the initial five year term.
(c)	The vesting of long-term incentive compensation is recorded at nil due to “single trigger” vesting of all outstanding equity-based awards as a result of the merger consideration being delivered solely in cash.
(2)	The amounts in this column represent the value of accelerated vesting of equity-based awards held by the executive officers, which awards will be paid in cash as described in further detail under the section of this proxy statement titled “Value to Executive Officers and Directors in Respect of Endurance Equity Awards” above. These amounts are “single-trigger” arrangements due to the fact that the underlying equity-based awards are fully vested as a result of the merger consideration being delivered solely in cash.
(3)	The amounts in this column represent benefits under the employment agreements as described in further detail under the section of this proxy statement titled “Employment Agreements” above. These amounts are considered “single-trigger” arrangements because the executive is entitled to these benefits upon any separation from service from Endurance. The amounts in this column consist of:

Name	Life, Medical and Dental Insurance($)(a)	Housing Expense Reimbursement($)(b)
Christopher Gallagher	22,689	36,000
Brian W. Goshen	23,381	—
Stephen H.R. Young	21,150	—

(a)	The amount represents estimated life, medical and dental insurance payments for nine months.
(b)	The amount represents estimated housing expense payment equal to three months.
(4)	The total amounts do not reflect any reductions to “parachute payments” as defined by Code Section 280G in order to avoid the Excise Tax. A definitive analysis will depend on the effective time, the date of termination (if any) of the executive officer and certain other assumptions used in the calculation.

Narrative to Golden Parachute Compensation Tables

The tabular disclosure set forth above (i) assumes that each of the listed executive officers experiences a Qualifying Termination under circumstances that entitle such individual to severance payments and other benefits under the merger agreement, the Current Charman Employment Agreement and the Current Executive Employment Agreements, as applicable, as of October 31, 2016 (the latest practicable date, determined pursuant to Item 402(t) of Regulation S-K), and (ii) becomes entitled to accelerated vesting and/or payment in respect of all equity awards held by such executive officer on such date (based on the per share merger consideration of $93.00) and with performance based awards being paid out at actual level of performance (as determined on the basis of relative total shareholder return for ordinary shares at the effective time, utilizing the merger consideration).

For the executive officers other than Messrs. Charman and Faure, the receipt of the benefits in the columns with the headings “Cash” and “Perquisites/Benefits” above are subject to their respective compliance with certain restrictive covenants under the Current Executive Employment Agreement. Each executive is subject to employee and customer non-solicitation and non-competition provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. Under the Current Executive Employment Agreements, the non-competition and non-solicitation obligations extend for six months year following any separation from service (other than due to death). Under the New Executive Employment Agreements, the non-

competition and non-solicitation obligations extend for one year (less any period of garden leave) following any separation from service (other than due to death), except that the non-competition obligation will be for six months following a separation from service by Endurance for cause.

Mr. Charman is subject to employee and customer non-solicitation and non-competition provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements under the Charman Employment Agreement. Under the Current Charman Employment Agreement, Mr. Charman’s non-solicitation obligation extends for one year following any separation from service (other than due to death). Under the New Charman Employment Agreement, Mr. Charman’s non-solicitation and non-competition obligations extend for two years (less any period of garden leave) following any separation from service (other than due to death).

Dividends, Distributions and Share Repurchases

Endurance customarily pays a quarterly cash dividend on the ordinary shares and the preferred shares. Under the terms of the merger agreement, prior to the effective time, Endurance is permitted to declare and pay regular quarterly dividends not to exceed $0.38 per ordinary share and $396.875 per preferred share (equal to $0.396875 per depositary share).

Regulatory Clearances Required for the Merger

Each of the parties has agreed, subject to the terms and conditions of the merger agreement, to cooperate with the other parties and use its reasonable best efforts to promptly, take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to the closing of the merger to be satisfied as promptly as reasonably practicable and to consummate and make effective the transactions contemplated by the merger agreement in the most expeditious manner reasonably practicable.

Such obligations will not require SOMPO or any of its affiliates to, and Endurance and its affiliates, without the prior written consent of SOMPO, will not, take or refrain from taking any action, or permit or suffer to exist any restriction, condition, limitation or requirement to exist, in each case, which would reasonably be expected to result, individually or in the aggregate, in a burdensome condition (as described in the section of this proxy statement titled “The Merger Agreement—Efforts to Complete the Merger”).

Antitrust

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the “HSR Act”), Endurance and SOMPO cannot consummate the merger until Endurance and SOMPO have notified the Department of Justice’s Antitrust Division (which we refer to as the “Antitrust Division”) and the Federal Trade Commission (which we refer to as the “FTC”) of the merger and furnished them with certain information and materials relating to the merger and the applicable waiting period has terminated or expired. The termination or expiration of the waiting period means the parties have satisfied the regulatory requirements under the HSR Act. Endurance and SOMPO filed the required notifications with the Antitrust Division and the FTC on November 18, 2016 and the applicable waiting period expired on December 19, 2016.

Both Endurance and SOMPO operate in the European Union. The EU Merger Regulation requires notification of and approval by the European Commission of mergers or acquisitions involving parties with worldwide and European Union sales exceeding given thresholds. The European Commission has an initial period of 25 working days after receipt of the notification to issue its decision (which we refer to as “Phase I”). The European Commission may extend this Phase I period to 35 working days if, within the first 20 working days after submission of the notification, the parties propose remedies to address any competition concerns identified by the European Commission. The European Commission may open an extended investigation, which extends Phase I by up to 90 working days, and can be extended to 105 working days if remedies are offered after the 55th working day or to 110 working days by request of the parties or by the Commission with consent of the parties. The merger cannot be consummated until after the European Commission has issued its clearance decision or the relevant waiting periods have expired without the issuance of a decision. Endurance and SOMPO submitted a notification with the European Commission on December 13, 2016.

The receipt of a clearance decision from the Japanese Fair Trade Commission (which we refer to as the “JFTC”) or the expiration of the review period, in each case, under Chapter 4 of the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade, as amended, and the relevant provisions of the Cabinet Ordinance and Regulations for the Law (which we refer to collectively as the “Japan Antimonopoly Law”) is a required condition to consummation of the merger. Endurance and SOMPO submitted formal notification to the JFTC under the JAPAN Antimonopoly Law on November 30, 2016.

Insurance and Other Regulatory Matters

The insurance laws and regulations of all 50 U.S. states and the District of Columbia generally require that before the acquisition of control of an insurance company, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring party must obtain approval from the insurance regulator of the insurance company’s state of domicile. In addition, under the laws of certain states, an acquirer must obtain the approval of the state’s insurance regulator to acquire control of an insurance company that is commercially domiciled in that state.

Applications or notifications in connection with the merger or the changes in control of various subsidiaries of Endurance and SOMPO that may be deemed to occur as a result of the merger have been filed, pursuant to the merger agreement, with various U.S. state regulatory authorities, including the Delaware Department of Insurance, the Texas Department of Insurance and the California Department of Insurance.

Applications for approval or notifications to regulators have been filed with certain non-U.S. regulatory authorities, including but not limited to, the Bermuda Monetary Authority, the UK Prudential Regulation Authority (which we refer to as the “PRA”), the UK Financial Conduct Authority (which we refer to as the “FCA”), Lloyd’s of London (which we refer to as “Lloyd’s”) and the Monetary Authority of Singapore. On November 23, 2016, the Bermuda Monetary Authority confirmed that it has no objection to the merger. Applications for approval and notifications will be filed with the Japan Financial Services Agency (which we refer to as the “JFSA”).

Although Endurance and SOMPO do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that Endurance and SOMPO will obtain all required regulatory approvals on a timely basis, if at all, or that these approvals will not include a restriction, limitation or condition that would trigger a burdensome condition, which, in such case, would permit SOMPO to refuse to close the transactions contemplated by the merger agreement and consummate the merger.

Other than the approvals and notifications described above, neither Endurance nor SOMPO is aware of any material regulatory approvals required to be obtained, or waiting periods required to expire, after the making of a filing. If the parties discover that other approvals or filings and waiting periods are necessary, they will seek to obtain or comply with them, although, as is the case with the regulatory approvals described above, there can be no assurance that they will be obtained on a timely basis, if at all.

Payment of Merger Consideration and Surrender of Share Certificates

Paying Agent

At or prior to the closing date, SOMPO will designate a paying agent reasonably acceptable to Endurance for the payment and delivery of the aggregate merger consideration. At or prior to the effective time, SOMPO will deposit or cause to be deposited with the paying agent cash in an amount sufficient to pay the aggregate merger consideration.

Payment Process

As soon as practicable, but in no event later than three business days after the effective time, the surviving company or SOMPO will cause the paying agent to mail a letter of transmittal (in a form subject to Endurance’s reasonable approval) to each holder of a share certificate or book-entry share, as well as instructions regarding the procedures by which holders of share certificates or book-entry shares may receive the merger consideration. Upon the completion of such applicable procedures and the surrender of such holder’s share certificates or book-entry shares, the paying agent will deliver to the holder the merger consideration that the holder is entitled to receive and the surrendered share certificates or book-entry shares will be cancelled immediately. No interest will be paid or accrue on the merger consideration.

Unregistered Transferees

If any merger consideration is to be paid to a person or entity other than the person or entity in whose name the surrendered Endurance certificate is registered, it will be a condition to the payment of such merger consideration to such transferee that the surrendered certificate be properly endorsed or will otherwise be in proper form for transfer and the transferee will have paid any transfer and other required taxes or established to the reasonable satisfaction of the surviving company that such tax has been paid or is not applicable.

No Other Rights

Until surrendered with the procedures described above, each Endurance share certificate or book-entry share will be deemed, at any time after the effective time, to represent only the right to receive the applicable merger consideration and, in the case of dissenting shares, the right to receive consideration as described below in the section of this proxy statement titled “—Dissenters’ Rights of Appraisal for Endurance Shareholders.”

Withholding

SOMPO, the surviving company or the paying agent, as applicable, will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement such amounts as are required or permitted to be deducted and withheld with respect to the making of payments under any provision of applicable tax or other law. Amounts so withheld will be treated for all purposes of the merger agreement as having been paid to or on behalf of the Endurance shareholder in respect of which such deduction and withholding was made.

Delisting and Deregistration of Endurance Shares

SOMPO and Endurance have agreed to use their respective reasonable best efforts to cause Endurance securities to be delisted from the NYSE and deregistered under the Exchange Act as soon as reasonably practicable following the effective time.

The merger agreement also contemplates that each preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Endurance as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged. SOMPO and Endurance intend that the depositary shares (representing interests in such preferred shares) will remain listed on the NYSE and registered by Endurance under the Exchange Act immediately after the merger. SOMPO may decide, following the merger, to delist the depositary shares from the NYSE, to deregister such depositary shares under the Exchange Act or to take other action with respect to the depositary shares and preferred shares.

Dissenters’ Rights of Appraisal for Endurance Shareholders

Any dissenting shareholder who did not vote in favor of the merger proposal and who is not satisfied that it has been offered fair value for its Endurance shares may, within one month of the giving of the notice calling the special general meeting, apply to the Bermuda Court to appraise the fair value of its Endurance shares.

FOR THE AVOIDANCE OF DOUBT, A FAILURE OF A DISSENTING SHAREHOLDER TO AFFIRMATIVELY VOTE AGAINST THE MERGER PROPOSAL WILL NOT CONSTITUTE A WAIVER OF ITS RIGHT TO HAVE THE FAIR VALUE OF ITS ENDURANCE SHARES APPRAISED.

Where the Bermuda Court has appraised the fair value of any Endurance shares and the merger, as is anticipated, has proceeded prior to the appraisal then, within one month of the Bermuda Court appraising the value of the Endurance shares, if the value received by any dissenting shareholder for its Endurance shares is less than the value of its Endurance shares as appraised by the Bermuda Court, the surviving company shall within one month of the final determination by the Bermuda Court of such appraised value pay to such dissenting shareholder the difference in value appraised by the Bermuda Court.

There is no right of appeal from an appraisal by the Bermuda Court. The costs of any application to the Bermuda Court to appraise the fair value of the Endurance shares shall be at the discretion of the Bermuda Court.

THE MERGER AGREEMENT

The following describes the material provisions of the merger agreement, a composite conformed copy of which is included as Annex A to this proxy statement and incorporated by reference herein. The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. Endurance encourages you to read carefully the merger agreement in its entirety before making any decisions regarding the merger as it is the legal document governing the merger.

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement and is not intended to provide any factual information about Endurance or SOMPO. Endurance is responsible for considering whether additional disclosure of material information is required to make the statements in this proxy statement not misleading. Factual disclosures about Endurance or SOMPO contained in this proxy statement or Endurance’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Endurance or SOMPO contained in the merger agreement and described in the summary. The representations, warranties and covenants made in the merger agreement by Endurance, SOMPO and Merger Sub are qualified and subject to important limitations agreed to by Endurance, SOMPO and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of allocating risk between the parties to the merger agreement, rather than establishing matters as facts, and may be subject to subsequent waiver or modification. The representations and warranties may also be subject to a contractual standard of materiality that may be different from that generally relevant to shareholders or applicable to reports and documents filed with the SEC, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement or otherwise publicly disclosed. The representations and warranties in the merger agreement will not survive the completion of the merger. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included or incorporated by reference into this proxy statement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section of this proxy statement titled “Where You Can Find More Information” beginning on page 96.

The Merger

On the terms and subject to the conditions of the merger agreement and the statutory merger agreement, and in accordance with the applicable provisions of the Companies Act, at the effective time, Merger Sub will merge with and into Endurance, the separate corporate existence of Merger Sub will cease and Endurance will survive the merger as an indirect, wholly-owned subsidiary of SOMPO.

Effects of the Merger

The merger agreement provides that, at the effective time, each ordinary share issued and outstanding immediately prior to the effective time (other than ordinary shares held by Endurance as treasury shares) will be cancelled and converted into the right to receive $93.00 in cash, without interest and less any required withholding tax. All such ordinary shares will no longer be outstanding and will be cancelled and cease to exist and each holder of a certificate previously evidencing any ordinary shares or uncertificated ordinary shares represented by book-entry will cease to have any rights with respect to those shares, except the right to receive the merger consideration.

The merger agreement provided that, at the effective time, each ordinary share issued and outstanding immediately prior to the effective time owned by any direct or indirect wholly owned subsidiary of Endurance would be converted into one share of the surviving company. On December 1, 2016, Endurance, SOMPO and Merger Sub amended the merger agreement to provide that, at the effective time, each ordinary share issued and outstanding immediately prior to the effective time owned by any direct or indirect wholly owned subsidiary of Endurance will be canceled and converted into the right to receive $93.00 in cash, without interest.

At the effective time, SOMPO will become the sole owner of Endurance’s ordinary shares. Therefore, current Endurance ordinary shareholders will cease to have direct or indirect ownership interests in Endurance or rights as Endurance ordinary shareholders, will not participate in any future earnings or growth of Endurance, will not benefit from any appreciation in value of Endurance and will not bear the future risks of Endurance’s operations.

At the effective time, each preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Endurance as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged.

Following completion of the merger, Endurance’s ordinary shares will be delisted from the NYSE and deregistered under the Exchange Act. As a result, there will be no public market for Endurance’s ordinary shares. This will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with shareholders’ meetings, no longer applicable to Endurance. After the effective time, Endurance will also no longer be required to file periodic reports with the SEC on account of Endurance’s ordinary shares. However, Endurance will continue to make securities filings with respect to its publicly-held preferred shares to the extent such filings are required under SEC regulations following the completion of the merger.

The directors of Merger Sub immediately prior to the effective time will be the initial directors of Endurance, each to hold office from the effective time until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation or as otherwise provided by applicable law. The officers of Endurance immediately prior to the effective time will be the initial officers of Endurance and will, from and after the effective time, hold office until their respective successors are duly appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation or as otherwise provided by applicable law.

Closing; Effective Time

The closing of the merger will occur as soon as reasonably practicable (but in any event no later than the fifth business day) following the satisfaction or waiver of all closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions), or at such other date and time as Endurance and SOMPO may agree in writing. See the section of this proxy statement titled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 51 for further discussion on the conditions to the closing of the merger.

Conditions to Completion of the Merger

Mutual Conditions

The obligations of Endurance, SOMPO and Merger Sub to effect the merger are subject to the satisfaction (or waiver by the parties, if permissible under applicable law) of the following conditions:

•	Endurance shareholders having approved the merger proposal;

•

the authorizations, consents, orders or approvals of, or declarations or filings with, and the expirations or terminations of waiting periods required by, certain governmental authorities (see the section of this proxy statement titled “The Merger—Regulatory Clearances Required for the Merger” beginning on page 46 for more information on the authorizations, consents, orders and approvals of, or declarations and filings with, these governmental authorities) having been obtained and being in full force and effect; and

•	there being in effect no law, injunction, judgment or ruling, enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction enjoining, restraining or otherwise prohibiting or making illegal the consummation of the merger.

SOMPO and Merger Sub Conditions

SOMPO’s and Merger Sub’s obligations to consummate the merger are subject to the satisfaction (or waiver by SOMPO and Merger Sub, if permissible under applicable law) of the following additional conditions:

•	the representations and warranties of Endurance (other than the representations and warranties described in the second and third bullets below), disregarding all qualification or limitations as to “materiality,” “material adverse effect” or similar effect, being true and correct as of October 5, 2016 and the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a “material adverse effect” on Endurance (a description of which is summarized below);

•	the representations and warranties of Endurance relating to (i) the power and authority of Endurance to execute, deliver and perform the merger agreement and the statutory merger agreement, (ii) the due authorization by Endurance of the merger agreement and the statutory merger agreement, (iii) the enforceability of the merger agreement against Endurance, (iv) the fees and expenses payable to any brokers and advisors of Endurance, (v) the capitalization of Endurance and ownership and capitalization of Endurance’s subsidiaries, (vi) the requirements under Bermuda law and Endurance’s bye-laws to approve the merger proposal and (vii) the applicability of any anti-takeover law to Endurance with respect to the merger agreement, in the case of each of clauses (i) through (vii) above, being true and correct in all material respects as of October 5, 2016 and as of the closing date of the merger as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date);

•	the representation and warranty by Endurance that no material adverse effect occurred with respect to Endurance between December 31, 2015 and October 5, 2016 being true and correct;

•	Endurance having performed or complied in all material respects with the obligations required to be performed or complied with by it under the merger agreement at or prior to the effective time;

•	no material adverse effect having occurred with respect to Endurance between October 5, 2016 and the closing date of the merger;

•	Endurance having delivered to SOMPO and Merger Sub a certificate of an executive officer of Endurance that the conditions above have been satisfied; and

•	all required regulatory approvals (see the section of this proxy statement titled “The Merger—Regulatory Clearances Required for the Merger” beginning on page 46 for more information on the authorizations, consents, orders and approvals of, or declarations and filings with, these governmental authorities) having been obtained without the imposition of a “burdensome condition” (as described and summarized on page 60 of this proxy statement).

Endurance Conditions

Endurance’s obligations to consummate the merger are subject to the satisfaction (or waiver by Endurance, if permissible under applicable law) of the following additional conditions:

•	the representations and warranties of SOMPO and Merger Sub (other than the representations and warranties described in the second bullet below), disregarding all qualification or limitations as to “materiality,” “parent material adverse effect” or similar effect, being true and correct as of October 5, 2016 and the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a “parent material adverse effect” (a description of which is summarized below);

•	the representations and warranties of SOMPO and Merger Sub relating to (i) the power and authority of SOMPO and Merger Sub to execute, deliver and perform the merger agreement and the statutory merger agreement, (ii) the due authorization by SOMPO and Merger Sub of the merger agreement and the statutory merger agreement and (iii) the enforceability of the merger agreement against SOMPO and Merger Sub, (iv) the approval by the SOMPO board of directors of the merger agreement and the merger, (v) the absence of a required vote of the holders of any class or series of capital stock of SOMPO to approve the merger agreement, the statutory merger or the merger, (vi) the fees and expenses payable to any brokers and advisors of SOMPO and Merger Sub and (vii) share ownership in Endurance, in the case of each of clauses (i) through (vii) above, being true and correct in all material respects as of October 5, 2016 and as of the closing date of the merger as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date);

•	SOMPO and Merger Sub having performed or complied in all material respects with the obligations required to be performed or complied with by them under the merger agreement at or prior to the effective time; and

•	SOMPO and Merger Sub having delivered to Endurance a certificate of an executive officer of Endurance that the conditions above have been satisfied.

Material Adverse Effect

For the purposes of the merger agreement, a “material adverse effect” will be deemed to occur if any event, circumstance, development, change or effect has occurred that, individually or in the aggregate with all other events, circumstances, developments, changes and effects:

•	has a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Endurance and its subsidiaries, taken as a whole; or

•	would prevent or materially delay the consummation of the merger and the other transactions contemplated by the merger agreement or prevent or materially impair or materially delay Endurance’s ability to perform its obligations under the merger agreement.

However, when determining whether a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Endurance and its subsidiaries under the first bullet above has occurred, none of the following will be considered except as expressly noted below:

•	changes or conditions generally affecting the property catastrophe, specialty and individual risk insurance and/or reinsurance industries and/or reinsurance-linked securities management industry in the geographic regions in which Endurance and its subsidiaries operate or underwrite insurance or reinsurance or manage reinsurance risk;

•	general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction;

•	any failure, in and of itself, by Endurance to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (although the underlying causes are not excluded and may be taken into account in determining whether a material adverse effect has occurred with respect to Endurance);

•	geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism (including cyber-terrorism) or man-made disaster, or any escalation or worsening of any such hostilities, acts of war (whether or not declared), sabotage, terrorism or man-made disaster;

•	any volcano, tsunami, pandemic, hurricane, tornado, windstorm, flood, earthquake or other natural disaster;

•	the execution and delivery of the merger agreement or the public announcement or pendency of the transactions contemplated by the merger agreement, including the impact thereof on the relationships of Endurance or any of its subsidiaries with employees, customers, brokers, agents, financing sources, business partners, regulators or reinsurance providers, and including any lawsuit, action or other proceeding with respect to the transactions contemplated by the merger agreement;

•	any change or announcement of a potential change, in and of itself, in Endurance’s or any of its subsidiaries’ credit, financial strength or claims paying ratings or the ratings of any of Endurance’s or its subsidiaries’ businesses (although the underlying causes are not excluded and may be taken into account in determining whether a material adverse effect has occurred with respect to Endurance);

•	any change, in and of itself, in the market price, credit ratings or trading volume of Endurance’s or any of its subsidiaries’ securities (although the underlying causes are not excluded and may be taken into account in determining whether a material adverse effect has occurred with respect to Endurance); or

•	changes in applicable law, regulation, GAAP (or authoritative interpretation thereof) or in applicable statutory accounting principles, including accounting and financial reporting pronouncements by the SEC and the Financial Accounting Standards Board; or

•	the departure of the United Kingdom or England from the European Union and the resultant effects thereof.

Certain effects, changes, events or occurrences listed in each of the first, second, fourth, fifth and ninth bullets above may be taken into account in determining whether a material adverse effect has occurred with respect to Endurance if, but only to the extent, any such effect, change, event or occurrence has a disproportionate adverse effect on Endurance and its subsidiaries, taken as a whole, relative to other similarly-sized participants engaged primarily in the property catastrophe, specialty and individual risk insurance and reinsurance industry and reinsurance-linked securities management industry operating in the geographic regions in which Endurance and its subsidiaries operate or underwrite insurance or reinsurance or manage reinsurance risk. In such case, only the disproportionate effect or effects may be taken into account when determining whether a material adverse effect has occurred with respect to Endurance.

Parent Material Adverse Effect

For the purposes of the merger agreement, a “parent material adverse effect” will be deemed to occur if any event, circumstance, development, change or effect has occurred that, individually or in the aggregate with all other events, circumstances, developments, changes and effects:

•	has a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of SOMPO and its subsidiaries, taken as a whole; or

•	would prevent or materially delay the consummation of the merger and the other transactions contemplated by the merger agreement or prevent or materially impair or materially delay SOMPO’s ability to perform its obligations under the merger agreement.

Efforts to Obtain Required Shareholder Approvals

Unless the merger agreement has been earlier terminated, including pursuant to Endurance’s right to terminate the merger agreement to enter into an alternative acquisition agreement (see the section of this proxy statement titled “The Merger Agreement—No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements” below), Endurance has agreed to hold its special general meeting and to use its reasonable best efforts to solicit and secure the requisite approval of Endurance shareholders for the merger proposal and the board of directors of Endurance will include its recommendation in this proxy statement.

No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements

No Solicitation of Takeover Proposals

Endurance is prohibited from taking certain actions, summarized in detail below, relating to takeover proposals. In this proxy statement, and in the merger agreement, a “takeover proposal” means any inquiry, proposal or offer from any person other than SOMPO and its subsidiaries, relating to a:

•	sale, lease, exchange, transfer, reinsurance transaction or other disposition of 15% or more of the fair market value of the assets of Endurance and its subsidiaries, taken as a whole;

•	sale of shares or other securities representing 15% or more of the share capital of Endurance, including by way of a tender offer or exchange offer; or

•	merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving Endurance or any of its subsidiaries pursuant to which such person (or the shareholders of any person) would acquire, directly or indirectly, 15% or more of the aggregate voting power of Endurance (without taking into account the voting cutback provisions contained in Endurance’s bye-laws) or the surviving entity in a transaction involving Endurance or the resulting direct or indirect parent of Endurance or such surviving entity in any such transaction, in each case, other than the transactions contemplated by the merger agreement.

Any transaction meeting the above conditions, whether effected in a single transaction or through a series of related transactions, or directly or indirectly, is a “takeover proposal.”

Specifically, Endurance has agreed that it will, and will cause its subsidiaries and representatives to:

•	immediately cease and cause to be terminated any existing solicitation, encouragement, discussions or negotiations with any person that are ongoing on or prior to October 5, 2016 with respect to any takeover proposal; and

•	promptly request that each person who has, within the two year period prior to and ending on October 5, 2016, executed a confidentiality agreement with Endurance that relates to a potential takeover proposal, promptly return or destroy all non-public information concerning Endurance or its subsidiaries previously furnished or made available to such person by or on behalf of Endurance or its representatives.

Endurance has also agreed that, from October 5, 2016 until the effective time or, if earlier, the date on which the merger agreement is terminated in accordance with its terms, it will not, and will cause its subsidiaries and representatives not to, directly or indirectly:

•	solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiry or request for information regarding, or the making of any proposal or offer that constitutes or would reasonably be expected to result in, a takeover proposal;

•	amend, waive or fail to enforce any standstill or confidentiality obligation of any person (other than SOMPO and its subsidiaries) under any existing confidentiality agreement entered into by Endurance between October 5, 2014 and October 5, 2016 in connection with a potential takeover proposal;

•	engage in, continue or participate in any discussions (except to notify a person of the existence of the non-solicitation provisions of the merger agreement) or negotiations with, or furnish or disclose any non-public information relating to Endurance or any of its subsidiaries to, any person in connection with or for the purpose of encouraging or facilitating a takeover proposal; or

•	enter into or publicly propose to enter into any letter of intent, agreement or agreement in principle with respect to a takeover proposal, other than an acceptable confidentiality agreement, with respect to a takeover proposal that complies with certain requirements specified by the merger agreement, including not being more favorable to the third party than the confidentiality agreement between Endurance and SOMPO is to SOMPO.

The non-solicitation obligations summarized above do not prohibit Endurance or its representatives from contacting a person that has made a takeover proposal delivered to Endurance after October 5, 2016 that did not result from a breach by Endurance of such non-solicitation provisions in order to clarify the terms of a takeover proposal, to request that a takeover proposal made orally be made in writing, or to negotiate an acceptable confidentiality agreement that complies with certain requirements specified by the merger agreement as described above.

In addition, if Endurance has received a bona fide written takeover proposal after October 5, 2016 that did not result from any breach of Endurance’s non-solicitation obligations described above, and Endurance shareholders have not yet approved the merger proposal, Endurance may:

•	engage in discussions or negotiations with the person making such bona fide written takeover proposal (and its representatives) with respect to such takeover proposal; and

•	furnish or disclose any information relating to Endurance to such person (and to such person’s representatives), but only if, prior to furnishing such information, Endurance enters into and receives from such person an acceptable confidentiality agreement that complies with certain requirements specified by the merger agreement as described above.

However, Endurance may not engage in discussions or negotiations with any person or disclose information to such person as described above unless the Endurance board of directors has determined:

•	in good faith, after consultation with its financial advisor and outside legal counsel, that such bona fide written takeover proposal constitutes, or is reasonably likely to result in, a superior proposal; and

•	after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Endurance directors under Bermuda law.

Endurance has agreed to promptly (and in no event later than 24 hours after receipt by, or communication to, Endurance or its representatives) notify SOMPO upon receipt of any takeover proposal or inquiry, indication, proposal or offer by any person that would reasonably be expected to result in a takeover proposal. Endurance has also agreed to promptly provide SOMPO with the identity of such person, a description of the terms of such takeover proposal, inquiry, indication, proposal or offer and provide SOMPO promptly (and in no event later than 24 hours after receipt by, or communication to, Endurance or its representatives) unredacted copies of all material correspondence or other material written documentation with respect to such event (and written summaries of any material oral communication). Finally, Endurance has agreed to keep SOMPO reasonably informed on a prompt basis of the status of such takeover proposal, inquiry, indication, proposal or offer.

The merger agreement further provides that Endurance will promptly inform its representatives of the obligations that are summarized in this subsection of the proxy statement and will be liable for any action taken by any of its representatives that, if taken by Endurance, would constitute a breach of the non-solicitation provisions of the merger agreement.

Adverse Recommendation Change; Alternative Acquisition Agreement

Except as described below, Endurance has agreed that, from October 5, 2016 until the effective time or, if earlier, the date on which the merger agreement is terminated in accordance with its terms, its board of directors will not:

•	withdraw or withhold its recommendation that the Endurance shareholders approve the merger proposal;

•	modify, qualify or amend, in a manner adverse to SOMPO such recommendation;

•	fail to include such recommendation in this proxy statement;

•	approve, endorse or recommend any takeover proposal or refrain from recommending against any takeover proposal that is a tender offer or exchange offer within 10 business days following the commencement of such offer; or

•	fail to publicly reaffirm its recommendation that the Endurance shareholders approve the merger proposal within five business days of a written request made by SOMPO to make such public reaffirmation following the receipt by Endurance of a takeover proposal (other than in the case of a takeover proposal in the form of a tender offer or exchange offer) that has not been withdrawn, provided that SOMPO may make any such request only once in any 10 day period.

If Endurance takes any of the above actions it will be deemed an “adverse recommendation change” and this proxy statement generally refers to any of such actions as an “adverse recommendation change.”

However, if Endurance receives a bona fide written takeover proposal after October 5, 2016 that did not result from any breach of Endurance’s non-solicitation obligations described above, and Endurance shareholders have not yet approved the merger proposal, the Endurance board of directors may make an adverse recommendation change or can cause Endurance to enter into an alternative acquisition agreement (as defined below) and terminate the merger agreement if:

•	the Endurance board of directors determines:

•	in good faith, after consultation with its financial advisor and outside legal counsel, that such takeover proposal constitutes a superior proposal; and

•	after consultation with its outside legal counsel, that the failure to take the determined action would be inconsistent with the fiduciary duties of the Endurance directors under Bermuda law;

•	such adverse recommendation change is made, or Endurance terminates the merger agreement and enters into an alternative acquisition agreement, after the fifth business day following the receipt by SOMPO of written notice from Endurance advising SOMPO that the Endurance board of directors intends to take such action; and

•	during the period following SOMPO’s receipt of the notice described in the immediately preceding bullet, in determining whether to make an adverse recommendation change or terminate the merger agreement and enter into an alternative acquisition agreement, (i) Endurance offers to negotiate and, if such offer is accepted by SOMPO, negotiates (and causes its representatives to negotiate), in good faith, with SOMPO and its representatives with respect to any revisions to the terms and conditions of the merger agreement proposed by SOMPO as would cause the takeover proposal to no longer be a superior proposal and (ii) the Endurance board of directors determines, after considering the results of such negotiations and any revised proposals made by SOMPO and consulting with its financial advisor and outside legal counsel, that such superior proposal continues to be a superior proposal.

For purposes of this proxy statement and the merger agreement, a “superior proposal” means a bona fide written takeover proposal with respect to Endurance:

•	where references to “15%” (e.g., to outstanding assets or share capital) in the definition of “takeover proposal” are replaced by references to “50%”;

•	that did not result from a breach of Endurance’s non-solicitation obligations described above; and

•	which the Endurance board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into account all legal, regulatory, financial (including the value of the consideration mix), financing and other aspects of such takeover proposal deemed relevant by the Endurance board of directors (including the payment of any termination fee):

•	is on terms and conditions more favorable from a financial point of view to the shareholders of Endurance than those contemplated by the merger agreement;

•	the conditions to the consummation of which are reasonably capable of being satisfied; and

•	for which financing, if required, is then fully committed.

In addition, nothing contained in the merger agreement will prevent the Endurance board of directors from, if Endurance’s shareholders have not yet approved the merger proposal, making an adverse recommendation change, if:

•	an intervening event with respect to Endurance has occurred and the board of directors of Endurance determines, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Endurance directors under Bermuda law; and

•	such adverse recommendation change is made or entered into after the second business day following the receipt by SOMPO of written notice from Endurance advising that its board of directors intends to take such action and specifying the reasons therefor.

For purposes of the merger agreement, “intervening event” means a material event or circumstance that was not known to the board of directors of Endurance on October 5, 2016 (or if known, the consequences of which were not known to the Endurance board of directors on October 5, 2016), which event or circumstance, or consequence thereof, as applicable, becomes known to the Endurance board of directors prior to when the Endurance shareholders approve the merger proposal. However, the term “intervening event” does not include a takeover proposal with respect to Endurance, or any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to such a takeover proposal.

As described in further detail in the section of this proxy statement titled “The Merger Agreement—Expenses and Termination Fee,” Endurance will be required to pay SOMPO a $204.9 million termination fee plus SOMPO’s documented out-of-pocket expenses related to the merger subject to a cap of $15.8 million if:

•	Endurance’s board of directors makes an adverse recommendation change in response to a superior proposal or intervening event and SOMPO terminates the merger agreement; or

•	Endurance terminates the merger agreement and enters into an alternative acquisition agreement.

Dissenting Shares

Endurance shareholders who do not vote in favor of the merger at the special general meeting will, with respect to ordinary shares, receive the merger consideration, and with respect to preferred shares, have their preferred shares continue as preferred shares of Endurance as the surviving company following the merger with the relative rights, terms and conditions of each such preferred share remaining unchanged. Any dissenting shareholder will, in the event that the fair value of a dissenting share as appraised by the Bermuda Court under the Companies Act is greater than, with respect to ordinary shares, the merger consideration, or with respect to preferred shares, the value of their preferred shares of the surviving corporation, be entitled to receive such difference from the surviving company by payment made within one month after the final determination by the Bermuda Court of the “fair value” of such shares. If a dissenting shareholder fails to exercise, effectively withdraws or otherwise waives any right to appraisal such dissenting shareholder’s shares, if ordinary shares, will be cancelled and converted as of the effective time into the right to receive, with respect to ordinary shares, the merger consideration or, if preferred shares, will continue as a preferred share of Endurance as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged. For a more complete description of the available appraisal rights, see the section of this proxy statement titled “The Merger—Dissenters’ Rights of Appraisal of Endurance Shareholders” beginning on page 48.

Under the merger agreement, Endurance has agreed to give SOMPO (i) written notice of any demands for appraisal of dissenting shares (or withdrawals thereof) and, to the extent Endurance has knowledge thereof, any applications to the Bermuda Court for appraisal of the fair value of the dissenting shares and (ii) to the extent permitted by applicable law, the opportunity to participate with Endurance in any settlement, negotiations and proceeds with respect to any demands for appraisal under the Companies Act. Endurance will not, without the prior written consent of SOMPO, voluntarily make any payment with respect to, offer to settle or settle any such demands or applications, or waive any failure to timely deliver a written demand for appraisal or timely take any other action to exercise appraisal rights in accordance with the Companies Act.

Treatment of the Endurance Preferred Shares

Subject to the rights of dissenting shareholders, each preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Endurance as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged.

Treatment of Share Options and Other Share-Based Awards and Programs

At the effective time:

•	each option granted by Endurance outstanding and unexercised immediately prior to the effective time (whether or not vested or exercisable) will vest in full and be converted at the effective time into the right to receive an amount in cash equal to the excess, if any, of (i) the merger consideration over (ii) the exercise price payable in respect of such ordinary share issuable under such option;

•	each Endurance restricted share will vest in full, in the case of time-based restricted shares, or vest based on actual level of performance (as determined on the basis of relative total shareholder return for ordinary shares at the effective time, utilizing the merger consideration) in the case of performance-based restricted shares, and will be converted, to the extent vested, into the right to receive the merger consideration; and

•	each RSU will vest in full and be converted into the right to receive an amount in cash equal to the product of (i) the total number of ordinary shares subject to such RSU immediately prior to the effective time times (ii) the merger consideration.

Payments will be made as part of ordinary course payroll, without interest and less any required withholding tax.

Treatment of Employee Share Purchase Plan

With respect to the ESPP, (i) participation in the ESPP will be limited to those individuals who were participants in the ESPP on October 5, 2016, (ii) no new purchase period under the ESPP will be permitted, (iii) participants in the ESPP will not be able to increase their payroll deductions or purchase elections from those in effect on October 5, 2016, (iv) any holding period relating to ordinary shares received in respect of the ESPP will be waived as of immediately prior to the effective time and (v) the ESPP will be suspended on January 1, 2017 and will terminate effective as of the effective time.

Efforts to Complete the Merger

Each of the parties has agreed, subject to the terms and conditions of the merger agreement, to cooperate with the other parties and use its reasonable best efforts to promptly, take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to the closing of the merger to be satisfied as promptly as reasonably practicable and to consummate and make effective the transactions contemplated by the merger agreement in the most expeditious manner reasonably practicable. Specifically, such actions include:

•	taking all actions contemplated by the statutory merger agreement;

•	preparing and filing promptly all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; and

•	executing and delivering any additional instruments necessary to consummate the transactions contemplated by the merger agreement.

In addition, each of the parties agreed, subject to the terms and conditions of the merger agreement, to cooperate with the other parties and use its reasonable best efforts to promptly:

•	obtain from any governmental authority or third party all approvals, consents, registrations, waivers, permits, authorizations, orders, expirations or terminations of waiting periods and other confirmations necessary, proper or advisable to consummate the transactions contemplated by the merger agreement;

•	take all steps that are legally necessary, proper or advisable to avoid any action by any governmental authority with respect to the merger agreement or the transactions contemplated by the merger agreement; and

•	defend or contest in good faith any action by any third party (other than any governmental authority), whether judicial or administrative, challenging the merger agreement or that would otherwise prevent or materially delay the consummation of the transactions contemplated by the merger agreement.

Burdensome Condition

The obligations of the parties described in this section “—Efforts to Complete the Merger” will not require SOMPO or any of its affiliates to litigate any denial, non-approval or rejection of any required regulatory approvals issued or determined by any governmental authority. In addition, such obligations will not require SOMPO or any of its affiliates to, and Endurance and its affiliates, without the prior written consent of SOMPO, will not, take or refrain from taking any action, or permit or suffer to exist any restriction, condition, limitation or requirement to exist, in each case, which would reasonably be expected to result, individually or in the aggregate, in a “burdensome condition.”

A “burdensome condition” is defined in this proxy statement and in the merger agreement to mean any condition, limitation, restriction or requirement that if implemented or effected, would or would reasonably be expected to have:

•	as to any required regulatory approval (other than the JFSA approval), a “material adverse effect” (as described on page 53) on Endurance (disregarding any effect that would prevent or materially delay the consummation of the merger and the other transactions contemplated by the merger agreement or prevent or materially impair or materially delay Endurance’s ability to perform its obligations under the merger agreement); and

•	as to the JFSA approval, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of SOMPO and its subsidiaries taken as a whole.

Filings

The section of this proxy statement titled “The Merger—Regulatory Clearances Required for the Merger” beginning on page 46 includes a description of the material regulatory approvals required for the completion of the merger that are referenced above.

In connection with all such regulatory approvals, Endurance and SOMPO will, in consultation and cooperation with each other, and subject to the receipt from the other of all the information concerning it and its business as may be required to complete an application or filing that is requested by the filing party in writing and any supplemental information requested to be included in a filing by a governmental authority in connection with such filing, promptly following October 5, 2016 (and, in any event, by November 18, 2016), file all required approval applications to, and notification filings with:

•	the FTC and the Antitrust Division under the HSR Act; and

•	applicable insurance regulators (other than the PRA, FCA, Lloyd’s and JFSA) under applicable insurance laws, excluding the biographical affidavits (including fingerprint cards) from such applications and filings.

In addition, promptly following October 5, 2016 (and, in any event, by December 5, 2016), file:

•	all required approval applications to, and notification filings with any other governmental authority in relation to any other required regulatory approval (other than with respect to the applications and notifications with respect to the PRA, FCA, Lloyd’s and JFSA, respectively);

•	advanced drafts of all required approval applications to, and notification filings with, the PRA, FCA and Lloyd’s; and

•	all biographical affidavits (including fingerprint cards) contemplated above to the extent not previously filed.

In addition, promptly following October 5, 2016:

•	engage with the JFSA to discuss summary details of the transaction contemplated by the merger agreement, the business of Endurance and its subsidiaries and SOMPO’s business plan for Endurance following the closing of the merger;

•	prepare necessary filings for submission with the JFSA and consult with the JFSA regarding such filings; and

•	formally submit filings in form and content reasonably acceptable to the JFSA following discussions with the JFSA.

Information

In connection with the efforts described in this section “—Efforts to Complete the Merger,” each party has agreed to:

•	furnish to the other party any necessary information and reasonable assistance as such other party may request in connection with such other party’s preparation of any documents, forms, filings or submissions described in this section “—Efforts to Complete the Merger”;

•	provide the other party with reasonable prior notice of any such filings or submissions and, to the extent reasonably practicable, of any communication with, and any inquiries or requests for additional information from, any governmental authority regarding the transactions contemplated by the merger agreement, and permit the other party to review and discuss in advance, consider in good faith the views of, and secure the participation of, such other party in connection with any such filings, submissions, communications, inquiries or requests;

•

unless prohibited by applicable law or by the applicable governmental authority, and to the extent reasonably practicable, (i) not participate in or attend any meeting, or engage in any substantive conversation, with any governmental authority regarding the transactions contemplated by the merger agreement, without providing the other party with reasonably prior notice regarding, and the reasonable opportunity to participate in, such meeting or substantive conversation, (ii) if the other party is prohibited by applicable law or by the applicable governmental authority from participating in or attending any such meeting or engaging in any such substantive conversation then, to the extent permitted by applicable law or by such governmental authority, keep such other party appraised with respect to such meeting or substantive conversation, (iii) cooperate with the other party in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending the merger agreement or any of the transactions contemplated by the merger agreement, articulating any regulatory or competitive argument or responding to requests or objections made by any governmental authority and (iv) furnish to the other party copies of all substantive filings, submissions, correspondence and communications (and memoranda setting forth the substance thereof) between the furnishing party and its affiliates and their respective representatives, on the one hand, and any governmental authority or members of any Governmental Authority’s staff, on the other hand, with respect to the merger agreement and the transactions contemplated by the merger agreement; and

•	comply with any inquiry or request from any governmental authority as promptly as reasonably practicable with respect to all required regulatory approvals, the merger agreement and the transactions contemplated by the merger agreement.

Each party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other party as “Outside Counsel Only Material,” and also may redact the material as necessary to (i) remove personally sensitive information, (ii) remove references concerning valuation, (iii) comply with contractual arrangements existing as of October 5, 2016, (iv) address bona fide legal privilege or (v) comply with applicable law.

Other Actions

The parties to the merger agreement have agreed not to extend any waiting period under any applicable anti-trust law, any notification or filing procedure or enter into any agreement with a governmental authority to delay in any material respect or not to consummate the merger or any other transactions contemplated by the merger agreement, except with the prior written consent of the other parties thereto, which shall not be unreasonably withheld, conditioned or delayed in the context of seeking such a delay. SOMPO is expressly authorized, subject to consulting with Endurance in advance and considering in good faith the views of Endurance, to control and lead all communications and strategy with any governmental authority regarding antitrust matters and to direct the antitrust defense of the transactions contemplated by the merger agreement.

In order to further facilitate the prompt obtaining of required regulatory approvals, SOMPO has agreed not to file or make any request for approval of or non-disapproval by any governmental authority in respect of any inter-affiliate transaction or agreement that SOMPO may seek to put into place in the future that involves any of Endurance’s regulated insurance subsidiaries.

Termination of the Merger Agreement

The merger agreement may be terminated and the transactions contemplated by the merger agreement abandoned at any time prior to the effective time, whether before or after receipt of the requisite approvals of the Endurance shareholders (except as otherwise noted), under any of the following circumstances:

•	by mutual written consent of Endurance and SOMPO;

•

by either Endurance or SOMPO, if the merger has not been consummated by a walk-away date of July 5, 2017, except that if, on July 5, 2017, the only conditions to closing of the merger that have not been satisfied or waived by that date are the conditions that certain required regulatory approvals have been filed or obtained, or that such required regulatory approvals have been obtained without the imposition of a burdensome condition, then the walk-away date will be automatically extended without further action of the parties to October 5, 2017 (however, the right to terminate the merger agreement pursuant to the provision described in this bullet will not be available to any party who has breached, in any material respect, any of such party’s representations and warranties set forth in the merger agreement, or who has failed, in any material respect, to perform its obligations under the merger agreement, if such breach or failure, as applicable, has been a primary cause of or resulted in the failure of the merger to occur on or before the walk-away date);

•	by either Endurance or SOMPO, if there is in effect any law, injunction, judgment or ruling, enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction enjoining, restraining or otherwise prohibiting or making illegal the consummation of the merger and any such restraint shall have become final and nonappealable, except that the party seeking to terminate the merger agreement pursuant to the provision described in this bullet must have performed, in all material respects, its obligations under the merger agreement, including its obligations to use its reasonable best efforts to prevent the entry of and to remove any such restraint, as required by the provisions described under “—Efforts to Complete the Merger” beginning on page 59;

•	by either Endurance or SOMPO, if Endurance’s shareholders do not approve the merger proposal at the special general meeting (including any adjournment or postponement thereof);

•	by SOMPO, if Endurance has breached any of its representations or warranties, or has failed to perform any of its covenants or agreements (other than its non-solicitation covenants and agreements, as described under “—No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements” beginning on page 55, which is addressed below) contained in the merger agreement, which breach or failure would result in the failure of certain conditions to the obligations of SOMPO to consummate the merger described under “—Conditions to Completion of the Merger” beginning on page 51 to be satisfied and which is incapable of being cured prior to the walk-away date or, if capable of being cured, has not been cured within 30 days after written notice has been received by Endurance from SOMPO stating its intention to terminate the merger agreement, provided that SOMPO will not have the right to terminate the merger agreement under this provision if either SOMPO or Merger Sub is in material breach of any of its material representations, warranties, covenants or agreements under the merger agreement;

•	by SOMPO if any of the following has occurred and Endurance’s shareholders have not approved the merger proposal:

•	the Endurance board of directors makes an adverse recommendation change;

•	Endurance breaches its covenants and agreements relating to the solicitation of takeover proposals as described under “—No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements” beginning on page 55; or

•	the Endurance board of directors publicly announces an intention to take any of the foregoing actions described in the two preceding sub-bullets;

•	by Endurance, if SOMPO or Merger Sub has breached any of its representations or warranties, or has failed to perform any of its covenants or agreements contained in the merger agreement, which breach or failure would result in the failure of certain conditions to the obligations of Endurance to consummate the merger described under “—Conditions to Completion of the Merger” beginning on page 51 to be satisfied and which is incapable of being cured prior to the walk-away date or, if capable of being cured, has not been cured within 30 days after written notice thereof has been received by SOMPO from Endurance stating its intention to terminate the merger agreement, provided that Endurance will not have the right to terminate the merger agreement under this provision if it is in material breach of any of its material representations, warranties, covenants or agreements under the merger agreement; or

•	by Endurance, if Endurance’s shareholders have not approved the merger proposal, the Endurance board of directors has authorized Endurance to enter into an alternative acquisition agreement with respect to a superior proposal and, concurrently with such termination, Endurance enters into such alternative acquisition agreement and pays to SOMPO an amount equal to the termination fee plus expenses in accordance with the merger agreement.

Upon termination of the merger agreement in accordance with its terms by a party, written notice will be given to the other party specifying the provision thereof pursuant to which such termination is made and the merger agreement will become null and void without liability on the part of any party or its directors, officers or affiliates, other than, with respect to any party to the merger agreement, the obligations pursuant to certain provisions that will survive the termination of the merger agreement. In addition, nothing will relieve any party to the merger agreement from liability for fraud or any willful and material breach of any representation, warranty, covenant or agreement set forth in the merger agreement.

Expenses and Termination Fee

Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring or required to incur such fees and expenses.

Upon termination of the merger agreement in accordance with its terms by a party, written notice will be given to the other party specifying the provision thereof pursuant to which such termination is made and the merger agreement will become null and void without liability on the part of any party or its directors, officers or affiliates, other than, with respect to any party to the merger agreement, the obligations pursuant to certain provisions that will survive the termination of the merger agreement. In addition, nothing will relieve any party to the merger agreement from liability for fraud or any willful and material breach of any representation, warranty, covenant or agreement set forth in the merger agreement.

Endurance will be obligated to pay a termination fee of $204.9 million (which we refer to as the “termination fee”) plus all documented out-of-pocket expenses (including fees and expenses of counsel and other advisors), in an amount not to exceed $15.8 million, incurred by SOMPO or on its behalf in connection with or related to the merger agreement, the transactions contemplated by the merger agreement, including the merger, and this proxy statement (which we refer to as “reimbursable expenses”) under the following circumstances:

•	Following termination of the merger agreement by SOMPO pursuant to the provision described under the sixth bullet under “—Termination of the Merger Agreement” beginning on page 62 because the Endurance board of directors has made an adverse recommendation change, Endurance has breached its covenants and agreements relating to the solicitation of takeover proposals, or the Endurance board of directors has publicly announced an intention to take either such action. Such payment must be made within two business days of termination of the merger agreement.

•	Following termination of the merger agreement by either party following the walk-away date pursuant to the provisions described under the second bullet under “—Termination of the Merger Agreement” beginning on page 62 if:

•	a takeover proposal with respect to Endurance was made or proposed to Endurance, any of its subsidiaries or any of their respective representatives, or such a takeover proposal was publicly announced or made known, from and after October 5, 2016 and prior to the special general meeting, and such takeover proposal was not publicly withdrawn at least 90 days prior to the walk-away date;

•	prior to the walk-away date, the required regulatory approvals have been obtained (assuming Endurance is in compliance with its obligations described under “—Efforts to Complete the Merger” beginning on page 59); and

•	within 12 months after the date of such termination, Endurance enters into a contract providing for the implementation of, or consummates, a takeover proposal with respect to Endurance (whether or not such takeover proposal is the same takeover proposal described above, except that for purposes of this bullet only, each reference in the definition of “takeover proposal” to “15%” is replaced with a reference to “50%.”

Such payment must be made within two business days of the earlier of the consummation of an applicable takeover proposal or when Endurance enters into a definitive agreement to implement such a takeover proposal.

•	Following termination of the merger agreement by either party pursuant to the provisions described under the fourth bullet under “—Termination of the Merger Agreement” beginning on page 62 because Endurance’s shareholders do not approve the merger proposal if:

•	a takeover proposal with respect to Endurance was made or proposed to Endurance, any of its subsidiaries or any of their respective representatives, or such a takeover proposal was publicly announced or made known, from and after October 5, 2016 and prior to the special general meeting, and such takeover proposal was not publicly withdrawn at least 30 days prior to the special general meeting; and

•	within 12 months after the date of such termination, Endurance enters into a contract providing for the implementation of, or consummates, a takeover proposal with respect to Endurance (whether or not such takeover proposal is the same takeover proposal described above), except that for purposes of this bullet only, each reference in the definition of “takeover proposal” to “15%” is replaced with a reference to “50%.”

Such payment must be made within two business days of the earlier of the consummation of an applicable takeover proposal or when Endurance enters into a definitive agreement to implement such a takeover proposal. Endurance will also be required to pay SOMPO’s reimbursable expenses within two business days of such termination (whether or not Endurance enters into a contract providing for the implementation of, or consummates, a takeover proposal).

•	Following termination of the merger agreement by SOMPO pursuant to the provisions described under the fifth bullet under “—Termination of the Merger Agreement” beginning on page 62 because Endurance has materially breached the merger agreement if:

•	a takeover proposal with respect to Endurance was made or proposed to Endurance, any of its subsidiaries or any of their respective representatives, or such a takeover proposal was publicly announced or made known, from and after October 5, 2016 and prior to the special general meeting, and such takeover proposal was not publicly withdrawn at least 30 days prior to the date on which such material breach occurred; and

•	within 12 months after the date of such termination, Endurance enters into a contract providing for the implementation of, or consummates, a takeover proposal with respect to Endurance (whether or not such takeover proposal is the same takeover proposal described above), except that for purposes of this bullet only, each reference in the definition of “takeover proposal” to “15%” is replaced with a reference to “50%”; or

Such payment must be made within two business days of the earlier of the consummation of an applicable takeover proposal or when Endurance enters into a definitive agreement to implement such a takeover proposal. Endurance will also be required to pay SOMPO’s reimbursable expenses within two business days of such termination (whether or not Endurance enters into a contract providing for the implementation of, or consummates, a takeover proposal).

•	Following termination of the merger agreement by Endurance pursuant to the provisions described under the final bullet under “—Termination of the Merger Agreement” beginning on page 62 to enter into an alternative acquisition agreement. Such payment must be made concurrently with the termination of the merger agreement by Endurance.

SOMPO will be required to pay Endurance’s reimbursable expenses following termination of the merger agreement by Endurance pursuant to the provision described under the seventh bullet under “—Termination of the Merger Agreement” beginning on page 62 if SOMPO or Merger Sub has materially breached the merger agreement or the provision described under the final bullet under “—Termination of the Merger Agreement” beginning on page 62 in connection with Endurance entering into an alternative acquisition agreement in respect of a superior proposal, in each case within two business days of such termination.

In no event will Endurance be required to pay an aggregate amount in excess of the termination fee plus reimbursable expenses under the circumstances described under this section “—Expenses and Termination Fee.”

Neither the termination fee nor the reimbursable expenses are intended to constitute either a penalty or liquidated damages. However, the amount of any termination fee or reimbursable expenses previously paid to a party will reduce the amount of damages to which such party may otherwise be entitled under the merger agreement. Further, the right of either party to receive, or the receipt of, the termination fee and/or reimbursable expenses does not limit such party’s right to specific performance under the merger agreement.

Conduct of Business Pending the Completion of the Merger

Endurance has agreed to certain covenants in the merger agreement restricting the conduct of its business between October 5, 2016 and the effective time. In general, except as expressly contemplated or required by the merger agreement, as may have been previously disclosed in writing to SOMPO as provided in the merger agreement or with the prior written consent of SOMPO (such consent not to be unreasonably withheld, conditioned or delayed), Endurance will, and will cause its subsidiaries to, conduct its operations only in the ordinary course of business. Endurance will, and will cause its subsidiaries to, use its and their respective commercially reasonable efforts to preserve intact its business organization and relationship with its regulators, retain the services of its current officers and key employees and preserve the goodwill of its customers, cedents, reinsureds, retrocessionaries, reinsurance brokers, suppliers and other persons with whom it has business relationships.

Endurance has also agreed to the following restrictions relating to the conduct of its and its subsidiaries’ business between October 5, 2016 and the effective time except, in each case, as expressly contemplated or required by the merger agreement, as may have been previously disclosed in writing to SOMPO as provided in the merger agreement or with the prior written consent of SOMPO (such consent not to be unreasonably withheld, conditioned or delayed in certain instances), which restrictions specifically relate to:

•	issuing, selling or granting any of its shares or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any of its shares or other equity or voting interests, or any options, rights, warrants or other commitments or agreements to acquire from Endurance or any of its subsidiaries, or that obligate Endurance or any of its subsidiaries to issue, any shares, or other equity or voting interests in, or any securities convertible or exchangeable for shares of, or other equity or voting interests in, Endurance or any of its subsidiaries, except that Endurance is not restricted from issuing ordinary shares or other securities as required pursuant to the exercise of options or vesting or settlement of restricted shares and RSUs outstanding on October 5, 2016 in accordance with the terms of the applicable award in effect on October 5, 2016;

•	redeeming, purchasing or otherwise acquiring prior to maturity any of its outstanding bonds, debentures, notes or other indebtedness, or any of its outstanding shares or other equity or voting interests, or any rights, warrants or options to acquire any of its shares or other equity or voting interests, except, pursuant to the Endurance share plans and the RSUs, in each case, as in effect on October 5, 2016 or in connection with the satisfaction of tax withholding obligations with respect to RSUs or other equity awards;

•	establishing a record date for, declaring, setting aside for payment or paying any dividend on, or making any other distribution in respect of, any of Endurance’s shares or other equity voting interests, whether in cash, shares or property or a combination thereof, other than regular quarterly cash distributions in a manner previously disclosed to SOMPO;

•	splitting, combining, subdividing or reclassifying any of its shares or its other equity or voting interests;

•	incurring any indebtedness for borrowed money, issuing or selling any debt securities or warrants or other rights to acquire debt securities of Endurance or its subsidiaries, guaranteeing any such indebtedness or any debt securities of another person or entering into any “keep well” or other agreement to maintain any financial statement condition of another person, or entering into any swap or hedging transaction or other derivative agreements, other than (i) under the existing credit facilities (as defined in the merger agreement), provided the aggregate commitment under each existing credit facility shall not be increased, (ii) other indebtedness incurred in the aggregate not to exceed $20 million at any one time outstanding, (iii) indebtedness incurred solely between Endurance and any of its subsidiaries or solely between its subsidiaries in the ordinary course of business and (iv) any swap or hedging transaction or other derivative arrangements entered into in the ordinary course of business, consistent with the investment policies of Endurance;

•	(i) making any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business (including between Endurance and any of its subsidiaries or between subsidiaries of Endurance in the ordinary course of business) or (ii) making any loans to its directors or officers;

•	making or authorizing capital expenditures outside the ordinary course of business exceeding $20 million in the aggregate;

•	other than transactions solely between Endurance and its subsidiaries or solely between its subsidiaries, (i) making any acquisition (including by merger or amalgamation) of the capital stock or assets of any other person for consideration in excess of $10 million for any such acquisition or $20 million in the aggregate for all such acquisitions, except acquisitions of investment assets in accordance with Endurance’s investment policies or (ii) selling or leasing to any person any of its properties or assets whose value or purchase price exceeds $10 million, except (w) dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful to the conduct of the business of Endurance or any of its subsidiaries; (x) transfers among Endurance and its subsidiaries, (y) leases and subleases of real property owned by Endurance or its subsidiaries and leases of real property under which Endurance or any of its subsidiaries is a tenant or subtenant and voluntarily terminates or surrenders such lease or (z) other transactions in the ordinary course of business or as permitted under Endurance’s investment guidelines;

•	except as required by any of Endurance’s existing benefit plans or other written agreement, in each case, in effect on October 5, 2016 and made available to SOMPO or established or amended after October 5, 2016 in compliance with the merger agreement:

•	increasing the salary or bonus compensation opportunity or other incentive compensation opportunity (including the granting of stock options, stock appreciation rights, performance awards, restricted stock awards, or rights to acquire other equity interests) of any of its or its subsidiaries’ current or former directors, officers or employees;

•	increasing any severance, retention or termination pay of any such individual;

•	establishing, adopting, entering into or amending any such benefit plan or collective bargaining agreement;

•	entering into any employment, consulting, severance or termination agreement with any such individual;

•	hiring any person with aggregate annual compensation in excess of $500,000; or

•	transferring (outside of Endurance or any of its subsidiaries) or, except for cause (as determined by Endurance in its reasonable discretion), terminating the employment of certain agreed employees of Endurance or any of its subsidiaries;

•	changing in any material respect its accounting policies or procedures, except as required by GAAP, applicable statutory accounting principle or by law;

•	amending (whether by merger, amalgamation, consolidation or otherwise) its organizational documents or its subsidiaries’ organizational documents in a manner that would reasonably be expected to impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the merger agreement;

•	adopting a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such party or any of its subsidiaries (other than dormant subsidiaries);

•	(i) entering into or materially modifying any material contract (as defined in the merger agreement), other than in the ordinary course of business, (ii) entering into any contract that would limit or restrict Endurance, any of its subsidiaries or any of their successors, or any of their respective properties or assets from engaging or competing in any line of business, in any geographic area or with any person in any material respect, (iii) entering into or modifying any contract of a type that would be required to be, but has not been, disclosed under Item 404 of Regulation S-K of the SEC, which is referred to in the merger agreement as a related party transaction, (iv) entering into any reinsurance contract with a third party outside the ordinary course of business, (v) terminating, canceling or requesting a material change to any material contract, other than in the ordinary course of business or (vi) entering into any material contract relating to the purchase or lease of real property;

•	with respect to Endurance or any subsidiary of Endurance incorporated in Bermuda, discontinuing to a jurisdiction outside of Bermuda;

•	granting any lien, other than permitted liens, on any of its material assets, other than to secure indebtedness permitted under the merger agreement, provided none of Endurance or its subsidiaries shall grant an “all assets” lien;

•	settling any action made or pending against Endurance or any of its subsidiaries, or any of their officers or directors in their capacities as such, other than the settlement of any action which (i) is solely for monetary damages not to exceed $2 million individually or $5 million in the aggregate, (ii) is in the ordinary course for ordinary claims under Endurance’s reinsurance contracts or (iii) would not be reasonably expected to prohibit or restrict Endurance and its subsidiaries from operating their business in the same manner in all material respects as operated on October 5, 2016;

•	except in the ordinary course of business or as otherwise required by applicable law, (i) making, changing or rescinding any material tax election, (ii) extending or waiving or agreeing to extend or waive any statute of limitations with respect to the assessment, determination or collection of taxes, (iii) settling, resolving or otherwise disposing of any material claim or proceeding relating to taxes or (iv) changing any method of accounting for U.S. federal income or foreign tax purposes;

•	acquiring or disposing of any investment assets in any manner inconsistent with Endurance’s investment policies or amending, modifying or otherwise changing such investment policies in any material respect other than as required by law;

•	altering or amending in any material respect any existing underwriting, pricing, claim handling, loss control, reserving, investment or actuarial practice guideline or policy or any material assumption underlying an actuarial practice or policy, except as required by GAAP, applicable statutory accounting principles, any governmental authority or applicable laws;

•	other than in the ordinary course of business, abandoning, disposing of, or permitting to lapse any material intellectual property owned by Endurance or any of its subsidiaries, or disclosing any material trade secret or other material confidential information of Endurance or any of its subsidiaries in a manner that would result in the loss of confidentiality for such information;

•	other than in the ordinary course of business consistent with past practice, making or committing to make any pledge, contribution or gift to any person described in Section 501(c)(3) of the Code;

•	other than in the ordinary course of business, canceling any material indebtedness or waiving any claims or rights of substantial value; or

•	authorizing any of, or committing or agreeing to take any of, the foregoing actions.

Endurance has also agreed to certain restrictions with respect to its relationship with the Blue Capital Reinsurance Holdings Ltd., Blue Capital Global Reinsurance Fund Limited and Blue Capital Global Reinsurance SA-1 (which we refer to, collectively, as the “Blue Capital entities”). Specifically, Endurance has agreed, solely in its capacity as a shareholder of the Blue Capital entities and not in any other capacity, to vote its shares in the Blue Capital entities consistent with such Blue Capital entities operating in accordance with the restrictions imposed on Endurance as described under the foregoing provisions of this section “—Conduct of Business Pending the Completion of the Merger.” In addition, Endurance has agreed to the following restrictions with respect to its relationship with the Blue Capital entities (except, in each case, as may have been previously disclosed in writing to SOMPO), which restrictions relate to:

•	other than in the ordinary course of business, entering into or materially modifying any contract with any subsidiary of Endurance that provided advisory services to, or has had a contractual advisory relationship with, the Blue Capital entities;

•	acting in contravention of the underwriting guidelines and investment guidelines established by the Blue Capital entities;

•	redeeming, purchasing, selling, transferring, acquiring or disposing of, directly or indirectly, any shares or any securities convertible or exchangeable into or exercisable for any shares or any bonds, debentures, notes or indebtedness of any of the Blue Capital entities held by Endurance or its subsidiaries;

•	granting any person any right or option to acquire securities of any Blue Capital entity held by Endurance or its subsidiaries; or

•	entering into any contract, understanding or arrangement with respect to the sale, voting, registration or repurchase of the securities of any Blue Capital entity held by Endurance or its subsidiaries.

Board of Directors and Management of Endurance Following Completion of the Merger

The directors of Merger Sub in office immediately prior to the effective time will be the directors of the surviving company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. The officers of Endurance in office immediately prior to the effective time will be the officers of the surviving company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified.

Indemnification; Directors’ and Officers’ Insurance

The merger agreement provides that, from and after the effective time, the surviving company will, and SOMPO will cause the surviving company to, indemnify and hold harmless, the present and former directors and officers of Endurance or any of its subsidiaries with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any action based on or arising out of, in whole or in part, (i) the fact that such person is or was a director or officer of Endurance or such subsidiary or (ii) the acts or omissions of such person in such person’s capacity as a director, officer, employee or agent of Endurance or such subsidiary or taken at the request of Endurance or such subsidiary, in each case, at, or at any time prior to, the effective time (including in connection with serving at the request of Endurance or such subsidiary as a director, officer, employee, agent, trustee or fiduciary of another person (including any employee benefit plan)) (including any action relating in whole or in part to the transactions contemplated by the merger agreement or relating to the enforcement of the indemnification provisions in the merger agreement, as described in this paragraph), to the fullest extent permitted under applicable law.

In addition, for the six year period commencing immediately after the effective time, the surviving company will maintain in effect Endurance’s current directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the effective time with respect to those individuals who, as of October 5, 2016, were, and any individual who, prior to the effective time, becomes, covered by Endurance’s directors’ and officer’s liability insurance policy. The terms, scope and amount of such insurance coverage will be no less favorable to such individuals than Endurance’s directors’ and officers’ liability insurance policies as in effect on October 5, 2016. However, SOMPO may substitute such policies for policies by reputable insurers of at least the same coverage with respect to matters existing or occurring prior to the effective time, including a “tail” policy. However, if annual premium for such insurance exceeds 300% of the current annual premium, then SOMPO may provide or cause to be provided a policy for the applicable individuals with the best coverage as shall then be available at an annual premium not in excess of 300% of the current annual premium. In addition, Endurance may in consultation with SOMPO, and at the request of SOMPO will, prior to the effective time, purchase for an aggregate amount not in excess of such 300% threshold for six years, a six-year prepaid “tail” policy on terms and conditions providing at least substantially equivalent benefits as the current policies maintained by Endurance with respect to matters existing or occurring prior to the effective time covering without limitation the transactions contemplated by the merger agreement. If such prepaid “tail” policy has been obtained by Endurance, it shall be deemed to satisfy all obligations to obtain insurance pursuant to the foregoing provisions and the surviving company will use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.

Employee Matters

For a period of two years following the completion of the merger or such shorter period as an employee remains an employee of SOMPO or its subsidiaries, including Endurance (whom we refer to as “continuing employees”), SOMPO will provide or will cause to provide:

•	each continuing employee of Endurance with an annual rate of base salary and total direct target compensation opportunity (base salary plus target annual incentive compensation plus target long-term incentive compensation) that are each no less favorable than the base salary and total direct target compensation opportunity provided to such continuing employee immediately prior to the effective time of the merger;

•	the continuing employees with employee benefits that are in aggregate no less favorable than those provided to similarly situated employees of SOMPO or any of its subsidiaries; and

•	each continuing employee who is terminated with severance benefits at least equal to and on terms and conditions no less favorable than the severance benefits that are set forth in the merger agreement, which are generally equivalent to those in place at Endurance immediately prior to October 5, 2016.

SOMPO has also agreed to provide each continuing employee with payments and awards in respect of the 2016 and 2017 performance years on terms and conditions as set forth in the merger agreement.

To the extent continuing employees become eligible to participate in any employee benefit plan (including any vacation, paid time-off and severance plans but excluding any equity or equity-based plans) maintained by the surviving company or its subsidiaries following the completion of the merger, the continuing employees’ service with Endurance or any of its subsidiaries prior to the completion of the merger will be treated as service with the surviving company or its subsidiaries for purposes of determining eligibility to participate, level of benefits and vesting, subject to customary exceptions.

Further, SOMPO will use commercially reasonable efforts, or will cause the surviving company to use commercially reasonably efforts, to waive all limitations to preexisting conditions, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by the surviving company or its subsidiaries in which the continuing employees will be eligible to participate from and following the completion of the merger and to recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each continuing employee during the calendar year in which the merger is completed for purposes of satisfying any applicable deductible or co-payment limitations under the relevant welfare benefit plans.

With respect to any continuing employee whose principal place of employment is outside of the United States, SOMPO’s obligations will be modified to the extent necessary to comply with any applicable law that applies in relation to the employment or terms of employment of such continuing employee.

Amendment or Supplement and Waiver

The merger agreement may be amended or supplemented by written agreement of the parties, by action taken or authorized by their respective boards of directors, at any time before or after the receipt of the requisite approval of the Endurance shareholders of the merger proposal, but after the requisite approval of the Endurance shareholders, no amendment may be made that by law requires further approval by the Endurance shareholders without such further approval.

At any time prior to the effective time, SOMPO and Endurance may, subject to applicable law, (i) waive any inaccuracies in the representations and warranties of the other party, (ii) extend the time for performance of any of the obligations or other acts of the other parties or (iii) waive compliance by the other party with any of the agreements contained in the merger agreement or waive any of such party’s conditions. No failure or delay by a party in exercising any of its rights under the merger agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right under the merger agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

No Third Party Beneficiaries

While the merger agreement is not intended and will not be construed to create any third-party beneficiaries or confer upon any person other than the parties to the merger agreement any rights, benefits or remedies of any nature whatsoever under or by reason of the merger agreement, it provides a limited exception for each Endurance shareholder at the effective time as regards its rights to receive the merger consideration and for each present and former director and officer of Endurance to continue to have indemnification, advancement of expenses and liability insurance coverage following completion of the transactions as described under “—Indemnification; Directors’ and Officers’ Insurance” beginning on page 69.

Remedies; Specific Enforcement

Endurance and SOMPO agreed in the merger agreement that if for any reason any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached or violated, irreparable damage would be caused for which monetary relief would not be an adequate remedy under applicable law. Accordingly, each of the parties to the merger agreement agreed that, in addition to all other remedies to which it may be entitled, (i) each of the parties to the merger agreement is entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof in the courts in the State of Delaware or the federal courts of the United States of America located in the State of Delaware and (ii) the right of specific enforcement is an integral part of the transactions contemplated by the merger agreement and without that right, neither of the parties would have entered into the merger agreement. Such relief may be sought without the posting of a bond or other necessary security. The parties agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.

Representations and Warranties

The merger agreement contains certain customary representations and warranties. Each of Endurance and SOMPO has made representations and warranties regarding, among other things:

•	organization and standing;

•	corporate power and authority with respect to the execution, delivery and performance of the merger agreement and the statutory merger agreement, and the due and valid execution and delivery and enforceability of the merger agreement;

•	board recommendation and approval;

•	absence of conflicts with, or violations of, organizational documents, contracts and applicable laws;

•	required regulatory filings and consents and approvals of governmental authorities;

•	absence of certain litigation;

•	compliance with applicable laws; and

•	brokers’ fees payable in connection with the transactions contemplated by the merger agreement.

Additional representations and warranties made only by Endurance relate to:

•	capital structure;

•	ownership of subsidiaries;

•	requisite shareholder approval;

•	SEC documents, financial statements and internal controls and disclosure controls and procedures;

•	absence of undisclosed liabilities;

•	absence of any actions since June 30, 2016 through October 5, 2016 that, if done after execution of the merger agreement, would have resulted in a breach of certain of the restrictive covenants described under “—Conduct of Business Pending the Completion of the Merger” beginning on page 66;

•	absence of any material adverse effect since December 31, 2015 through October 5, 2016;

•	possession of, and compliance with, permits;

•	tax matters;

•	benefits matters and ERISA compliance;

•	labor matters;

•	investments and derivatives;

•	intellectual property;

•	inapplicability of takeover statutes;

•	real property;

•	material contracts;

•	insurance and reinsurance subsidiaries;

•	statutory statements and examinations;

•	agreements with insurance regulators;

•	insurance, reinsurance and retrocession contracts;

•	agreements with the Blue Capital entities;

•	reserves;

•	insurance policies;

•	opinions from financial advisors; and

•	related party transactions.

Additional representations and warranties made only by SOMPO and Merger Sub relate to:

•	Merger Sub’s ownership and operations;

•	the absence of certain agreements between SOMPO, Merger Sub or any of their affiliates, on the one hand, and any member of Endurance’s management or board of directors, on the other hand;

•	available funds; and

•	share ownership in Endurance.

Endurance Credit Facilities

Endurance also has agreed to, if requested by SOMPO, provide reasonable cooperation to SOMPO in arranging for, at the closing of the merger, the termination of existing indebtedness (including of the existing credit facilities) of Endurance and its subsidiaries and the procurement of customary payoff letters and other customary release documentation in connection therewith, and to use commercially reasonable efforts to cooperate with SOMPO in connection with any amendments to Endurance’s existing credit facilities that SOMPO determines in its reasonable discretion are necessary or desirable. However, (i) such requested cooperation must not unreasonably interfere with the ongoing operations of Endurance and its subsidiaries prior to the effective time, (ii) Endurance will not be required to incur any liability under any such amendments to the existing credit facilities prior to the effective time unless contingent upon the occurrence of the closing, (iii) such amendments must not constitute a significant modification within the meaning of Treasury Regulations Section 1.1001-3 unless contingent upon the occurrence of the closing and (iv) the merger closing will in no event be conditioned or contingent upon any amendments to the existing credit facilities.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants relating to, among other things:

•	preparation by Endurance of this proxy statement;

•	confidentiality and access by SOMPO to certain information about Endurance;

•	consultation between SOMPO and Endurance in connection with public statements with respect to the transactions contemplated by the merger agreement;

•	causing the dispositions of Endurance equity securities (including derivative securities) pursuant to the transactions contemplated by the merger agreement by each individual who is a director or officer of Endurance subject to Section 16 of the Exchange Act to be exempt under Rule 16b-2 promulgated under the Exchange Act;

•	each party notifying the other party of any shareholder litigation relating to the transactions contemplated by the merger agreement, and Endurance giving SOMPO the opportunity to participate in the defense and settlement of any shareholder litigation against Endurance or its directors relating to the merger agreement and the transactions contemplated by the merger agreement; and

•	SOMPO and Endurance using their respective reasonable best efforts to cause Endurance’s ordinary shares to be delisted from the NYSE and deregistered under the Exchange Act as soon as reasonably practicable following the effective time.

Governing Law; Jurisdiction

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule, except that certain provisions of the merger agreement which relate to the fiduciary duties of directors or officers, statutory duties, obligations and/or statutory provisions, or which arise under, the laws of Bermuda (including those applicable to the merger) will be governed by and in accordance with the laws of Bermuda.

All actions and proceeding arising out of or relating to the interpretation and enforcement of the merger agreement and in respect of the transactions contemplated by the merger agreement will be held and determined in the courts of the State of Delaware or the federal courts of the United States of America located in the State of Delaware, except to the extent any such proceeding mandatorily must be brought in Bermuda.

THE VOTING AGREEMENT

The following describes the material provisions of the voting agreement, a copy of which is included as Annex C to this proxy statement and incorporated by reference herein. The summary of the material provisions of the voting agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the voting agreement. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important to you. Endurance encourages you to read carefully the voting agreement in its entirety before making any decisions regarding the merger.

Voting

Pursuant to the voting agreement, John R. Charman, Dragon Global Holdings Ltd., The Fortis Trust and The Prometheus Trust (which we refer to, collectively, as the “supporting shareholders”) have agreed to vote all of their Endurance ordinary shares:

•	in favor of the merger proposal;

•	at SOMPO’s request, subject to certain limitations, in favor of any proposal that the Endurance board of directors has (i) determined is designed to facilitate the consummation of the merger, (ii) disclosed the determination provided for in the preceding clause (i) in Endurance’s proxy materials or other written materials disseminated to Endurance shareholders and (iii) recommended to be adopted by Endurance shareholders;

•	against any takeover proposal with respect to Endurance; and

•	against any amendments to Endurance’s organizational documents (other than as provided for in the merger agreement) or other proposal or transaction involving Endurance or any of its subsidiaries, in each case, that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect in any manner the merger or the other transactions contemplated by the merger agreement or change, in any manner, the voting rights of any class of share capital of Endurance.

Grant of Proxy

Each supporting shareholder has irrevocably granted to and appointed SOMPO (and up to two of SOMPO’s designated representatives), during the term of the voting agreement, as such supporting shareholder’s proxy (with full power of substitution and resubstitution) to attend all annual general meetings or special general meetings of the Endurance shareholders and to vote such supporting shareholder’s ordinary shares at any annual general meeting or special general meeting of the Endurance shareholders or in any action by written consent of the Endurance shareholders in lieu of such a meeting.

Termination

The voting agreement will automatically terminate at the first to occur of:

•	a written agreement among SOMPO and each supporting shareholder to terminate the voting agreement;

•	the effective time;

•	the date of any waiver, modification or amendment to the terms of the merger agreement that would reduce the merger consideration (or otherwise alter the mix of merger consideration) payable pursuant to the merger agreement;

•	the termination of the merger agreement in accordance with its terms; and

•	the first anniversary of the date of the voting agreement.

Transfer Restrictions; Other Proxies

The voting agreement provides that each of the supporting shareholders will not during the term of the voting agreement, subject to limited exceptions:

•	directly or indirectly offer for sale, sell (including any short sale), transfer, pledge, encumber, assign or otherwise dispose of (including by gift) (which we refer to as a “Transfer”) its ordinary shares;

•	enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit- or loss-sharing arrangement) with respect to or related to a Transfer of its ordinary shares or consent to the foregoing;

•	grant a proxy or power of attorney with respect to its ordinary shares;

•	deposit into voting trust any of its ordinary shares; or

•	enter into a voting agreement or arrangement with respect to its ordinary shares.

Non-Solicitation

In the voting agreement, the supporting shareholders agree that they will cease any solicitation, encouragement, discussions or negotiations with respect to a takeover proposal that were ongoing on or prior to the date of the voting agreement.

Waiver of Appraisal and Dissenter’s Rights

In the voting agreement, the supporting shareholders waive their appraisal rights in connection with the merger and agree not to commence or join in, and to take all actions necessary to opt out of any class in any class action with respect to any claim brought against SOMPO, Merger Sub or Endurance.

Governing Law

The voting agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule, except that certain provisions of the voting agreement which relate to the fiduciary duties of directors or officers, statutory duties, obligations and/or statutory provisions, or which arise under, the laws of Bermuda (including those applicable to the merger) will be governed by and in accordance with the laws of Bermuda.

MARKET PRICE OF ENDURANCE ORDINARY SHARES

Our ordinary shares are quoted on the NYSE under the ticker symbol “ENH.” The following table shows the intraday high and low prices for the ordinary shares and cash dividends per share, for the periods indicated as reported by the NYSE. These prices do not necessarily represent actual transactions.

	Endurance
	High	Low	Dividend
Year ending December 31, 2016
Fourth quarter (through December 28, 2016)	$92.69	$64.45	$0.38
Third quarter	$69.33	$64.18	$0.38
Second quarter	$69.72	$62.78	$0.38
First quarter	$65.98	$57.97	$0.38
Year ended December 31, 2015
Fourth quarter	$67.24	$60.11	$0.35
Third quarter	$70.50	$60.38	$0.35
Second quarter	$66.93	$60.00	$0.35
First quarter	$65.79	$58.63	$0.35
Year ended December 31, 2014
Fourth quarter	$61.21	$53.34	$0.34
Third quarter	$58.74	$51.54	$0.34
Second quarter	$54.83	$50.21	$0.34
First quarter	$58.83	$49.58	$0.34

On October 3, 2016, the last full trading day prior to the release of reports circulated in the Japanese press that SOMPO was preparing to finalize plans to acquire Endurance, and December 28, 2016, the last reported sales price of ordinary shares, as reported by the NYSE, was $64.96 and $92.38, respectively. Endurance shareholders are encouraged to obtain current market quotations for ordinary shares before making any decision with respect to the merger. No assurance can be given concerning the market price for ordinary shares before or after the date on which the merger will close. The market price for ordinary shares will fluctuate between the date of this proxy statement and the date on which the merger closes and thereafter.

As of December 28, 2016, there were approximately 296 holders of record of ordinary shares. This does not represent the actual number of beneficial owners of ordinary shares because shares are frequently held in “street names” by securities dealers and others for the benefit of beneficial owners who may vote shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

Security Ownership of 5% Owners

The following table sets forth information as of December 28, 2016, with respect to the beneficial ownership of issued and outstanding ordinary shares by each person known by us to beneficially own 5% or more of the issued and outstanding shares. As defined by the SEC, a person is deemed to “beneficially own” shares if such person directly or indirectly (i) has or shares the power to vote or dispose of such shares, regardless of whether such person has any pecuniary interest in the shares or (ii) has the right to acquire the power to vote or dispose of such shares within 60 days, including through the exercise of any option, warrant, or right. Pursuant to Rule 13d-4 under the Exchange Act, the statements concerning voting and dispositive power concerning ordinary shares included in the footnotes to this table shall not be construed as confirmation that such persons are the beneficial owners of such ordinary shares.

Name and address of Beneficial Owner(1)	Ordinary Shares	Percentage of Issued and Outstanding Endurance Ordinary Shares
Dimensional Fund Advisors LP(2)	5,245,890	7.76%
The Vanguard Group(3)	4,240,168	6.27%
BlackRock, Inc.(4)	4,045,937	5.98%
FMR LLC(5)	3,502,828	5.18%

(1)	The address for each beneficial owner is listed in the relevant footnote.
(2)	The information included herein is based on the Schedule 13G/A filed on February 9, 2016 by Dimensional Fund Advisors LP (“Dimensional”). Dimensional’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of Endurance that are owned by the Funds and may be deemed to be the beneficial owner of the ordinary shares of Endurance held by the Funds. However, all ordinary shares described above are owned by the Funds. Dimensional disclaims beneficial ownership of such ordinary shares.
(3)	The information included herein is based on the Schedule 13G/A filed on February 10, 2016 by The Vanguard Group. The address of the beneficial owner is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 40,532 ordinary shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 7,061 ordinary shares as a result of its serving as investment manager of Australian investment offerings.
(4)	The information included herein is based on the Schedule 13G filed on January 28, 2016 by BlackRock, Inc. (“BlackRock”). BlackRock’s address is 55 East 52nd Street, New York, NY 10055.
(5)

The following information is based on the Schedule 13G/A filed on February 12, 2016 by FMR LLC. FMR LLC’s address is 245 Summer Street, Boston, Massachusetts 02210. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares.

Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

Security Ownership of Directors and Executive Officers

The following table sets forth information as of December 28, 2016, with respect to the beneficial ownership of issued and outstanding ordinary shares by Endurance’s directors, named executive officers and its directors and named executive officers as a group.

Name and address of Beneficial Owner(1)	Ordinary Shares	Exercisable Options	Total(2)	Percentage of Issued and Outstanding Endurance Ordinary Shares
Directors
John T. Baily(3)	34,359	—	34,359	*
Norman Barham(4)	31,567	—	31,567	*
Galen R. Barnes	23,067	—	23,067	*
William H. Bolinder	34,601	—	34,601	*
Philip M. Butterfield	3,384	—	3,384	*
Steven W. Carlsen	53,517	—	53,517	*
John R. Charman(5)	3,352,873	—	3,352,873	4.96%
Morgan W. Davis	19,152	—	19,152	*
Susan S. Fleming	10,597	—	10,597	*
Nicholas C. Marsh	4,830	—	4,830	*
Scott D. Moore	22,713	—	22,713	*
William J. Raver	18,763	—	18,763	*
Robert A. Spass(6)	148,092	—	148,092	*
Ian M. Winchester	28,398	—	28,398	*
Named Executive Officers
John V. Del Col	115,579	—	115,579	*
Jerome Faure	39,557	—	39,557	*
John A. Kuhn	111,562	—	111,562	*
Michael J. McGuire	169,978	—	169,978	*
All directors and executive officers as a group	4,222,589		4,222,589	6.24%

*	Denotes beneficial ownership of less than 1%.
(1)	Unless otherwise stated, the address for each beneficial owner is c/o Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.
(2)	Includes the outstanding ordinary shares and assumes the exercise of all options vesting within 60 days of November 14, 2016.
(3)	Includes 4,000 ordinary shares owned by Mr. Baily’s wife.
(4)	Includes 4,500 ordinary shares owned by the Carole A. and Norman Barham Family Foundation, 1,084 shares owned by the David Barham Irrevocable Trust and 1,084 ordinary shares owned by the Mindee Barham Irrevocable Trust. Mr. Barham disclaims ownership of such shares.
(5)	Includes 1,812,156 ordinary shares owned by Dragon Global Holdings Ltd., 284,731 ordinary shares owned by The Fortis Trust and 284,731 ordinary shares owned by The Prometheus Trust. Mr. Charman disclaims ownership of such shares.

(6)	Includes 5,413 ordinary shares owned by Capital Z Partners Management, LLC, an entity in which Mr. Spass owns a non-controlling limited liability interest. Mr. Spass disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

There are no arrangements, known to Endurance, including any pledge by any person of securities of Endurance, the operation of which may at a subsequent date result in a change in control of Endurance, other than the merger agreement between Endurance and SOMPO (see “Business—General” in Item 1 of Part I of Endurance’s Annual Report on Form 10-K for the year ended December 31, 2015 and the voting agreement).

APPRAISAL RIGHTS

Under Bermuda law, in the event of a merger of a Bermuda company with another Bermuda company or foreign corporation, any shareholder of the Bermuda company is entitled to receive fair value for its shares. For purposes of Section 106(2)(b)(i) of the Companies Act, the Endurance board of directors considers the fair value for (i) each ordinary share to be $93.00, without interest and less any applicable withholding taxes, and (ii) each issued and outstanding preferred share, to be the continuation of each such preferred share as a preferred share of Endurance as the surviving company following the merger with all of its relative rights, terms and conditions remaining unchanged.

Any Endurance shareholder who is not satisfied that it has been offered fair value for its shares and whose shares are not voted in favor of the merger agreement, the statutory merger agreement and the merger may exercise its appraisal rights under the Companies Act to have the fair value of its shares appraised by the Bermuda Court. Persons owning beneficial interests in shares but who are not shareholders of record should note that only persons who are shareholders of record are entitled to make an application for appraisal. Any Endurance shareholder intending to exercise appraisal rights must file its application for appraisal of the fair value of its shares with the Bermuda Court within one month after the date the notice convening the special general meeting to approve the merger has been given. The notice delivered with this proxy statement constitutes this notice. There are no statutory rules and limited decisions of the Bermuda Court prescribing in detail the operation of the provisions of the Companies Act governing appraisal rights that are set forth in Section 106 of the Companies Act or the process of appraisal by the Bermuda Court; the Bermuda Court retains considerable discretion as to the precise methodology that it would adopt when determining the fair value of shares in an appraisal application under the Companies Act.

If an Endurance shareholder votes in favor of the merger agreement, the statutory merger agreement and the merger at the special general meeting, such shareholder will have no right to apply to the Bermuda Court to appraise the fair value of its shares, and instead, if the merger is consummated, and as discussed in the section of this proxy statement titled “The Merger Agreement—Effects of the Merger,” each (i) ordinary share of such shareholder will be cancelled and converted into the right to receive the merger consideration and (ii) preferred share of such shareholder will continue as a preferred share of Endurance as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged. Voting against the merger, or not voting, will not in itself satisfy the requirements for notice and exercise of a shareholder’s right to apply for appraisal of the fair value of its shares.

A FAILURE OF A DISSENTING SHAREHOLDER TO AFFIRMATIVELY VOTE AGAINST THE MERGER PROPOSAL WILL NOT CONSTITUTE A WAIVER OF ITS RIGHT TO HAVE THE FAIR VALUE OF ITS ENDURANCE SHARES APPRAISED.

In any case where a registered holder of shares has made an appraisal application, in respect of the shares held by such dissenting shareholder, and the merger has been made effective under Bermuda law before the Bermuda Court’s appraisal of the fair value of such dissenting shares, then the dissenting shareholder shall be entitled to receive the consideration and, if the fair value of the dissenting shares is later appraised by the Bermuda Court to be greater than the value of the consideration, such dissenting shareholder will be paid the difference, between the amount paid to him as the consideration and the value appraised by the court within one month of the Bermuda Court’s appraisal.

In any case where the value of the dissenting shares held by a dissenting shareholder is appraised by the Bermuda Court before the merger has been made effective under Bermuda law, then the surviving company will be required to pay the dissenting shareholder within one month of the Bermuda Court’s appraisal an amount equal to the value of the dissenting shares appraised by the Bermuda Court, unless the merger is terminated under the terms of the merger agreement, in which case no payment shall be made. However, it is anticipated that, subject to having obtained the requisite approval, the merger would have proceeded prior to the appraisal by the Bermuda Court.

A shareholder that has exercised appraisal rights has no right of appeal from an appraisal made by the Bermuda Court. The responsibility for apportioning the costs of any application to the Bermuda Court under Section 106 of the Companies Act will be in the discretion of the Bermuda Court.

The relevant portion of Section 106 of the Companies Act in relation to appraisal rights is as follows:

“(6) Any shareholder who did not vote in favor of the amalgamation or merger and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.

(6A) Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company shall be entitled either—

(a) to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or

(b) to terminate the amalgamation or merger in accordance with subsection (7).

(6B) Where the Court has appraised any shares under subsection (6) and the amalgamation or merger has proceeded prior to the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court, the amalgamated or surviving company shall pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.

(6C) No appeal shall lie from an appraisal by the Court under this section.

(6D) The costs of any application to the Court under this section shall be in the discretion of the Court.

(7) An amalgamation agreement or merger agreement may provide that at any time before the issue of a certificate of amalgamation or merger the agreement may be terminated by the directors of an amalgamating or merging company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating or merging companies.”

SHAREHOLDERS WHO HOLD THEIR SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BANKS, BROKERAGE FIRMS AND OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE ENDURANCE ORDINARY SHARES OR ENDURANCE PREFERRED SHARES, AS APPLICABLE. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM AND OTHER NOMINEE MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

A shareholder who elects to exercise appraisal rights under Section 106(6) of the Companies Act should mail or deliver a written demand to:

Endurance Specialty Holdings Ltd.

Attention: Secretary

Waterloo House

100 Pitts Bay Road

Pembroke HM08, Bermuda

Holders of depositary shares must act through the depositary to exercise appraisal rights in respect of the fractional preferred shares represented by depositary shares and should contact the depositary if they desire to seek to exercise appraisal rights.

DELISTING OF ENDURANCE ORDINARY SHARES

If the merger is completed, we expect that Endurance’s ordinary shares will be delisted from the NYSE and we will no longer file periodic reports with the SEC on account of Endurance’s ordinary shares. However, we will continue to make securities filings with respect to our publicly-held depositary shares (representing interests in our preferred shares) to the extent such filings are required under SEC regulations following the completion of the merger. SOMPO may decide, following the merger, to delist the depositary shares from the NYSE, to deregister such depositary shares under the Exchange Act or to take other action with respect to the depositary shares and preferred shares.

THE SPECIAL GENERAL MEETING

Date, Time and Place

The special general meeting will take place on January 27, 2017, starting at 9:00 a.m., Atlantic time, at Endurance’s offices at Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda.

Purposes of the Special General Meeting

At the special general meeting, Endurance shareholders will be asked to consider and vote on each of the following proposals:

•	Proposal 1: to approve the merger agreement, the statutory merger agreement and the merger;

•	Proposal 2: on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Endurance’s named executive officers in connection with the merger, as described in this proxy statement; and

•	Proposal 3: to approve an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve the merger proposal at the special general meeting.

Ordinary shares outstanding as of the record date will be entitled to vote on each of the above proposals. Preferred shares outstanding as of the record date will have the right to vote only on Proposal 1 and Proposal 3.

Consummation of the merger is conditioned on, among other things, the approval of Proposal 1 above, but is not conditioned on the approval of Proposals 2 and 3.

The Endurance board of directors has (1) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is in the best interests of Endurance and (2) resolved that the merger proposal be submitted to Endurance’s shareholders for their consideration at the special general meeting. The Endurance Transaction Committee has approved the merger agreement and the statutory merger agreement. Accordingly, the Endurance board of directors recommends that Endurance shareholders vote “FOR” the merger proposal and “FOR” the other proposals described in this proxy statement in respect of which they are entitled to vote.

Record Date

Only shareholders of record, as shown on Endurance’s register of members, at the close of business on December 28, 2016, the record date for the special general meeting, will be entitled to notice of, and to vote at, the special general meeting or any adjournment or postponement thereof. As of December 28, 2016, the record date for the special general meeting, there were 67,627,901 ordinary shares and 9,200 preferred shares issued and outstanding (9,200 of which are deposited with the depositary and represented by 9,200,000 depositary shares).

Quorum

Each ordinary share and preferred share carries the right to vote on the merger proposal and the adjournment proposal. Accordingly, the quorum required at the special general meeting to consider the merger proposal and the adjournment proposal is the presence in person or by proxy of at least four shareholders representing more than 50% of the aggregate voting power of all ordinary shares and preferred shares as of the record date. The quorum required at the special general meeting to consider the compensation advisory proposal is the presence in person or by proxy of at least four shareholders representing more than 50% of the aggregate voting power of all ordinary shares as of the record date.

Required Vote

The approval of the merger proposal requires the affirmative vote of a majority of the votes cast by holders of ordinary shares and preferred shares, voting as one class, at the special general meeting in accordance with Endurance’s bye-laws.

The approval of the compensation advisory proposal requires the affirmative vote of a majority of the votes cast by holders of ordinary shares at the special general meeting in accordance with Endurance’s bye-laws. Holders of preferred shares do not have the right to vote on the compensation advisory proposal.

The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of ordinary shares and preferred shares, voting as one class, at the special general meeting in accordance with Endurance’s bye-laws.

Voting Securities

Except as provided below holders of ordinary shares have one vote for each ordinary share held by them and are entitled to vote on all the proposals voted on at the special general meeting or any adjournment thereof.

Each depositary share represents a 1/1,000th interest in a preferred share. Therefore, holders of depositary shares will be entitled to 1/1,000th of a vote per share of the preferred shares. Holders of depositary shares must act through the depositary to exercise any voting rights in respect of the depositary shares. Although each depositary share is entitled to 1/1,000th of a vote, the depositary can only vote whole shares of preferred shares. Holders of preferred shares, which underlay the depositary shares, are entitled to vote on each of the merger proposal and the adjournment proposal.

The depositary will mail (or otherwise transmit by an authorized method) the information contained in this proxy statement to the record holders of the depositary shares relating to the preferred shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred shares, may instruct the depositary to vote the number of the preferred shares votes represented by the holder’s depositary shares. To the extent possible, the depositary will vote the number of the preferred shares votes represented by depositary shares in accordance with the instructions it receives.

Endurance will take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. The depositary will refrain from voting the preferred shares to the extent it does not receive specific instructions from the holders of any depositary shares representing such preferred shares.

There are provisions in the Endurance bye-laws that may reduce or increase the voting rights of the holders of Endurance’s shares, including its ordinary shares. These provisions generally provide that any Endurance shareholder owning Endurance shares, directly, indirectly or, in the case of any U.S. person (as defined in the Endurance bye-laws), by attribution, which confer votes in excess of 9.5% of the votes conferred by all of the issued and outstanding shares (which we refer to as an “Endurance 9.5% shareholder”) will have the voting rights attached to such shares reduced by whatever amount is necessary so that after such reduction it may not exercise more than 9.5% of the total voting rights of all of the Endurance shares entitled to vote on the matter in question. The reduction in votes is generally to be applied proportionately among all Endurance shareholders who are members of the first Endurance shareholder’s “Endurance control group”. An “Endurance control group” means, with respect to any person, all Endurance shares directly owned by such person and all Endurance shares directly owned by each other Endurance shareholder any of whose shares are included in the “Endurance controlled shares” of such person. “Endurance controlled shares” means all Endurance shares that a person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Code) or, in the case of a U.S. person, constructively (within the meaning of Section 958(b) of the Code). A similar limitation is to be applied to Endurance shares held directly by members of an “Endurance related group”. An “Endurance related group”

means a group of Endurance shareholders that are investment vehicles and are under common control and management. Any reduction in votes will generally be allocated proportionately among members of such shareholder’s “Endurance control group” or “Endurance related group,” as applicable. The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among all of Endurance’s other shareholders who were not members of these groups so long as such reallocation does not cause any person to become an Endurance 9.5% shareholder.

Under these provisions, certain Endurance shareholders may have their voting rights limited to less than one vote per share, while other Endurance shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain Endurance shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. The Endurance bye-laws provide that Endurance shareholders will be notified of their voting interests, to the extent there are any adjustments made under its bye-laws, prior to any vote to be taken by such shareholders.

As a result of any reallocation of votes, the voting rights of an Endurance shareholder might increase above 5% of the aggregate voting power of the outstanding Endurance shares, thereby possibly resulting in an Endurance shareholder becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Exchange Act. In addition, any increase of an Endurance shareholder’s voting rights could result in an Endurance shareholder becoming subject to filing requirements under Section 16 of the Exchange Act.

Abstentions and “Broker Non-Votes”

Abstentions and “broker non-votes” will be counted toward the presence of a quorum at the special general meeting, but will not be considered votes cast on any proposal brought before the special general meeting. Because the vote required to approve the proposals to be voted upon at the special general meeting is the affirmative vote of the specified required percentage of the votes cast assuming a quorum is present, an abstention or a “broker non-vote” with respect to any proposal to be voted on at the special general meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

Revocation of Proxies

In accordance with Endurance’s bye-laws, you may revoke a submitted proxy up to one hour prior to the commencement of the special general meeting. Any proxy may be revoked by providing written notice to the Secretary of Endurance, delivering a duly executed proxy bearing a later date or voting in person at the special general meeting.

If your ordinary shares or preferred shares are held in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke your previously provided voting instructions.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833).

PROPOSAL 1—APPROVAL OF THE MERGER PROPOSAL

In this proposal, Endurance is asking its shareholders to approve the merger agreement, the statutory merger agreement and the merger. Approval of this proposal is a condition to consummation of the merger.

The Endurance board of directors has (1) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is in the best interests of Endurance and (2) resolved that the merger proposal be submitted to Endurance’s shareholders for their consideration at the special general meeting. The Endurance Transaction Committee has approved the merger agreement and the statutory merger agreement.

Each ordinary share and preferred share issued and outstanding as of the record date will carry the right to vote on this proposal. Holders of ordinary shares and preferred shares will vote on the merger proposal as a single class.

The approval of the merger proposal requires the affirmative vote of a majority of the votes cast by holders of ordinary shares and preferred shares at the special general meeting in accordance with Endurance’s bye-laws.

The Endurance board of directors recommends a vote “FOR”

Proposal 1.

PROPOSAL 2—APPROVAL OF THE COMPENSATION ADVISORY PROPOSAL

Endurance is providing the holders of ordinary shares with the opportunity to cast an advisory (non-binding) vote to approve the “golden parachute” compensation payments that will or may be made by Endurance to its named executive officers in connection with the merger, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act. This proposal, commonly known as “say-on-golden parachute,” gives the holders of ordinary shares the opportunity to vote on an advisory (non-binding) basis on the “golden parachute” compensation payments that will or may be paid by Endurance to its named executive officers in connection with the merger.

The “golden parachute” compensation that Endurance’s named executive officers may be entitled to receive from Endurance in connection with the merger is summarized in the table titled “Golden Parachute Compensation,” which can be found in the section of this proxy statement titled “The Merger—Interests of Endurance’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.” Such summary, in table form, includes all compensation and benefits that may or will be paid by Endurance to its named executive officers in connection with the merger.

The Endurance board of directors encourages you to review carefully the “golden parachute” compensation information disclosed in this proxy statement.

The Endurance board of directors recommends that the holders of ordinary shares approve the following resolution:

“RESOLVED, that the holders of ordinary shares approve, on an advisory (non-binding) basis, the compensation that will or may become payable by Endurance to its named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the related narrative disclosures.”

Only ordinary shares may vote on the compensation advisory proposal. Preferred shares do not have a right to vote on this proposal.

The approval of the compensation advisory proposal requires the affirmative vote of a majority of the votes cast by holders of ordinary shares at the special general meeting in accordance with Endurance’s bye-laws.

The vote on the compensation advisory proposal is a vote separate and apart from the vote on the merger proposal. Since the vote on the compensation advisory proposal is advisory only, it will not be binding on either SOMPO or Endurance. Accordingly, if the merger proposal is approved and the merger is consummated, the compensation payments that are contractually required to be paid by Endurance to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote of the holders of ordinary shares.

The Endurance board of directors recommends a vote “FOR”

Proposal 2.

PROPOSAL 3—APPROVAL OF THE ADJOURNMENT PROPOSAL

The special general meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the merger proposal.

If, at the special general meeting, the number of ordinary shares and preferred shares present or represented by proxy and voting in favor of the merger proposal is insufficient to approve such proposal, Endurance intends to move to adjourn the special general meeting in order to solicit additional proxies for the approval of the merger proposal. Endurance does not intend to call a vote on this proposal if the merger proposal has been approved at the special general meeting.

In this proposal, Endurance is asking its shareholders to authorize the holder of any proxy solicited by the Endurance board of directors to vote in favor of granting discretionary authority to proxy holders, and each of them individually, to adjourn the special general meeting to another time and place for the purpose of soliciting additional proxies. If Endurance shareholders approve this adjournment proposal, Endurance could adjourn the special general meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Endurance shareholders who have previously voted.

Each ordinary share and preferred share issued and outstanding as of the record date will carry the right to vote on this proposal. Holders of ordinary shares and preferred shares will vote on the adjournment proposal as a single class.

The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of ordinary shares and preferred shares at the special general meeting in accordance with Endurance’s bye-laws.

The Endurance board of directors recommends a vote “FOR”

Proposal 3.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain material U.S. federal income tax consequences of the merger applicable to U.S. holders (as defined below) of ordinary shares and to U.S. holders of preferred shares.

The following discussion is based upon the Code, U.S. Treasury regulations, judicial authorities, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect on the date of this proxy statement and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to holders that hold their ordinary shares or preferred shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular shareholder, such as the application of the Medicare contribution tax, or to shareholders that are subject to special treatment under U.S. federal income tax laws, such as:

•	financial institutions;

•	mutual funds;

•	tax-exempt organizations;

•	insurance companies;

•	regulated investment companies and real estate investment trusts;

•	S corporations, partnerships or other pass-through entities (and investors in such entities);

•	dealers in securities or currencies;

•	traders in securities who elect the mark-to-market method of accounting for their securities;

•	shareholders that hold their Endurance shares as part of a “straddle,” “conversion transaction” or other integrated transaction;

•	shareholders who acquired their Endurance shares pursuant to the exercise of employee share options or otherwise in connection with the performance of services;

•	shareholders who have a functional currency other than the United States dollar;

•	shareholders who own, or have owned, directly, indirectly or constructively, 10% or more of the total combined voting power of all classes of issued and outstanding stock of Endurance;

•	shareholders who own, directly, indirectly or constructively 5% or more of ordinary shares;

•	SOMPO and any of its affiliates;

•	shareholders who are not U.S. holders; and

•	shareholders who exercise their appraisal rights.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is an Endurance shareholder, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding Endurance shares should consult its tax advisors with respect to the tax consequences of the transaction.

This discussion does not address tax considerations under state, local and non-U.S. laws or other U.S. federal taxes (such as gift or estate taxes or liability for the alternative minimum tax). This discussion also does not address the tax consequences to holders of preferred shares of holding preferred shares of the surviving company.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of ordinary shares or preferred shares that is (i) an individual who is a citizen or resident of the United States as determined for U.S. federal income tax purposes, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust that (A) is subject to the primary supervision of a court within the United States and the authority of one or more U.S. persons to control all substantial decisions of the trust or (B) has a valid election in effect under applicable U.S. Treasury Department regulations to be treated as a U.S. person.

Holders of ordinary shares and preferred shares are urged to consult their tax advisors as to the particular U.S. federal income tax consequences of the transaction to them, as well as any tax consequences arising under any state, local and non-U.S. tax laws or any other U.S. federal tax laws. Holders of preferred shares are urged to consult their tax advisors as to the consequences of continuing to hold their preferred shares as preferred shares of Endurance as the surviving company in the merger, as well as any tax consequences arising under any state, local and non-U.S. tax laws or any other U.S. federal tax law.

Tax Consequences to U.S. Holders of Ordinary Shares

Tax Consequences of the Merger

The exchange of ordinary shares for the merger consideration pursuant to the merger agreement will be a taxable transaction for U.S. federal income tax purposes. Subject to the discussion titled “—Passive Foreign Investment Company,” a U.S. holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the receipt of the merger consideration in exchange for ordinary shares in an amount equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the ordinary shares exchanged. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such shares exceeds one year on the date of the exchange. Long-term capital gains recognized by certain non-corporate holders, including individuals, are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations. Any such gain or loss recognized by U.S. holders generally will be treated as U.S.-source gain or loss.

If a U.S. holder acquired different blocks of ordinary shares at different times and different prices, such U.S. holder must determine its, his or her gain or loss, adjusted tax basis and holding period separately with respect to each block of ordinary shares.

Passive Foreign Investment Company (“PFIC”)

In general, a foreign corporation will be treated as a PFIC during a given year if (i) 75% or more of its gross income constitutes “passive income” or (ii) 50% or more of its assets produce (or are held for the production of) passive income. For purposes of the PFIC determination, a non-U.S. corporation is generally treated as owning a proportionate share of the assets and income of any other corporation in which it owns, directly or indirectly, more than 25% (by value) of the corporation’s shares. Passive income generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions, however, contain an express exception for income derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business. Endurance has indicated in public filings that it does not believe that it is, or ever has been, a PFIC. However, the determination of PFIC status is factual in nature, depends on the application of complex U.S. federal income tax rules that are subject to differing interpretations, and generally cannot be determined until the close of the taxable year in question. Accordingly, there can be no assurance that Endurance is or was not a PFIC for its current or any prior taxable year.

If Endurance were a PFIC for the taxable year of the merger or any prior taxable year in which the U.S. holder held ordinary shares, unless the U.S. holder had made a valid mark-to-market election with respect to their ordinary shares, any gain recognized by a U.S. holder on the exchange of ordinary shares for the merger consideration pursuant to the merger generally would be allocated ratably over such U.S. holder’s holding period for the ordinary shares. The amount allocated to the taxable year of the merger and to any taxable year before

Endurance became a PFIC would be treated as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that year and the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax attributable to such year. If the U.S. holder had made a valid mark-to-market election with respect to their ordinary shares, any gain recognized by the U.S. holder would be treated as ordinary income and any loss would be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If Endurance is a PFIC for the taxable year of the merger or has been a PFIC during any prior year in which a U.S. holder held ordinary shares, a U.S. holder generally would be required to file IRS Form 8621 with respect to the ordinary shares. The PFIC rules are complex, and each U.S. holder should consult their own tax advisors regarding the classification of Endurance as a PFIC, and the effect of the PFIC rules on such U.S. holder.

Tax Consequences of the Merger to U.S. Holders of Preferred Shares

The continuation of preferred shares as preferred shares of Endurance as the surviving company in the merger will not be a taxable event for U.S. federal income tax purposes. U.S. holders of preferred shares will not recognize any income, gain or loss upon the continuation of their preferred shares as preferred shares of Endurance as the surviving company in the merger, and will retain an adjusted tax basis and holding period in their surviving company preferred shares equal to the adjusted tax basis and holding period such U.S. holder had in their preferred shares prior to the merger.

Backup Withholding and Information Reporting

A U.S. holder may be subject to information reporting and backup withholding with respect to the amount of cash received in the merger. A U.S. holder may be subject to backup withholding unless the U.S. holder is an exempt recipient and, when required, demonstrates this fact or provides a taxpayer identification number, makes certain certifications on IRS Form W-9, or otherwise complies with the applicable requirements. A U.S. holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

SHAREHOLDER PROPOSALS

If the merger proposal is approved by Endurance’s shareholders and the merger is completed, Endurance will not hold an annual general meeting in 2017. If the merger is not completed in 2017 for any reason, Endurance will hold an annual general meeting in 2017.

To be considered for inclusion in Endurance’s proxy statement for the 2017 annual general meeting of shareholders, shareholder proposals must be in writing and received by Endurance no later than December 11, 2016. In order to be included in the Endurance-sponsored proxy materials, shareholder proposals will need to comply with Rule 14a-8 under the Exchange Act. If an Endurance shareholder does not comply with Rule 14a-8, Endurance will not be required to include the shareholder proposal in the proxy statement and the proxy card Endurance will mail to its shareholders for its 2017 annual general meeting. Shareholder proposals should be sent to Endurance’s Secretary at Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda, Attention: Secretary.

Endurance shareholders may also make proposals, including director nominations, that are not intended to be included in Endurance’s proxy statement for the 2017 annual general meeting so long as the proposals comply with its bye-laws. Under the Endurance bye-laws, shareholder nominations and proposals may be voted on at an annual general meeting of shareholders only if the nominations and proposals are made pursuant to written notice timely given to Endurance’s Secretary and accompanied by certain information as described in its bye-laws.

To be timely, a shareholder’s written notice must have been delivered to Endurance’s Secretary no earlier than November 11, 2016 and no later than December 11, 2016.

HOUSEHOLDING OF THE PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless shareholders have notified the company whose shares they hold of their desire to receive multiple copies of this proxy statement. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact Endurance at the address identified below. Endurance will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Endurance at its address below.

WHERE YOU CAN FIND MORE INFORMATION

Endurance files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information that Endurance files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at +1 (800) SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public from the Internet website maintained by the SEC at www.sec.gov.

If you are an Endurance shareholder, some of the documents previously filed with the SEC may have been sent to you, but you can also obtain any of them through Endurance, the SEC or the SEC’s Internet website as described above. Documents filed with the SEC are available from Endurance without charge, excluding all exhibits, except that, if Endurance has specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be provided without charge.

You may obtain documents filed by Endurance with the SEC by requesting them in writing or by telephone from the following addresses:

Endurance Specialty Holdings Ltd.

Attention: Secretary

Waterloo House

100 Pitts Bay Road

Pembroke HM08, Bermuda

+1 (441) 278-0400

If you would like to request documents, in order to ensure timely delivery, you must do so at least five business days before the date of the applicable special general meeting. This means you must request this information no later than January 20, 2017 if you are an Endurance shareholder. Endurance will mail promptly requested documents to requesting shareholders by first-class mail, or another equally prompt means.

You can also get more information by visiting Endurance’s website at www.endurance.bm.

Materials from this website and other websites mentioned in this proxy statement are not incorporated by reference into this proxy statement. If you are viewing this proxy statement in electronic format, each of the URLs mentioned in this proxy statement is an active textual reference only.

The SEC allows Endurance to “incorporate by reference” information in this proxy statement, which means that Endurance can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement.

The documents listed below that Endurance has previously filed with the SEC are incorporated by reference into this proxy statement. They contain important business and financial information about Endurance:

Annual Report on Form 10-K	For the fiscal year ended December 31, 2015, filed with the SEC on: February 26, 2016.

Quarterly Reports on Form 10-Q	For the quarter ended September 30, 2016, filed with the SEC on November 7, 2016, for the quarter ended June 30, 2016, filed with the SEC on August 8, 2016 and for the quarter ended March 31, 2016, filed with the SEC on May 9, 2016,

Current Reports on Form 8-K	Filed with the SEC on: December 2, 2016, November 4, 2016, October 5, 2016, August 9, 2016, August 1, 2016, July 14, 2016, May 19, 2016, May 10, 2016, May 2, 2016, April 14, 2016, April 5, 2016, April 4, 2016, March 28, 2016.

Endurance also hereby incorporates by reference any additional documents that Endurance may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date of the special general meeting. Nothing in this proxy statement shall be deemed to incorporate information furnished but not filed with the SEC.

Endurance has supplied all of the information contained or incorporated by reference into this proxy statement relating to Endurance and SOMPO has supplied all of the information contained or incorporated by reference into this proxy statement relating to SOMPO and Merger Sub.

In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document controls.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT IN DECIDING HOW TO VOTE YOUR ORDINARY SHARES OR PREFERRED SHARES. ENDURANCE HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED DECEMBER 29, 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO ENDURANCE SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

By and Among

ENDURANCE SPECIALTY HOLDINGS LTD.,

SOMPO HOLDINGS, INC.

and

VOLCANO INTERNATIONAL LIMITED

Dated as of October 5, 2016

A-i

A-ii

A-iii

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 5, 2016, among Endurance Specialty Holdings Ltd., a Bermuda exempted company (the “Company”), Sompo Holdings, Inc., a kabushiki kaisha organized under the laws of Japan (“Parent”), and Volcano International Limited, a Bermuda exempted company and an indirect, wholly owned subsidiary of Parent (“Merger Sub”).

WHEREAS the Board of Directors of each of Parent and Merger Sub (i) have approved and adopted the business combination transaction provided for herein in which Merger Sub will, subject to the terms and conditions set forth herein and in the Statutory Merger Agreement, merge with and into the Company, with the Company surviving such merger (the “Merger”), (ii) have determined that the terms of this Agreement and the Statutory Merger Agreement are in the best interests of and fair to Parent or Merger Sub, as applicable, and their respective shareholders, and (iii) have declared the advisability of this Agreement, the Statutory Merger Agreement and the Merger;

WHEREAS the Board of Directors of the Company (i) has determined that the Merger Consideration constitutes fair value for each Company Share in accordance with the Bermuda Companies Act, (ii) has determined that the Merger, on the terms and subject to the conditions set forth herein, is in the best interests of the Company and (iii) has resolved, subject to Section 5.02, to recommend approval of the Merger, this Agreement and the Statutory Merger Agreement to the Company’s shareholders;

WHEREAS a duly authorized committee of the Board of Directors of the Company (the “Transaction Committee”) has approved this Agreement and the Statutory Merger Agreement;

WHEREAS concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent to enter into this Agreement, certain shareholders of the Company named therein have entered into an agreement with Parent (the “Voting Agreement”), pursuant to which such Persons have agreed to vote all of their respective Company Shares in favor of, and to otherwise support, the Merger and the other Transactions and to vote against certain Takeover Proposals;

WHEREAS concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent to enter into this Agreement, the Company or one of its Subsidiaries and Merger Sub are entering into employment agreements with certain key employees of the Company, which agreements shall become effective at the Effective Time and shall be null and void if this Agreement is terminated; and

WHEREAS the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

ARTICLE I

THE MERGER

SECTION 1.01    Merger. On the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, and pursuant to Section 104H of the Companies Act 1981 of Bermuda, as amended (the “Bermuda Companies Act”), at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving company in the Merger (such surviving company, the “Surviving Company”).

SECTION 1.02    Merger Effective Time. On the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, the Company, Parent and Merger Sub will (a) on the Closing Date, execute and deliver the Statutory Merger Agreement, (b) on or prior to the Closing Date, cause an application for registration of the Surviving Company (the “Merger Application”) to be executed and delivered to the Registrar of Companies in Bermuda (the “Registrar”) as provided under Section 108 of the Bermuda Companies Act and to be accompanied by the documents required by Section 108(2) of the Bermuda Companies Act and (c) cause to be included in the Merger Application a request that the Registrar issue the certificate of merger with respect to the Merger (the “Certificate of Merger”) on the Closing Date at the time of day mutually agreed upon by the Company and Parent and set forth in the Merger Application. The Merger shall become effective upon the issuance of the Certificate of Merger by the Registrar or such other date as the Certificate of Merger shall provide. The Company, Parent and Merger Sub agree that they will request that the Registrar provide in the Certificate of Merger that the effective date of the Merger be the Closing Date (the “Effective Time”).

SECTION 1.03    Effects of Merger. From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and Section 109(2) of the Bermuda Companies Act.

SECTION 1.04    Memorandum of Association and Bye-Laws of the Surviving Company. At the Effective Time, the memorandum of association and bye-laws of the Surviving Company shall be in the form of the memorandum of association and bye-laws of Merger Sub immediately prior to the Effective Time until thereafter changed or amended as provided therein or pursuant to applicable Law (in each case, subject to Section 5.08 hereof).

SECTION 1.05    Board of Directors and Officers of Surviving Company. The directors of Merger Sub in office immediately prior to the Effective Time shall be the directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company in office immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

SECTION 1.06    Closing. The closing (the “Closing”) of the Merger shall take place at the offices of Conyers Dill & Pearman Limited, Clarendon House, 2 Church Street, Hamilton, Bermuda at 10:00 a.m., Bermuda time, on a date to be specified by the Company and Parent, which date shall be as soon as reasonably practicable (but in any event no later than the fifth business day) following the satisfaction or (to the extent permitted by applicable Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable Law) waiver of those conditions at such time), or at such other place, time and date as shall be agreed to in writing by the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01    Conversion of Share Capital. At the Effective Time, by virtue of the occurrence of the Merger, and without any action on the part of the Company, Parent, Merger Sub or any holder of any ordinary shares, par value $1.00 per share, of the Company (“Company Shares”) or any ordinary shares, par value $1.00 per share, of Merger Sub (“Merger Sub Shares”):

(a) Share Capital of Merger Sub. Each Merger Sub Share that is issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into and become one (1) duly authorized, validly issued, fully paid and nonassessable ordinary share, par value $1.00 per share, of the Surviving Company (the “Surviving Company Shares”).

(b) Cancelation of Treasury Shares; Treatment of Shares Held by Company Subsidiaries. All Company Shares that are owned by the Company as treasury shares shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled automatically and shall cease to exist and no consideration shall be delivered in exchange therefor. Each Company Share, if any, owned by any direct or indirect wholly owned Subsidiary of the Company shall be automatically cancelled and converted into and shall thereafter represent the right to receive the Merger Consideration.

(c) Conversion of Company Shares. Subject to Section 2.01(b) and Section 2.04, each Company Share that is issued and outstanding immediately prior to the Effective Time shall automatically be canceled and converted into and shall thereafter represent the right to receive $93.00 in cash, without interest (the “Merger Consideration”). Subject to Section 2.04, as of the Effective Time, all such Company Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate previously evidencing any Company Shares (each, a “Certificate”) or uncertificated Company Shares represented by book-entry (each, a “Book-Entry Share”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pertaining to the Company Shares represented by such Certificate or Book-Entry Share, as applicable, to be paid in consideration therefor, in accordance with Section 2.02(b).

(d) Company Preferred Shares. Subject to Section 2.04, each 6.35% non-cumulative preferred share, Series C of the Company (“Company Preferred Share”) that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as a preferred share of the Surviving Company and shall be entitled to the same dividend and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in the certificate of designations (“Certificate of Designations”) applicable to the Company Preferred Shares, which Certificate of Designations shall remain at and following the Effective Time in full force and effect as an obligation of the Surviving Company in accordance with Section 109(2) of the Bermuda Companies Act.

SECTION 2.02    Exchange Fund. (a) At or prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment and delivery of the aggregate Merger Consideration in accordance with this Article II and, in connection therewith, shall at or prior to the Closing Date enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration in accordance with this Article II (such cash being hereinafter referred to as the “Exchange Fund”). Pending its disbursement in accordance with this Section 2.02, the Exchange Fund shall be invested by the Paying Agent as directed by Parent in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5 billion. Any and all interest earned on the funds in the Exchange Fund shall be paid by the Paying Agent to Parent. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any former holder of Company Shares to receive the Merger Consideration such holder is entitled to receive pursuant to this Article II.

(b) Letter of Transmittal; Exchange of Certificates. As soon as practicable after the Effective Time (but in no event later than three (3) business days after the Effective Time), the Surviving Company or Parent shall cause the Paying Agent to mail to each holder of a Certificate or Book-Entry Share a form of letter of transmittal (which shall be in such form and have such other customary provisions as the Surviving Company may specify, subject to the Company’s reasonable approval (to be sought prior to the Effective Time)), together with instructions thereto, setting forth, inter alia, the procedures by which holders of Certificates or Book-Entry Shares may receive the Merger Consideration. Notwithstanding anything in this Agreement to the contrary, holders of Book-Entry Shares shall not be required to deliver a Certificate but may, if required by the Paying Agent, be required to deliver an executed letter of transmittal to the Paying Agent in order to receive the Merger

Consideration such holder is entitled to pursuant to this Article II. Upon the completion of such applicable procedures by a holder and the surrender of such holder’s Certificates or Book-Entry Shares, the Paying Agent shall deliver to such holder the Merger Consideration such holder is entitled to receive pursuant to this Article II, and such surrendered Certificates or Book-Entry Shares shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name a Certificate surrendered is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment (1) shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder or (2) shall have established to the reasonable satisfaction of the Surviving Company that such Tax either has been paid or is not applicable. Until satisfaction of the applicable procedures contemplated by this Section 2.02 and subject to Section 2.04, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II. No interest shall be paid or shall accrue on the Merger Consideration payable pursuant to this Article II.

(c) Share Register; No Further Ownership Rights in Company Shares. The Merger Consideration paid in respect of each Company Share upon surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares previously represented by such Certificates or Book-Entry Shares, subject, however, to (i) Section 2.04 and (ii) the Surviving Company’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared by the Company on Company Shares not in violation of the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time. At the Effective Time, the share register of the Company shall be closed and thereafter there shall be no further registration of transfers on the share register of the Surviving Company of Company Shares that were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Company Shares formerly represented by Certificates or Book-Entry Shares immediately prior to the Effective Time shall cease to have any rights with respect to such underlying Company Shares, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.02(e), if, at any time after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article II.

(d) Lost, Stolen or Destroyed Certificates. If any Certificate (other than Certificates representing Dissenting Shares) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration and any dividends or other distributions to be paid in respect of the Company Shares formerly represented by such Certificate as contemplated by this Article II.

(e) Termination of Exchange Fund. At any time following the first anniversary of the Closing Date, the Surviving Company shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) that had been made available to the Paying Agent and which has not been disbursed to former holders of Company Shares, and thereafter such former holders shall be entitled to look only to Parent and the Surviving Company for, and Parent and the Surviving Company shall remain liable to the extent required by applicable Law for, payment of their claims of the Merger Consideration and any dividends or other distributions pertaining to their former Company Shares that such former holders have the right to receive pursuant to the provisions of this Article II. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, immediately prior to such time, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(f) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Company or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar Law.

(g) Withholding Taxes. Parent, the Surviving Company and the Paying Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required or permitted to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of other applicable Tax or other Laws and Parent or the Surviving Company shall make any required filings with and payments to the appropriate Governmental Authorities relating to such deduction or withholding. To the extent amounts are so withheld by Parent or the Surviving Company and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to or on behalf of the Person in respect of which such deduction and withholding was made.

SECTION 2.03    Company Equity Awards. (a) Each option granted by the Company that is outstanding and unexercised immediately prior to the Effective Time (whether or not then vested or exercisable) that represents the right to acquire Company Shares (each, an “Option”) shall at the Effective Time vest in full and be canceled, terminated and converted at the Effective Time into the right to receive an amount in cash equal to the Option Consideration for each Company Share then subject to the Option. The Option Consideration shall be paid by the Surviving Company as soon as practicable following the Effective Time, but in no event later than the first payroll cycle of the Surviving Company which follows the Effective Time, unless such payroll cycle occurs within three (3) business days after the Effective Time, in which case the Surviving Company shall pay the Option Consideration as soon as practicable following the Effective Time, but in no event later than the second payroll cycle of the Surviving Company following the Effective Time. For purposes of this Agreement, “Option Consideration” means, with respect to any Company Share issuable under a particular Option, an amount equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price payable in respect of such Company Share issuable under such Option.

(b) Each Company Share that is then subject to a risk of forfeiture (each, a “Restricted Share”) and issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, vest in full, in the case of a time based vesting Restricted Share (“Time-Based Restricted Share”), or vest at the vesting percentage that is obtained by applying the relative TSR at the time of Closing (as determined on the basis of the Merger Consideration) to the TSR Percentile Rank table and vesting percentage formula in the applicable award agreements, in the case of a performance based vesting Restricted Share (“Performance-Based Restricted Share”), and shall be converted, to the extent vested after giving effect to this sentence, at the Effective Time into the right to receive the Merger Consideration without interest from the Surviving Company as soon as practicable following the Effective Time, but in no event later than the first payroll cycle of the Surviving Company which follows the Effective Time, unless such payroll cycle occurs within three (3) business days after the Effective Time, in which case the Surviving Company shall pay the Merger Consideration as soon as practicable following the Effective Time, but in no event later than the second payroll cycle of the Surviving Company following the Effective Time. Any Performance-Based Restricted Share that does not vest at the Effective Time in accordance with this Section 2.03(b) shall be forfeited automatically without payment therefor.

(c) At the Effective Time, each outstanding right, contingent or accrued, to acquire or receive Company Shares or benefits measured by the value of Company Shares (“RSU”), shall vest in full and be converted into a right to receive an amount in cash equal to the product of (i) the total number of Company Shares subject to such RSU immediately prior to the Effective Time times (ii) the Merger Consideration (the “RSU Consideration”). The RSU Consideration shall be paid by the Surviving Company as soon as practicable following the Effective Time, but in no event later than the first payroll cycle of the Surviving Company which follows the Effective Time, unless such payroll cycle occurs within three (3) business days after the Effective Time, in which case the Surviving Company shall pay the RSU Consideration as soon as practicable following the Effective Time, but in no event later than the second payroll cycle of the Surviving Company following the Effective Time.

(d) The Surviving Company shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Section 2.03 to any holder of Options, Restricted Shares and RSUs such amount as the Surviving Company is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of other applicable Tax or other Laws, and the Surviving Company shall make any required filings with and payments to the appropriate Governmental Authorities relating to any such deduction or withholding. To the extent that amounts are so deducted and withheld by the Surviving Company, such withheld amounts shall be treated for the purposes of this Agreement as having been paid to or on behalf of the holder of such Options, Restricted Shares or RSUs, as applicable, in respect of which such deduction and withholding was made by the Surviving Company.

(e) Company ESPP. With respect to the ESPP, (i) participation in the ESPP shall be limited to those individuals who are participants in the ESPP on the date of this Agreement; (ii) no new Purchase Period (as defined in the ESPP), other than the Purchase Period in effect as of the date of this Agreement, shall be authorized, continued or commenced on or after the date of this Agreement; (iii) participants in the ESPP may not increase their payroll deductions or purchase elections from those in effect on the date of this Agreement; (iv) any holding period relating to Company Shares received in respect of the ESPP shall be waived as of immediately prior to the Effective Time; and (v) the ESPP shall be suspended on January 1, 2017 and terminate effective as of the Effective Time.

(f) Company Actions. Prior to the Effective Time, the Company shall use its reasonable best efforts to take any such actions with respect to the Company Share Plans as are necessary to give effect to the transactions contemplated by this Section 2.03.

SECTION 2.04    Shares of Dissenting Holders. (a) At the Effective Time, all Dissenting Shares shall be canceled and, unless otherwise required by applicable Law, converted into the right to receive, with respect to Company Shares, the Merger Consideration or, with respect to Company Preferred Shares, the preferred shares of the Surviving Company as described in Section 2.01(d), and any holder of Dissenting Shares shall, in the event that the fair value of a Dissenting Share as appraised by the Supreme Court of Bermuda under Section 106(6) of the Bermuda Companies Act (the “Appraised Fair Value”) is greater than, with respect to Company Shares, the Merger Consideration or, with respect to Company Preferred Shares, the value of their preferred shares of the Surviving Company as described in Section 2.01(d), be entitled to receive such difference from the Surviving Company by payment made within thirty (30) days after such Appraised Fair Value is finally determined pursuant to such appraisal procedure.

(b) In the event that a holder fails to exercise, effectively withdraws or otherwise waives any right to appraisal (each, an “Appraisal Withdrawal”) such holder’s Dissenting Shares shall be canceled and converted as of the Effective Time into the right to receive, with respect to Company Shares, the Merger Consideration or, with respect to Company Preferred Shares, the preferred shares of the Surviving Company as described in Section 2.01(d), for each such Dissenting Share.

(c) The Company shall give Parent (i) written notice of (A) any demands for appraisal of Dissenting Shares, Appraisal Withdrawals and any other instruments, notices, petitions or other written communication received by the Company in accordance with this Section 2.04 and (B) to the extent that the Company has Knowledge thereof, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the Dissenting Shares and (ii) to the extent permitted by applicable Law, the opportunity to participate with the Company in any settlement negotiations and proceedings with respect to any demands for appraisal under the Bermuda Companies Act. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, offer to settle or settle any such demands or applications, or waive any failure to timely deliver a written demand for appraisal or timely take any other action to exercise appraisal rights in accordance with the Bermuda Companies Act. Payment of any amount payable to holders of Dissenting Shares shall be the obligation of the Surviving Company.

SECTION 2.05    Adjustments. Notwithstanding any provision of this Article II to the contrary, if between the date of this Agreement and the Effective Time the outstanding Company Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that, except as (A) set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Schedule”) (it being understood that any information set forth on one section or subsection of the Company Disclosure Schedule shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that such information is relevant to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (i) filed with, or furnished to, the SEC since January 1, 2015 by the Company and publicly available prior to the date of this Agreement (the “Company Filed SEC Documents”) or (ii) solely with respect to representations and warranties relating to Blue Capital Reinsurance Holdings Ltd., a Bermuda exempted limited liability company (“BCRH”), or any of its Subsidiaries, filed with, or furnished to, the SEC by BCRH since January 1, 2015 and publicly available prior to the date of this Agreement, in the case of each of the foregoing clauses (i) and (ii), other than disclosure contained in the “Risk Factors” or “Forward Looking Statements” sections of such documents or that otherwise constitute risk factors or forward looking statements of risks generally faced by participants in the industries in which the Company or BCRH operates without disclosure of specific facts and circumstances:

SECTION 3.01    Organization; Standing. (a) The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of Bermuda. The Company has all requisite power and authority necessary to carry on its business as it is now being conducted and to own, lease and operate its assets and properties, except (other than with respect to the due incorporation and valid existence of the Company) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. A true and complete copy of each of the Company Organizational Documents is included in the Company Filed SEC Documents. The Company is not in violation of the Company Organizational Documents and no Subsidiary of the Company is in violation of any of its organizational documents, except as would not be material to the Company and its subsidiaries taken as a whole.

(b) Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization, except as would not be material to the Company and its Subsidiaries taken as a whole.

SECTION 3.02    Capitalization. (a) The authorized share capital of the Company consists of 120,000,000 Company Shares and 9,200 preferred shares, par value $1.00 per share. At the close of business on September 30, 2016 (the “Capitalization Date”), (i) 67,594,088 Company Shares (excluding any treasury shares which may be deemed to be issued), including 1,408,161 Restricted Shares (of which 133,672 are subject to performance-based vesting), and 9,200 Company Preferred Shares were issued and outstanding, (ii) 21,803,223 Company Shares were held by the Company as treasury shares, (iii) 160,000 Company Shares were issuable in respect of outstanding Options (other than Options outstanding under the ESPP) and (iv) 111,326 Company Shares were issuable in respect of outstanding RSUs. Since the Capitalization Date through the date of this Agreement, other than in connection with the exercise of Options or the vesting or settlement of RSUs in accordance with their terms, neither the Company nor any of its Subsidiaries has (1) issued any Company Securities or incurred any obligation to make any payments based on the price or value of any Company Securities or dividends paid thereon that were outstanding as of the Capitalization Date, other than dividend equivalents with respect to RSUs, or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of the Company’s share capital. Section 3.02(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the Capitalization Date, on a grant-by-grant basis, of the following information: the number of Company Shares subject to any outstanding Options, the number of Company Shares outstanding in the form of, respectively, Time-Based Restricted Shares and Performance-Based Restricted Shares (separately indicating the target and maximum number), the number of any outstanding RSUs and the grant dates and the vesting schedules.

(b) Except as described in this Section 3.02, as of the Capitalization Date, there were (i) no outstanding shares or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue any shares or other equity or voting interests in, or any securities convertible into or exchangeable for shares or other equity or voting interests in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any shares or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities or dividends paid thereon. Other than the RSUs, there are no outstanding agreements or instruments of any kind that obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities) or that grant any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. Except as described in this Section 3.02, no direct or indirect Subsidiary of the Company owns any Company Shares. None of the Company or any Subsidiary of the Company is a party to any shareholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. No holder of securities in the Company or any of its Subsidiaries has any right to have such securities registered by the Company or any of its Subsidiaries. All outstanding Company Shares and Company Preferred Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(c) The Company Shares and the Company Preferred Shares constitute the only issued and outstanding classes of securities of the Company or its Subsidiaries registered under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”).

(d) Section 3.02(d) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the name and jurisdiction of organization of each Subsidiary of the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company (except for non-voting redeemable preference shares, directors’ qualifying shares or the like) are owned, directly or indirectly, beneficially and of record, by the Company free and clear of all Liens and material transfer restrictions, except for such Liens and transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), other applicable securities Laws (including any restriction on the right to vote, sell or otherwise dispose of such shares of capital stock or other equity or voting interests) or applicable Insurance Laws. Each outstanding share of capital stock of each Subsidiary of the Company that is held, directly or indirectly, by the Company, is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of the Company other than as required by applicable Law. None of the Subsidiaries of the Company has any outstanding equity compensation plans relating to the capital stock of, or other equity or voting interests in, any Subsidiary of the Company.

(e) Section 3.02(e) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all of the shares of capital stock of, or other equity or voting interests in, each Blue Capital Entity that are owned, directly or indirectly, beneficially and of record, by the Company or by any Subsidiary of the Company (the “Blue Capital Securities”). All of the Blue Capital Securities are owned by the Company or its Subsidiaries, as applicable, free and clear of all Liens and material transfer restrictions other than transfer restrictions of general applicability as may be provided under the Securities Act, other applicable securities Laws or applicable Insurance Laws.

SECTION 3.03    Authority; Noncontravention; Voting Requirements. (a) The Company has all necessary power and authority to execute and deliver this Agreement and, subject to obtaining the Company Shareholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the Statutory Merger Agreement, and the consummation by the Company of the Transactions, have been duly and authorized and approved by the Board of Directors of the Company or the Transaction Committee, as applicable, and, except for obtaining the Company Shareholder Approval, executing and delivering the Statutory Merger Agreement and filing the Merger Application with the Registrar pursuant to the Bermuda Companies Act, no other action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Statutory Merger Agreement and the consummation by the Company of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) The Board of Directors of the Company (i) has determined that the Merger Consideration constitutes fair value for each Company Share in accordance with the Bermuda Companies Act, (ii) has determined that the preferred share in the Surviving Company described in Section 2.01(d) constitutes fair value for each Company Preferred Share in accordance with the Bermuda Companies Act, (iii) has determined that the Merger, on the terms and subject to the conditions set forth herein, is in the best interests of the Company and (iv) has resolved, subject to Section 5.02, to recommend approval of the Merger, this Agreement and the Statutory Merger Agreement to the Company’s shareholders (such recommendation, the “Company Board Recommendation”). The Transaction Committee has approved this Agreement and the Statutory Merger Agreement. The Board of Directors of the Company has directed that, subject to Section 5.02 and Section 7.01(d)(ii), the Merger, this Agreement and the Statutory Merger Agreement be submitted to the Company’s shareholders for their approval.

(c) Neither the execution and delivery of this Agreement or the Statutory Merger Agreement by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof, will (i) contravene, conflict with or violate any provision (A) of the Company Organizational Documents or (B) of the similar organizational documents of any of the Company’s Subsidiaries or (ii) assuming (A) compliance with the matters set forth in Section 4.02(b) (other than

Section 4.02(b)(ii)(A)) (and assuming the accuracy of the representations and warranties made in such Section 4.02(b)), (B) that the actions described in Section 3.03(a) have been completed, (C) that the authorizations, consents and approvals referred to in Section 3.04 and the Company Shareholder Approval are obtained and (D) that the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired, in the case of each of the foregoing clauses (A) through (D), prior to the Effective Time, (x) violate any Law applicable to the Company or any of its Subsidiaries, (y) violate or constitute a breach of or default (with or without notice or lapse of time or both) under any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which any of the assets or properties of the Company or its Subsidiaries, as applicable, are bound, or give rise to any right to terminate, cancel, amend, modify or accelerate the Company’s or, if applicable, any of its Subsidiaries’, rights or obligations under any such Contract or (z) result in the creation of any Lien on any properties or assets of the Company or any of its Subsidiaries, except in the case of clause (i)(B) and clause (ii) for any such contraventions, conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have a Material Adverse Effect.

(d) Subject to the voting cutback provisions contained in bye-law 63 of the Company Bye-Laws, the approval of a simple majority of votes cast at the Company Shareholders Meeting of this Agreement, the Merger and the Statutory Merger Agreement (the “Company Shareholder Approval”) is the only vote or approval of the holders of any class or series of shares of the Company or any of its Subsidiaries that is necessary to approve this Agreement, the Statutory Merger Agreement and the Merger.

SECTION 3.04    Governmental Approvals. Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing with the Securities and Exchange Commission (the “SEC”) of the Proxy Statement, (b) the compliance with the applicable rules and regulations of the NYSE, (c) the filing of (i) the Merger Application with the Registrar pursuant to the Bermuda Companies Act and (ii) appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (d) filings required under, and compliance with other applicable requirements of, the HSR Act, and such other consents, approvals, filings, authorizations, declarations or registrations as are required to be made or obtained under any non-U.S. Antitrust Laws, (e) approvals and filings under all applicable Insurance Laws as set forth in Section 3.04 of the Company Disclosure Schedule (the “Company Insurance Approvals”), (f) the Parent Insurance Approvals (assuming the accuracy of the representations and warranties made in Section 4.03(e) and the completeness of Section 4.03 of the Parent Disclosure Schedule) and (g) approvals and filings under all other Required Regulatory Approvals, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, or notification to, or waiver from, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations, registrations, notifications or waivers that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.05    Company SEC Documents; Undisclosed Liabilities; Internal Controls. (a) The Company has timely filed with the SEC (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act) all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act since January 1, 2014 (collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) or their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding written comments from the SEC with respect to Company SEC Documents.

(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c) Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of December 31, 2015, included in the Company Filed SEC Documents, (ii) incurred after December 31, 2015, in the ordinary course of business, (iii) as provided by this Agreement or otherwise incurred in connection with the Transactions in compliance with the terms of this Agreement or (iv) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) The Company is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “Sarbanes-Oxley Act”) that are applicable to the Company; and (ii) the rules and regulations of the NYSE that are applicable to the Company. With respect to each Company SEC Document on Form 10-K or 10-Q, each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15(d) under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to such Company SEC Documents.

(e) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement shall, on the date the Proxy Statement is first mailed to shareholders of the Company, at the time of any amendment thereof or supplement thereto and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement.

(f) No material weaknesses exist with respect to the internal control over financial reporting of the Company that would be required to be disclosed by the Company pursuant to Item 308(a)(3) of Regulation S-K promulgated by the SEC that have not been disclosed in the Company SEC Documents as filed with or furnished to the SEC prior to the date of this Agreement. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company, as appropriate, to allow timely decisions regarding required disclosure. The Company has disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Board of Directors of the Company, (A) all significant deficiencies and material weaknesses in the design and operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has provided or made available to Parent correct and complete copies of any such disclosure contemplated by clauses (A) and (B) of the immediately preceding sentence made by management to the Company’s independent auditors and the audit committee of the Board of Directors of the Company since December 31, 2015.

SECTION 3.06    Absence of Certain Changes. (a) Since June 30, 2016 through the date of this Agreement (i) except for the execution, delivery and performance of this Agreement and the discussions, negotiations and transactions related thereto, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business and (ii) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would have resulted in a breach of clause (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (xiv), (xv), (xvi) or (xviii) of Section 5.01(a) had the restrictions thereunder been in effect since June 30, 2016, and (b) since December 31, 2015 through the date of this Agreement, there has not been any event, circumstance, development, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.07    Legal Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (a) pending or, to the Knowledge of the Company, threatened legal or administrative proceeding, suit, arbitration, action, claim, dispute, hearing, charge, complaint, indictment, litigation or, to the Knowledge of the Company, investigation against the Company or any of its Subsidiaries, or (b) outstanding injunction, order, judgment, ruling, decree or writ imposed upon the Company or any of its Subsidiaries or any director or officer of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other Person for whom the Company or any of its Subsidiaries may be liable as an indemnifying party or otherwise, in each case, by or before any Governmental Authority.

SECTION 3.08    Compliance with Laws; Permits. (a) The Company and each of its Subsidiaries are, and since January 1, 2014, have been, in compliance with all federal, national, provincial, state, local or multinational laws, statutes, common laws, ordinances, codes, rules, orders, judgments, injunctions, writs, decrees, governmental guidelines or interpretations having the force of law, Permits, regulations, decrees, codes or executive orders enacted, issued, adopted, promulgated or applied by or on behalf of any Governmental Authorities, including the Acts, Byelaws and Underwriting Requirements of Lloyd’s (collectively, “Laws”) applicable to the Company or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Company, each of its Subsidiaries and, to the Knowledge of the Company, each of the Blue Capital Entities, holds, and since January 1, 2014, has held, all licenses, franchises, permits, certificates, approvals, authorizations and registrations from Governmental Authorities necessary for the Company, each such Subsidiary and each such Blue Capital Entity, as applicable, to own, lease and operate its properties and assets and necessary for the lawful conduct of their respective businesses as each such business is now being, or at such time was, conducted (collectively, “Permits”), and all such Permits are in full force and effect, except where the failure to hold the same or the failure of the same to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) To the Knowledge of the Company, the Company and each of its Subsidiaries is in compliance in all material respects with (i) the Foreign Corrupt Practices Act of 1977, as amended, and any rules and regulations promulgated thereunder (the “FCPA”), (ii) the Organization for Economic Cooperation and

Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such convention, (iii) the United Kingdom Bribery Act of 2010, as amended, and any rules and regulations promulgated thereunder (the “UK Bribery Act”) and (iv) all other Laws to which the Company or its Subsidiaries are subject relating to anti-money laundering compliance.

(d) None of the Company and its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries, has for the benefit of the Company or any of its Subsidiaries engaged in any financial transaction or other business conduct, including the sale, import, or export of goods or services, or facilitated such financial transaction or business conduct, or otherwise engaged in any business or financial arrangement involving property where prohibited by the economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States (including the U.S. Office of Foreign Assets Control, the U.S. Department of Treasury, the U.S. Department of Commerce, and the U.S. Department of State), the United Nations Security Council, the European Union, and the United Kingdom (including Her Majesty’s Treasury and the UK Office of Financial Sanctions Implementation) and any sanctions laws to which the Company and its Subsidiaries are subject (collectively, “Sanctions Laws”). None of the Company and its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is (i) a Prohibited Person or a Person owned or controlled by or acting for or on behalf of a Prohibited Person or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive sanctions, including Cuba, the Crimea region of the Ukraine, Iran, North Korea, Sudan and Syria. None of the Company and its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries has been, to the Knowledge of the Company, investigated by any Governmental Authority with respect to, or been given written notice by a Governmental Authority of, any violation by such Person of any Sanctions Laws.

(e) None of the Company and its Subsidiaries nor, to the Knowledge of the Company, any director, officer or employee or anyone in a position to exercise a significant influence function or other PRA or FCA controller function of the Company or any of its Subsidiaries is, or has been, (i) ineligible or unfit to act in such role or (ii) subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the authorization of any UK-regulated Subsidiary of the Company, by the PRA or FCA, for the conduct of regulated activities.

SECTION 3.09    Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) The Company and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by any of them. All such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate, and all Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid or have been adequately reserved against in accordance with GAAP and Applicable SAP.

(b) As of the date of this Agreement, the Company has not received written notice of any pending audits, examinations, investigations, claims or other proceedings in respect of any Taxes or Tax Returns of the Company or any of its Subsidiaries.

(c) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(d) None of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or any similar provision of applicable Law).

(e) No deficiency for any Tax has been asserted or assessed by any Governmental Authority in writing against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied by payment in full, settled or withdrawn or that have been adequately reserved.

(f) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(g) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or comparable provisions of any other applicable Tax Law.

(h) The Company and each of its Subsidiaries have withheld all amounts required to have been withheld by them in connection with amounts paid or owed to (or any benefits or property provided to) any employee, independent contractor, creditor, shareholder or any other third party; such withheld amounts were either duly paid to the appropriate taxing authority or set aside in accounts for such purpose. The Company and each of its Subsidiaries have reported such withheld amounts to the appropriate taxing authority and to each such employee, independent contractor, creditor, shareholder or any other third party, as required under Law.

(i) Neither the Company nor any of its Subsidiaries is a party to a Tax allocation, sharing, indemnity or similar agreement (other than indemnities included in ordinary course employment contracts or leases) that will require the Company or any of its Subsidiaries to make any payment of any Tax of another Person (other than the Company or any of its Subsidiaries) after the Closing Date.

(j) Neither the Company nor any of its Subsidiaries (i) has granted any power of attorney that is in force with respect to any matters relating to any Taxes, (ii) has applied for a ruling from a taxing authority relating to any material Taxes that has not been granted or has proposed to enter into an agreement with a taxing authority that is pending, or (iii) has entered into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax Law) or been issued any private letter rulings, technical advance memoranda or similar agreements or rulings by any taxing authority.

(k) Neither the Company nor any of its Subsidiaries is now or has been in the past five years a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(l) None of the Subsidiaries of the Company has ever been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return except for a group in which all or some of the Subsidiaries of the Company were the only members. Neither the Company nor any of its Subsidiaries has any liability for any Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local, or non-U.S. law, or as a transferee or successor, or by operation of Law.

(m) Neither the Company nor any of its Subsidiaries is engaged in a trade or business involving a material amount of activity in any jurisdiction where it has not filed all required material Tax Returns and no claim in writing has been made by any Governmental Authority in a jurisdiction where the Company or its Subsidiaries do not file Tax Returns that the Company or its Subsidiaries are or may be subject to Tax in that jurisdiction.

(n) Neither the Company nor any of its Subsidiaries organized outside of the United States has ever received a claim or other notification in writing from any Governmental Authority that it is, or has been, engaged in a trade or business in the United States within the meaning of Section 864(b) of the Code or has, or had, a permanent establishment in the United States within the meaning of the tax treaty between Bermuda and the United States.

(o) Neither the Company nor any of its Subsidiaries organized outside of the United Kingdom has or has ever had a permanent establishment in the United Kingdom for United Kingdom Tax purposes.

(p) Each of the Company and its Subsidiaries and their respective officers, directors, agents and employees are in substantial compliance with any and all tax operating guidelines of the Company or any of its Subsidiaries.

(q) All sales, license and financial transactions involving material amounts between the Company and any of its Subsidiaries or between any of the Company’s Subsidiaries have been conducted on an arm’s length basis, adequate transfer pricing documentation meeting U.S. federal income tax and U.K., Switzerland and Singapore national tax requirements and tax requirements of any other jurisdiction where the Company or any of its Subsidiaries conduct a material amount of activity and applicable transfer pricing guidelines are in place with respect to each of the Company and its Subsidiaries.

(r) For purposes of this Agreement, (A) “Tax” means all federal, national, provincial, state or local taxes, charges, fees, levies or other similar assessments or liabilities in the nature of taxes, including income, gross receipts, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by a Governmental Authority, together with any interest, penalties, assessments or additions to tax imposed by any Governmental Authority and (B) “Tax Returns” means all reports, returns, declarations, statements or other information supplied or required to be supplied to a Governmental Authority in connection with Taxes or any amendment thereof.

SECTION 3.10    Employee Benefits. (a) Section 3.10(a) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of each material Company Plan. With respect to each material Company Plan, the Company has made available to Parent true and complete copies (to the extent applicable) of (i) the plan document, including any amendments thereto, other than any document that the Company or any of its Subsidiaries is prohibited from making available to Parent as the result of applicable Law relating to the safeguarding of data privacy, (ii) the most recent summary plan description (including a summary of any material modifications) for each material Company Plan for which such summary plan description is required by applicable Law, (iii) each insurance or group annuity contract or other funding vehicle, (iv) the most recent annual report on Form 5500 (including all schedules thereto) required to be filed with the IRS with respect thereto (if any) and (v) the most recently prepared actuarial report and financial statement.

(b) Each Company Plan has been operated and administered in compliance with its terms and applicable Laws, other than instances of noncompliance that would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries, and no circumstance, fact or event exists that could result in any default under or violation of any Company Plan, except as would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries. Each Company Pension Plan that, as of the date of this Agreement, is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to cause the loss of any such qualification status of any such Company Pension Plan, except where such loss of qualification status would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries.

(c) The Company does not maintain or contribute to a plan subject to Title IV of ERISA or Section 412 of the Code, including any “single employer” defined benefit plan, any “multiemployer plan” (each, as defined in Section 4001 of ERISA), or any “multiple employer plan” (as defined in Section 413(c) of the Code). In addition, during the last six years, no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any trade or business, whether or not incorporated, that together with the Company would be deemed a single employer within the meaning of Section 4001(b) of ERISA (an “ERISA Affiliate”) that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan, except for transactions that would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries.

(d) Except as required under applicable Law, no Company Plan provides health, medical, dental or life insurance benefits following retirement or other termination of employment (i) to any director or executive officer and (ii) other than as would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries, to any Company Employee other than an executive officer.

(e) To the Knowledge of the Company, there are no material pending claims against the Company or any of its Subsidiaries with respect to any Company Plan, by or on behalf of any employee, former employee or beneficiary covered under any such Company Plan (other than routine claims for benefits).

(f) Except as otherwise provided under this Agreement, the consummation of the Transactions will not, either alone or in combination with another event (including without limitation the termination of employment of service of any employee, officer, director or independent contractor following, or in connection with, the Transactions), (i) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits, or increase the amount of compensation due to any current or former director, officer or employee of the Company or any of its Subsidiaries (whether by virtue of any termination, severance, change of control or similar benefit or otherwise), (ii) entitle any current or former director, officer or employee of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (iii) cause the Company to transfer or set aside any assets to fund any benefits under any Company Plan or (iv) limit or restrict the right to amend, terminate or transfer the assets of any Company Plan on or following the Effective Time. The consummation of the Transactions (either alone or in combination with another event) will not give rise to any payment (or acceleration of vesting) of any amounts of benefits that will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Company Plan that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been timely amended to comply and have been operated in compliance with the requirements of Section 409A, and the Company and its Subsidiaries have complied in practice and operation with all applicable requirements of Section 409A, (ii) the Company’s federal income tax return is not under examination by the IRS with respect to nonqualified deferred compensation and (iii) the Company has not maintained, sponsored, been a party to, participated in, or contributed to any plan, agreement or arrangement subject to the provisions of Section 457A of the Code.

(h) The Company does not have any obligation to gross-up, indemnify or otherwise reimburse any employee of the Company or any of its Subsidiaries for any income, excise or other tax incurred by such person pursuant to any applicable federal, state, local or non-U.S. Law related to the collection and payment of taxes.

SECTION 3.11    Labor Matters. (a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, labor agreement or other labor-related agreement with a labor union, labor organization, trades council, works council or similar organization, (b) to the Knowledge of the Company, there are (i) no labor organizing activities or representation or certification demands, petitions or proceedings by any labor organization, labor union, trades council, works council or group of employees of the Company or any of its Subsidiaries to organize or represent any employees of the Company or any of its Subsidiaries, and no demand for recognition or certification as the exclusive bargaining representative of any employees has been made by or on behalf of any labor union, labor organization, trades council, works council or similar organization, and (ii) no labor union, labor organization, trades council, works council or similar organization or group of employees that represents or claims to represent employees of the Company or any of its Subsidiaries, (c) there is no pending or, to the Knowledge of the Company, threatened strike, lockout, slowdown, work stoppage, material unfair labor practice charge, material grievance or material arbitration against or affecting the Company or any of its Subsidiaries, (d) the Company and its Subsidiaries are not and have not been: (i) a “contractor” or “subcontractor” (as defined by Executive Order 11246), (ii) required to comply with Executive Order 11246 or (iii) required to maintain an affirmative action plan, (e) to the Knowledge of the Company, (i) no employee of the Company or its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation to any third party and (ii) no employee or former employee of the Company or its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation to the Company or any of its Subsidiaries, (f) there is no material charge of discrimination in employment or employment practices, including with respect to age, gender, race, religion or other legally protected category, pending or, to the Knowledge of the Company, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Subsidiary has employed or currently employs any person and (g) subject to the plans and proposals of Parent and its Subsidiaries with respect to the Company and its Subsidiaries, the consent of, consultation of or the rendering of formal advice by any labor or trade union, works council or any other employee representative body is not required for the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions.

SECTION 3.12    Investments; Derivatives. (a) The Company has provided Parent with a correct and complete list of all bonds, stocks, mortgage loans and other investments that were carried on the books and records of the Company and its Subsidiaries as of June 30, 2016 (such bonds, stocks, mortgage loans and other investments, together with all bonds, stocks, mortgage loans and other investments acquired by the Company and its Subsidiaries between such date and the date of this Agreement, the “Investment Assets”). Except for Investment Assets sold in the ordinary course of business, in compliance with the Investment Policies or as permitted or otherwise contemplated by this Agreement, each of the Company and its Subsidiaries, as applicable, has good and marketable title to all of the Investment Assets it purports to own, free and clear of all Liens except Permitted Liens. The Company has made available to Parent correct and complete copies of Company’s policies with respect to the investment of the Investment Assets (the “Investment Policies”), and the composition of the Investment Assets complies in all material respects with, and the Company and its Subsidiaries have complied in all material respects with, the Investment Policies. The Blue Capital Advisory Entities have complied in all material respects with the investment guidelines of the Blue Capital Entities.

(b) To the Knowledge of the Company, the Investment Assets comply in all material respects with, and the acquisition thereof complied in all material respects with, any and all investment restrictions under applicable Law.

(c) To the Knowledge of the Company, as of the date of this Agreement, none of the Investment Assets are subject to any capital calls or similar liabilities, or any restrictions or suspensions on redemptions, “lock-ups,” “gates,” “side pockets,” stepped-up fee provisions or other penalties or restrictions relating to withdrawals or redemptions, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Each agreement with each investment manager or investment advisor, in each case that is not a Subsidiary of the Company, providing services to the Company or any of its Subsidiaries was entered into, and the performance of each investment manager is evaluated, in a commercially reasonable, arms-length manner.

SECTION 3.13    Intellectual Property. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries have sufficient rights to use all Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as currently conducted.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no claims against the Company or any of its Subsidiaries are pending or, to the Knowledge of the Company, threatened (i) challenging the ownership, enforceability, scope, validity or use by the Company or any of its Subsidiaries of any Intellectual Property or (ii) alleging that the Company or any of its Subsidiaries is violating, misappropriating or infringing the Intellectual Property rights of any Person.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) to the Knowledge of the Company, no Person is misappropriating, violating or infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by the Company or a Subsidiary of the Company and (ii) to the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries as currently conducted does not violate, misappropriate or infringe the Intellectual Property rights of any other Person.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and each of its Subsidiaries have taken reasonable measures to protect the (A) information technology systems owned or controlled by the Company or such Subsidiary and used in the course of the operations of its business, and (B) personal information gathered, used or held for use by the Company or such Subsidiary in the course of the operations of its business, and (ii) to the Knowledge of the Company, there has not been any unauthorized disclosure or use of, or access to, any such personal information or breach of security of such information technology systems.

SECTION 3.14    Anti-Takeover Provisions. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or similar statute or regulation (each, a “Takeover Law”) applies to the Company with respect to this Agreement or the Merger.

SECTION 3.15    Real Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Company or one of its Subsidiaries has a good and valid leasehold interest in each Company Lease, free and clear of all Liens (other than Permitted Encumbrances) and (b) none of the Company or any of its Subsidiaries has received or given written notice of any default under any Company Lease, agreement evidencing any Lien or other agreement affecting any Company Lease, which default continues on the date of this Agreement. Neither the Company nor any of its Subsidiaries owns, or has ever owned, any real property.

SECTION 3.16    Contracts. (a) Except for (x) this Agreement, (y) each Company Plan and (z) the contracts filed as exhibits to the Company Filed SEC Documents, Section 3.16(a) of the Company Disclosure Schedule sets forth a list of all Material Contracts as of the date of this Agreement. For purposes of this Agreement, “Material Contract” means all Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than Company Plans) that:

(i) are or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) with respect to a joint venture, partnership or other similar agreement or arrangement, relate to the formation or management of any such partnership or joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole;

(iii) provide for Indebtedness of the Company or any of its Subsidiaries having an outstanding or committed amount in excess of $20 million, other than any Indebtedness between or among any of the Company and any of its Subsidiaries and other than any letters of credit;

(iv) have been entered into since January 1, 2016, and involve the acquisition from another Person or disposition to another Person of capital stock or other equity interests of another Person or of a business, in each case, for aggregate consideration under such Contract in excess of $20 million (excluding, for the avoidance of doubt, acquisitions or dispositions of investments made pursuant to the Investment Policies, or of supplies, products, properties or other assets in the ordinary course of business or of supplies, products, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or any of its Subsidiaries);

(v) prohibit the payment of dividends or distributions in respect of the capital stock of the Company or any of its wholly owned Subsidiaries, prohibit the pledging of the capital stock of the Company or any wholly owned Subsidiary of the Company or prohibit the issuance of any guarantee by the Company or any wholly owned Subsidiary of the Company;

(vi) are with any financial advisor of the Company or any of its Subsidiaries relating to the Transactions;

(vii) contain provisions that prohibit the Company or any of its Subsidiaries or any Person that controls, or is under common control with, the Company from competing in any material line of business or grant a right of exclusivity to any Person which prevents the Company or any Subsidiary or Affiliate of the Company from entering any material territory, market or field or freely engaging in business anywhere in the world, other than Contracts that can be terminated (including such restrictive provisions) by the Company or any of its Subsidiaries on less than ninety (90) days’ notice without payment by the Company or any Subsidiary of the Company of any material penalty;

(viii) pursuant to which the Company or any of its Subsidiaries (A) is granted or obtains any right to use any material Intellectual Property (other than Contracts granting rights to use common or industry standard commercially available business infrastructure and administrative software (e.g., database, enterprise resource planning, business management planning, desktop and similar software) and commercially available, off-the-shelf software (including “shrink-wrap” or “click-wrap” agreements)), or (B) grants an exclusive license to, or option to acquire, any Intellectual Property owned by the Company or any of its Subsidiaries that is material to the conduct of the businesses of the Company and its Subsidiaries as currently conducted (excluding licenses granted to third parties in the ordinary course of business);

(ix) involve or would reasonably be expected to involve aggregate payments or receipts by or to it and/or its Subsidiaries in excess of $10 million in any twelve-month period, other than those terminable on less than ninety (90) days’ notice without payment by the Company or any Subsidiary of the Company of any material penalty (excluding insurance policies, reinsurance or retrocession treaties or agreements, slips, binders, cover notes, coverholder agreements, managing general agency agreements or other similar arrangements);

(x) include an indemnification obligation of the Company or any of its Subsidiaries with a maximum potential liability in excess of $10 million (excluding Contracts entered in the ordinary course of business); or

(xi) would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the Company’s ability to consummate the Transactions or Parent’s ability to own and/or conduct the business of the Company or any of its Subsidiaries after the Effective Time.

(b) (i) The Company has previously made available true and complete copies of each Material Contract as of the date of this Agreement, (ii) each Material Contract is valid and binding on the Company and/or any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not reasonably be expected to have a Material Adverse Effect, (iii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect, (iv) neither the Company nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any Material Contract, except where such default would not reasonably be expected to have a Material Adverse Effect and (v) there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Material Contract, except as would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.17    Insurance Subsidiaries. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Subsidiary of the Company that conducts the business of insurance or reinsurance (each, a “Company Reinsurance Subsidiary”) is (i) duly licensed or authorized as an insurance company or reinsurance company, as applicable, in its jurisdiction of organization and (ii) duly licensed, authorized or otherwise eligible to transact the business of insurance or reinsurance, as applicable, in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its business as currently conducted.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Blue Capital Advisory Entity is (i) duly licensed or authorized to conduct its advisory business, as applicable, in its jurisdiction of organization and (ii) duly licensed, authorized or otherwise eligible to transact its advisory business in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its advisory business as currently conducted.

SECTION 3.18    Statutory Statements; Examinations. (a) Except for any failure to file or submit the same that has been cured or resolved to the satisfaction of the applicable Insurance Regulator, since January 1, 2015, each of the Company Reinsurance Subsidiaries has filed or submitted all material annual, quarterly and other periodic statements, together with all exhibits, interrogatories, notes, schedules and actuarial opinions, affirmations or certifications, in each case, required by applicable Insurance Law to be filed with or submitted to the appropriate Insurance Regulator of each jurisdiction in which it is licensed, authorized or otherwise eligible with respect to the conduct of the business of insurance or reinsurance, as applicable (collectively, the “Company Statutory Statements”).

(b) The Company has delivered or made available to Parent, to the extent permitted by applicable Law and to the extent required to be filed with the applicable Insurance Regulator as of the date of this Agreement, true and complete copies of all material Company Statutory Statements as of December 31, 2014 and December 31, 2015, and for the annual periods then ended, each in the form filed with the applicable Insurance Regulator. The financial statements included in such Company Statutory Statements were prepared in accordance with Applicable SAP, applied on a consistent basis during the periods involved, and fairly present in all material respects the statutory financial position of the relevant Company Reinsurance Subsidiary as of the respective dates thereof and the results of operations and changes in capital and surplus (or stockholders’ equity, as applicable) of such Company Reinsurance Subsidiary for the respective periods then ended. Such Company Statutory Statements complied in all material respects with all applicable Insurance Laws when filed or submitted and no material violation or deficiency has been asserted in writing (or, to the Knowledge of the Company, orally) by any Insurance Regulator with respect to any of such Company Statutory Statements that has not been cured or otherwise resolved to the satisfaction of such Insurance Regulator.

(c) The Company has delivered or made available to Parent, to the extent permitted by applicable Law, true and complete copies of all material examination reports (and has notified Parent of any pending material examinations) of any Insurance Regulators received by it on or after January 1, 2014, through the date of this Agreement, relating to the Company Reinsurance Subsidiaries. All material deficiencies or violations noted in such examination reports have been cured or resolved to the satisfaction of the applicable Insurance Regulator.

Without limiting the generality of the foregoing, as of the date of this Agreement, there are no unpaid claims or assessments made in writing or, to the Knowledge of the Company, as of the date of this Agreement, threatened in writing against the Company or any of its Subsidiaries by any insurance guaranty associations or similar organizations in connection with such association’s or other organization’s insurance guaranty fund, other than unpaid claims or assessments (A) disclosed, provided for, reflected in, reserved against or otherwise described in the Company Statutory Statements provided or made available to Parent or (B) that are immaterial to the Company and its Subsidiaries, taken together as a whole.

(d) Since January 1, 2015, no material fine or penalty has been imposed on any Company Reinsurance Subsidiary by any Insurance Regulator.

SECTION 3.19    Agreements with Insurance Regulators. (a) Except as required by applicable Insurance Laws and the insurance and reinsurance Permits maintained by the Company Reinsurance Subsidiaries, there is no (i) written agreement, memorandum of understanding, commitment letter or similar undertaking with any Insurance Regulator that is binding on the Company or any Company Reinsurance Subsidiary, or (ii) order or directive by, or supervisory letter or cease-and-desist order from, any Insurance Regulator that is binding on the Company or any Company Reinsurance Subsidiary and (b) neither the Company nor any of the Company Reinsurance Subsidiaries have adopted any board resolution at the request of any Insurance Regulator, in the case of each of clauses (a) and (b), that (A) limits in any material respect the ability of any Company Reinsurance Subsidiary to issue or enter into Company Reinsurance Contracts or other reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements, (B) requires the divestiture of any material investment of any Company Reinsurance Subsidiary, (C) limits in any material respect the ability of any Company Reinsurance Subsidiary to pay dividends or (D) requires any material investment of any Company Reinsurance Subsidiary to be treated as a non-admitted asset (or the local equivalent).

SECTION 3.20    Insurance, Reinsurance and Retrocession. As of the date of this Agreement, (a) each insurance policy, reinsurance or retrocession treaty or agreement, slip, binder, cover note or other similar arrangement pursuant to which any Company Reinsurance Subsidiary is a party (the “Company Reinsurance Contracts”), is valid and binding on the applicable Company Reinsurance Subsidiary, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not reasonably be expected to have a Material Adverse Effect, (b) the applicable Company Reinsurance Subsidiary, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Company Reinsurance Contract, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect, (c) none of the Company Reinsurance Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of such Company Reinsurance Subsidiary under any Company Reinsurance Contract, except where such default would not reasonably be expected to have a Material Adverse Effect, (d) to the Knowledge of the Company, there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute, a default on the part of any counterparty under such Company Reinsurance Contract, except as would not reasonably be expected to have a Material Adverse Effect, (e) none of the Company Reinsurance Subsidiaries is and, to the Knowledge of the Company, no counterparty to a Company Reinsurance Contract is, insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding and (f) there are no disputes under any Company Reinsurance Contract, except as would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.21    Blue Capital Agreements. As of the date of this Agreement, (a) each agreement pursuant to which any Blue Capital Advisory Entity is a party (the “Blue Capital Advisory Contracts”) is valid and binding on the applicable Blue Capital Advisory Entity, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) the applicable Blue Capital Advisory Entity, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Blue Capital Advisory Contract, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (c) none of the Blue Capital Advisory Entities has received written notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of such Blue Capital Advisory Entity under any Blue Capital Advisory Contract, except where such default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (d) to the Knowledge of the Company, there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute, a default on the part of any counterparty under such Blue Capital Advisory Contract, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (e) none of the Blue Capital Entities is and, to the Knowledge of the Company, no counterparty to a Blue Capital Advisory Contract is, insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding and (f) there are no disputes under any Blue Capital Advisory Contract, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.22    Reserves. (a) The insurance policy reserves for claims, losses (including incurred, but not reported, losses), loss adjustment expenses (whether allocated or unallocated) and unearned premiums of each Company Reinsurance Subsidiary contained in its Company Statutory Statements (i) were, except as otherwise noted in the applicable Company Statutory Statement, determined in all material respects in accordance with generally accepted actuarial standards; (ii) were computed on the basis of methodologies consistent with those used in computing the corresponding reserves in prior fiscal years, except as otherwise noted in the financial statements and the notes thereto included in such Company Statutory Statements; and (iii) satisfied the requirements of all applicable Insurance Laws in all material respects. Notwithstanding anything to the contrary in this Agreement or any other agreement, document or instrument delivered or to be delivered in connection herewith, each of Parent and Merger Sub acknowledges and agrees that the Company and its Subsidiaries make no representations or warranties with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument to be delivered in connection herewith is intended or shall be construed to be a representation or warranty, express or implied, for any purposes of this Agreement or any other agreement, document or instrument to be delivered in connection herewith or therewith, in respect of the adequacy or sufficiency of reserves or the effect of the adequacy or sufficiency of reserves on any line item, asset, liability or equity amount on any financial or other document.

(b) As of the date of this Agreement, with respect to the Company Reinsurance Subsidiaries, the Company has made available to Parent true and complete copies of all material actuarial reports in the Company’s possession and prepared by actuaries, independent or otherwise, that cover periods beginning on or after January 1, 2015. The information and data furnished by the Company and the Company Reinsurance Subsidiaries to its independent actuaries in connection with the preparation of such actuarial reports were accurate in all material respects for the periods covered in such reports.

SECTION 3.23    Insurance Policies. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) all insurance policies maintained by the Company and its Subsidiaries of which the Company or any of its Subsidiaries is the beneficiary are in full force and effect and all premiums due and payable thereon have been paid and (b) neither the Company nor any of its Subsidiaries is in breach or default of any of the insurance policies or has taken any action or failed to take any action which, with notice or lapse of time, would constitute such a breach or default or permit termination or modification of any of the insurance policies.

SECTION 3.24    Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Morgan Stanley & Co. LLC (“Morgan Stanley”), dated the date of this Agreement, to the effect that, as of the date of such opinion, based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of Company Shares pursuant to this Agreement is fair from a financial point of view to such holders of Company Shares. It is agreed and understood that such opinion is for the benefit of the Board of Directors of the Company and may not be relied on by Parent or Merger Sub for any purpose.

SECTION 3.25    Brokers and Other Advisors. Except for Morgan Stanley, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

SECTION 3.26    Related Party Transactions. Since January 1, 2014, there have been no transactions or Contracts, and there currently are no proposed transactions or Contracts, between the Company and any of its Subsidiaries, on the one hand, and any director, officer or employee of the Company or any of its Subsidiaries, on the other hand, of a type that would be required to be, but has not been, disclosed under Item 404 of Regulation S-K of the SEC (such transactions, “Related Party Transactions”).

SECTION 3.27    No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and each of Parent and Merger Sub acknowledge the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses, (b) any judgment based on actuarial principles, practices or analyses by any Person or as to the future satisfaction or outcome of any assumption or otherwise concerning reserves for losses, loss adjustment expenses or uncollectible reinsurance or (c) any oral or written information presented to Parent, Merger Sub or any of their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company that, except as set forth in the disclosure schedule delivered by Parent to the Company on the date of this Agreement (the “Parent Disclosure Schedule”) (it being understood that any information set forth on one section or subsection of the Parent Disclosure Schedule shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that such information is relevant to such other section or subsection):

SECTION 4.01    Organization; Standing. Parent is a kabushiki kaisha duly organized and validly existing under the Laws of Japan and Merger Sub is an exempted company duly organized, validly existing and in good standing under the Laws of Bermuda. Each of Parent and Merger Sub has all requisite power and authority necessary to carry on its business as it is now being conducted and to own, lease and operate its assets and properties, except (other than with respect to the due organization and valid existence of Parent and Merger Sub) as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.02    Authority; Noncontravention. (a) Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, the Statutory Merger Agreement and to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Statutory Merger Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly and authorized and approved by the Boards of Directors of Parent and Merger Sub, and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the Statutory Merger Agreement and the consummation by Parent and Merger Sub of the Transactions, other than executing and delivering the Statutory Merger Agreement, the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act and the approval of this Agreement by Parent in its capacity as sole shareholder of Merger Sub (which approval shall be provided by the written consent of Parent immediately following execution of this Agreement). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Board of Directors of each of Parent and Merger Sub has (i) determined that the Merger Consideration constitutes fair value for each Company Share in accordance with the Bermuda Companies Act, (ii) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, Parent and Merger Sub and their respective shareholders and (iii) adopted resolutions that have approved and declared advisable this Agreement, the Statutory Merger Agreement and the Merger, and such resolutions have not been subsequently rescinded, modified or withdrawn in any way.

(b) Neither the execution and delivery of this Agreement or the Statutory Merger Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor performance or compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) contravene, conflict with or violate any provision of the certificate or articles of incorporation, code of regulations, bye-laws, memorandum of association or other comparable charter or organizational documents of (A) Parent or Merger Sub or (B) any of Parent’s other Subsidiaries or (ii) assuming (A) compliance with the matters set forth in Section 3.03(c) (other than Section 3.03(c)(ii)(A)) (and assuming the accuracy of the representations and warranties made in Section 3.03(c)), (B) that the actions described in Section 4.02(a) have been completed, (C) that the authorizations, consents and approvals referred to in Section 4.03 and, in the case of Merger Sub, the approval of this Agreement, the Statutory Merger Agreement and the Merger by Parent in its capacity as sole shareholder of Merger Sub are obtained and (D) that the filings referred to in Section 4.03 are made and any waiting periods thereunder have terminated or expired, in the case of each of the foregoing clauses (A) through (D), prior to the Effective Time, (x) violate any Law applicable to Parent or any of its Subsidiaries, (y) violate or constitute a breach or default (with or without notice or lapse of time or both) under any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party or by which any of the assets or properties of Parent or its Subsidiaries, as applicable, are bound, or give rise to any right to terminate, cancel, amend, modify or accelerate Parent’s or any of its Subsidiaries’ rights or obligations under any such Contract or (z) result in the creation of any Lien on any properties or assets of Parent or any of its Subsidiaries except in the case of clause (i)(B) and clause (ii) for any such contraventions, conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement, the Statutory Merger Agreement or the Merger. The approval of this Agreement, the Merger and the Statutory Merger Agreement by Parent in its capacity as sole shareholder of Merger Sub (which approval shall be provided by the written consent of Parent as contemplated by Section 5.12) is the only vote or approval of the holders of any class or series of shares of Merger Sub that is necessary to approve this Agreement, the Statutory Merger Agreement and the Merger.

SECTION 4.03    Governmental Approvals. Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of the Proxy Statement, (b) compliance with the applicable rules and regulations of the NYSE, (c) the filing of (i) the Merger Application with the Registrar pursuant to the Bermuda Companies Act and (ii) appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (d) filings required under, and compliance with other applicable requirements of, the HSR Act, and such other consents, approvals, filings, authorizations, declarations or registrations as are required to be made or obtained under any non-U.S. Antitrust Laws, (e) approvals and filings under all applicable Insurance Laws as set forth in Section 4.03 of the Parent Disclosure Schedule (the “Parent Insurance Approvals”), (f) the Company Insurance Approvals (assuming the accuracy of the representations and warranties made in Section 3.04(e) and the completeness of Section 3.04 of the Company Disclosure Schedule), (g) an approval application to and a notification filing with the Japan Financial Services Agency (the “JFSA”) by Parent and its Affiliates, and approval of the JFSA and (h) approvals and filings under all other Required Regulatory Approvals, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, or notification to, or waiver from, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their obligations hereunder and the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations, registrations, notifications or waivers that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.04    Ownership and Operations of Merger Sub. Parent owns beneficially and of record all of the issued and outstanding shares of Merger Sub indirectly, free and clear of all Liens. Merger Sub was formed solely for the purpose of engaging in the Transactions, has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to the Transactions, and prior to the Effective Time, will not have engaged in any business activities other than those relating to the Transactions.

SECTION 4.05    Legal Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no (a) pending or, to the Knowledge of Parent and Merger Sub, threatened legal or administrative proceeding, suit, arbitration, action, claim, dispute, hearing, charge, complaint, indictment, litigation or, to the Knowledge of Parent and Merger Sub, investigation against Parent or any of its Subsidiaries or (b) outstanding injunction, order, judgment, ruling, decree or writ imposed upon Parent or any of its Subsidiaries or any director or officer of Parent or any of its Subsidiaries for whom Parent or any of its Subsidiaries may be liable as an indemnifying party or otherwise, in each case, by or before any Governmental Authority.

SECTION 4.06    Compliance with Laws. Parent and each of its Subsidiaries are, and since January 1, 2014 have been, in compliance with all Laws applicable to Parent or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the Knowledge of Parent, Parent and each of its Subsidiaries is in compliance in all material respects with (i) the FCPA, (ii) the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such convention, (iii) the UK Bribery Act and (iv) all other Laws to which Parent or its Subsidiaries are subject relating to anti-money laundering compliance.

SECTION 4.07    Certain Arrangements. As of the date of this Agreement, except for the Voting Agreement, there are no Contracts or other arrangements or understandings (whether oral or written) or commitments to enter into Contracts or other arrangements or understandings (whether oral or written) (a) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or Board of Directors, on the other hand, that relate in any way to the Company or any of its Subsidiaries or the Transactions or (b) pursuant to which any shareholder of the Company or holder of a RSU would be entitled to receive consideration of a different amount or nature than the Merger Consideration, as the case may be, or pursuant to which any shareholder of the Company agrees to vote to approve the Merger and this Agreement or agrees to vote against any Superior Proposal.

SECTION 4.08    Available Funds. Parent and Merger Sub have available to them, and as of the Closing will have, sufficient unencumbered cash and short term liquid securities to pay the aggregate Merger Consideration in accordance with Article II and any other amounts required to be paid in connection with the consummation of the Merger and the other Transactions contemplated hereby and to pay all related fees and expenses.

SECTION 4.09    Brokers and Other Advisors. Except for Citigroup Global Markets Inc., no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by Parent.

SECTION 4.10    Ownership of Company Shares and Company Preferred Shares. Except for the Voting Agreement, none of Parent, Merger Sub or any of their Affiliates beneficially own (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder), or will prior to the Closing Date beneficially own, any Company Shares or any Company Preferred Shares, or is a party, or will prior to the Closing Date become a party, to any Contract, other arrangement or understanding (whether written or oral) (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of any Company Shares or any Company Preferred Shares.

SECTION 4.11    No Other Representations or Warranties. Except for the representations and warranties made by Parent and Merger Sub in this Article IV, neither Parent nor Merger Sub nor any other Person makes any other express or implied representation or warranty with respect to Parent or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or any of its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing.

ARTICLE V

ADDITIONAL COVENANTS AND AGREEMENTS

SECTION 5.01    Conduct of Business. (a) Except as expressly contemplated or required by this Agreement or as described in Section 5.01(a) of the Company Disclosure Schedule, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement may be terminated pursuant to Section 7.01), unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, conduct its operations only in the ordinary course of business. To the extent consistent with the foregoing, the Company shall, and shall cause each of its Subsidiaries to, use its and their commercially reasonable efforts to preserve intact its business organization and relationship with its regulators, retain the services of its current officers and key employees and preserve the goodwill of its customers, cedents, reinsureds, retrocessionaires, reinsurance brokers, suppliers and other Persons with whom it has business relationships. Without limiting the generality of the foregoing, and except as expressly contemplated or required by this Agreement or as described in Section 5.01(a) or Section 5.01(b) of the Company Disclosure Schedule, during such period, the Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed with respect to matters set forth in clauses (ii), (iii), (iv) through (vii), (x), (xii) through (xix) and, solely with respect to the foregoing clauses, (xx) of this Section 5.01(a)):

(i) Share Capital. (A) Issue, sell or grant any of its shares or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any of its shares or other equity or voting interests, or any options, rights, warrants or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, any shares, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, the Company or any of its Subsidiaries; provided that the Company may issue Company Shares or other securities as required pursuant to the exercise of Options or the vesting or settlement of RSUs outstanding on the date of this Agreement in accordance with the terms of the applicable award in effect on the date of this Agreement, (B) redeem, purchase or otherwise acquire prior to maturity any of its outstanding bonds, debentures, notes or other Indebtedness, or any of its outstanding shares or other equity or voting interests, or any rights, warrants or options to acquire any of its shares or other equity or voting interests, except (x) pursuant to the Company Share Plans and the RSUs, in each case, as in effect on the date of this Agreement or (y) in connection with the satisfaction of Tax withholding obligations with respect to RSUs or other equity awards, (C) in the case of the Company, establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any of its shares or other equity or voting interests, whether in cash, shares or property or a combination thereof, in each case, other than regular quarterly cash distributions as set forth on Section 5.01(a)(i) of the Company Disclosure Schedule or (D) split, combine, subdivide or reclassify any of its shares or other equity or voting interests;

(ii) Indebtedness; Guarantees. Incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any such indebtedness or any debt securities of another Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person (collectively, “Indebtedness”), or enter into any swap or hedging transaction or other derivative agreements, other than (A) Indebtedness incurred under the Existing Credit Facilities, provided, the aggregate commitment under each Existing Credit Facility shall not be increased, (B) other indebtedness incurred in the aggregate not to exceed $20 million at any one time outstanding, (C) Indebtedness incurred solely between the Company and any of its Subsidiaries or solely between its Subsidiaries in the ordinary course of business and (D) any swap or hedging transaction or other derivative agreements entered into in the ordinary course of business consistent with the Investment Policies;

(iii) Loans. (A) Make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business (including between the Company and any of its Subsidiaries or between Subsidiaries of the Company in the ordinary course of business) or (B) make any loans to its directors or officers;

(iv) Capital Expenditures. Make or authorize capital expenditures outside the ordinary course of business exceeding $20 million in the aggregate;

(v) Acquisitions and Dispositions. Other than transactions solely between the Company and its Subsidiaries or solely between its Subsidiaries, (A) make any acquisition (including by merger or amalgamation) of the capital stock or assets of any other Person for consideration in excess of

$10 million for any such acquisition or $20 million in the aggregate for all such acquisitions, except as permitted by Section 5.01(a)(xv) or (B) sell or lease to any Person, in a single transaction or series of related transactions, any of its properties or assets whose value or purchase price exceeds $10 million, except (w) dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (x) transfers among the Company and its Subsidiaries, (y) leases and subleases of real property owned by the Company or its Subsidiaries and leases of real property under which the Company or any of its Subsidiaries is a tenant or a subtenant and voluntary terminations or surrenders of such leases or (z) other transactions in the ordinary course of business or as permitted by Section 5.01(a)(xv);

(vi) Compensation and Benefits. Except as required pursuant to the terms of any Company Plan or other written agreement, in each case, in effect on the date of this Agreement and made available to Parent or established or amended after the date of this Agreement in compliance with this Agreement, (A) grant to any current or former director, officer or employee of the Company or any Subsidiary of the Company any increase in salary or bonus compensation opportunity or other incentive compensation opportunity (including the granting of stock options, stock appreciation rights, performance awards, restricted stock awards, or rights to acquire other equity interests), (B) grant to any current or former director, officer or employee of the Company or any Subsidiary of the Company any increase in severance, retention or termination pay, (C) establish, adopt, enter into or amend any Company Plan or collective bargaining agreement, (D) enter into any employment, consulting, severance or termination agreement with any current or former director, officer or employee of the Company or any Subsidiary of the Company, (E) hire any person with aggregate annual compensation in excess of $500,000 or (F) transfer (outside of the Company or any Subsidiary of the Company) or, except for cause (as determined by the Company in its reasonable discretion), terminate the employment of any employee of the Company or any Subsidiary of the Company set forth on Section 5.01(a)(vi) of the Company Disclosure Schedule;

(vii) Accounting. Change in any material respect its accounting policies or procedures, except insofar as may be required (A) by GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, (B) by Applicable SAP or (C) by Law, including Regulation S-X under the Securities Act;

(viii) Company Organizational Documents. (A) Amend the Company Organizational Documents or (B) amend the comparable organizational documents of any Subsidiary in a manner that would reasonably be expected to prevent or to impede, interfere with, hinder or delay in any material respect the consummation of the Transactions (with respect to both clauses (A) and (B), whether by merger, amalgamation, consolidation or otherwise);

(ix) Liquidation. Adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than dormant Subsidiaries);

(x) Contracts. (A) Enter into or materially modify any Material Contract, other than in the ordinary course of business, (B) enter into any Contract that would limit or otherwise restrict the Company, any of its Subsidiaries or any of their successors, or any of their respective properties or assets, or that would, after the Effective Time, limit or otherwise restrict Parent or any of its Subsidiaries (including the Surviving Company) or any of their successors, or any of their respective properties or assets, from engaging or competing in any line of business, in any geographic area or with any Person in any material respect, (C) enter into or modify any Contract constituting or relating to a Related Party Transaction, (D) enter into any Contract providing reinsurance to any third party outside the ordinary course of business, (E) terminate, cancel or request any material change in any Material Contract other than in the ordinary course of business or (F) enter into any material contract relating to the purchase or lease of real property;

(xi) Bermuda. In relation to the Company and any Subsidiary incorporated in Bermuda, discontinue to a jurisdiction outside of Bermuda;

(xii) Liens. Grant any Lien (other than Permitted Liens) on any of its material assets other than to secure Indebtedness permitted under Section 5.01(a)(ii), provided none of the Company or its Subsidiaries shall grant an “all assets” lien;

(xiii) Actions. Settle any Action, in each case made or pending against the Company or any of its Subsidiaries, or any of their officers and directors in their capacities as such, other than the settlement of Actions which, in any event (A) is solely for monetary damages for an amount not to exceed $2 million for any such settlement individually or $5 million in the aggregate, (B) in the ordinary course for ordinary course claims under Company Reinsurance Contracts or (C) would not be reasonably expected to prohibit or restrict the Company and its Subsidiaries from operating their business in the same manner in all material respects as operated on the date of this Agreement;

(xiv) Tax. Except in the ordinary course of business or as otherwise required by applicable Law, (A) make, change or rescind any material election in respect of Taxes, (B) extend or waive, or agree to extend or waive, any statute of limitation with respect to the assessment, determination or collection of Taxes, (C) settle, resolve or otherwise dispose of any material claim or proceeding relating to Taxes or (D) change any method of accounting for U.S. federal income or foreign tax purposes;

(xv) Investment Assets. Acquire or dispose of any Investment Assets in any manner inconsistent with the Investment Policies, or amend, modify or otherwise change the Investment Policies in any material respect, other than as required by applicable Law;

(xvi) Underwriting; Claims; Actuarial. Alter or amend in any material respect any existing underwriting, pricing, claim handling, loss control, reserving, investment or actuarial practice, guideline or policy or any material assumption underlying an actuarial practice or policy, except as may be required by GAAP, Applicable SAP, any Governmental Authority or applicable Laws;

(xvii) Intellectual Property. Abandon, dispose of, or permit to lapse any material Intellectual Property owned by the Company or its Subsidiaries, or disclose any material trade secret or other material confidential information of the Company or any of its Subsidiaries in a manner that would result in the loss of confidentiality thereof, in each case other than in the ordinary course of business;

(xviii) Charitable Contributions. Make or commit to make any pledge, contribution or gift to any Person described in Section 501(c)(3) of the Code other than in the ordinary course of business consistent with past practice;

(xix) Waivers of Rights. Cancel any material Indebtedness or waive any claims or rights of substantial value, in each case other than in the ordinary course of business; or

(xx) Related Actions. Authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

(b) The Company shall not (i) enter into or materially modify any Blue Capital Advisory Contract, other than in the ordinary course of business, (ii) act in contravention to the underwriting guidelines and investment guidelines established for the Blue Capital Entities, (iii) redeem, purchase, sell, transfer or otherwise acquire or dispose of, or offer to purchase, redeem, sell, transfer or otherwise acquire or dispose of, directly or indirectly, any shares or any securities convertible or exchangeable into or exercisable for any shares or any bonds, debentures, notes or other indebtedness of any Blue Capital Entity held by the Company or its Subsidiaries, (iv) grant any Person any right or option to acquire any securities of any Blue Capital Entity held by the Company or its Subsidiaries or (v) enter into any Contract, understanding or arrangement with respect to the sale, voting, registration or repurchase of the securities of any Blue Capital Entity held by the Company or its

Subsidiaries. The Company shall, solely in its capacity as a shareholder and not in any other capacity, vote its shares in the Blue Capital Entities (as and when a vote of the Blue Capital Entities is taken on any matter) consistent with such Blue Capital Entities operating in accordance with Section 5.01(a) (as if such provision was applicable to the Blue Capital Entities).

(c) Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations.

(d) Subject to Section 5.03(c), neither Parent nor Merger Sub shall knowingly take, or permit any of its respective Subsidiaries or its or their respective directors, officers or employees to take, and each shall instruct its respective advisors (acting on behalf of Parent or any of its Subsidiaries) not to take, any action that would reasonably be expected to prevent or materially impede or materially delay the consummation of the Transactions, or result in any transaction that (if consummated) would reasonably be expected to prevent or materially impede or materially delay the consummation of the Transactions.

SECTION 5.02    No Solicitation by the Company; Change in Recommendation. (a) The Company shall, and shall cause each of its Subsidiaries and other Representatives to, immediately cease any solicitation, encouragement, discussions or negotiations with respect to a Takeover Proposal that are ongoing on or prior to the date of this Agreement and shall promptly request from each Person that has executed a confidentiality agreement with the Company within the two-year period prior to and ending on the date of this Agreement in connection with its consideration of making a Takeover Proposal (an “Existing Confidentiality Agreement”) that it promptly return or destroy (as provided in the terms of the applicable Existing Confidentiality Agreement) any non-public information concerning the Company or any of its Subsidiaries previously furnished or made available to such Person or any of its Representatives by or on behalf of the Company or its Representatives. The Company shall promptly inform its Representatives of the Company’s obligations under this Section 5.02 and shall be liable for any action taken by any Representative of the Company that, if taken by the Company, would constitute a breach of this Section 5.02. Upon becoming aware of any action by any Representative of the Company that would constitute a breach of this Section 5.02 if taken by the Company, the Company shall stop any such Representative from continuing to take such action, directly or indirectly.

(b) Subject to Section 5.02(c), from the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated in accordance with Article VII, the Company (including, as applicable, the Board of Directors of the Company) shall not, and shall cause each of its Subsidiaries and Representatives not to, directly or indirectly:

(i) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) the submission of any inquiries or requests for information regarding, or the making of any proposal or offer that constitutes or would reasonably be expected to result in, a Takeover Proposal;

(ii) amend, waive or fail to enforce any standstill or confidentiality obligation of any Person under any Existing Confidentiality Agreement (other than Parent and its Subsidiaries);

(iii) engage in, continue or otherwise participate in any discussions (except to notify a Person of the existence of the provisions of this Section 5.02) or negotiations with, or furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to, any Person in connection with, or for the purpose of encouraging or facilitating, a Takeover Proposal;

(iv) (A) withdraw or withhold the Company Board Recommendation, (B) modify, qualify or amend the Company Board Recommendation in any manner adverse to Parent, (C) fail to include the Company Board Recommendation in the Proxy Statement, (D) approve, endorse or recommend any Takeover Proposal or refrain from recommending against any Takeover Proposal that is a tender offer or exchange offer within ten (10) business days after the commencement of such tender offer or exchange offer or (E) fail to publicly reaffirm the Company Board Recommendation within five (5) business days of a written request by Parent to make such public reaffirmation following the receipt by the Company of a public Takeover Proposal (other than in the case of a Takeover Proposal in the form of a tender offer or exchange offer) that has not been withdrawn; provided that Parent may make any such request only once in any ten (10) day period (each, an “Adverse Recommendation Change”); or

(v) enter into or publicly propose to enter into any letter of intent, agreement or agreement in principle with respect to a Takeover Proposal (an “Alternative Acquisition Agreement”), other than an Acceptable Confidentiality Agreement.

(c) Notwithstanding anything in the foregoing to the contrary, (1) the Company and its Representatives may contact any Person making a Takeover Proposal delivered to the Company after the date of this Agreement and that did not result from any breach of this Section 5.02 solely to clarify the terms and conditions thereof, to request that any Takeover Proposal made orally be made in writing and to negotiate an Acceptable Confidentiality Agreement and (2) subject to the Company’s compliance with the provisions of this Section 5.02, including (in the case of a Takeover Proposal) the execution and delivery of an Acceptable Confidentiality Agreement, the Company and its Representatives and the Board of Directors of the Company shall be permitted to, at any time prior to obtaining the Company Shareholder Approval, in response to a bona fide written Takeover Proposal that was delivered to the Company after the date of this Agreement and did not result from any breach of this Section 5.02 or, in the case of clause (iii), in response to a Company Intervening Event, take the actions set forth in this Section 5.02(c):

(i) engage in discussions or negotiations with the Person (and its Representatives) who has made such Takeover Proposal regarding such Takeover Proposal, if the Board of Directors of the Company determines (A) in good faith, after consultation with its financial advisor and outside legal counsel, that such Takeover Proposal constitutes, or is reasonably likely to result in, a Superior Proposal and (B) after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the directors of the Company under Bermuda Law;

(ii) furnish or disclose any information relating to or in the possession of the Company or any of its Subsidiaries to the Person who has made such Takeover Proposal (and its Representatives), if the Board of Directors of the Company determines (A) in good faith, after consultation with its financial advisor and outside legal counsel, that such Takeover Proposal constitutes, or is reasonably likely to result in, a Superior Proposal and (B) after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the directors of the Company under Bermuda Law, but only so long as the Company has caused such Person to enter into an Acceptable Confidentiality Agreement; provided that all such information (other than non-intentional, immaterial omissions therefrom) has previously been provided to Parent or is provided to Parent prior to or concurrently with the time it is provided to such Person; or

(iii) make an Adverse Recommendation Change or, in connection with terminating this Agreement pursuant to Section 7.01(d)(ii), enter into an Alternative Acquisition Agreement prior to obtaining the Company Shareholder Approval if (A) in the case of a Takeover Proposal, the Board of Directors of the Company determines (1) in good faith, after consultation with its financial advisor and outside legal counsel, that such Takeover Proposal constitutes a Superior Proposal and (2) after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the directors of the Company under Bermuda Law; provided, however, that (y) the Board of Directors of the Company shall not make such an Adverse Recommendation Change or enter into an Alternative Acquisition Agreement until after the fifth business day following Parent’s receipt of written notice (a “Notice of Superior Proposal”) from the Company advising Parent that the Board of Directors of the Company intends to take such action and specifying the reasons therefor, including the terms and conditions of such Superior Proposal that is the basis of the proposed action by the Board of Directors of the Company (it being understood and agreed that any material amendment to the terms of such Superior Proposal shall require a new Notice of Superior Proposal and a new five (5) business day period) and (z) during such period following Parent’s receipt of a Notice of Superior Proposal, in determining whether to make an Adverse Recommendation Change or enter into an Alternative Acquisition Agreement, (I) the Company shall have offered to negotiate with (and, if accepted, shall have, and shall have caused its Representatives to have, negotiated in good faith with) Parent and its Representatives with respect to any revisions to the terms and conditions of this Agreement proposed by Parent as would cause the Takeover Proposal to no longer be a Superior Proposal and (II) the Board of Directors of the Company shall have determined, after considering the results of such negotiations and the revised proposals made by Parent, if any, after consultation with its financial advisor and outside legal counsel, that the Superior Proposal giving rise to such Notice of Superior Proposal continues to be a Superior Proposal; or (B) a Company Intervening Event has occurred and the Board of Directors of the Company determines, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the directors of the Company under Bermuda Law; provided, however, that the Board of Directors of the Company shall not make such an Adverse Recommendation Change or enter into an Alternative Acquisition Agreement until after the second business day following Parent’s receipt of written notice from the Company advising Parent that the Board of Directors of the Company intends to take such action, and specifying the reasons therefor.

For the avoidance of doubt, the actions permitted by this Section 5.02(c) may be taken only in response to a bona fide written Takeover Proposal that was delivered to the Company after the date of this Agreement and that did not result from any breach of this Section 5.02, or to a Company Intervening Event, and not for any other reason.

(d) The Company shall notify Parent promptly (and in no event later than twenty-four (24) hours after receipt by, or communication to, the Company or its Representatives) upon receipt of any Takeover Proposal or inquiry, indication, proposal or offer by any Person that would reasonably be expected to result in a Takeover Proposal. The Company shall provide Parent promptly with the identity of such Person, a description of the terms of such Takeover Proposal, inquiry, indication, proposal or offer, and provide to Parent promptly (and in no event later than twenty-four (24) hours after receipt by, or communication to, the Company or its Representatives) unredacted copies of all material correspondence or other material written documentation with respect thereto (and written summaries of any material oral communications). The Company shall keep Parent reasonably informed on a prompt basis of the status of any such Takeover Proposal, inquiry, indication, proposal or offer.

(e) Notwithstanding anything to the contrary in this Agreement, the Board of Directors of the Company shall be permitted to (i) disclose to the shareholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A under the Exchange Act and (ii) make such other public disclosure if it determines, after consultation with outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the directors of the Company under Bermuda Law; it being understood, however, that this Section 5.02(e) shall not be deemed to permit the Board of Directors of the Company to make an Adverse Recommendation Change or take any of the actions referred to in clause (iii) of Section 5.02(c) except, in each case, to the extent expressly permitted by Section 5.02(c). Any public disclosure by the Company or the Board of Directors of the Company or any committee thereof relating to a Takeover Proposal (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change by the Board of Directors of the Company, unless the Board of Directors of the Company reaffirms the Company Board Recommendation in such disclosure.

SECTION 5.03    Preparation of the Prospectus; Shareholders Meeting. (a) The Company shall prepare and shall cause to be filed with the SEC a mutually acceptable proxy statement relating to the matters to be submitted to the shareholders of the Company at the Company Shareholders Meeting (such proxy statement, including any amendments or supplements thereto, the “Proxy Statement”). The Company shall take all actions reasonably necessary to prepare and file the Proxy Statement as promptly as reasonably practicable following the date of this Agreement (and, in any event, within forty-five (45) days following the date of this Agreement subject to the receipt from Parent of any information required to complete the Proxy Statement that is requested by the Company in writing). In addition, the Company shall:

(i) use reasonable best efforts to respond to comments received from the SEC on the Proxy Statement and to mail the Proxy Statement to its shareholders as promptly as reasonably practicable after the SEC or its staff advises that it has no further comments on the Proxy Statement or that the Company may commence mailing of the Proxy Statement. The Company shall, as promptly as reasonably practicable after receipt thereof, provide Parent with copies of any written comments and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC on or after the date of this Agreement;

(ii) provide Parent with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing such with the SEC with respect to the filings made on or after the date of this Agreement, and the Company will provide Parent with a copy of all such filings made with the SEC. None of the information supplied or to be supplied by Parent or the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to shareholders and at the times of the meeting of shareholders to be held in connection with the Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that, the Company shall not be responsible or liable for any statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference therein;

(iii) cause the Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation or warranty shall be made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement;

(iv) use reasonable best efforts to take any action required to be taken under any applicable securities Laws in connection with the Merger, and the Company shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action;

(v) advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement; and

(vi) promptly notify Parent (and Parent shall promptly notify the Company) if at any time prior to the Effective Time it discovers any information relating to either of the parties, or their respective Affiliates, officers or directors, which should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the shareholders of the Company, to the extent required by Law.

(b) The Company shall take all action necessary to call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval (the “Company Shareholders Meeting”), as promptly as practicable after the SEC or its staff advises that it has no further comments on the Proxy Statement or that the Company may commence mailing the Proxy Statement. Subject to Section 5.02(c)(iii), (i) the Company shall use its reasonable best efforts to solicit and secure the Company Shareholder Approval in accordance with applicable legal requirements and (ii) the Board of Directors of the Company shall include the Company Board Recommendation in the Proxy Statement.

(c) The Company hereby acknowledges that, pursuant to the Voting Agreement, each of the shareholders of the Company party thereto has irrevocably granted to and appointed Parent and up to two (2) of Parent’s designated representatives as such shareholder’s proxy to vote all of the Company Shares (subject to the limitations on voting rights set forth in Section 63 of the Company Bye-Laws) held by such shareholder at the Company Shareholders Meeting, solely on the matters and in the manner specified in such Voting Agreement. The Company further agrees that during the Voting Period (as defined in the Voting Agreement), it shall recognize the grant of any such proxy and the exercise thereof by Parent or one of its designated representatives in accordance with the terms thereof at any meeting of the shareholders of the Company (including the Company Shareholders Meeting and any adjournment, reconvenement or postponement thereof), subject to applicable Law. The Company shall implement the voting cutback provisions of 63 of the Company Bye-Laws consistent with past practice in connection with the determination of the Company Shareholder Approval.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn, recess, reconvene or postpone the Company Shareholders Meeting, (i) after consultation with Parent, to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the shareholders of the Company within a reasonable amount of time in advance of the Company Shareholders Meeting, or (ii) after consultation with Parent, if as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Company Shares present (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting.

SECTION 5.04    Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and the Company shall cause its Subsidiaries to use and Parent shall cause its Affiliates to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including (A) taking all such actions contemplated by the terms of the Statutory Merger Agreement, (B) otherwise preparing and filing promptly all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (C) executing and delivering any additional instruments necessary to consummate the Transactions, (ii) obtain all approvals, consents, registrations, waivers, permits, authorizations, orders, expirations or terminations of waiting periods and other confirmations from any Governmental Authority or third party that are or may become necessary, proper or advisable to consummate the Transactions, including any such approvals, consents, registrations, waivers, permits, authorizations, orders, expirations or terminations of waiting periods and other confirmations required with respect to the Company Insurance Approvals, the Parent Insurance Approvals and under applicable Antitrust Laws, (iii) take all steps that are necessary, proper or advisable to avoid any Actions by any Governmental Authorities with respect to this Agreement or the Transactions and (iv) defend or contest in good faith any Action by any third party (excluding any Governmental Authority), whether judicial or administrative, challenging this Agreement or that would otherwise prevent or materially delay the consummation of the Transactions; provided, that nothing in this Section 5.04 or otherwise in this Agreement or the Statutory Merger Agreement shall require (and reasonable best efforts or commercially reasonable efforts shall in no event require) Parent or any of its Affiliates to (x) litigate any denial, non-approval or rejection of any Required Regulatory Approvals issued or determined by any Governmental Authority or (y) take or refrain from or to agree to the taking or refraining from any action (including any amendment, waiver or termination of any agreement, including this Agreement) or to permit or suffer to exist any restriction, condition, limitation or requirement that would or would reasonably be expected to result, individually or in the aggregate, in a Burdensome Condition; provided, further, that without the prior written consent of Parent, the Company and its Affiliates shall not take or refrain from, or agree to the taking or refraining from, any action (including any amendment, waiver or termination of any agreement, including this Agreement) or to permit or suffer to exist any restriction, condition, limitation or requirement that would or would reasonably be expected to result, individually or in the aggregate, in a Burdensome Condition.

(b) Subject to the terms and conditions of this Agreement, the Company and Parent shall each use its reasonable best efforts to (i) take all action necessary to ensure that no Takeover Law is or becomes applicable to any of the Transactions and refrain from taking any actions that would cause the applicability of such Laws and (ii) if the restrictions of any Takeover Law become applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise lawfully minimize the effect of such Takeover Law on the Transactions.

(c) Without limiting the general applicability of Section 5.04(a), each of the Company and Parent shall, in consultation and cooperation with the other, and subject to (i) the receipt from the other of all the information concerning it and its business as may be required to complete an application or filing that is requested by the filing party in writing and (ii) any supplemental information requested to be included in a filing by a Governmental Authority in connection with such filing (x) promptly following the date of this Agreement (and, in any event, within forty-five (45) days following the date of this Agreement), file all required approval applications to, and notification filings with, (A) the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act and (B) applicable Insurance Regulators (other than the PRA, FCA and Lloyd’s) under applicable Insurance Laws, excluding the biographical affidavits (including fingerprint cards) from such applications and filings, (y) promptly following the date of this Agreement (and, in any event, within sixty (60) days following the date of this Agreement), file (A) all required approval applications to, and notification filings with any other Governmental Authority in relation to any other Required Regulatory Approval (other than with respect to the applications and notifications with respect to the PRA, FCA, Lloyd’s and JFSA which shall be made in accordance with the terms of clause (y)(B) and (z) below, respectively), (B) advanced drafts of all required approval applications to, and notification filings with, the PRA, FCA and Lloyd’s and (C) file all biographical affidavits (including fingerprint cards) contemplated by clause (x)(B) above to the extent not previously filed, and (z) promptly following the date of this Agreement (A) engage with the JFSA to discuss summary details of the transaction contemplated by this Agreement, the business of the Company and its subsidiaries and Parent’s business plan for the Company following the Closing, (B) prepare necessary filings for submission with the JFSA and consult with the JFSA regarding such filings and (C) formally submit filings in form and content reasonably acceptable to the JFSA following discussions with the JFSA. Any such filings shall be in material compliance with the requirements of applicable Law. Parent and Merger Sub shall not, and shall cause their respective Affiliates not to, at any time prior to the Closing, in connection with the transactions contemplated by this Agreement, file or submit any application with or request for non-disapproval by any Governmental Authority with respect to any inter-affiliate transaction or agreement between any Company Reinsurance Subsidiary, on the one hand, and Parent or any of its Affiliates, on the other hand, that would require approval or non-disapproval under applicable Law.

(d) Each of the parties shall, in connection with the efforts referenced in Section 5.04(a), (i) furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any documents, forms, filings or submissions contemplated by the first sentence of Section 5.04(c), (ii) give the other party reasonable prior notice of any such filings or submissions and, to the extent reasonably practicable, of any communication with, and any inquiries or requests for additional information from, any Governmental Authority regarding the Transactions, and permit the other party to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other party in connection with, any such filings, submissions, communications, inquiries or requests, (iii) unless prohibited by applicable Law or by the applicable Governmental Authority, and to the extent reasonably practicable, (A) not participate in or attend any meeting, or engage in any substantive conversation, with any Governmental Authority in respect of the Transactions without providing the other party with the reasonable opportunity to participate in such meeting or substantive conversation, (B) give the other party reasonable prior notice of any such meeting or substantive conversation, (C) in the event one party is prohibited by applicable Law or by the applicable Governmental Authority from participating in or attending any such meeting or engaging in any such substantive conversation, to the extent permitted by applicable Law or such Governmental Authority, keep such party apprised with respect thereto, (D) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement or any of the Transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Authority and (E) furnish the other party with copies of all substantive filings, submissions, correspondence and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives, on the one hand, and any Governmental Authority or members of any Governmental Authority’s staff, on the other hand, with respect to this Agreement and the Transactions and (iv) comply with any inquiry or request from any Governmental Authority as promptly as reasonably practicable, with respect to all Required Regulatory Approvals, this Agreement and the Transactions. Each party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other party as “Outside Counsel Only Material,” and also may redact the material as necessary to (v) remove personally sensitive information, (w) remove references concerning valuation, (x) comply with contractual arrangements existing on the date hereof, (y) address bona fide legal privilege or (z) comply with applicable Law. The parties agree not to extend, directly or indirectly, any waiting period under any applicable Antitrust Law, any notification or filing procedure or enter into any agreement with a Governmental Authority to delay in any material respect or not to consummate the Merger or any of the other Transactions, except with the prior written consent of the other parties hereto, which shall not be unreasonably withheld, conditioned or delayed in the context of seeking such a delay. Parent shall be entitled to control and lead all communications and strategy with any Governmental Authority regarding antitrust matters and to direct the antitrust defense of the Transactions; provided, however, that in all instances relating to such strategy and communications, Parent shall consult with the Company in advance and consider in good faith the views of the Company.

SECTION 5.05    Transfer Taxes. All transfer, real estate transfer, documentary, stamp, recording, sales, use and other similar Taxes (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) incurred in connection with the Transactions shall be paid by Parent or the Surviving Company and, prior to the Effective Time, the Company shall reasonably cooperate with Parent in preparing, executing and filing any applicable Tax Returns with respect to such Transfer Taxes.

SECTION 5.06    Public Announcements; Other Communications. Parent and the Company shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or the rules and regulations of any national securities exchange or national securities quotation system and except for any matters referred to in Section 5.02 with respect to the Company. The parties hereto agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in the form heretofore agreed to by the parties hereto. Notwithstanding the foregoing, the parties shall have no consultation or other obligation pursuant to this Section 5.06 with respect to any press release or other public statements related to any actual or contemplated litigation between or among the parties to this Agreement. The Company will consult with Parent prior to making any substantive internal announcements or other substantive communications to its employees or other constituents with respect to this Agreement or the Transactions and will give good faith consideration to reasonable comments proposed by Parent.

SECTION 5.07    Access to Information; Confidentiality. (a) Subject to applicable Law, upon reasonable notice, the Company shall afford to Parent and Parent’s Representatives reasonable access during normal business hours to the Company’s officers, employees, agents, properties, books, Contracts and records and the Company shall furnish promptly to Parent and Parent’s Representatives such information concerning its business, personnel, assets, liabilities and properties as Parent may reasonably request; provided that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company; provided, further, however, that the Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so would violate applicable Law or a Contract or obligation of confidentiality owing to a third party, waive the protection of an attorney-client privilege or other legal privilege or expose the Company to risk of liability for disclosure of sensitive or personal information. Without limiting the foregoing, in the event that the Company does not provide access or information in reliance on the immediately preceding sentence, it shall provide notice to Parent that it is withholding such access or information and shall use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable Law, Contract or obligation or risk waiver of such privilege. All requests for information made pursuant to this Section 5.07 shall be directed to the Person designated by the Company. Until the Effective Time, the information provided will be subject to the terms of the letter agreement dated as of August 18, 2016 by and between the Company and Parent (as may in the future be amended from time to time, the “Confidentiality Agreement”).

(b) Parent shall not be deemed to violate any of its obligations under the Confidentiality Agreement as a result of performing any of its obligations under this Agreement.

SECTION 5.08    Indemnification and Insurance. (a) From and after the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Subsidiary of the Company (each, an “Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any Action (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee was a director or officer of the Company or such Subsidiary or (B) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director, officer, employee or agent of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), in each case under clause (A) or (B), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnitee), to the fullest extent permitted under applicable Law; provided that no Indemnitee shall be indemnified against any liability which by virtue of any rule of law attaches to such Indemnitee in respect of any fraud or dishonesty of which such Indemnitee may be guilty in relation to the Company, and (ii) assume all obligations of the Company and such Subsidiaries to the Indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the Company Organizational Documents and the organizational documents of such Subsidiaries as in effect on the date of this Agreement or in any agreement in existence as of the date of this Agreement providing for indemnification between the Company and any Indemnitee. Without limiting the foregoing, Parent, from and after the Effective Time, shall cause, unless otherwise required by Law, the memorandum of association and bye-laws of the Surviving Company and such Subsidiaries to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers and indemnification than are set forth as of the date of this Agreement in the Company Organizational Documents and the organizational documents of such Subsidiaries, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees. In addition, from the Effective Time, Parent shall cause the Surviving Company to advance any expenses (including fees and expenses of legal counsel) of any Indemnitee under this Section 5.08 (including in connection with enforcing the indemnity and other obligations referred to in this Section 5.08) as incurred to the fullest extent permitted under applicable Law; provided that the individual to whom expenses are advanced provides an undertaking to repay such advances if it shall be determined that such person is not entitled to be indemnified pursuant to this Section 5.08(a).

(b) None of Parent or the Surviving Company shall settle, compromise or consent to the entry of any judgment in any threatened or actual litigation, claim or proceeding relating to any acts or omissions covered under this Section 5.08 (each, a “Claim”) for which indemnification has been sought by an Indemnitee hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such Claim or such Indemnitee otherwise consents in writing to such settlement, compromise or consent. Each of Parent, the Surviving Company and the Indemnitees shall cooperate in the defense of any Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

(c) For the six-year period commencing immediately after the Effective Time, the Surviving Company shall maintain in effect the Company’s current directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those individuals who are currently (and any additional individuals who prior to the Effective Time become) covered by the Company’s directors’ and officers’ liability insurance policies on terms and scope with respect to such coverage, and in amount, no less favorable to such individuals than those of such policy in effect on the date of this Agreement (or Parent may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to matters existing or occurring prior to the Effective Time, including a “tail” policy); provided, however, that, if the annual premium for such insurance shall exceed 300% of the current annual premium (such 300% threshold, the “Maximum Premium”), then Parent shall provide or cause to be provided a policy for the applicable individuals with the best coverage as shall then be available at an annual premium not in excess of the Maximum Premium. The Company may in consultation with Parent, and at the request of Parent shall, prior to the Effective Time, purchase, for an aggregate amount not to exceed the aggregate Maximum Premium for six years, a six-year prepaid “tail” policy on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with respect to matters existing or occurring prior to the Effective Time, covering without limitation the Transactions. If such prepaid “tail” policy has been obtained by the Company, it shall be deemed to satisfy all obligations to obtain insurance pursuant to this Section 5.08(c) and the Surviving Company shall use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.

(d) The provisions of this Section 5.08 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Organizational Documents, by contract or otherwise. The obligations of Parent and the Surviving Company under this Section 5.08 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.08 applies unless (A) such termination or modification is required by applicable Law or (B) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.08 applies shall be third-party beneficiaries of this Section 5.08).

(e) In the event that Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates or amalgamates with or merges into any other Person and is not the continuing or Surviving Company or entity of such consolidation, amalgamation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company shall assume all of the obligations thereof set forth in this Section 5.08.

(f) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to or in substitution for any such claims under such policies.

SECTION 5.09    Rule 16b-2. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-2 promulgated under the Exchange Act.

SECTION 5.10    Employee Matters. (a) Subject to applicable Law, for a period of two (2) years following the Effective Time or such shorter period as a Company Employee remains an employee of Parent or its Affiliates following the Effective Time (the “Continuation Period”), Parent shall provide, or shall cause the Surviving Company (or in the case of a transfer of all or substantially all the assets and business of the Surviving Company, its successors and assigns) to provide, to each individual who is employed by the Company or any of its Subsidiaries immediately prior to the Effective Time (each, a “Company Employee”), an annual rate of base salary and total direct target compensation opportunity (base salary plus target annual incentive compensation plus target long-term incentive compensation) that are each no less favorable than the base salary and total direct target compensation opportunity provided to such Company Employee by the Company and any of its Subsidiaries immediately prior to the Effective Time. During the Continuation Period, Parent shall provide, or shall cause the Surviving Company to provide, the Company Employees with employee benefits that are in aggregate no less favorable than those provided to similarly situated employees of Parent or any of its Affiliates.

(b) Without limiting the generality of Section 5.10(a), Parent shall provide to each Company Employee who is terminated by the Company or any of its Subsidiaries during the Continuation Period severance benefits at least equal to and on terms and conditions no less favorable than the severance benefits and terms and conditions as set forth on Section 5.10(b) of the Company Disclosure Schedule.

(c) With respect to all employee benefit plans of the Surviving Company and its Subsidiaries, including any “employee benefit plan” (as defined in Section 3(2) of ERISA) (including any vacation, paid time-off and severance plans but excluding any equity or equity-based plans), for purposes of determining eligibility to participate, level of benefits and vesting, each Company Employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer was recognized by the Company or such Subsidiary as of the Effective Time in accordance with past practice) shall be treated as service with the Surviving Company or any of its Subsidiaries (or in the case of a transfer of all or substantially all the assets and business of the Surviving Company, its successors and assigns); provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service.

(d) Without limiting the generality of Section 5.10(a), Parent shall use commercially reasonable efforts to, or shall cause the Surviving Company to use commercially reasonable efforts to, (i) waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any welfare benefit plan maintained by the Surviving Company or any of its Subsidiaries in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively at work requirements and waiting periods would not have been satisfied or waived under the comparable Company Plan immediately prior to the Effective Time and (ii) recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.

(e) For the avoidance of doubt, for purposes of any Company Plan containing a definition of “change in control” or “change of control,” the occurrence of the Closing shall be deemed to constitute a “change in control” or “change of control.”

(f) With respect to any Company Employee whose principal place of employment is outside of the United States, Parent’s obligations under this Section 5.10 shall be modified to the extent necessary to comply with any applicable Law that applies in relation to the employment or terms of employment of such Company Employee.

(g) Parent shall, or shall cause the Surviving Company to, provide each Company Employee continuing employment following the Effective Time payments as set forth in Section 5.10(g) of the Company Disclosure Schedule.

(h) This Section 5.10 shall be binding upon and shall inure solely to the benefit of each of the parties to this Agreement and nothing in this Section 5.10 or any other provision of this Agreement, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement or arrangement, (ii) shall alter or limit the ability of the Company or any of its Affiliates, or Parent or any of its Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement or (iii) is intended to or shall confer upon any current (including any Company Employee) or former employee of the Company or any of its Subsidiaries any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment.

SECTION 5.11    Notification of Certain Matters; Shareholder Litigation. Prior to the Effective Time, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of any Actions commenced or, to such party’s Knowledge, threatened against such party which relates to this Agreement or the Transactions. The Company shall give Parent the opportunity to participate in the defense and settlement of any shareholder litigation against the Company or its directors relating to this Agreement or the Transactions, and no such settlement shall be agreed to without Parent’s prior written consent.

SECTION 5.12    Voting Matters. Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 106 of the Bermuda Companies Act and in its capacity as the sole shareholder of Merger Sub, a written consent approving this Agreement, the Statutory Merger Agreement and the Transactions.

SECTION 5.13    Stock Exchange De-listing. Parent and the Company shall use their respective reasonable best efforts to cause the Company’s securities to be de-listed from the NYSE and de-registered under the Exchange Act as soon as reasonably practicable following the Effective Time.

SECTION 5.14    Credit Facility Matters. If requested by Parent, the Company shall provide reasonable cooperation to Parent and Merger Sub in arranging for, at the Closing, the termination of existing indebtedness (including of the Existing Credit Facilities) of the Company and its Subsidiaries and the procurement of customary payoff letters and other customary release documentation in connection therewith. In the event that Parent determines in its reasonable discretion that it is necessary or desirable to obtain amendments to any of the Existing Credit Facilities on or prior to the Closing Date in order to, among other things, permit the consummation of the Transactions, then the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to cooperate, and to cause its Representatives to cooperate, with Parent in connection with the arrangement and consummation of any such amendments to the Existing Credit Facilities; provided, that, (a) such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries prior to the Closing Date, (b) the Company shall not be required to incur any liability under any such amendments to the Existing Credit Facilities prior to the Closing Date unless contingent upon the occurrence of the Closing, (c) such amendments do not constitute a significant modification within the meaning of Treasury Regulations Section 1.1001-3 unless contingent upon the occurrence of the Closing and (d) the Closing shall in no event be conditioned or contingent upon any amendments to the Existing Credit Facilities.

ARTICLE VI

CONDITIONS PRECEDENT

SECTION 6.01    Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of the Company, Parent and Merger Sub to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a) Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.

(b) Required Regulatory Approvals. The authorizations, consents, orders or approvals of, or declarations or filings with, and the expirations or terminations of waiting periods required by, Governmental Authorities as set forth in Schedule 6.01(b) shall have been filed, have occurred or been obtained (all such permits, approvals, filings and consents and the expiration or termination of all such waiting periods being referred to as the “Required Regulatory Approvals”), and all such Required Regulatory Approvals shall be in full force and effect.

(c) No Injunctions or Restraints. No law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority of competent jurisdiction (collectively, “Restraints”) shall be in effect enjoining, restraining or otherwise prohibiting or making illegal the consummation of the Merger.

SECTION 6.02    Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in Section 3.06(b) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, (ii) set forth in Section 3.02(a), Section 3.02(b), Section 3.02(d), Section 3.03(a), Section 3.03(d), Section 3.14 and Section 3.25 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those Sections specifically identified in clause (i) or (ii) of this Section 6.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with its obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c) No Material Adverse Effect. Since the date of this Agreement there shall not have been any effect, change, circumstance, development, event or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(d) No Burdensome Condition. The Required Regulatory Approvals shall have been filed or obtained or shall have occurred, as applicable, in each case, without the imposition of a Burdensome Condition.

SECTION 6.03    Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub (i) set forth in Section 4.02(a), Section 4.02(c), Section 4.09 and Section 4.10 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) set forth in this Agreement, other than those Sections specifically identified in clause (i) of this Section 6.03(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by an officer of Parent to such effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with their respective obligations required to be performed or complied with by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an officer of Parent to such effect.

SECTION 6.04    Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in Section 6.01 or Section 6.03 to be satisfied if such failure was primarily caused by the failure of the Company to perform in all material respects any of its obligations under this Agreement, including to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms and conditions of this Agreement. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 6.01 or Section 6.02 to be satisfied if such failure was primarily caused by the failure of Parent or Merger Sub to perform in all material respects any of its obligations under this Agreement, including to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms and conditions of this Agreement.

ARTICLE VII

TERMINATION

SECTION 7.01    Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval (except as otherwise expressly noted):

(a) by the mutual written consent of the Company and Parent duly authorized by each of their respective Boards of Directors;

(b) by either of the Company or Parent:

(i) if the Merger shall not have been consummated on or before July 5, 2017 (as such date may be extended pursuant to the first proviso to this Section 7.01(b)(i), the “Walk-Away Date”);

provided, however, that if on such date the condition precedent to the consummation of the Merger and the other Transactions contemplated hereby set forth in Section 6.01(b) or Section 6.02(d) shall not have been satisfied but all other conditions precedent to the consummation of the Merger and the other Transactions contemplated hereby have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing are capable of being satisfied on that date), then the Walk-Away Date shall automatically be extended to October 5, 2017 without any action by any party; provided, further, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party if the breach in any material respect by such party of its representations and warranties set forth in this Agreement or the failure in any material respect of such party to perform any of its obligations under this Agreement, including pursuant to Section 5.04, has been a primary cause of or resulted in the failure of the Merger to be consummated on or before such date (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso);

(ii) if any Restraint having the effect set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(ii) shall have performed in all material respects its obligations under this Agreement, including to use its reasonable best efforts to prevent the entry of and to remove such Restraint in accordance with its obligations under this Agreement; or

(iii) if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

(c) by Parent:

(i) if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement (other than Section 5.02, which is addressed in Section 7.01(c)(ii)), which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) is incapable of being cured prior to the Walk-Away Date, or if capable of being cured, has not been cured by the Company within thirty (30) days after the Company’s receipt of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 7.01(c)(i) and the basis for such termination (or in any event has not been cured by the Walk-Away Date); provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(c)(i) if Parent or Merger Sub is then in material breach of any of its material representations, warranties, covenants or agreements hereunder; or

(ii) prior to the satisfaction of the condition set forth in Section 6.01(a), if (A) the Board of Directors of the Company makes an Adverse Recommendation Change, (B) there shall have occurred any material breach of Section 5.02 by the Company, any Subsidiary of the Company or any Representative of the Company or (C) the Board of Directors of the Company has publicly proposed to do any of the foregoing; or

(d) by the Company:

(i) if Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (B) is incapable of being cured prior to the Walk-Away Date, or if capable of being cured, has not been cured by Parent or Merger Sub within thirty (30) days after Parent’s receipt of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(d)(i) and the basis for such termination (or in any event has not been cured by the Walk-Away Date); provided that the

Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(i) if the Company is then in material breach of any of its material representations, warranties, covenants or agreements hereunder; or

(ii) at any time prior to obtaining the Company Shareholder Approval, if the Board of Directors of the Company has authorized the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal when permitted to do so in accordance with Section 5.02(c)(iii) and, concurrently with such termination, the Company enters into such Alternative Acquisition Agreement and pays to Parent an amount equal to the Termination Fee plus Expenses in accordance with Section 7.03(a)(i)(E).

SECTION 7.02    Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than this Section 7.02, Section 7.03, Article VIII, the Confidentiality Agreement and the Parent Confidentiality Agreement, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub, the Company or their respective directors, officers and Affiliates, except (a) as liability may exist pursuant to the provisions specified in the immediately preceding parenthetical that survive such termination and (b) that no such termination shall relieve any party from liability for any willful and material breach by such party of any representation, warranty, covenant or agreement set forth in this Agreement or fraud.

SECTION 7.03    Termination Fee. (a) The Company shall pay, or cause to be paid, to Parent, by wire transfer of immediately available funds an amount equal to:

(i) $204.9 million (the “Termination Fee”) plus Expenses, if:

(A) this Agreement is terminated by Parent pursuant to Section 7.01(c)(ii) (in which case payment shall be made within two (2) business days of such termination);

(B)(1) a Takeover Proposal shall have been made or proposed to the Company, any Company Subsidiary or any of their respective Representatives, or otherwise publicly announced or made known, from and after the date of this Agreement and prior to the Company Shareholders Meeting (which Takeover Proposal has not been publicly withdrawn at least ninety (90) days prior to the Walk-Away Date), (2) prior to the Walk-Away Date, the Required Regulatory Approvals shall have been obtained (assuming the Company is in compliance with its obligations pursuant to Section 5.04), (3) this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) and (4) within twelve (12) months following the date of such termination, the Company enters into a Contract providing for the implementation of, or consummates, a Takeover Proposal (whether or not such Takeover Proposal is the same Takeover Proposal referred to in clause (1) and deeming, for purposes of this Section 7.03(a)(i)(B)(4) only, each reference in the definition of “Takeover Proposal” to “15%” to be “50%”), in which case payment shall be made within two (2) business days of the earliest of (x) the date on which the Company enters into such a Contract and (y) the date on which any such Takeover Proposal is implemented or consummated;

(C)(1) a Takeover Proposal shall have been made or proposed to the Company, any Company Subsidiary or any of their respective Representatives, or otherwise publicly announced or made known, from and after the date of this Agreement and prior to the Company Shareholders Meeting (which Takeover Proposal has not been publicly withdrawn at least thirty (30) days prior to the Company Shareholders Meeting), (2) this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(iii) and (3) within twelve (12) months following the date of such termination, the Company enters into a Contract providing for the implementation of, or consummates, a Takeover Proposal (whether or not such Takeover Proposal is the same Takeover Proposal referred to in clause (1) and deeming, for purposes of this Section 7.03(a)(i)(C)(3) only, each reference in the definition of “Takeover Proposal” to “15%” to be “50%”), in which case payment shall be made within two (2) business days of the earliest of (x) the date on which the Company enters into such a Contract and (y) the date on which any such Takeover Proposal is implemented or consummated;

(D)(1) a Takeover Proposal shall have been made or proposed to the Company, any Company Subsidiary or any of their respective Representatives, or otherwise publicly announced or made known, from and after the date of this Agreement and prior to the Company Shareholders Meeting (which Takeover Proposal has not been publicly withdrawn at least thirty (30) days prior to the date on which a breach described in Section 7.01(c)(i) occurs), (2) this Agreement is terminated by Parent pursuant to Section 7.01(c)(i) and (3) within twelve (12) months following the date of such termination, the Company enters into a Contract providing for the implementation of, or consummates, a Takeover Proposal (whether or not such Takeover Proposal is the same Takeover Proposal referred to in clause (1) and deeming, for purposes of this Section 7.03(a)(i)(D)(3) only, each reference in the definition of “Takeover Proposal” to “15%” to be “50%”), in which case payment shall be made within two (2) business days of the earliest of (x) the date on which the Company enters into such a Contract and (y) the date on which any such Takeover Proposal is implemented or consummated; or

(E) this Agreement is terminated by the Company pursuant to Section 7.01(d)(ii); and

(ii) Expenses if:

(A) this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(iii) (in which case payment shall be made within two (2) business days of such termination); or

(B) this Agreement is terminated by Parent pursuant to Section 7.01(c)(i) (in which case payment shall be made within two (2) business days of such termination).

For the avoidance of doubt, in no event shall the Company be required to pay an aggregate amount in excess of the Termination Fee plus Expenses pursuant to this Section 7.03(a).

(b) Parent shall pay, or cause to be paid, to the Company, by wire transfer of immediately available funds an amount equal to Expenses if this Agreement is terminated by the Company pursuant to Section 7.01(d) (in which case payment shall be made within two (2) business days of such termination).

(c) Except as set forth in this Section 7.03, all expenses incurred in connection with this Agreement and the Transactions shall be paid in accordance with the provisions of Section 8.14.

(d) Each of the parties hereto acknowledges that the agreements contained in this Section 7.03 are an integral part of the Transactions, and that without these agreements, the other parties hereto would not enter into this Agreement; accordingly, if a party (the “Breaching Party”) fails to timely pay any amount due pursuant to this Section 7.03, and, in order to obtain the payment, another party hereto commences an Action which results in a judgment against the Breaching Party for the payment set forth in this Section 7.03, the Breaching Party shall pay such other party for its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

(e) The parties acknowledge and agree that neither the Termination Fee nor the Expenses shall constitute either a penalty or liquidated damages, and the right of either party to receive, or the receipt of, the Termination Fee and/or Expenses shall not limit or otherwise affect such party’s right to specific performance as provided in Section 8.08 prior to the effective termination of this Agreement or any right (if any) a party may have pursuant to Section 7.02(a) or Section 7.02(b); provided, that the amount of any damages recovered pursuant to Section 7.02(a) or Section 7.02(b) by a party shall be reduced by the amount of any Termination Fee or Expenses previously paid to such party.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01    No Survival of Representations and Warranties. This Article VIII and the agreements of the Company, Parent and Merger Sub contained in Article II, Section 5.08 and Section 5.10 shall survive the Effective Time. No other representations, warranties, covenants or agreements in this Agreement shall survive the Effective Time.

SECTION 8.02    Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Shareholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors; provided, however, that following approval of the Merger and this Agreement by the shareholders of the Company, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the shareholders of the Company without such approval.

SECTION 8.03    Extension of Time, Waiver, Etc. At any time prior to the Effective Time, Parent and the Company may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) subject to the requirements of applicable Law, waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing). Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

SECTION 8.04    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two (2) sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.04 shall be null and void.

SECTION 8.05    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

SECTION 8.06    Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the exhibits and schedules attached hereto, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Confidentiality Agreement and the Parent Confidentiality Agreement, (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties hereto and their

Affiliates, or any of them, with respect to the subject matter hereof and thereof and (b) are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder, except for, if the Effective Time occurs, (i) the right of the holders of Company Shares to receive the Merger Consideration payable in accordance with Article II and (ii) the provisions set forth in Section 5.08 of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.03 without notice or liability to any other Person. Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

SECTION 8.07    Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely in that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except to the extent any provisions of this Agreement which relate to the exercise of a director’s or officer’s fiduciary duties, statutory duties, obligations and/or statutory provisions, or which arise under, the Laws of Bermuda (including those applicable to the Merger) shall be governed by and in accordance with the Laws of Bermuda.

(b) All actions and proceedings arising out of or relating to the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated by this Agreement (except to the extent any such proceeding mandatorily must be brought in Bermuda) shall be heard and determined in the courts of the State of Delaware or the federal courts of the United States of America located in the State of Delaware (the “Chosen Courts”) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action or proceeding. The consents to jurisdiction and venue set forth in this Section 8.07(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any action or proceeding arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.11 of this Agreement. Without limiting the foregoing, Parent and the Merger Sub irrevocably appoint The Corporation Trust Company as their agent for service of process for purposes of any action or proceeding arising out of or relating to this Agreement. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

SECTION 8.08    Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement, subject to the terms and conditions of this Agreement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of the Company or Parent to cause the Merger to be consummated on the terms and subject to the conditions set forth in this Agreement) in the Chosen Courts, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.08 shall not be required to provide any bond or other security in connection with any such order or injunction.

SECTION 8.09    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 8.09.

SECTION 8.10    Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

SECTION 8.11    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed by the sender by email), emailed or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to:

Sompo Holdings, Inc.

1st Floor, 6 Devonshire Square

London EC2M 4YE

United Kingdom

Attention:	Nigel Frudd
Facsimile:	+81 3 3349 3766
Email:	nigelfrudd@sjnk.eu

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

9 Appold Street

London EC2A 2AP

United Kingdom

Attention:	Frank Miller
Facsimile:	+44 20 7655 8346
Email:	frank.miller@shearman.com

Attention:	George Karafotias
Facsimile:	+44 20 7655 5500
Email:	gkarafotias@shearman.com

and

Shearman & Sterling LLP

Fukoku Seimei Building, 5th Floor

2-2-2 Uchisaiwaicho

Chiyoda-ku, Tokyo

100-0011

Japan

Attention:	Ken Lebrun
Facsimile:	+81 3 3597 0835
Email:	klebrun@shearman.com

If to the Company, to:

Endurance Specialty Holdings Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM08

Bermuda

Attention:	John V. Del Col
Facsimile:	441-278-0401
Email:	jdelcol@endurance.bm

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

United States

Attention:	Todd E. Freed
Facsimile:	+1 (212) 735-2000
Email:	todd.freed@skadden.com

Attention:	Jon A. Hlafter
Facsimile:	+1 (212) 735-2000
Email:	jon.hlafter@skadden.com

or such other address, facsimile number or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. Atlantic time and such day is a business day in Bermuda. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

SECTION 8.12    Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate to attempt to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

SECTION 8.13    Definitions. (a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Acceptable Confidentiality Agreement” means any confidentiality agreement entered into by the Company from and after the date of this Agreement that contains provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.

“Action” means legal actions, causes of action, claims, demands, controversies, disputes, arbitrations, hearings, charges, complaints, investigations, examinations, indictments, litigations, suits or other civil, criminal, administrative or investigative proceedings.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable non-U.S. antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Applicable SAP” means, with respect to any Company Reinsurance Subsidiary, the applicable statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed or permitted by the applicable Insurance Regulator under applicable Insurance Law.

“Blue Capital Advisory Entities” means any Subsidiary of the Company that provided advisory or other services to, or has had a contractual advisory relationship with, the Blue Capital Entities at any time on or after January 1, 2015.

“Blue Capital Entities” means Blue Capital Reinsurance Holdings Ltd., Blue Capital Global Reinsurance Fund Limited and Blue Capital Global Reinsurance SA-1.

“Burdensome Condition” means any condition, limitation, restriction or requirement that if implemented or effected, would, or would reasonably be expected to have (i) as to any Required Regulatory Approval (other than the approval of the JFSA), a Material Adverse Effect without regard to clause (b) of the definition thereof and (ii) as to approval of the JFSA, has a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole.

“business day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York, Tokyo or Bermuda are authorized or required by Law to be closed.

“Company Bye-Laws” means the Company’s Amended and Restated Bye-Laws, as amended to the date of this Agreement.

“Company Charter” means the Company’s Memorandum of Association, as amended to the date of this Agreement.

“Company Intervening Event” means a material event or circumstance that was not known to the Board of Directors of the Company on the date of this Agreement (or if known, the consequences of which were not known to the Board of Directors of the Company as of the date of this Agreement), which event or circumstance, or any consequence thereof, becomes known to the Board of Directors of the Company prior to the Company

Shareholder Approval; provided, however, that in no event shall any Takeover Proposal or any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to a Takeover Proposal constitute a Company Intervening Event.

“Company Lease” means any lease, sublease, sub-sublease, license and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.

“Company Organizational Documents” means the Company Charter and the Company Bye-Laws.

“Company Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA covering current or former directors, officers or employees of the Company or any of its Subsidiaries that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute to, other than any such employee pension benefit plan required by applicable Law.

“Company Plan” means each plan, program, policy, agreement or other arrangement covering current or former directors, officers or employees of the Company or any of its Subsidiaries, that is (i) an employee welfare plan within the meaning of Section 3(1) of ERISA, (ii) a Company Pension Plan, (iii) a share option, share purchase, share appreciation right or other share-based compensation agreement, program or plan, (iv) an individual employment, consulting, severance, retention or other similar agreement between such person and the Company or any of its Subsidiaries or (v) a bonus, incentive, deferred compensation, profit-sharing, retirement, post-retirement, vacation, severance, retention or termination pay, benefit or fringe-benefit plan, program, policy, agreement or other arrangement, in each case that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute to, other than, in each case, any such plan, program, policy, agreement or other arrangement required by applicable Law or that is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA).

“Company Share Plans” means the 2007 Equity Incentive Plan, as amended, and the ESPP.

“Covered Proposal” means a Takeover Proposal, substituting “50%” for each occurrence of “15%” in the definition of “Takeover Proposal.”

“Dissenting Shares” means Company Shares or Company Preferred Shares held by a holder of Company Shares or Company Preferred Shares, as applicable, who did not vote in favor of the Merger and who complies with all of the provisions of the Bermuda Companies Act concerning the right of holders of Company Shares or Company Preferred Shares to require appraisal of their Company Shares or Company Preferred Shares, as applicable, pursuant the Bermuda Companies Act.

“Encumbrance” means any mortgage, deed of trust, lease, license, condition, covenant, restriction, hypothecation, option to purchase or lease or otherwise acquire any interest, right of first refusal or offer, conditional sales or other title retention agreement, adverse claim of ownership or use, easement, encroachment, right of way or other title defect, third-party right or encumbrance of any kind or nature.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Existing Credit Facilities” means the (i) Credit Agreement, dated as of March 23, 2016, among the Company, as borrower, the designated subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, (ii) Letter of Credit Reimbursement Agreement, dated as of December 9, 2014, among Endurance Specialty Insurance Ltd., Endurance Assurance Corporation, Endurance Worldwide Insurance Limited, Bank of Montreal and ING Bank N.V., London Branch as lenders, Bank of Montreal as issuing bank and administrative agent thereunder and (iii) Letter of Credit Reimbursement Agreement, dated as of January 17, 2014, by Endurance Specialty Insurance Ltd., Endurance Specialty Insurance

Ltd., Singapore Branch, Endurance Worldwide Insurance Limited, and each other affiliate of Endurance Specialty Insurance Ltd. from time to time a party thereto, and Endurance Specialty Insurance Ltd., as guarantor, in favor of Australia and New Zealand Banking Group Limited.

“ESPP” means the Endurance Specialty Holdings Ltd. 2015 Employee Share Purchase Plan.

“Expenses” means the lesser of (i) all reasonable and documented out-of-pocket expenses (including fees and expenses of counsel, accountants, investment bankers, experts and consultants of the reimbursed party) incurred by the reimbursed party or on its behalf in connection with or related to the evaluation, authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Merger, the solicitation of shareholder approvals, the filing of any required notices under the HSR Act or other Antitrust Laws or Insurance Laws, any filing with, and obtaining of any necessary action or non-action, consent or approval from, any Governmental Authority, engaging the services of the Paying Agent, obtaining third party consents, any other filings with the SEC and all other matters in connection with the Merger and the other Transactions and (ii) $15.8 million.

“FCA” means the United Kingdom Financial Conduct Authority.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any government, court, regulatory or administrative agency, arbitral body or self-regulated entity, tribunal, commission or authority or other legislative, executive or judicial governmental entity, whether federal, national, provincial, state, local, foreign or multinational.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Insurance Law” means all Laws applicable to the business of insurance or the regulation of insurance companies, whether federal, national, provincial, state, local, foreign or multinational, and all applicable orders, directives of, and market conduct recommendations resulting from market conduct examinations of, Insurance Regulators.

“Insurance Regulators” means all Governmental Authorities regulating the business of insurance under Insurance Laws.

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction, whether registered or unregistered, including such rights in and to: any patent (including all reissues, divisions, continuations, continuations-in-part and extensions thereof), patent application and patent right; any trademark, servicemark, trade name, business name and brand name, including any and all goodwill associated therewith; any copyright and database rights; any internet domain name; and any trade secret, know-how and other information of a proprietary nature.

“IRS” means the Internal Revenue Service.

“Knowledge” means, (i) with respect to the Company, the actual knowledge, as of the date of this Agreement, of the individuals listed on Section 8.13 of the Company Disclosure Schedule and (ii) with respect to Parent or Merger Sub, the actual knowledge, as of the date of this Agreement, of the individuals listed on Section 8.13 of the Parent Disclosure Schedule.

“Liens” means any pledges, liens, claims, options, charges, mortgages, Encumbrances or security interests of any kind or nature.

“Lloyd’s” means the Council and Society of Lloyd’s incorporated under the Lloyd’s Act 1871 to 1982 of England and Wales.

“Material Adverse Effect” means any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, (a) has a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) would prevent or materially delay the consummation of the Merger and the other Transactions or prevent or materially impair or materially delay the ability of the Company to perform its obligations hereunder; provided, however, that, for purposes of clause (a) only, none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether a Material Adverse Effect has occurred or may occur: to the extent any effect, change, event or occurrence that results from (i) changes or conditions generally affecting the property catastrophe, specialty and individual risk insurance and/or reinsurance industries and/or reinsurance-linked securities management industry in the geographic regions in which the Company and its Subsidiaries operate or underwrite insurance or reinsurance or manage reinsurance risk, (ii) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction, (iii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, (iv) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism (including cyber-terrorism) or man-made disaster, or any escalation or worsening of any such hostilities, acts of war (whether or not declared), sabotage, terrorism or man-made disaster, (v) any volcano, tsunami, pandemic, hurricane, tornado, windstorm, flood, earthquake or other natural disaster, (vi) the execution and delivery of this Agreement or the public announcement or pendency of the Transactions, including the impact thereof on the relationships of the Company or any of its Subsidiaries with employees, customers, brokers, agents, financing sources, business partners, regulators or reinsurance providers, and including any lawsuit, action or other proceeding with respect to the Transactions, (vii) any change or announcement of a potential change, in and of itself, in the Company’s or any of its Subsidiaries’ credit, financial strength or claims paying ratings or the ratings of any of the Company’s or its Subsidiaries’ businesses, (viii) any change, in and of itself, in the market price, credit ratings or trading volume of the Company’s or any of its Subsidiaries’ securities (ix) any change in applicable Law, regulation, GAAP (or authoritative interpretation thereof) or in Applicable SAP, including accounting and financial reporting pronouncements by the SEC and the Financial Accounting Standards Board or (x) the departure of the United Kingdom or England from the European Union and any resultant effects thereof (it being understood that the exceptions in clauses (iii), (vii) and (viii) shall not prevent or otherwise affect a determination that the underlying cause of any such failure or change referred to therein (to the extent not otherwise falling within any of the exceptions provided by clauses (i) through (ix) hereof) is a Material Adverse Effect); provided further, however, that any effect, change, event or occurrence referred to in clause (i), (ii), (iv), (v) or (ix) may be taken into account in determining whether or not there has been a Material Adverse Effect to the extent such effect, change, event or occurrence has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other similarly-sized participants engaged primarily in the property catastrophe, specialty and individual risk insurance and reinsurance industry and reinsurance-linked securities management industry operating in the geographic regions in which the Company and its Subsidiaries operate or underwrite insurance or reinsurance or manage reinsurance risk (in which case the disproportionate effect or effects may be taken into account in determining whether or not a Material Adverse Effect has occurred).

“NYSE” means the New York Stock Exchange.

“Parent Confidentiality Agreement” means the letter agreement dated as of September 6, 2016, by and between the Company and Parent, as may in the future be amended from time to time.

“Parent Material Adverse Effect” means any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, (a) has a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole or (b) would prevent or materially delay the consummation of the Merger and the other Transactions or prevent or materially impair or materially delay the ability of Parent to perform its obligations hereunder.

“Permitted Encumbrances” means (i) easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not reasonably be expected to materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, (ii) zoning, entitlement, building and other land-use regulations imposed by Governmental Authorities having jurisdiction over such real property and (iii) Permitted Liens.

“Permitted Liens” means (i) statutory Liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP and Applicable SAP, (ii) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or which arise in the ordinary course of business, (iii) Liens securing payment, or any obligation, of the applicable Person or its Subsidiaries with respect to outstanding Indebtedness so long as there is no default under such Indebtedness, (iv) Liens granted in the ordinary course of the insurance or reinsurance business of the applicable Person or its Subsidiaries on cash and cash equivalent instruments or other investments, including Liens granted (A) in connection with (1) pledges of such instruments or investments to collateralize letters of credit delivered by the applicable Person or its Subsidiaries, (2) the creation of trust funds for the benefit of ceding companies, (3) underwriting activities of the applicable Person or its Subsidiaries, (4) deposit liabilities, (5) statutory deposits and (6) ordinary-course securities lending and short-sale transactions and (B) with respect to investment securities held in the name of a nominee, custodian or other record owner, (v) pledges or deposits by the applicable Person or any of its Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (vi) gaps in the chain of title evident from the records of the relevant Governmental Authority maintaining such records, (vii) licenses granted to third parties in the ordinary course of business by the applicable Person or its Subsidiaries, (viii) in the case of the Company and its Subsidiaries, Liens created by or through the actions of Parent or any of its Affiliates, (ix) Liens discharged at or prior to the Effective Time, (x) transfer restrictions imposed by Law and (xi) such other Liens, Encumbrances or imperfections that are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien, Encumbrance or imperfection.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“PRA” means the United Kingdom Prudential Regulation Authority.

“Prohibited Person” means any Person, or any Person owned or controlled by such first Person, that is listed on lists maintained and published by the United States Department of the Treasury, including the Specially Designated Nationals list, Her Majesty’s Treasury and the UK Office of Financial Sanctions Implementation, including the Consolidated List of Targets, the European Union and the United Nations.

“Representatives” means, with respect to any Person, its officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors, Subsidiaries, controlled Affiliates and other representatives.

“Statutory Merger Agreement” means the Statutory Merger Agreement in the form attached hereto as Exhibit A to be executed and delivered by the Company, Parent and Merger Sub as provided by the terms hereof.

“Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

“Superior Proposal” means a bona fide written Covered Proposal that did not result from a breach of Section 5.02, which the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel), and taking into account all legal, regulatory, financial (including the value of the consideration mix), financing and other aspects of the Covered Proposal deemed relevant by the Board of Directors of the Company (including payment of any termination fee) (i) is on terms and conditions more favorable from a financial point of view, to the shareholders of the Company than those contemplated by this Agreement, (ii) the conditions to the consummation of which are all reasonably capable of being satisfied and (iii) for which financing, to the extent required, is then fully committed.

“Takeover Proposal” means any inquiry, proposal or offer from any Person (other than Parent and its Subsidiaries) relating to, in a single transaction or series of related transactions, any direct or indirect (i) sale, lease, exchange, transfer, reinsurance transaction or other disposition of 15% or more of the fair market value of the assets of the Company and its Subsidiaries, taken as a whole, (ii) sale of shares or other securities representing 15% or more of the share capital of the Company, including by way of a tender offer or exchange offer or (iii) merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries pursuant to which such Person (or the shareholders of any Person) would acquire, directly or indirectly, 15% or more of the aggregate voting power of the Company (without taking into account the voting cutback provisions of bye-law 63 of the Company Bye-Laws) or the surviving entity in a transaction involving the Company or the resulting direct or indirect parent of the Company or such surviving entity in any such transaction, in each case, other than the Transactions.

“Transactions” means, collectively, the transactions contemplated by this Agreement, including the Merger.

(b) The following terms are defined in the section of this Agreement set forth after such term below:

Terms Not Defined in Section 8.13(a)	Section
Adverse Recommendation Change	Section 5.02(b)(iv)
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.02(b)(v)
Appraisal Withdrawal	Section 2.04(b)
Appraised Fair Value	Section 2.04(a)
Bankruptcy and Equity Exception	Section 3.03(a)
BCRH	Article III
Bermuda Companies Act	Section 1.01
Blue Capital Advisory Contracts	Section 3.21
Blue Capital Securities	Section 3.02(e)
Book-Entry Share	Section 2.01(c)
Breaching Party	Section 7.03(d)
Capitalization Date	Section 3.02(a)
Certificate	Section 2.01(c)
Certificate of Designations	Section 2.01(d)
Certificate of Merger	Section 1.02
Chosen Courts	Section 8.07(b)
Claim	Section 5.08(b)
Closing	Section 1.06
Closing Date	Section 1.06
Code	Section 2.02(g)
Company	Preamble
Company Board Recommendation	Section 3.03(b)
Company Disclosure Schedule	Article III
Company Employee	Section 5.10(a)
Company Filed SEC Documents	Article III
Company Insurance Approvals	Section 3.04
Company Preferred Shares	Section 2.01(d)
Company Reinsurance Contracts	Section 3.20
Company Reinsurance Subsidiary	Section 3.17(a)
Company SEC Documents	Section 3.05(a)
Company Securities	Section 3.02(b)
Company Shareholder Approval	Section 3.03(d)
Company Shareholders Meeting	Section 5.03(b)
Company Shares	Section 2.01
Company Statutory Statements	Section 3.18(a)
Confidentiality Agreement	Section 5.07(a)
Continuation Period	Section 5.10(a)
Contract	Section 3.03(c)
Effective Time	Section 1.02
ERISA Affiliate	Section 3.10(c)
Exchange Act	Section 3.02(c)
Exchange Fund	Section 2.02(a)
Existing Confidentiality Agreement	Section 5.02(a)
FCPA	Section 3.08(c)
Indebtedness	Section 5.01(a)(ii)

Terms Not Defined in Section 8.13(a)	Section
Indemnitee	Section 5.08(a)
Indemnitees	Section 5.08(a)
Investment Assets	Section 3.12(a)
Investment Policies	Section 3.12(a)
JFSA	Section 4.03(g)
Laws	Section 3.08
Material Contract	Section 3.16(a)
Maximum Premium	Section 5.08(c)
Merger	Recitals
Merger Application	Section 1.02
Merger Consideration	Section 2.01(c)
Merger Sub	Preamble
Merger Sub Shares	Section 2.01
Morgan Stanley	Section 3.24
Notice of Superior Proposal	Section 5.02(c)(iii)
Option	Section 2.03(a)
Option Consideration	Section 2.03(a)
Parent	Preamble
Parent Disclosure Schedule	Article IV
Parent Insurance Approvals	Section 4.03
Paying Agent	Section 2.02(a)
Performance-Based Restricted Shares	Section 2.03(b)
Permits	Section 3.08
Proxy Statement	Section 5.03(a)
Registrar	Section 1.02
Related Party Transactions	Section 3.26
Required Regulatory Approvals	Section 6.01(b)
Restraints	Section 6.01(c)
Restricted Share	Section 2.03(b)
RSU	Section 2.03(c)
RSU Consideration	Section 2.03(c)
Sanctions Laws	Section 3.08(d)
Sarbanes-Oxley Act	Section 3.05(d)
SEC	Section 3.04
Securities Act	Section 3.02(d)
Surviving Company	Section 1.01
Surviving Company Shares	Section 2.01(a)
Takeover Law	Section 3.14
Tax	Section 3.09(r)
Tax Returns	Section 3.09(r)
Termination Fee	Section 7.03(a)(i)
Time-Based Restricted Shares	Section 2.03(b)
Transaction Committee	Recitals
Transfer Taxes	Section 5.05
UK Bribery Act	Section 3.08
Voting Agreement	Recitals
Walk-Away Date	Section 7.01(b)(i)

SECTION 8.14    Fees and Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, this Agreement and the other Transactions shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise explicitly set forth in this Agreement.

SECTION 8.15    Interpretation. (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The phrase “ordinary course of business” shall be construed to be followed by the phrase “consistent with past practice” regardless of whether such phrase is expressed. The phrase “provided or made available” with respect to the Company or any of its Subsidiaries shall be construed to mean posted and accessible to Parent in the “Project Maru” datasite operated by IntraLinks, Inc., and which has been posted to such datasite prior to the execution and delivery of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein, provided that with respect to agreements and instruments, any such amendment, modification or supplement made after the date of this Agreement shall be made in accordance with Section 5.01(a). Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a business day, the party having such right or duty shall have until the next business day to exercise such right or discharge such duty.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

(The remainder of the page is intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ENDURANCE SPECIALTY HOLDINGS LTD.

By:	/s/ John R. Charman
Name: John R. Charman
Title: Chairman & CEO

SOMPO HOLDINGS, INC.

By:	/s/ Kengo Sakurada
Name: Kengo Sakurada
Title: President & CEO

VOLCANO INTERNATIONAL LIMITED

By:	/s/ Nigel Frudd
Name: Nigel Frudd
Title: Director

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Dated [•], 201[•]

ENDURANCE SPECIALTY HOLDINGS LTD.

and

VOLCANO INTERNATIONAL LIMITED

and

SOMPO HOLDINGS, INC.

STATUTORY MERGER

AGREEMENT

THIS MERGER AGREEMENT dated [●] is made

BETWEEN:

(1)	ENDURANCE SPECIALTY HOLDINGS LTD., a company registered in Bermuda under number [●] as an exempted company having its registered office at [●] (the “Company”);

(2)	VOLCANO INTERNATIONAL LIMITED, a company registered in Bermuda under number [●] as an exempted company having its registered office at [●] (“Merger Sub”); and

(3)	SOMPO HOLDINGS, INC., a company registered in [●] under number [●] having its registered office at [●] (“Parent”).

WHEREAS:

(1)	Merger Sub is an indirect, wholly owned subsidiary of Parent.

(2)	The Company and Merger Sub have agreed to merge pursuant to Section 104H of the Companies Act (as defined below) and the Company will survive as a Bermuda exempted company on the terms hereinafter appearing.

(3)	This Agreement is the “Statutory Merger Agreement” as referred to in the Agreement and Plan of Merger (as defined below).

(4)	Pursuant to the terms of the Agreement and Plan of Merger, the shareholders of the Company have approved the Merger and this Agreement.

(5)	Pursuant to the terms of the Agreement and Plan of Merger, Parent, as the sole shareholder of Merger Sub, has approved the Merger and this Agreement.

IT IS HEREBY AGREED as follows:

1.	Definitions

1.1	Unless the context otherwise requires, the following words and expressions have the following meanings in this Agreement:

“Agreement and Plan of Merger” means the agreement and plan of merger dated as of October 5, 2016 and made among the Company (1), Merger Sub (2) and Parent (3) relating to, inter alia, the Merger;

“Companies Act” means the Companies Act 1981 (as amended) of Bermuda;

“Excluded Shares” means all Company Shares that are owned by the Company as treasury shares immediately prior to the Effective Time; and

“Merger Conditions” means the conditions to the Closing set out in Article VI in the Agreement and Plan of Merger.

1.2	All capitalized terms used but not otherwise defined in this Statutory Merger Agreement have the respective meanings ascribed to such terms in the Agreement and Plan of Merger.

2.	Effectiveness of the Merger

2.1	The parties to this Agreement agree that, on the terms and subject to the conditions of this Agreement and the Agreement and Plan of Merger and in accordance with the Companies Act, at the Effective Time, Merger Sub shall be merged with and into the Company with the Company surviving such Merger and continuing as the surviving Bermuda exempted company and Merger Sub shall cease to exist and shall be struck off the Register of Companies in Bermuda.

2.2	The Merger shall be conditional on:

2.2.1	the satisfaction (or, if capable of waiver, waiver in accordance with the terms of the Agreement and Plan of Merger) on or before the Walk-Away Date of each of the Merger Conditions; and

2.2.2	the issuance of the certificate of merger by the Registrar of Companies.

2.3	The Merger shall become effective at the time and date shown on the Certificate of Merger issued by the Registrar of Companies in Bermuda.

3.	Name

The Surviving Company shall be named [•].

4.	Memorandum of Association

The memorandum of association of the Surviving Company shall be in the form of the memorandum of association of Merger Sub immediately prior to the Effective Time.

5.	Bye-laws

The bye-laws of the Surviving Company shall be in the form of the bye-laws of Merger Sub immediately prior to the Effective Time.

6.	Directors

6.1	The names and addresses of the persons proposed to be the inaugural directors of the Surviving Company, being the directors of Merger Sub immediately prior to the Effective Time, are as follows:

[To be inserted prior to execution]

[To be inserted prior to execution]

[To be inserted prior to execution]

[etc]

6.2	Those individuals identified above shall hold office as directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, in accordance with the Companies Act and the bye-laws of the Surviving Company.

6.3	The management and supervision of the business and affairs of the Surviving Company shall be under the control of the directors of the Surviving Company from time to time subject to the provisions of the Companies Act and the bye-laws of the Surviving Company.

A-1-2

7.	Effect of Merger on Share Capital of Merger Sub

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any share capital of Merger Sub or the Company, each issued and outstanding Merger Sub Share shall be converted into and become one duly authorized, validly issued, fully paid and non-assessable Surviving Company Share.

8.	Effect of Merger on Share Capital of the Company

8.1	At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any share capital of Merger Sub or the Company:

8.1.1	each Company Share that is owned by any direct or indirect wholly owned Subsidiary of the Company immediately prior to the Effective Time shall automatically be cancelled and converted into and shall thereafter represent the right to receive the Merger Consideration;

8.1.2	each Excluded Share shall be canceled automatically and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor; and

8.1.3	subject to clause 8.2, each other Company Share that is issued and outstanding immediately prior to the Effective Time shall automatically be canceled and converted into and shall thereafter represent the right to receive the Merger Consideration on the terms and subject to the conditions of the Agreement and Plan of Merger, and all such Company Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a Certificate or Book-Entry Share shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pertaining to the Company Shares represented thereby to be paid in consideration therefor in accordance with the terms and subject to the conditions of the Agreement and Plan of Merger and, in each case, without interest.

8.2	Each Company Preferred Share that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as a preferred share of the Surviving Company and shall be entitled to the same dividend and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in the Certificate of Designations applicable to the Company Preferred Shares, which Certificate of Designations shall remain at and following the Effective Time in full force and effect as an obligation of the Surviving Company in accordance with Section 109(2) of the Bermuda Companies Act.

8.3	At the Effective Time, each Dissenting Share shall be canceled and, unless otherwise required by applicable law, converted into the right to receive, with respect to Company Shares, the Merger Consideration, or, with respect to Company Preferred Shares, the preferred shares of the Surviving Company as described in Section 8.2 and any holder of Dissenting Shares shall, in the event that the Appraised Fair Value is greater than, with respect to Company Shares, the Merger Consideration, or, with respect to Company Preferred Shares, the value of their preferred shares of the Surviving Company as described in Section 8.2, be entitled to receive such difference from the Surviving Company by payment made within thirty (30) days after such Appraised Fair Value is finally determined by the Supreme Court of Bermuda (the “Court”) under Section 106(6) of the Companies Act pursuant to such appraisal procedure. In the event of an Appraisal Withdrawal with regards to a holder of Dissenting Shares, such holder’s Dissenting Shares shall be canceled and converted as of the Effective Time into the right to receive, with respect to Company Shares, the Merger Consideration, or, with respect to Company Preferred Shares, the preferred shares of the Surviving Company as described in Section 8.2, for each such Dissenting Share.

9.	Miscellaneous

9.1	Nothing in this Agreement shall be construed as creating any partnership or agency relationship between any of the parties.

A-1-3

9.2	This Agreement and the documents referred to in this Agreement constitute the entire agreement between the parties with respect to the subject matter of and transaction referred to herein and therein and supersede any previous arrangements, understandings and agreements between them relating to such subject matter and transactions.

9.3	Any variation of this Agreement shall be in writing and signed by or on behalf of all parties.

9.4	Any waiver of any right under this Agreement shall only be effective if it is in writing, and shall apply only in the circumstances for which it is given and shall not prevent the party who has given the waiver from subsequently relying on the provision it has waived. No failure to exercise or delay in exercising any right or remedy provided under this Agreement or by law shall constitute a waiver of such right or remedy or prevent any future exercise in whole or in part thereof. No single or partial exercise of any right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy.

9.5	Unless specifically provided otherwise, rights arising under this Agreement shall be cumulative and shall not exclude rights provided by law.

9.6	This Agreement shall terminate upon the earliest to occur of: (i) agreement in writing between Parent, Merger Sub and the Company at any time prior to the Effective Time; and (ii) automatically upon termination of the Agreement and Plan of Merger in accordance with its terms. Without prejudice to any liability of any party in respect of any antecedent breach hereof or any accrued rights of any party hereto or the provisions of the Agreement and Plan of Merger, if this Agreement is terminated pursuant to this clause 9.6, there shall be no other liability between Parent or Merger Sub, on the one hand, and the Company, on the other hand, pursuant hereto.

9.7	This Agreement may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Such counterpart executions may be transmitted to the parties by facsimile or electronic transmission, which shall have the full force and effect of an original signature.

9.8	The provisions of this Agreement shall not be deemed to modify, add to or amend the provisions of the Agreement and Plan of Merger. In the event of any conflict or inconsistency between the terms of this Agreement and the Agreement and Plan of Merger, the Agreement and Plan of Merger shall prevail.

9.9	Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, which may be granted or withheld in the sole discretion of the other parties. Any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

A-1-4

10.	Notices

All notices, requests and other communications to any party given under this Agreement shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed by sender by email), emailed or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to:

Sompo Holdings, Inc.

1st Floor, 6 Devonshire Square

London EC2M 4YE

United Kingdom

Attention:	Nigel Frudd
Facsimile:	+81 3 3349 3766
Email:	nigelfrudd@sjnk.eu

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

9 Appold Street

London EC2A 2AP

United Kingdom

Attention:	Frank Miller
Facsimile:	+44 20 7655 8346
Email:	frank.miller@shearman.com

Attention:	George Karafotias
Facsimile:	+44 20 7655 5500
Email:	gkarafotias@shearman.com

and

Shearman & Sterling LLP

Fukoku Seimei Building, 5th Floor

2-2-2 Uchisaiwaicho

Chiyoda-ku, Tokyo

100-0011

Japan

Attention:	Ken Lebrun
Facsimile:	+81 3 3597 0835
Email:	klebrun@shearman.com

If to the Company, to:

Endurance Specialty Holdings Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM08

Bermuda

Attention:	John V. Del Col
Facsimile:	441-278-0401
Email:	jdelcol@endurance.bm

A-1-5

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

United States

Attention: Todd E. Freed

Facsimile: +1 (212) 735-2000

Email: todd.freed@skadden.com

Attention: Jon A. Hlafter

Facsimile: +1 (212) 735-2000

Email: jon.hlafter@skadden.com

or such other address, facsimile number or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. Atlantic time and such day is a business day in Bermuda. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

11.	Governing law

This Agreement shall be governed by, and construed in accordance with, the laws of Bermuda, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

The parties to this Agreement hereby irrevocably agree that the Court shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings (“Proceedings”) which may arise out of or in connection with this Agreement and waive any objection to Proceedings in the Court on the grounds of venue or on the basis that the Proceedings have been brought in an inconvenient forum.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.

SIGNED for and on behalf of SOMPO HOLDINGS, INC.	SIGNED for and on behalf of VOLCANO INTERNATIONAL LIMITED

By:	By:

Name:	Name:

Title:	Title

SIGNED for and on behalf of ENDURANCE SPECIALTY HOLDINGS LTD.

By:

Name:

Title:

A-1-6

Annex B

October 5, 2016

Board of Directors

Endurance Specialty Holdings Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM 08, Bermuda

Members of the Board:

We understand that Endurance Specialty Holdings Ltd. (“Endurance” or the “Company”), Sompo Holdings, Inc. (the “Buyer”), Volcano International Limited, an indirect, wholly owned subsidiary of the Buyer (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated October 5, 2016 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding ordinary share, par value $1.00 per share, of the Company (the “Company Shares”) other than any Company Shares that are owned by the Company as treasury shares or owned by any direct or indirect wholly owned subsidiary of the Company will be converted into the right to receive $93.00 in cash, without interest (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of the Company Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders of the Company Shares.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Shares;

6)	Compared the financial performance of the Company and the prices and trading activity of the Company Shares with that of certain other publicly-traded companies comparable with the Company and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

9)	Reviewed the Merger Agreement and certain related documents; and

10)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections prepared by the management of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us, except to the extent that any deviations would not have a material impact on the opinion expressed herein. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, regulatory or actuarial advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory or actuarial advisors with respect to legal, tax, regulatory or actuarial matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of the Company Shares in the transaction. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. We express no opinion with respect to the treatment of the Company’s 6.35% non-cumulative preferred shares, Series C, which shall remain outstanding in accordance with the terms of the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. We are not experts in the evaluation of reserves for property and casualty insurance losses and loss adjustment expenses and have not made an independent evaluation of the adequacy of the reserves of the Company. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the losses and loss adjustment expense reserves of the Company. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Company and have received fees in connection with such services. Mitsubishi UFJ Morgan Stanley Securities, a Japanese joint venture with Mitsubishi UFJ, which is not controlled by Morgan Stanley, has provided in the two years prior to the date hereof financial advisory and financing services for the Buyer for which Morgan Stanley believes MUMSS received fees in connection with such services. Morgan Stanley may also seek to provide such services to the Buyer and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

B-2

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed in violation of the terms of our engagement letter. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of the Company Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders of the Company Shares.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Eric Bischof
Name:	Eric Bischof Managing Director

B-3

Annex C

EXECUTION VERSION

VOTING AGREEMENT

By and Among

SOMPO HOLDINGS, INC.

JOHN R. CHARMAN

DRAGON GLOBAL HOLDINGS LTD.

THE FORTIS TRUST

and

THE PROMETHEUS TRUST

Dated as of October 5, 2016

Page
ARTICLE I

DEFINITIONS
SECTION 1.1	Capitalized Terms	C-1

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY
SECTION 2.1	Agreement to Vote the Subject Shares During the Voting Period	C-1
SECTION 2.2	Grant of Irrevocable Proxy	C-2

ARTICLE III

COVENANTS
SECTION 3.1	Subject Shares	C-3
SECTION 3.2	Non-Solicitation	C-3
SECTION 3.3	Shareholder’s Capacity; Shareholder Designees	C-4
SECTION 3.4	Waiver of Appraisal and Dissenters Rights	C-4
SECTION 3.5	Further Assurances	C-4

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER
SECTION 4.1	Due Organization and Authorization	C-4
SECTION 4.2	Ownership of Shares	C-4
SECTION 4.3	No Conflicts	C-5

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT
SECTION 5.1	Due Organization and Authorization	C-5
SECTION 5.2	No Conflicts	C-5

ARTICLE VI

TERMINATION
SECTION 6.1	Termination	C-6

ARTICLE VII

MISCELLANEOUS
SECTION 7.1	Publication	C-7
SECTION 7.2	Fees and Expenses	C-7
SECTION 7.3	Amendments, Waivers, etc	C-7
SECTION 7.4	Notices	C-7
SECTION 7.5	Severability	C-8
SECTION 7.6	Entire Agreement; Assignment	C-8
SECTION 7.7	Parties in Interest	C-9
SECTION 7.8	Interpretation	C-9
SECTION 7.9	Governing Law; Jurisdiction	C-9
SECTION 7.10	Specific Performance	C-10
SECTION 7.11	No Partnership, Agency or Joint Venture	C-10
SECTION 7.12	Counterparts	C-10

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is dated as of October 5, 2016, by and between Sompo Holdings, Inc., a kabushiki kaisha organized under the laws of Japan (“Parent”) and the shareholders of the Company (as defined below) set forth on Schedule I hereto (each a “Shareholder” and collectively, the “Shareholders”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, each Shareholder owns the number of ordinary shares, par value $1.00 per share (the “Company Shares”), of Endurance Specialty Holdings Ltd., a Bermuda exempted company (the “Company”), set forth opposite such Shareholder’s name on Schedule I hereto (such Company Shares, together with any other Company Shares over which such Shareholder acquires ownership (including (x) pursuant to Section 3.1(b) and (y) in the case of John R. Charman, beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used)) during the period from the date hereof through the termination of this Agreement, are collectively referred to herein as the “Subject Shares”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Volcano International Limited, a Bermuda exempted company and an indirect, wholly-owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Merger Sub will, subject to the terms and conditions set forth in the Merger Agreement and the Statutory Merger Agreement, merge with and into the Company, with the Company surviving such merger (the “Merger”), so that immediately following the Merger, the Company will be an indirect wholly-owned Subsidiary of Parent;

WHEREAS, the Company’s shareholders will be required to approve the Merger, the Merger Agreement and the Statutory Merger Agreement as a condition to the Merger being consummated; and

WHEREAS, as an inducement to Parent’s willingness to enter into the Merger Agreement, Parent and the Shareholders are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1    Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

SECTION 2.1    Agreement to Vote the Subject Shares During the Voting Period. Each Shareholder hereby agrees that, during the period from the date hereof through the termination of this Agreement pursuant to Section 6.1 (the “Voting Period”), at any duly called Annual General Meeting or Special General Meeting of the shareholders of the Company (or any adjournment, reconvening or postponement thereof), and in any action by written consent of the shareholders of the Company in lieu of such a meeting, such Shareholder shall, if such a meeting is held, appear at such meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all its Subject Shares subject to the limitations on voting rights set forth in Section 63 of the Company Bye-Laws to the extent applicable (the “Voting Rights Cut-Back”):

(a) in favor of a proposal to approve the Merger, the Merger Agreement and Statutory Merger Agreement;

(b) at the request of Parent, in favor of any proposal that the Board of Directors of the Company has (i) determined is designed to facilitate the consummation of the Merger, (ii) disclosed the determination provided for in clause (i) in the Company’s proxy materials or other written materials disseminated to the shareholders of the Company and (iii) recommended to be adopted by the shareholders of the Company; provided, however, that the foregoing shall not require such Shareholder to vote in favor of any waiver, modification or amendment to the terms of the Merger Agreement, or any other agreement or arrangement that would have the effect of waiving, amending or modifying the Merger Agreement, that would (x) reduce the Merger Consideration (or otherwise alter the mix of Merger Consideration) payable pursuant to the Merger Agreement as in effect on the date hereof or (y) otherwise be less favorable in any material respect to such Shareholder than the Merger Agreement as in effect on the date hereof;

(c) against any Takeover Proposal; and

(d) against any amendments to the Company Organizational Documents (other than as may be provided for in the Merger Agreement) or other proposal or transaction involving the Company or any of its Subsidiaries, in each case, that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect in any manner the Merger or the other transactions contemplated by the Merger Agreement or change, in any manner, the voting rights of any class of share capital of the Company.

SECTION 2.2    Grant of Irrevocable Proxy.

(a) In furtherance of Section 2.1 of this Agreement, subject to Section 2.2(b) hereof and the proviso set forth below, each Shareholder hereby irrevocably grants to and appoints Parent and up to two (2) of Parent’s designated representatives (the “Authorized Parties”), and each of them individually, as such Shareholder’s proxy (with full power of substitution and resubstitution) for and in the name, place and stead of such Shareholder, to attend all Annual General Meetings or Special General Meetings of the shareholders of the Company and to vote the Subject Shares at any Annual General Meeting or Special General Meeting of the shareholders of the Company (or any adjournment, recess, reconvening or postponement thereof) or in any action by written consent of the shareholders of the Company in lieu of such a meeting, in each case, during the Voting Period, and solely on the matters and in the manner specified in Section 2.1 hereof (the “Proxy”); provided, that in the case of any Annual General Meeting or Special General Meeting of the shareholders of the Company during the Voting Period at which a matter described in Section 2.1 is to be considered, such Shareholder’s grant of the Proxy contemplated by this Section 2.2(a) shall be effective if, and only if, such Shareholder has not delivered to the Secretary of the Company at least five (5) business days prior to such meeting a duly executed proxy card previously approved by Parent voting such Shareholder’s Subject Shares in the manner specified in Section 2.1. For the avoidance of doubt, the Proxy shall be effective for all actions by written consent of the shareholders of the Company during the Voting Period with respect to the matters set forth in Section 2.1.

(b) It is hereby agreed that the Authorized Parties will use any Proxy granted by any Shareholder in accordance with applicable Law and will only vote the Subject Shares subject to such Proxy with respect to the matters and in the manner specified in Section 2.1. Subject to the foregoing sentence, following the grant of the Proxy pursuant to Section 2.2(a), the vote of an Authorized Party shall control in any conflict between the vote by an Authorized Party of such Subject Shares and any other vote by such Shareholder of its Subject Shares during the Voting Period.

(c) Each Shareholder hereby affirms that any Proxy granted pursuant to this Section 2.2 is given by such Shareholder in connection with, and in consideration of, the execution of the Merger Agreement by Parent, and that any such Proxy will be given to secure the performance of the duties of such Shareholder under this Agreement.

(d) Any Proxy granted pursuant to this Section 2.2 by such Shareholder shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Shareholder to the extent inconsistent with the Proxy granted pursuant to this Agreement. Any Proxy granted hereunder shall terminate, and any underlying appointment shall automatically be revoked and rescinded and of no force and effect, upon the termination of this Agreement in accordance with its terms.

(e) Each Shareholder hereby acknowledges that the Company has agreed, pursuant to Section 5.03(c) of the Merger Agreement, to recognize the Proxy at any Annual General Meeting or Special General Meeting of the shareholders of the Company during the Voting Period or in any action by written consent of the shareholders of the Company executed during the Voting Period. Each Shareholder hereby further agrees that it will not intentionally take any action or fail to take any action with the primary purpose of causing Parent to fail to recognize such Proxy.

ARTICLE III

COVENANTS

SECTION 3.1    Subject Shares.

(a) Each Shareholder agrees that during the Voting Period it shall not, without Parent’s prior written consent, (i) directly or indirectly (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit- or loss-sharing arrangement) with respect to or related to any or all of the Subject Shares or (B) consent to or approve any of the foregoing in this clause (i) or (ii) grant any proxies or powers of attorney with respect to, or deposit into a voting trust or enter into a voting arrangement, whether by proxy, voting agreement or otherwise with respect to, or related to any or all of the Subject Shares or agree, commit or enter into any understanding to enter into any such voting trust, voting arrangement, proxy or voting agreement; provided, that such Shareholder may Transfer any of its Subject Shares or any interest contained therein to any Affiliate of such Shareholder (it being understood for purposes of this Section 3.1, Affiliates of the Shareholders shall also include (1) in the case of John R. Charman any immediate family member or any trust for the benefit of such immediate family member, in each case for bona fide estate planning purposes, or to any lineal ascendants or descendants of John R. Charman pursuant to the laws of descent and distribution or (2) with respect to the other Shareholders, any person referenced in clause (1) to the extent permitted by the underlying organizational documents of such Shareholder); provided, however, that (x) the effectiveness of any such Transfer shall be conditioned on the transferee agreeing in writing (in form and substance reasonably acceptable to Parent) to be bound by the provisions of this Agreement and (y) any such Transfer shall not relieve such Shareholder from any liability or obligations hereunder.

(b) In the event of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, or other receipt of Company Shares by any Shareholder, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares initially subject to this Agreement as well as all such additional Company Shares acquired or received by such Shareholder in connection with any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction referred to above and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction or otherwise acquired or received.

(c) Each Shareholder agrees, during the Voting Period, to notify Parent of the number of any new Company Shares or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Article II acquired or otherwise obtained by such Shareholder, if any, from and after the date hereof.

SECTION 3.2    Non-Solicitation. During the Voting Period, each Shareholder shall, and shall cause its Representatives to, comply with the covenants set forth in Section 5.02(a) of the Merger Agreement (subject to any exceptions therein) applicable to the Company as if such covenants were applicable to such Shareholder. For the avoidance of doubt, in no event shall any Shareholder be liable for the Termination Fee, Expenses or any other amounts payable pursuant to the Merger Agreement.

SECTION 3.3    Shareholder’s Capacity; Shareholder Designees. All agreements and understandings made herein shall be made solely in a Shareholder’s capacity as a holder of the Subject Shares and not in any other capacity. For the avoidance of doubt, the parties acknowledge and agree that (a) John R. Charman is a director and Chief Executive Officer of the Company and agree that John R. Charman shall be free to act in his capacity as a director and Chief Executive Officer of the Company in accordance with his fiduciary duties under Bermuda Law, including with respect to any vote cast or written consent given in his capacity as a director of the Company on any matter, (b) nothing herein shall prohibit or restrict John R. Charman from taking any action in his capacity as a director or Chief Executive Officer in facilitation of the exercise of his fiduciary duties under Bermuda Law to the extent permitted by Section 5.02 of the Merger Agreement and (c) no action taken by John R. Charman acting solely in his capacity as a director or Chief Executive Officer of the Company, including any vote cast or written consent given in his capacity as a director of the Company on any matter, shall be deemed to be a breach by John R. Charman of this Agreement.

SECTION 3.4    Waiver of Appraisal and Dissenters Rights. Each Shareholder (a) hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any and all rights to require appraisal of its Subject Shares pursuant to Bermuda Law or otherwise to dissent from the Merger and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging breach of fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement.

SECTION 3.5    Further Assurances. Each Shareholder shall, from time to time, perform or cause to be performed such further acts and to execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as are necessary to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Each Shareholder hereby represents and warrants to Parent as follows:

SECTION 4.1    Due Organization and Authorization. Such Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by such Shareholder have been duly authorized by all necessary action on the part of such Shareholder and no other action on the part of such Shareholder is necessary to authorize the execution, delivery and performance by such Shareholder of this Agreement. This Agreement has been duly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at law or in equity.

SECTION 4.2    Ownership of Shares. Schedule I hereto sets forth opposite such Shareholder’s name the number of Company Shares owned by such Shareholder (including, in the case of John R. Charman, beneficial ownership) as of the date hereof. As of the date hereof, such Shareholder is the owner of the Company Shares denoted as being legally or beneficially owned by such Shareholder on Schedule I hereto and has the sole power to vote or cause to be voted such Company Shares or shares power to vote or cause to be voted such Company Shares solely with one or more other Shareholders, in each case, subject to the Voting Rights Cut-Back. As of the date hereof, except indicated in the footnotes to Schedule I hereto, such Shareholder does not own or hold any right to acquire any additional shares of any class of share capital of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company other than the Subject Shares. Such Shareholder has good and valid title to the Company Shares denoted as being legally or beneficially owned by such Shareholder on Schedule I hereto, free and clear of any and all Liens of any nature or kind whatsoever, other than (i) those created by this Agreement or (ii) those imposed under applicable securities Law.

SECTION 4.3    No Conflicts. Other than, in the case of clauses (a) and (b)(iv) below, compliance by such Shareholder with the applicable requirements of the Exchange Act, (a) no filing with any Governmental Authority, and no authorization, consent or approval of any other Person is necessary for the execution, delivery and performance of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby and (b) none of the execution, delivery and performance of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (with or without notice or lapse of time or both) (i) contravene, conflict with or violate the organizational documents of such Shareholder, (ii) violate or constitute a breach or default under any of the terms, conditions or provisions, or give rise to any right to terminate, amend, modify or accelerate such Shareholder’s rights or obligations under any contract, understanding, agreement or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of the Subject Shares or its assets may be bound, (iii) result in the creation of any Lien on any properties or assets of such Shareholder or (iv) violate any applicable Law, except as would not reasonably be expected to materially impair such Shareholder’s ability to perform its obligations under this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to each Shareholder as follows:

SECTION 5.1    Due Organization and Authorization. Parent is a kabushiki kaisha duly organized and validly existing under the Laws of Japan. Parent has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Parent have been duly authorized by all necessary action on the part of Parent and no other action on the part of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by such Shareholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at law or in equity.

SECTION 5.2    No Conflicts. Other than, in the case of clauses (a) and (b)(iv) below, compliance by Parent with the applicable requirements of the Exchange Act, (a) no filing with any Governmental Authority, and no authorization, consent or approval of any other Person is necessary for the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (b) none of the execution, delivery and performance of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof shall (with or without notice or lapse of time or both) (i) contravene, conflict with or violate the organizational documents of Parent, (ii) violate or constitute a breach or default under any of the terms, conditions or provisions, or give rise to any right to terminate, amend, modify or accelerate Parent’s rights or obligations under any contract, understanding, agreement or other instrument or obligation to which Parent is a party or by which Parent or its assets may be bound, (iii) result in the creation of any Lien on any properties or assets of Parent or (iv) violate any applicable Law, except as would not reasonably be expected to materially impair Parent’s ability to perform its obligations under this Agreement.

ARTICLE VI

TERMINATION

SECTION 6.1    Termination. This Agreement shall automatically terminate, and none of Parent or the Shareholders shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) a written agreement among Parent and each Shareholder to terminate this Agreement; (b) the Effective Time; (c) the date of any waiver, modification or amendment to the terms of the Merger Agreement that would reduce the Merger Consideration (or otherwise alter the mix of Merger Consideration) payable pursuant to the Merger Agreement as in effect on the date hereof; (d) the termination of the Merger Agreement in accordance with its terms; and (e) the first anniversary of the date of this Agreement. The termination of this Agreement shall not prevent a party hereto from seeking any remedies (at law or in equity) against the other party hereto or relieve such party from liability for such party’s intentional and material breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of Article VII shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1    Publication. Each Shareholder hereby permits Parent and the Company to publish and disclose publicly (including in any documents and schedules filed with a Governmental Authority) such Shareholder’s identity and ownership of Company Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement as reasonably determined by Parent to be required under applicable Law or under applicable stock exchange rules and regulations.

SECTION 7.2    Fees and Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into and performance under this Agreement and the consummation of the transactions contemplated hereby and by the Merger Agreement.

SECTION 7.3    Amendments, Waivers, etc. No provision of this Agreement may be amended, changed, supplemented or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties hereto. No provision of this Agreement may be waived, except upon the execution and delivery of a written agreement executed by the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to demand compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

SECTION 7.4    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed by the sender by email), emailed or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent, to it at:

Sompo Holdings, Inc.

1st Floor, 6 Devonshire Square

London EC2M 4YE

United Kingdom

Attention: Nigel Frudd

Facsimile: +81 3 3349 3766

Email: nigelfrudd@sjnk.eu

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

9 Appold Street

London EC2A 2AP

United Kingdom

Attention: Frank Miller

Facsimile: +44 20 7655 8346

Email: frank.miller@shearman.com

Attention: George Karafotias

Facsimile: +44 20 7655 5500

Email: gkarafotias@shearman.com

and

Shearman & Sterling LLP

Fukoku Seimei Building, 5th Floor

2-2-2 Uchisaiwaicho

Chiyoda-ku, Tokyo

100-0011

Japan

Attention: Ken Lebrun

Facsimile: +81 3 3597 0835

Email: klebrun@shearman.com

and if to any Shareholder, to it at the address set forth in Schedule I, or to such other Persons, addresses, facsimile numbers or email addresses as may be designated in writing by the Person entitled to receive such communication as provided above. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. Atlantic time and such day is a business day in Bermuda. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

SECTION 7.5    Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate to attempt to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 7.6    Entire Agreement; Assignment. This Agreement, together with the Merger Agreement, constitutes the entire agreement between Parent, on the one hand, and the Shareholders, on the other hand, with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Parent, on the one hand, and the Shareholders, on the other hand, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the parties.

SECTION 7.7    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 7.8    Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section or Schedule, such reference shall be to an Article of, a Section of or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to a Person are also to its permitted assigns and successors. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a business day, the party having such right or duty shall have until the next business day to exercise such right or discharge such duty.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

SECTION 7.9    Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely in that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except to the extent any provisions of this Agreement which relate to the exercise of a director’s or officer’s fiduciary duties, statutory duties, obligations and/or statutory provisions, or which arise under, the Laws of Bermuda shall be governed by and in accordance with the Laws of Bermuda.

(b) All actions and proceedings arising out of or relating to the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated by this Agreement (except to the extent any such proceeding mandatorily must be brought in Bermuda) shall be heard and determined in the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware (the “Chosen Courts”) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action or proceeding. The consents to jurisdiction and venue set forth in this Section 7.9(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any action or proceeding arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 7.4 or Schedule I of this Agreement, as applicable. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

SECTION 7.10    Specific Performance. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate the transactions contemplated by this Agreement. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 7.10 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither Parent nor the Shareholders would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 7.10 shall not be required to post any bond or provide other security in connection with any such order or injunction.

SECTION 7.11    No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between each Shareholder and Parent and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

SECTION 7.12    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party hereto.

(The remainder of this page is intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

SOMPO HOLDINGS, INC.

By:	/s/ Kengo Sakurada
Name: Kengo Sakurada
Title: President & CEO

[Signature Page to Voting Agreement]

JOHN R. CHARMAN

By:	/s/ John R. Charman

DRAGON GLOBAL HOLDINGS LTD.

By:	/s/ Alec R. Anderson
Name: Alec R. Anderson for and on behalf of Cordan Services (B.V.I.) Ltd.
Title: Director

CODAN TRUST COMPANY LIMITED AS TRUSTEE OF THE FORTIS TRUST

By:	/s/ Alec R. Anderson
Name: Alec R. Anderson
Title: Director

By:	/s/ Stephanie Bernard
Name: Stephanie Bernard
Title: Assistant Secretary

CODAN TRUST COMPANY LIMITED AS TRUSTEE OF THE PROMETHEUS TRUST

By:	/s/ Alec R. Anderson
Name: Alec R. Anderson
Title: Director

By:	/s/ Stephanie Bernard
Name: Stephanie Bernard
Title: Assistant Secretary

[Signature Page to Voting Agreement]

Schedule I

Shareholders

Name of Shareholder	Address	Ordinary Shares

John R. Charman	John R. Charman Benbarra 47 Tuckers Town Road St. George’s HS02 Bermuda	971,255[1]

Dragon Global Holdings Ltd.	Dragon Global Holdings Ltd. Commerce House PO Box 3140 Road Town Tortola, VG1110 British Virgin Islands Fax: 1-284-852-1011 Email: michael.wood@conyersdill.com	1,812,156

The Fortis Trust	Codan Trust Company Limited as Trustee of the Fortis Trust Richmond House 12 Par-la-Ville Road Hamilton HM 08 Bermuda Fax: 1-441-292-4720 Email: freya.giffen@conyersdill.com	284,731[2]

The Prometheus Trust	Codan Trust Company Limited as Trustee of the Prometheus Trust Richmond House 12 Par-la-Ville Road Hamilton HM 08 Bermuda Fax: 1-441-292-4720 Email: freya.giffen@conyersdill.com	284,731[3]

[1]	Does not include 160,000 options to purchase Common Shares held by John R. Charman.

[2]	Does not include 22,540 depositary shares, each of which represents a 1/1,000th interest in a Company Preferred Share held by The Fortis Trust.

[3]	Does not include 22,540 depositary shares, each of which represents a 1/1,000th interest in a Company Preferred Share held by The Prometheus Trust.

Endurance Specialty Holdings Ltd.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on January 27, 2017.

Vote by Internet
• Go to www.envisionreports.com/ENH • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

		For	Against	Abstain			For	Against	Abstain

1.	Proposals to approve the Agreement and Plan of Merger, dated as of October 5, 2016, by and among Endurance Specialty Holdings Ltd., SOMPO Holdings, Inc. and Volcano International Limited, the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended, and the merger of Volcano with and into Endurance	☐	☐	☐	2.	Proposal on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Endurance’s named executive officers in connection with the merger referred to in Proposal 1	☐	☐	☐

3.	Proposal to approve an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve Proposal 1 at the special general meeting	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If the ordinary shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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02H2PD

Important notice regarding the Internet availability of proxy materials for the Special General Meeting of Shareholders.

The Notice of Special General Meeting and Proxy Statement are available at: http://www.envisionreports.com/enh

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — ENDURANCE SPECIALTY HOLDINGS LTD.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 27, 2017

This proxy is solicited on behalf of the Company’s Board of Directors. It may be revoked up to one hour prior to the Special General Meeting.

The undersigned hereby appoints John R. Charman, Michael J. McGuire and John V. Del Col, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the ordinary shares and preferred shares of Endurance Specialty Holdings Ltd. (the “Company”) which the undersigned may be entitled to vote at the Special General Meeting of Shareholders of the Company to be held at the Company’s offices at Waterloo House, 3rd Floor, 100 Pitts Bay Road, Pembroke HM08, Bermuda on January 27, 2017 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+